Exhibit 4.13

FINAL VERSION

CONFIDENTIAL

Dated 1 August 2018

DANAOS CORPORATION
as Borrower

and

SUBSIDIARIES

and

THE ROYAL BANK OF SCOTLAND PLC

and

NATWEST MARKETS PLC

AMENDMENT AND RESTATEMENT AGREEMENT
IN RESPECT OF A $700 MILLION FACILITY AGREEMENT DATED 20 FEBRUARY 2007

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	13.2	Addresses	12
	13.3	Delivery	12
	13.4	Electronic communication	12
	13.5	English language	13

14.	PARTIAL INVALIDITY		13

15.	REMEDIES AND WAIVERS		13

16.	AMENDMENTS AND WAIVERS		13

17.	RESERVATION OF RIGHTS		13

18.	COUNTERPARTS		14

19.	GOVERNING LAW		14

20.	ENFORCEMENT		14

	20.1	Jurisdiction	14
	20.2	Service of process	14

Schedule 1	CONDITIONS PRECEDENT TO THE EFFECTIVE DATE OF THIS DEED		15

Schedule 2	AMENDED FACILITY AGREEMENT		22

Schedule 3	OBLIGORS		23

Schedule 4	EFFECTIVE DATE SECURITY DOCUMENTS		25

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THIS Deed is dated                          2018 and made between:

(1)                                 DANAOS CORPORATION, a company domesticated and existing under the laws of the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH 96960 (“Danaos”);

(2)                                 DANAOS SHIPPING COMPANY LIMITED, a company incorporated in the Republic of Cyprus and whose registered office is at Peter’s House, Christaki Kompou 3, TK. 53120-3300, Limassol, Cyprus (“Manager”);

(3)                                 THE SUBSIDIARIES of Danaos listed in Schedule 3 (together with Danaos, the “Obligors”);

(4)                                 NATWEST MARKETS PLC (company number SC090312 and formerly named The Royal Bank of Scotland PLC), a public liability company incorporated in Scotland having its registered office at 36 St Andrew Square, Edinburgh, Scotland EH2 2YB and acting through its office at 250 Bishopsgate, London, EC2M 4AA, United Kingdom in its capacity as security trustee under the Facility Agreement and the Group A Agency and Trust Agreement (the “Group A Security Trustee”);

(5)                                 NATWEST MARKETS PLC (company number SC090312 and formerly named The Royal Bank of Scotland PLC), a public liability company incorporated in Scotland having its registered office at 36 St Andrew Square, Edinburgh, Scotland EH2 2YB and acting through its office at 250 Bishopsgate, London, EC2M 4AA, United Kingdom in its capacity as security trustee under the Group B Agency and Trust Deed (the “Group B Security Trustee” and, together with the Group A Security Trustee, the “Security Agents”);

(6)                                 THE ROYAL BANK OF SCOTLAND PLC (company number SC083026) a public liability company incorporated in Scotland having its registered office at 36 St Andrew Square, Edinburgh, Scotland EH2 2YB in its capacity as lender under the  Facility Agreement (the “Lender”); and

(7)                                 THE ROYAL BANK OF SCOTLAND PLC (company number SC083026) a public liability company incorporated in Scotland having its registered office at 36 St Andrew Square, Edinburgh, Scotland EH2 2YB in its capacity as agent under the Facility Agreement (the “Agent”); and

(8)                                 NATWEST MARKETS PLC (company number SC090312 and formerly named The Royal Bank of Scotland PLC), a public liability company incorporated in Scotland having its registered office at 36 St Andrew Square, Edinburgh, Scotland EH2 2YB and acting through its office at 250 Bishopsgate, London, EC2M 4AA, United Kingdom in its capacity as swap bank under the Facility Agreement (the “Swap Bank”); and

(9)                                 THE ROYAL BANK OF SCOTLAND PLC (company number SC083026) a public liability company incorporated in Scotland having its registered office at 36 St Andrew Square, Edinburgh, Scotland EH2 2YB in its capacity as issuing bank under the Facility Agreement (the “Issuing Bank”);

(10)                          THE ROYAL BANK OF SCOTLAND PLC (company number SC083026) a public liability company incorporated in Scotland having its registered office at 36 St Andrew Square, Edinburgh, Scotland EH2 2YB in its capacity as agent under the 2011 Facility Agreement (the “2011 Agent”).

BACKGROUND:

(A)                               On 20 February 2007, Danaos, The Royal Bank of Scotland plc (SC090312, and now known as NatWest Markets Plc) as Lender and as agent and others, entered into the Facility Agreement, pursuant to which certain loan facilities in an aggregate amount of up to $700,000,000  were originally made available to Danaos.

(B)                               The Group A Obligors gave guarantees and granted security under and pursuant to the Group A Security Documents in favour of the Group A Security Trustee pursuant to the Group A Agency and Trust Agreement to guarantee and secure the obligations and liabilities of Danaos under the Facility Agreement.

(C)                               The Group B Obligors gave guarantees and granted security under and pursuant to the Group B Security Documents in favour of the Group B Security Trustee (or, in respect of the Greek ship mortgages in respect of m.v. “MAERSK ENPING” and “EXPRESS BERLIN” in favour of the Lender under the 2011 Facility Agreement) pursuant to the Group B Agency and Trust Agreement to guarantee and secure the obligations and liabilities of Danaos under the Facility Agreement and the 2011 Facility Agreement.

(D)                               On 30 April 2018, The Royal Bank of Scotland Plc (company number SC090312) changed its name to NatWest Markets plc.  On the same day, through a Scottish court-approved ring-fencing scheme pursuant to the Financial Services and Markets Act 2000, NatWest Markets plc had its rights and obligations as Lender and Agent under the Facility Agreement transferred to its affiliate Adam & Company plc (company number SC083026).  Adam & Company plc was then renamed The Royal Bank of Scotland plc.

(E)                                On 19 June 2018, Danaos and certain of its creditors (including the Lender) agreed the terms of a financial restructuring of the Group.  As part of this financial restructuring, and subject to the terms of this Deed, the Parties have agreed to amend the Facility Agreement and to write down part of the outstanding principal amount of the Loan in connection with a corresponding issuance by Danaos of new shares of its common stock to the Lender or its nominee, and to make certain other consequential amendments to the Facility Agreement.

(F)                                 The remaining debt outstanding under the Facility Agreement will continue to be subject to the terms of the Facility Agreement (as amended and restated pursuant to this Deed), the Agency and Trust Deeds, and the Security Documents.

(G)                               In connection with (and in consideration of) the partial write-down of the outstanding principal amount of the Loan as aforesaid, the Group A Obligors have agreed to accede to the Facility Agreement (as amended and restated pursuant to this Deed) in order to be bound by the operational covenants of the Amended Facility Agreement and agree that the Group A Security Documents (as the same may be amended and restated) shall continue to guarantee or secure the obligations of Danaos under the Amended Facility Agreement.  Further, various members of the Group have agreed to provide additional security over certain assets (to New Security Assets), as described in the New Security Documents to secure outstandings under the Amended Facility Agreement.  The New Security Assets will secure all outstandings under the Amended Facility Agreement.

(H)                              At the same time as the Facility Agreement is amended pursuant to this Deed, the outstanding debt under the 2011 Facility Agreement will be written off and deemed to be discharged in full.  In connection with (and in consideration of) the discharge of the outstanding debt under the 2011 Facility Agreement, the Group B Obligors have agreed to accede to the Facility Agreement (as amended pursuant to this Deed) in order to be bound by the operational covenants of the Amended Facility Agreement and agree that the Group B Security Documents

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(as the same may be amended and restated) shall continue to guarantee or secure the obligations of Danaos under the Amended Facility Agreement.

(I)                                   In connection with the amendments to the Facility Agreement and the discharge of the 2011 Facility Agreement, certain consequential amendments will be made to the Security Documents.

IT IS AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Deed (including the background above), unless a contrary indication appears, any term used in the Facility Agreement or the Amended Facility Agreement (as applicable) has the same meaning when used in this Deed, and the following terms shall have the following meanings:

“2011 Facility Agreement” means the facility agreement dated 24 January 2011 between, amongst others, Danaos, the Lender in its capacity as lender under the 2011 Facility Agreement, and the 2011 Agent.

“Amended Facility Agreement” means the Facility Agreement, as amended and restated pursuant to this Deed.

“Amended Finance Documents” means the Finance Documents, after taking into account any amendments thereto made on or about the Effective Date, together with the Amended Security Documents and the New Security Documents.

“Amended Security Documents” means the Group A Security Documents and the Group B Security Documents, as the same may be amended and restated on the Effective Date.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and Athens.

“Collateral Obligor” means each of Danaos, the Manager, Megacarrier (No.5) Corp., Teucarrier (No.2) Corp., Teucarrier (No.3) Corp., Teucarrier (No.4) Corp., Bayard Maritime Limited, Bounty Investment Inc. and Lito Navigation Inc.

“Effective Date” has the meaning given to that term in clause 2 (Conditions precedent to the Effective Date).

“Effective Date Security Documents” means each of the documents listed in Schedule 4 (Effective Date Security Documents) and which comprise the Amended Security Documents and the New Security Documents.

“Facility Agreement” means the facility agreement dated 20 February 2007 between, amongst others, Danaos and the Lender and the Agent, as amended from time to time, prior to its amendment pursuant to this Deed.

“Finance Document” means each document defined as a “Finance Document” in the Facility Agreement and includes, for the avoidance of doubt, each Security Document.

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“Financial Restructuring” means the financial restructuring of the Group as contemplated by the Restructuring Support Agreement and the Restructuring Documents.

“Global Restructuring Implementation Deed” means the global restructuring implementation deed entered into or to be entered into by among others, Danaos, certain of its subsidiaries, the Lender and other stakeholders and creditors of Danaos on or about the date of this Deed.

“Group” means Danaos and its Subsidiaries.

“Group A Agency and Trust Deed” means the agency and trust agreement dated 20 February 2007 between, among others, Danaos, the Group A Security Trustee, the Agent and the Lender.

“Group A Asset” means an asset subject to a Group A Security Document.

“Group A Obligor” means an Obligor listed under the heading “Group A Obligor” in Part A of Schedule 3.

“Group A Security Document” means:

(a)                                 the Owner Guarantees;

(b)                                 the Mortgages;

(c)                                  the Deeds of Covenant;

(d)                                 the General Assignments;

(e)                                  any Charterparty Assignment;

(f)                                   the Danaos Account Charge;

(g)                                  the Manager’s Undertakings; and

(h)                                 the Shares Security Deeds,

each as defined in the Facility Agreement.

“Group B Agency and Trust Deed” means the trust and agency deed 24 January 2011 between, among others, Danaos, the Group B Security Trustee, the Agent and the Lender.

“Group B Asset” means an asset subject to a Group B Security Document.

“Group B Obligor” means an Obligor listed under the heading “Group B Obligor” in Part B of Schedule 3.

“Group B Security Document” means:

(a)                                 the Additional Second Lien Owner’s Guarantees;

(b)                                 the Earnings Account Pledge;

(c)                                  the Charter Assignments;

(d)                                 the Deeds of Covenant;

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(e)                                  the General Assignments;

(f)                                   the Manager’s Undertakings;

(g)                                  the Mortgages;

(h)                                 the Owners’ Guarantee; and

(i)                                     the Owner Share Pledges,

each as described in the 2011 Facility Agreement.

“Loan” has the meaning given to it in the Facility Agreement.

“New Money Lenders” has the meaning given to it in the Group B Agency and Trust Deed.

“New Money Loan Discharge Date” has the meaning given to it in the Group B Agency and Trust Deed.

“New Money Secured Obligations” has the meaning given to it in the Group B Agency and Trust Deed.

“New Security Assets” means the assets subject to the New Security Documents.

“New Security Document” means each security document entered into on or about the date of this Deed in respect of the New Security Assets (or any of them) and granted by the relevant Obligor that is a party thereto in favour of the Group A Security Trustee or Group B Security Trustee (as relevant), or any security granted by a Collateral Obligor and which are set out in Schedule 4 under the heading “New Security Documents”.

“Obligor” means Danaos, the Manager, a Group A Obligor, a Group B Obligor and each Collateral Obligor.

“Opinion Condition” means that all legal opinions referred to in sub-paragraphs (a) to (j) of paragraph 9 of Schedule 1 (Conditions precedent) are issued by the relevant legal advisers to the Agent or RL Security Agent (as applicable).

“Parties” means the parties to this Deed, and “Party” means any one of them.

“Registration Condition” means that all mortgages listed in Part 2 (Second Priority Effective Date Security Documents) of Schedule 4 (Effective Date Security Documents) and all addenda to, amendments to, or amendments and restatements of mortgages listed in Part 1 (First Priority Effective Date Security Documents) of Schedule 4 (Effective Date Security Documents) are registered against the relevant Ship through the relevant Registry under the laws and flag of the relevant Flag State.

“Restructuring Document” means this Deed and all documents, agreements and instruments necessary or appropriate to implement or consummate the Financial Restructuring in accordance with this Deed and the Restructuring Support Agreement (including, without limitation, the Global Restructuring Implementation Deed).

“Restructuring Completion Letter” has the meaning given to it in the Global Restructuring Implementation Deed.

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“Restructuring Effective Time” has the meaning given to it in the Global Restructuring Implementation Deed.

“Restructuring Support Agreement” means the amended and restated restructuring support agreement dated 19 June 2018 entered into by, amongst others Danaos, certain of its Subsidiaries, the Lender, and other stakeholders and creditors of Danaos.

“RL Security Agent” means Aegean Baltic Bank S.A. as security agent for the Secured Parties under (and as defined in) the Intra-Restructuring Lenders Intercreditor Deed (as referenced in Schedule 7 (Transaction Documents), Part A (Debt and Security Documentation) of the Global Restructuring Implementation Deed.

“Security Document” means each Group A Security Document, each Group B Security Document and each New Security Document.

“Security Agents” means the Group A Security Trustee and the Group B Security Trustee, and “Security Agent” means any one of them.

“Security Interest” means a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, encumbrance, assignment, trust arrangement, title retention or other arrangement of any kind having the effect of conferring security.

1.2                               Construction

(a)                                 Unless a contrary indication appears, any reference in this Deed to:

(i)                                     any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)                                  “assets” includes present and future properties, revenues and rights of every description;

(iii)                               a “Restructuring Document” or any other agreement or instrument (other than a Finance Document) is a reference to that Restructuring Document or other agreement or instrument (other than a Finance Document) as amended, novated, supplemented, extended, restated or replaced;

(iv)                              a “Finance Document” or a “Security Document” is a reference to that Finance Document or Security Document as amended, novated, supplemented, extended, restated or replaced before the Effective Date;

(v)                                 “guarantee” means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi)                              “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)                           a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

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(viii)                        a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(ix)                              “shares” or “share capital” includes equivalent ownership interests (and “shareholder” and similar expressions shall be construed accordingly);

(x)                                 a provision of law is a reference to that provision as amended or re-enacted;

(xi)                              unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa;

(xii)                           references to Clauses and paragraphs and Schedules are to clauses, paragraphs and schedules in this Deed (unless otherwise specified); and

(xiii)                        a time of day is a reference to London time.

(b)                                 Section, Clause and Schedule headings are for ease of reference only.

1.3                               Third party rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

2.                                      CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

The provisions of clause  5 (Amendment) and the rights and obligations of the Parties thereunder shall only be effective on the date (“Effective Date”) when:

(a)                                 the Agent has received all the documents and other evidence listed in Schedule 1 (Conditions precedent) in a form and substance satisfactory to it, acting reasonably (as to which, the Agent shall notify Danaos in writing promptly on being so satisfied); and

(b)                                 the Restructuring Effective Time has occurred.

3.                                      RELATIONSHIP WITH EXISTING DOCUMENTS

3.1                               Relationship between this Deed, the Finance Documents and the Amended Finance Documents

(a)                                 Unless a contrary indication appears in this Deed, until the Effective Date, the terms of the Finance Documents and all of the rights, benefits, obligations and liabilities of the parties under the Finance Documents shall continue in full force and effect and shall continue to arise out of and to be regulated by the terms of the applicable Finance Documents.

(b)                                 On and after the Effective Date, the terms of the Amended Finance Documents and all of the rights, benefits, obligations and liabilities of the parties under the Amended Finance Documents shall continue in full force and effect and shall continue to arise out of and be regulated by the terms of the applicable Amended Finance Documents.

(c)                                  For the avoidance of doubt, if the Effective Date does not occur, the terms of the Finance Documents and all of the rights, benefits, obligations and liabilities of the parties under the Finance Documents shall continue in full force and effect and shall

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continue to arise out of and be regulated by the terms of the applicable Finance Documents.

(d)                                 This Deed shall not otherwise constitute a discharge, cancellation or novation of any Finance Documents.

3.2                               Consents

By its execution of this Deed, the Lender, the Agent and the Security Agents shall be deemed to have given any consent required under any Finance Document to which it is a party to the entry into and performance of this Deed by the Obligors and (as at the Restructuring Effective Time) to the entry into and performance of the Restructuring Documents.

3.3                               Continuation of existing security and guarantees

Each Obligor confirms that:

(a)                                 any Security Interest or guarantee which it has provided in respect of any Finance Document is in full force and effect and will continue to be in  full force and effect and extend to all obligations of the Obligors under the Amended Finance Documents, and will not be affected by the execution of this Deed, any Restructuring Document any amendment to the Facility Agreement effected by this Deed or any amendment to any other Finance Document contemplated by this Deed or any other deed or document executed under or in connection with this Deed, in each case  notwithstanding the imposition of any amended, additional, or more onerous obligations thereunder; and

(b)                                 such Security Interest or guarantee is held by the Lender or a Security Agent (as the case may be) as continuing security or as a continuing guarantee (as appropriate) for the payment of all outstanding liabilities under the Finance Documents, including those amounts referred to in clause 4.1 (Current outstandings), but, subject to clause 2 (Conditions precedent to the Effective Date), after giving effect to the release of the Discharged Debt in clause 5.1 (Amendment of the Facility Agreement and consequential changes), and the Amended Finance Documents.

4.                                      OUTSTANDINGS

4.1                               Current outstandings

The Parties acknowledge and agree that the amount outstanding by way of principal under the Facility Agreement, other than amounts in respect of fees, interest and expenses, as at the date of this Deed, is $630,405,000.

4.2                               Outstandings on the Effective Date

The Parties acknowledge and agree that the total amount outstanding by way of principal under the Facility Agreement (after taking into account the amendments to be effective upon the Effective Date) will be $475,541,000.

4.3                               Interest accruing up to the Effective Date

Accrued interest during the period beginning on (and including) the last day on which cash interest was paid under the Facility Agreement and ending on (but excluding) the Effective Date and any broken funding cost (if any) in each case arising under the Facility Agreement shall be due and payable on the Effective Date.

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5.                                      AMENDMENT

5.1                               Amendment of the Facility Agreement and consequential changes

On the Effective Date:

(a)                                 the Lender  irrevocably, fully and finally waives, releases and discharges Danaos and the Obligors from any obligation under the Facility Agreement in relation to an amount of principal equal to $154,864,000 (the “Discharged Debt”);

(b)                                 the remaining amount of principal under the Facility Agreement (after effecting the discharge of the Discharged Debt) will be an amount equal to $475,541,000 (the “Remaining Debt”);

(c)                                  the terms of the Remaining Debt will be amended such that the loan is divided into two loans, comprising:

(i)                                     the Tranche 1 Loan in an aggregate outstanding principal amount as at the Effective Date of $324,541,000; and

(ii)                                  the Tranche 2 Loan in an aggregate outstanding principal amount as at the Effective Date of $151,000,000; and

certain other consequential amendments will be made to the Facility Agreement, such that the Facility Agreement will be amended and restated in the form set out in Schedule 2 (Amended Facility Agreement);

(d)                                 each of the Group A Obligors (other than the Manager) accedes to the Amended Facility Agreement for the purpose of being subject to the operational covenants therein contained and agrees to be bound as an Obligor thereunder, in each case in consideration of the outstandings under the Facility Agreement being discharged pursuant to clause 5.1(a) above;

(e)                                  each of the Group B Obligors (other than the Manager) accedes to the Amended Facility Agreement for the purpose of being subject to the operational covenants therein contained, and agrees to be bound as an Obligor thereunder, in each case in consideration of the outstandings under the 2011 Facility Agreement being discharged in full pursuant to clause 10 (Confirmation of 2011 Facility Discharge) below;

(f)                                   certain of the Security Documents will be amended to reflect the amendments to the Facility Agreement contemplated by this Deed, and certain of the Group B Obligors and Group A Obligors and the Collateral Obligors will enter into the New Security Agreements to which they are a party, all as contemplated by the Effective Date Security Documents, which will be entered into on or about the Effective Date as described more fully in Schedule 4 (Effective Date Security Documents), and the Lender’s total participation in the loans will be $475,541,000, as set out in Schedule 1 (Original parties) of the Amended Facility Agreement.

5.2                               Cashless Basis

The discharge of the Discharged Debt shall take place on a cashless basis and the Agent is instructed to make all relevant book entries accordingly.

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5.3                               Timing

Each of the amendments in clause 5.1 (Amendment of the Facility Agreement and consequential changes), shall occur simultaneously at the Effective Date.

5.4                               Continuing obligations

The Finance Documents (including any guarantee and indemnity granted by an Obligor and any Security Document to which an Obligor is a party) shall, save as amended, or released by this Deed or pursuant to the Effective Date Security Documents, continue in full force and effect to guarantee and/or secure all the obligations of Danaos under the Amended Facility Agreement.

5.5                               Security

Each Obligor confirms that the Security Interests constituted by the Security Documents (both before and after any amendments effected on or about the Effective Date, including pursuant to the Amended Security Documents) and the New Security Documents to which, in each case, it is a party, continue to guarantee and/or secure all liabilities under the Amended Facility Agreement.

6.                                      RESIGNATIONS

On the Effective Date:

(a)                                 the Swap Bank and the Issuing Bank each resign from their positions under the Facility Agreement;

(b)                                 each other party to the Facility Agreement confirms and accepts the resignations of the Swap Bank and Issuing Bank; and

(c)                                  the Master Agreement (as defined in the Facility Agreement) is terminated and shall be of no force and effect.

7.                                      PAYMENTS

For the purpose of clause 30.1 (Non-Payment) of the Amended Facility Agreement, the due date for the payment of all amounts contemplated to be paid by Danaos in the Restructuring Completion Letter shall be the date on which Danaos delivers the Restructuring Completion Letter.

8.                                      CONDITIONS SUBSEQUENT

8.1                               Registration Condition

If the Registration Condition is not satisfied by 23:59 (London time) on Friday 3 August 2018, an Event of Default will be deemed to have occurred under clause 30.4 (Other obligations) of the Amended Facility Agreement.

8.2                               Opinion Condition

If the Opinion Condition is not satisfied by 23:59 (London time) on Friday 24 August 2018, an Event of Default will be deemed to have occurred under clause 30.4 (Other obligations) of the Amended Facility Agreement.

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9.                                      REPRESENTATIONS

Each Obligor makes the representations and warranties set out in clause 18 (Representations) of the Amended Facility Agreement to each party on the Effective Date, in each case by reference to the facts and circumstances then existing on that date.

10.                               CONFIRMATION OF 2011 FACILITY DISCHARGE

10.1                        Confirmation and release

The 2011 Agent confirms that amount outstanding by way of principal under the 2011 Facility Agreement, other than amounts in respect of fees, interest and expenses, as at the date hereof is $24,316,000.  The 2011 Agent further confirms that it has received instructions from all the New Money Lenders to confirm that on the Effective Date all the New Money Secured Obligations owed to the New Money Lenders have been fully and finally discharged.

10.2                        Notice to Group B Security Trustee

The 2011 Agent confirms to the Group B Security Trustee that on the Effective Date:

(a)                                 the New Money Loan Discharge Date will occur; and

(b)                                 the Group B Obligors, the Group B Assets and the Group B Security Documents will secure solely the outstandings under the Facility Agreement.

11.                               TERMINATION

11.1                        Termination

(a)                                 Subject to paragraph (b) below, this Deed shall lapse and no Party shall have any claim against another under this Deed if the Effective Date does not occur on or before the Long-Stop Time (as defined in the Global Restructuring Implementation Deed) or such later date as may be agreed by Danaos and the Lender.

(b)                                 In the event of termination of this Deed in accordance with this clause 11, this Deed shall cease to have any further force or effect on and from the date on which it is terminated, save for the provisions of clause 1 (Definitions and Interpretation), clause 3 (Relationship with Existing Documents), clause 13 (Notices), clause 14 (Partial Invalidity), clause 15 (Remedies and Waivers), clause 19 (Governing Law) and clause 20 (Enforcement) which shall remain in full force and effect and save in respect of rights and obligations which have accrued under this Deed prior to such termination.

12.                               FURTHER ASSURANCE

The Obligors shall (at the cost of Danaos) promptly execute and deliver such other documents or agreements and take such other action as may be reasonably necessary for the implementation of this Deed and the consummation of the transactions contemplated by this Deed.

13.                               NOTICES

13.1                        Communications in writing

Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by fax, electronic mail or letter.

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13.2                        Addresses

The address, electronic mail address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed is:

(a)                                 in the case of Danaos, or any other Obligor:

Akti Kondyli 14

185 45 Piraeus

Greece

Attention: Legal Department
Email: legal@danaos.com

(b)                                 in the case of the Lender, the Agent or the Security Agents:

The Royal Bank of Scotland plc

250 Bishopsgate
London, EC2M 4AA, GB

Attention: Christopher Patrick
E-mail: christopher.patrick@rbs.com

or any substitute address, electronic mail address, fax number or department or officer as the Party may notify to the other Parties by not less than five Business Days’ notice.

13.3                        Delivery

(a)                                 Any communication or document made or delivered by one person to another under or in connection with this Deed will only be effective:

(i)                                     if by way of fax, when received in legible form; or

(ii)                                  if by electronic mail, when actually received in readable form; or

(iii)                               if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed  to it at that address, and, if a particular department or officer is specified as part of its address details provided under clause 13.2 (Addresses), if addressed to that department or officer.

(b)                                 Any communication or document to be made or delivered to the Lender, the Agent or any Security Agent will be effective only when actually received by it and then only if it is expressly marked for the attention of the department or officer identified above (or any substitute department or officer as the Agent shall specify for this purpose).

13.4                        Electronic communication

(a)                                 Any communication to be made between the Obligors and the Agent, under or in connection with this Deed, may be made by electronic mail or other electronic means, if the Parties:

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(i)                                     agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)                                  notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)                               notify each other of any change to their address or any other such information supplied by them.

(b)                                 Any electronic communication made between the Obligors and the Agent will be effective only when actually received in readable form and, in the case of any electronic communication made by an Obligor, only if it is addressed in such a manner as the Agent shall specify for this purpose.

13.5                        English language

(a)                                 Any notice given under or in connection with this Deed must be in English.

(b)                                 All other documents provided under or in connection with this Deed must be:

(i)                                     in English; or

(ii)                                  if not in English, and if so reasonably required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

14.                               PARTIAL INVALIDITY

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

15.                               REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Lender, the Agent or any Security Agent, any right or remedy under this Deed, or any other Finance Document, shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

16.                               AMENDMENTS AND WAIVERS

An amendment or waiver to this Deed shall not be made without the prior consent of Danaos and the Agent.

17.                               RESERVATION OF RIGHTS

(a)                                 Unless expressly provided to the contrary, this Deed does not amend or waive any Party’s rights under any Finance Document or any other documents or agreements, or any rights of the Lender, the Agent or any Security Agent as creditor of the Obligors, unless and until the Effective Date (and then only to the extent provided under the terms

13

of the Amended Facility Agreement, the Effective Date Security Documents and this Deed).

(b)                                 Each of the Lender, the Agent and the Security Agents fully reserves any and all of its rights, until the Effective Date has occurred.

18.                               COUNTERPARTS

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed. Delivery of a counterpart of this Deed by e-mail attachment or telecopy shall be an effective mode of delivery.

19.                               GOVERNING LAW

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

20.                               ENFORCEMENT

20.1                        Jurisdiction

(a)                                 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute relating to non-contractual obligations arising out of or in connection with this Deed or a dispute regarding the existence, validity or termination of this Deed) (a “Dispute”).

(b)                                 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                  This clause 20.1 is for the benefit of the Lender, the Agent and the Security Agents. As a result, none of the Lender, the Agent or the Security Agents shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, each of the Lender, the Agent and the Security Agents may take concurrent proceedings in any number of jurisdictions.

20.2                        Service of process

(a)                                 Without prejudice to any other mode of service allowed under any relevant law, each Obligor irrevocably appoints Law Debenture Corporate Services Limited with its registered office for the time being, presently at 100 Wood Street, London, United Kingdom EC2V 7EX as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed.

(b)                                 Each Obligor agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned.

This Deed has been entered into and delivered on the date stated at the beginning of this Deed.

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SCHEDULE 1

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE OF THIS DEED

The following are the documents referred to in clause 2 (Conditions Precedent to the Restructuring Effective Time) required for this Deed to become effective.

1.                                      OBLIGORS’ CORPORATE DOCUMENTS

(a)                                 In respect of each Obligor, a copy (certified by the relevant Obligor pursuant to a formalities certificate) of each of the following:

(i)                                     certificate of incorporation;

(ii)                                  memorandum and articles of association; and

(iii)                               by-laws.

(b)                                 A copy of a resolution of the board of directors of each Obligor (or, in the case of the Borrower and otherwise if applicable, any independent committee of such board empowered to approve and authorise the following matters):

(i)                                     approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party (its “Relevant Documents”) and resolving that it execute, deliver and perform the Relevant Documents to which it is a party;

(ii)                                  authorising a specified person or persons to execute its Relevant Documents on its behalf; and

(iii)                               authorising a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with its Relevant Documents.

(c)                                  A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to its Relevant Documents and related documents.

(d)                                 If required by the Lenders, a copy of a resolution signed by all the holders of the issued shares in each Obligor (other than the Borrower), approving the terms of, and the transactions contemplated by, its Relevant Documents.

(e)                                  A certificate or other written statement of the Borrower (signed by a director or duly authorised senior officer) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on any Obligor to be exceeded.

(f)                                   A copy of any power of attorney under which any person is appointed by any Obligor to execute any of its Relevant Documents on its behalf.

(g)                                  A certificate of an authorised signatory of each relevant Obligor certifying that each copy document relating to it specified in this Schedule is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the Effective Date and that any such resolutions or powers of attorney have not been revoked.

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(h)                                 A certificate of good standing for each Obligor or other evidence that each Obligor is in good standing in its country of incorporation.

2.                                      FINANCE DOCUMENTS

Duly executed copies of each of the following documents by each party, being:

(a)                                 this Deed;

(b)                                 the Global Intercreditor Deed;

(c)                                  the Restructuring Lenders/Citi-Eurobank Lenders Intercreditor Deed;

(d)                                 the Restructuring Lenders/Sinosure Lenders Intercreditor Deed;

(e)                                  the Intra-Restructuring Lenders Intercreditor Deed;

(f)                                   the Observer Side Letters;

(g)                                  the Amendment Fee Letter;

(h)                                 the Exit Fee Letter; and

(i)                                     the Agency Fee Letter.

3.                                      SECURITY DOCUMENTS

(a)                                 Unless otherwise stated, duly executed copies of the Security Documents listed in Schedule 4 (Effective Date Security Documents) to this Deed (other than the Mortgages (or amendments to Mortgages)) in respect of the Ships executed by the Obligors as specified opposite the relevant Security Document.

(b)                                 A copy of all notices required to be sent under the Security Documents executed by relevant Obligors.

(c)                                  All share certificates, transfers and stock transfer forms or equivalent duly executed by the relevant Obligor in blank in relation to the assets subject to or expressed to be subject to the Security Interest and other documents of title to be provided under the Security Documents.

(d)                                 Evidence that each Security Document that is a Mortgage or amendment to Mortgage has been or will be registered within 1 Business Day of the Effective Date against the relevant Ship through the relevant Registry under the laws and flag of the relevant Flag State.

4.                                      TRANSACTION DOCUMENTS

Copies of the following documents that have been duly executed by the parties thereto:

Cash Out Agreements and Commitment Letter

(a)                                 The Cash Out Agreement entered into on 19 June 2018 between the Borrower and the lenders under both (i) the USD 37,100,000 term loan credit agreement originally dated 24 January 2011 (as amended and/or restated from time to time) entered into by, among others, the Borrower as borrower and ABN AMRO Bank N.V. as agent and security trustee and (ii) the USD 253,200,000 term loan credit agreement originally dated 29

16

July 2008 (as amended and/or restated from time to time) entered into by, among others, the Borrower as borrower and ABN AMRO Bank N.V. as successor-in-interest to Fortis Bank (Nederland) N.V. as agent and security trustee;

(b)                                 The Cash Out Agreement entered into on 19 June 2018 between the Borrower and the lenders under the USD 180,000,000 term loan credit agreement originally dated 30 May 2008 (as amended and/or restated from time to time) entered into by, among others, the Borrower as borrower and Deutsche Bank AG as agent and security trustee;

(c)                                  The Cash Out Agreement entered into on 19 June 2018 between the Borrower and EnTrustPermal Maritime Fund LP, as a lender under the USD 299,000,000 term loan credit agreement originally dated 2 February 2009 (as amended and/or restated from time to time) entered into by, among others, the Borrower as borrower and Commerzbank AG (formerly known as Deutsche Schiffsbank Aktiengesellschaft) as agent and security trustee;

(d)                                 The confidential, updated commitment letter dated 1 June 2018 and all fee letters and other ancillary documents related thereto between, among others, Citibank N.A. and the Borrower;

Equity Documents

(e)                                  The Amended Articles of Association;

(f)                                   The Subordinated Loan Agreement;

(g)                                  The Registration Rights Agreement;

(h)                                 The Shareholders’ Agreement;

(i)                                     The Capital Contribution Agreement;

(j)                                    The Backstop Agreement;

Manager Documents

(k)                                 The CEO Employment Agreement;

(l)                                     The Management Agreement;

(m)                             The Amended Restrictive Covenant Agreement;

(n)                                 The Management Agreement Deed of Undertaking;

Amended RA Facilities and Amended and Restated Sinosure Facility

(o)                                 Each of the Amended RA Facilities (as defined in the Amended Facility Agreement and each term below as defined in the Global Intercreditor Deed) signed by all the parties thereto:

(i)                                     the Citibank Facility;

(ii)                                  the Citibank DB Refinancing Facility;

(iii)                               the Citi-Eurobank Facility;

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(iv)                              the Citibank Pool C Refinancing Facility;

(v)                                 the Club Facility;

(vi)                              the Credit Suisse Facility; and

(vii)                           the amendment and restatement deed relating to the HSH Facility;

(p)                                 The deed of amendment and restatement in respect of the Amended and Restated Sinosure Facility Agreement;

(q)                                 The Pooled Facilities Intercreditor Deed;

(r)                                    The Implementation Deed; and

(s)                                   The Deed of Release in respect of the Restructuring Agreement dated 24 January 2011 entered into by, amongst others, the Borrower, the subsidiaries of the Borrower party thereto and the Participating Lenders (as defined therein), as amended, supplemented or otherwise modified from time to time and the Fee Letter dated 24 January 2011 from the Participating Lenders (as defined therein) to the Borrower.

5.                                      OTHER DOCUMENTS AND EVIDENCE

(a)                                 Valuations in respect of all Fleet Vessels obtained as of 30 June 2018.

(b)                                 Receipt of (i) the letter from the Borrower to American Stock Transfer & Trust Company, LLC attached as Part A (Irrevocable Instruction Letter) of Schedule 2 to the Restructuring Completion Letter and (ii) the letter from American Stock Transfer & Trust Company, LLC to the Borrower attached as Part B (AST Confirmation Letter) of Schedule 2 to the Restructuring Completion Letter, evidencing confirmation that all the Danaos Shares to be issued to the Original Lender as contemplated by the Global Restructuring Implementation Deed will be so issued.

(c)                                  Receipt of process agent appointment letters indicating that the process agents referred to in the Amended Facility Agreement or any equivalent provision of any other Finance Document entered into on or before the Effective Date, if not an Obligor, has accepted its appointment.

(d)                                 A certification by an authorised signatory of the Borrower that the Original Financial Statements are as set forth in the Borrower’s annual report for the financial year ended on 31 December 2017 on Form 20-F, as filed with the U.S. Securities and Exchange Commission on 7 March 2018.

(e)                                  The Financial Model circulated to the Lenders on 13 June 2018.

(f)                                   The Group Structure Chart showing, both immediately prior to and as of the Effective Date (assuming completion of the transactions contemplated thereby):

(i)                                     the shareholders of the Borrower;

(ii)                                  that each Owner is a direct wholly owned Subsidiary of the applicable Danaos intermediate Holding Company and that each Danaos intermediate Holding Company is a direct wholly owned subsidiary of the Borrower;

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(iii)                               all outstanding facilities owing by any Group Member and the principal amounts outstanding, the Obligors and the security provided in respect thereof; and

(iv)                              the Dormant Subsidiaries.

(g)                                  Evidence that (i) all fees, accrued and unpaid interest and agreed break costs under the Facility Agreement and the 2011 Facility Agreement, and (ii) the fees, commissions, costs and expenses then due from the Borrower(s) under any Finance Document and all legal and adviser fees payable in connection with the Restructuring have been paid or will be paid by the Effective Date.

(h)                                 A confirmation from an officer of the Borrower that:

(i)                                     no consents, authorisations, licences and approvals are necessary in any Relevant Jurisdiction to enable it to borrow the Loan and it or any other Obligor to perform its obligations under this Deed and each of the other Transaction Documents to which it is a party;

(ii)                                  the fees, interest or other compensation referred to in paragraph (h) above are in each case consistent in all respects with the amounts set out in the Out-of-Court Term Sheet and the schedule of fees circulated on 6 June 2018;

(iii)                               other than as disclosed to the Original Lender prior to the date of the Facilities Agreement, there is no agreement, arrangement or understanding for the allocation of any Danaos Shares issued to the Lenders in accordance with the Out-of-Court Term Sheet to be reallocated or transferred to or for the benefit of any of the existing shareholders of the Borrower or any of their affiliates or related persons;

(iv)                              the Restructuring Support Agreement has not been terminated and is in full force and effect (save for termination thereof as a result of the Effective Date);

(v)                                 as of the Effective Date, there are no agreements, arrangements, or understandings between any Group Member and (i) any lender under an Amended RA Facility, (ii) any other lender of financial indebtedness, or (iii) any affiliate of (i) or (ii), in respect of the Existing Fleet that is not set out in the Restructuring Support Agreement, the Out-of-Court Term Sheet, the Amended RA Facilities or that has not otherwise been disclosed to the lenders in the Out-of-Court Term Sheet or fee schedule circulated on 6 June 2018;

(vi)                              the list of Dormant Subsidiaries appended to this director’s certificate is true, accurate and complete; and

(vii)                           no information has been disclosed which has not also been provided on reasonable notice to all other Participating Lenders.

(i)                                     Evidence that the KEXIM-ABN Amro Facility has been repaid in full and all security relating thereto has been released.

(j)                                    The Borrower (or a duly authorised corporate officer thereof) has duly executed and delivered the Restructuring Completion Letter referred to in, and substantially in the form attached as a schedule of, the Implementation Deed.

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6.                                      SHIP AND CHARTER CONDITIONS

(a)                                 Evidence that each of the Ships has been delivered, and accepted for service, under its Charter to be evidenced by the relevant delivery surveys executed by both parties under the Charter.

(b)                                 In relation to each Ship subject to a Charter with a term of 12 months or more, the Charter for each Ship, duly executed, on such terms (including as to the identity of the relevant Charterer, the charter rates and their tenors) as otherwise approved by the Original Lender.

(c)                                  A duly executed copy, certified to be a true and complete copy, of each Shipmanagement Agreement for each Ship.

(d)                                 A certificate of class maintained in respect of each Ship issued no more than 3 Business Days before the Effective Date confirming that each Ship is classed with the relevant Classification free of all requirements and recommendations of the relevant Classification Society as may be required by the Agent.

(e)                                  A market check and scrap value assessment prepared by the Borrower on all Ships (other than the Collateral Ships) that are older than 20 years, not on contract with at least 12 months’ remaining term and not recently drydocked, together with the explanation from the Borrower of the commercial decision of the board of directors, as certified by an officer of the Borrower, not to scrap such Ship.

7.                                      INSURANCE

In relation to each of the Ships’ Insurances:

(a)                                 an opinion from insurance consultants appointed by the Original Lender / Agent on such Insurances;

(b)                                 evidence (in the form of insurance enquiries by the insurance consultants) that such Insurances have been placed in accordance with the Amended Facility Agreement and all requirements in respect of such Insurances under the Finance Documents have been complied with; and

(c)                                  evidence (in the form of letters of undertaking (that approved brokers, insurers and/or associations have issued or will issue letters of undertaking in favour of the Original Lender / Agent in an approved form in relation to the Insurances.

8.                                      ISM AND ISPS CODE

Copies of:

(a)                                 the document of compliance issued in accordance with the ISM Code to the person who is the operator of each of the Ships for the purposes of that code;

(b)                                 the safety management certificate in respect of each of the Ships issued in accordance with the ISM Code;

(c)                                  the international ship security certificate in respect of each of the Ships issued under the ISPS Code; and

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(d)                                 if so requested by the Agent, any other certificates issued under any applicable code required to be observed by each of the Ships or in relation to its operation under any applicable law.

9.                                      LEGAL OPINIONS

(a)                                 A legal opinion of Holman Fenwick Willan, legal advisers to the Agent on matters of English law, substantially in the form distributed to the Agent.

(b)                                 A legal opinion of Poles, Tublin, legal advisers to the Agent on matters of New York law, substantially in the form distributed to the Agent.

(c)                                  A legal opinion of  Sioufas, legal advisers to the Agent on matters of Greek law, substantially in the form distributed to the Agent.

(d)                                 Legal opinions of  Montanios & Montanios, legal advisers to the Agent on matters of Cypriot law, substantially in the form distributed to the Agent.

(e)                                  A legal opinion of  Ganados, legal advisers to the Agent on matters of Maltese law, substantially in the form distributed to the Agent.

(f)                                   A legal opinion of Poles, Tublin, legal advisers to the Agent on matters of Liberian law, substantially in the form distributed to the Agent.

(g)                                  A legal opinion of Patton Moreno, legal advisers to the Agent on matters of Panamanian law, substantially in the form distributed to the Agent.

(h)                                 A legal opinion of Poles, Tublin, legal advisers to the Agent on matters of the law of the Marshall Islands, substantially in the form distributed to the Agent.

(i)                                     Legal opinions of the legal advisers to the RL Security Agent on matters of Cypriot, English and Maltese law, substantially in the form distributed to the Agent.

(j)                                    A legal opinion of Reeder & Simpson, P.C., legal advisers to the Borrower substantially in the form distributed to the Agent, attesting to the good standing and due incorporation of the Borrower, validity and issuance of the Danaos Shares, as to matters of Marshall Islands law.

10.                               KYC INFORMATION

Such documentation and information as the Finance Parties may reasonably request to comply with “know your customer” or similar identification procedures under all laws and regulations applicable to the Finance Parties.

11.                               REGULATORY APPROVALS AND CONDITIONS

Such information and assistance as may be reasonably requested by the Finance Parties to satisfy, and the satisfaction of, any regulatory, competition or other approvals required by any competent governmental authority in connection with the restructuring, including receipt of the Danaos Shares.

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SCHEDULE 2

AMENDED FACILITY AGREEMENT

22

FINAL VERSION

CONFIDENTIAL

USD 700,000,000

FACILITY AGREEMENT

Originally dated 20 February 2007 as amended or amended and restated from time to time and as amended and restated most recently on the Effective Date for

DANAOS CORPORATION
as Borrower and Parent

CERTAIN SUBSIDIARIES OF THE PARENT

with

THE ROYAL BANK OF SCOTLAND PLC
acting as Agent

with

NATWEST MARKETS PLC
acting as Security Agent

with

THE INSTITUTION LISTED IN SCHEDULE 1
acting as Original Lender

Contents

Clause		Page

1	Definitions and interpretation	3

2	The Facilities	51

3	Purpose	52

4	Utilisation	53

5	Repayment	54

6	Illegality, prepayment and cancellation	55

7	Restrictions	62

8	Interest	64

9	Interest Periods	66

10	Changes to the calculation of interest	66

11	Fees	68

12	Tax gross-up and indemnities	69

13	Increased Costs	74

14	Other indemnities	75

15	Mitigation by the Lenders	80

16	Costs and expenses	80

17	Guarantee and indemnity	83

18	Representations	84

19	Information undertakings	93

20	Financial covenants	104

21	General undertakings	114

22	Dealings with Ship	119

23	Condition and operation of Ship	122

24	Insurance	127

25	Valuations	132

26	Chartering undertakings	135

27	Bank accounts	136

28	Group business restrictions	138

29	Hedging Contracts	148

30	Events of Default	149

31	Changes to the Lenders	159

32	Changes to the Obligors	165

33	Roles of Agent or Security Agent	167

34	Trust and security matters	181

35	Enforcement of Transaction Security	185

36	Application of proceeds	186

37	[Not used]	189

38	Conduct of business by the Finance Parties	189

39	Sharing among the Finance Parties	190

40	Payment mechanics	192

41	Set-off	196

42	Notices	197

43	Calculations and certificates	200

44	Partial invalidity	200

45	Remedies and waivers	200

46	Amendments and waivers	201

47	Confidential Information	207

48	Confidentiality of Funding Rates	211

49	Counterparts	213

50	Contractual recognition of bail in	213

51	Governing law	214

52	Enforcement	214

Schedule 1 The original parties		215

Schedule 2 Ship information		221

Schedule 3 Conditions Precedent required to be delivered by an Additional Guarantor		228

Schedule 4 Form of Assignment Agreement and Transfer Certificate		229

Schedule 5 Form of Compliance Certificate and Ring Fencing Compliance Certificate		235

Schedule 6 Forms of Notifiable Debt Purchase Transaction		238

Schedule 7 ZIM/HMM Notes		240

Schedule 8 Form of Accession Letter		241

Schedule 9 Tranche 2 Target Amount		243

Schedule 10 Additional Guarantors’ Guarantee and Indemnity		244

Schedule 11 Enforcement Principles		252

THIS AGREEMENT is originally dated 20 February 2007 and is amended or amended and restated from time to time and most recently on the Effective Date and made between:

(1)                                 DANAOS CORPORATION as borrower (the “Borrower” or the “Parent”);

(2)                                 CERTAIN SUBSIDIARIES of the Parent listed as Owners and Shareholders (other than Collateral Owners and their Shareholders) in Schedule 1 (The original parties);

(3)                                 THE ROYAL BANK OF SCOTLAND PLC (company number SC083026) a company incorporated in Scotland having its registered office at 36 St Andrew Square, Edinburgh, Scotland EH2 2YB and acting through its office at 250 Bishopsgate, London, EC2M 4AA, United Kingdom as agent of the other Finance Parties (the “Agent”);

(4)                                 NATWEST MARKETS PLC (company number SC090312) company incorporated in Scotland having its registered office at 36 St Andrew Square, Edinburgh, Scotland EH2 2YB and acting through its office at 250 Bishopsgate, London, EC2M 4AA, United Kingdom in its capacity as the security trustee for the Finance Parties under each Agency and Trust Deed (the “Security Agent”); and

(5)                                 THE FINANCIAL INSTITUTION listed in Schedule 1 (The original parties) as lender (the “Original Lender”);

IT IS AGREED as follows:

Section 1 — Interpretation

1                                         Definitions and interpretation

1.1                               Definitions

In this Agreement and (unless otherwise defined in the relevant Finance Document) the other Finance Documents:

“Acceptable Bank” means:

(a)                                 a bank or financial institution which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of A- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A- equivalent or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency;

(b)                                 any RA Lender; or

(c)                                  any other bank or financial institution approved by the Agent (acting on the instructions of the Majority Lenders).

“Accession Letter” means a document substantially in the form set out in Schedule 8 (Form of Accession Letter).

“Account” means any bank account, deposit or certificate of deposit opened, made or established with an Account Bank in accordance with clause 27 (Bank accounts).

“Account Bank” means, in relation to any Account, either the bank or financial institution specified as such in Schedule 1 (The original parties), any Finance Party or another bank or financial institution approved by the Majority Lenders at the request of the Parent.

“Account Holder(s)” means, in relation to any Account, each Obligor in whose name that Account is held.

“Account Security” means, in relation to an Account, a first ranking (or, in the case of an Account of a Collateral Owner or which relates to a Collateral Ship second ranking) deed in favour of the Security Agent dated 18 February 2011 as amended and restated from time to time, and most recently on the Effective Date, or other instrument by the relevant Account Holder(s) in favour of the Security Agent (or, in the case of an Account of a Collateral Owner or an Owner of an Additional Ship, or which relates to a Collateral Ship or an Additional Ship, in favour of the RL Security Agent) in an agreed form conferring a Security Interest over that Account.

“Accounting Principles” has the meaning given to that term in clause 20.2 (Financial definitions).

“Accounting Reference Date” means 31 December or such other date as may be approved by the Lenders.

“Actual Free Cash Flow” has the meaning given to that term in clause 5.4 (Variable amortisation).

“Additional Agency and Trust Deed” means the agency and trust deed dated 24 January 2011 between, among others, the Parent, the Agent, the Original Lender and the Security Agent in its capacity as the security trustee thereunder, as amended and/or restated from time to time.

“Additional Guarantor” means a person who becomes an Additional Guarantor in accordance with Clause 32 (Changes to the Obligors).

“Additional Ship” means any Ship other than those set out in Schedule 2 (Ship Information).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agency and Trust Deed” means each of the Original Agency and Trust Agreement and the Additional Agency and Trust Deed.

“Agency Fee Letter” has the meaning given to that term in clause 11 (Fees).

“Agent” includes any person who may be appointed as such under the Finance Documents.

“All Lender Intercreditor Matter” means any consent, waiver or other matter for determination to be made under an Intercreditor Deed requiring the consent of all Lenders (under and as defined in the applicable Intercreditor Deed) or the approval of each Facility Representative (as defined in each Intercreditor Deed).

“Amended Articles of Association” means the amended and restated articles of association of the Borrower, as in effect on the Effective Date and reflecting the governance rights agreed in the Out-of-Court Term Sheet.

“Amended and Restated Sinosure Facility” has the meaning given to that term in the Global Intercreditor Deed.

“Amended RA Facilities” means the Facilities, the Citibank Facility, the Citibank DB Refinancing Facility, the Citi-Eurobank Facility, the Citibank Pool C Refinancing Facility, the Club Facility, the Credit Suisse Facility and the HSH Facility, as such terms are defined in the Global Intercreditor Deed (and in any event excluding the Amended and Restated Sinosure Facility); and wherever any such facility is referenced in this Agreement by such designation, it shall have the meaning given to that term in the Global Intercreditor Deed.

“Amended Restrictive Covenant Agreement” means the amended and restated restrictive covenant agreement that will apply in respect of the Management Agreement between Dr. John Coustas and the Plan Sponsor dated on or about the Effective Date and which is substantially in the form attached to the Restructuring Support Agreement.

“Amendment and Restatement Agreement” means the amendment and restatement agreement in respect of this Agreement dated         2018 between the Parties.

“Amendment Fee Letter” has the meaning given to that term in clause 11 (Fees).

“Annual Financial Statements” has the meaning given to that term in clause 19.2 (Defined terms).

“Approved Flag State” means each of the Republic of the Marshall Islands, the Republic of Liberia, the Republic of Panama, the Republic of Malta, the Republic of Cyprus and the Hellenic Republic of Greece or such other flag state as approved by the Lenders from time to time in their sole discretion.

“Assignment Agreement” means an agreement substantially in the form set out in Part 1 of Schedule 4 (Form of Assignment Agreement and Transfer Certificate) or any other form agreed between the relevant assignor and assignee provided that if that other form does not contain the undertaking set out in the form set out in Part 1 of Schedule 4 (Form of Assignment Agreement and Transfer Certificate) it shall not be a Creditor Accession Undertaking as defined in, and for the purposes of, the Global Intercreditor Deed.

“Associate” has the meaning given to that term in section 435 of the Insolvency Act 1986 of England and Wales, provided that only sub-sections (2) and (5) of such section (and any reference to the term “associate” in such sub-section (5) shall be a reference to such term as defined in sub-section (2)) shall apply insofar as it relates to the definition of Coustas Family.

“Auditors” means an audit firm of international standing with expertise in acting as auditors to NYSE-listed companies.

“Authorisation” means any authorisation, consent, concession, approval, resolution, licence, exemption, filing, notarisation or registration.

“Backstop Agreement” means the backstop agreement between the Plan Sponsor, the Manager and the Borrower dated on or about the Effective Date.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)                                 in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)                                 in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Balancing Payment” has the meaning given to that term in clause 5.4 (Variable amortisation).

“Basel II Accord” means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 as updated prior to, and in the form existing on, the date of this Agreement, excluding any amendment thereto arising out of the Basel III Accord.

“Basel II Approach” means, in relation to any Finance Party, either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel II Regulations applicable to such Finance Party) adopted by that Finance Party (or any of its Affiliates) for the purposes of implementing or complying with the Basel II Accord.

“Basel II Regulation” means:

(a)                                 any law or regulation in force as at the date hereof implementing the Basel II Accord, (including the relevant provisions of CRD IV and CRR) to the extent only that such law or regulation re-enacts and/or implements the requirements of the Basel II Accord but excluding any provision of such law or regulation implementing the Basel III Accord; and

(b)                                 any Basel II Approach adopted by a Finance Party or any of its Affiliates.

“Basel III Accord” means, together:

(a)                                 the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)                                 the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)                                  any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“Basel III Increased Cost” means an Increased Cost which is attributable to the implementation or application of or compliance with any Basel III Regulation (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

“Basel III Regulation” means any law or regulation implementing the Basel III Accord (including the relevant provisions of CRD IV and CRR) save to the extent that such law or regulation re-enacts a Basel II Regulation.

“Break Costs” means the amount (if any) by which:

(a)                                 the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or relevant part of it or Unpaid Sum to the last day of the current Interest Period in respect of the Loan or relevant part of it or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period, exceeds:

(b)                                 the amount which that Lender would be able to obtain by placing an amount equal to the relevant principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of that Interest Period.

“Budget” means:

(a)                                 in relation to the Financial Year ending 31 December 2018, the budget incorporated within the Financial Model; and

(b)                                 in relation to any other period, any budget delivered by the Parent to the Agent pursuant to clause 19.6 (Budget).

“Business Day” means a day (other than a Saturday or Sunday):

(a)                                 which is not a public holiday in Athens or Piraeus; and

(b)                                 on which banks are open for general business in London and, in respect of a day on which a payment or purchase in dollars is to be made under a Finance Document, New York.

“Capital Contribution Agreement” means the contribution agreement governing the capital contribution of $10 million in cash to be made on or prior to the Effective Date by the Plan Sponsor to the Borrower in accordance with the Out-of-Court Term Sheet dated on or about the Effective Date.

“Cash” has the meaning given to that term in clause 20.2 (Financial definitions).

“Cash Equivalents” has the meaning given to that term in clause 20.2 (Financial definitions).

“Cash Interest” means interest on the Loan that is paid in cash.

“Cash Proceeds” means:

(a)                                 proceeds of Security Property which are in the form of cash; and

(b)                                 any cash which is generated by holding, managing, exploiting, collecting, realising or disposing of any proceeds of Security Property which are in the form of Non-Cash Consideration.

“CEO Employment Agreement” means the executive employment agreement of Dr John Coustas as President and Chief Executive Officer of the Parent dated 10 May 2018.

“Charged Property” means all of the assets of the Obligors which from time to time are, or are expressed or intended to be, the subject of the Transaction Security.

“Charter” means, in relation to a Ship, the charter commitment for that Ship details of which are provided in Schedule 2 (Ship information) or in the relevant Accession Letter, any Long Term Charter or (where the conditions specified in paragraph (b) of clause 30.20 (Breach of Charter) have been satisfied in accordance with that paragraph in relation to that Ship) the relevant Replacement Charter in relation to that Ship.

“Charter Assignment” means, in relation to a Ship and its Charter Documents, a first ranking (or, in the case of a Collateral Ship, second ranking) assignment by the relevant Owner of its interest in such Charter Documents in favour of the Security Agent (or, in the case of a Collateral Ship or an Additional Ship, the RL Security Agent) in the agreed form.

“Charter Documents” means, in relation to a Ship, the Charter of that Ship, any documents supplementing it and any guarantee or security given by any person for the relevant Charterer’s obligations under it.

“Charterer” means, in relation to a Ship, the charterer named in Schedule 2 (Ship information) as charterer of that Ship or (where the conditions specified in paragraph (b) of clause 30.20 (Breach of Charter) have been satisfied in accordance with that paragraph) the person chartering the Ship under the relevant Replacement Charter for that Ship.

“Classification” means, in relation to a Ship, the classification specified in respect of such Ship in Schedule 2 (Ship information) on in the relevant Accession Letter with the relevant Classification Society, the equivalent classification with another Classification Society or another classification approved by the Majority Lenders as its classification, at the request of the relevant Owner.

“Classification Society” means, in relation to a Ship, the classification society specified in respect of such Ship in Schedule 2 (Ship information) or in the relevant Accession Letter (if approved by the Majority Lenders) or another classification society (being a member of the International Association of Classification Societies (“IACS”) or, if such association no longer exists, any similar association nominated by the Agent) approved by the Majority Lenders as its Classification Society, at the request of the relevant Owner.

“Code” means the US Internal Revenue Code of 1986.

“Collateral Owner” means, in relation to a Collateral Ship, the person specified against the name of that Collateral Ship in Schedule 2 (Ship information).

“Collateral Owner Shareholder” means, in relation to a Collateral Ship, the person specified as Collateral Owner Shareholder against the name of that Collateral Ship in Schedule 2 (Ship information).

“Collateral Ship Security Documents” means, in relation to a Collateral Ship, together, the Mortgage, any General Assignment, any Deed of Covenant and any Charter Assignment for that Collateral Ship, the Account Security for the Earnings Account in respect of such Collateral Ship, and any Manager’s Undertaking in respect of that Collateral Ship.

“Collateral Ships” means each of the ships described as “Collateral Ships” in Schedule 2 (Ship information) and “Collateral Ship” means any of them.

“Commitment” means a Tranche 1 Commitment or Tranche 2 Commitment.

“Compliance Certificate” means a certificate substantially in the form set out in Part 1 of Schedule 5 (Form of Compliance Certificate and Ring Fencing Compliance Certificate) or otherwise approved by the Majority Lenders.

“Confidential Information” means all information relating to an Obligor, the Group, the Transaction Documents or the Facilities of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facilities from either:

(a)                                 any Group Member or any of its advisers; or

(b)                                 another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Group Member or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)                                     information that:

(A)                               is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 47 (Confidential Information); or

(B)                               is identified in writing at the time of delivery as non-confidential by any Group Member or any of its advisers; or

(C)                               is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)                                  any Funding Rate.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in the appropriate recommended form of the Loan Market Association or in any other form agreed between the Borrower and the Agent.

“Constitutional Documents” means, in respect of an Obligor, such Obligor’s memorandum and articles of association, by-laws or other constitutional documents including as referred to in any certificate relating to an Obligor delivered pursuant to the Amendment and Restatement Agreement.

“Corporate Waiver Event of Default” has the meaning given to that term in the Global Intercreditor Deed.

“Coustas Family” means Dr John Coustas and any Associate of Dr John Coustas.

“CRD IV” means the directive 2013/36/EU of the European Union on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

“Creditor Party” means the Agent, the Security Agent and each Lender.

“CRR” means the regulation 575/2013 of the European Union on prudential requirements for credit institutions and investment firms.

“Danaos Shares” means the common shares of the Parent.

“Debt Disposal” has the meaning given to it in Schedule 11 (Enforcement Principles).

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)                                 purchases by way of assignment or transfer;

(b)                                 enters into any sub-participation in respect of; or

(c)                                  enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

“Deed of Covenant” means, in relation to a Ship in respect of which the Mortgage is in account current form, a first ranking (or, in the case of a Collateral Ship, second ranking) deed of covenant in respect of such Ship dated on or about the date of such Mortgage and as amended and/or restated from time to time, including on the Effective Date, by the relevant Owner in favour of the Security Agent (or, in the case of a Collateral Ship or an Additional Ship, the RL Security Agent).

“Default” means an Event of Default or any event or circumstance specified in clause 30 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)                                 which has rescinded or repudiated a Finance Document; or

(b)                                 with respect to which an Insolvency Event has occurred and is continuing.

“Delegate” means any delegate, agent, attorney, additional trustee or co-trustee appointed by the Security Agent.

“Disposal Proceeds” means the consideration received by any Group Member for any disposal of an asset after deducting:

(a)                                 any reasonable expenses which are incurred by any Obligor with respect to that disposal to persons who are not Group Members or any Parent Affiliate; and

(b)                                 any Tax incurred and required to be paid by the seller under that disposal in connection with that disposal (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance).

“Disposal Repayment Date” means in relation to:

(a)                                 a Total Loss of a Mortgaged Ship, the applicable Total Loss Repayment Date; and

(b)                                 a sale (including, without limitation, a sale for scrapping) of a Mortgaged Ship by the relevant Owner or a sale of the shares in the Owner, the date upon which such sale is completed by the transfer of title to the purchaser in exchange for payment of all or part of the relevant purchase price.

“Disruption Event” means either or both of:

(a)                                 a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                                 the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                                     from performing its payment obligations under the Finance Documents; or

(ii)                                  from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Distressed Disposal” has the meaning given to it in Schedule 11 (Enforcement Principles).

“Distress Event” means any of:

(a)                                 the Agent exercising any of its rights under clause 30.29 (Acceleration — Tranche 1 Loan);

(b)                                 the Agent exercising any of its rights under clause 30.30 (Acceleration — Tranche  2 Loan); or

(c)                                  the enforcement of any Transaction Security or any Charged Property.

“Distribution” means, in respect of a person, that person:

(a)                                 declares or pays (including by way of set-off, combination of accounts or otherwise) any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital) or any warrants for the time being in issue;

(b)                                 repays or distributes any dividend or share premium reserve;

(c)                                  pays any management, advisory or other fee to or to the order of any of the shareholders of the relevant person;

(d)                                 redeems, repurchases, defeases, retires or repays any of its share capital or resolves to do so; or

(e)                                  makes any payment (including by way of set-off, combination of accounts or otherwise) by way of interest, or repayment, redemption, purchase or other payment, in respect of any shareholder loan, loan stock or similar instrument.

“Dividend Reinvestment Escrow Agreement” means the escrow agreement in respect of dividends distributed by the Borrower as contemplated by and substantially in the form attached to the Shareholders Agreement.

“Dividend Reinvestment Escrow Account” means the escrow account to be operated in accordance with the terms of the Dividend Reinvestment Escrow Agreement.

“Dormant Subsidiary” means a Group Member which does not trade (for itself or as agent for any person) and does not own, legally or beneficially, assets (including, without limitation, indebtedness owed to it) which in aggregate have a value of $50,000 or more or its equivalent in other currencies.

“Earnings” means, in relation to a Ship and a person, all money at any time due or payable to that person for or in relation to the use or operation of such Ship including freight, hire and passage moneys, money payable to that person for the provision of services by or from such Ship or under any charter commitment, income arising out of pooling or sharing arrangements, requisition for hire compensation, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach and payments for termination or variation of any charter commitment or other contract for the employment of such Ship and, if applicable, any sums recoverable under any loss of earnings insurance.

“Earnings Account” means any Account designated as an “Earnings Account” under clause 27 (Bank accounts).

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“Effective Date” has the meaning given to that term in the Amendment and Restatement Agreement.

“Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Parent and which, in each case, is not a Parent Affiliate or a Group Member.

“Enforcement Action” means:

(a)                                 in relation to any Liabilities:

(i)                                     the acceleration of any Liabilities or the making of any declaration that any Liabilities are prematurely due and payable (other than as a result of it becoming unlawful for a Lender to perform its obligations under, or of any voluntary or mandatory prepayment arising under, the Finance Documents);

(ii)                                  the making of any declaration that any Liabilities are payable on demand;

(iii)                               the making of a demand in relation to a Liability that is payable on demand;

(iv)                              the making of any demand against any Obligor in relation to any guarantee;

(v)                                 the exercise of any right to require any Obligor to acquire any Liability (including exercising any put or call option against any Obligor for the redemption or purchase of any Liability);

(vi)                              the exercise of any right of set-off, account combination or payment netting against any Obligor in respect of any Liabilities other than the exercise of any such right which is otherwise expressly permitted under the Finance Documents; and

(vii)                           the suing for, commencing or joining of any legal or arbitration proceedings against any Obligor to recover any Liabilities;

(b)                                 the taking of any steps to enforce or require the enforcement of any Transaction Security (including the crystallisation of any floating charge forming part of the Transaction Security);

(c)                                  the entering into of any composition, compromise, assignment or arrangement with any Obligor that owes any Liabilities, or has given any Security Interest, guarantee or indemnity or other assurance against loss in respect of the Liabilities; or

(d)                                 the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding up, dissolution, administration or reorganisation of any Obligor which owes any Liabilities, or has given any Security Interest, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, or any of such Debtor’s assets or any suspension of payments or moratorium of any indebtedness of any such Debtor, or any analogous procedure or step in any jurisdiction, except that the following shall not constitute Enforcement Action: the taking of any action falling within paragraphs (a)(vii) or (d) above which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods.

“Enforcement Principles” means the principles set out in Schedule 11 (Enforcement Principles).

“Environmental Claims” means:

(a)                                 enforcement, clean-up, removal or other governmental or regulatory action or orders or proceedings or formal notices or investigations or claims instituted or made pursuant to any Environmental Laws or resulting from a Spill; or

(b)                                 any claim made by any other person relating to a Spill.

“Environmental Incident” means any Spill from any vessel in circumstances where:

(a)                                 any Fleet Vessel or its owner, operator or manager may be liable for Environmental Claims arising from the Spill (other than Environmental Claims arising and fully satisfied before the date of this Agreement); and/or

(b)                                 any Fleet Vessel may be arrested or attached in connection with any such Environmental Claim.

“Environmental Laws” means all laws, regulations and conventions concerning pollution or protection of human health or the environment.

“Equity Document” means each of:

(a)                                 The Amended Articles of Association;

(b)                                 The Subordinated Loan Agreement;

(c)                                  The Registration Rights Agreement;

(d)                                 The Capital Contribution Agreement;

(e)                                  The Shareholders Agreement; and

(f)                                   The Backstop Agreement.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Event of Default” means any event or circumstance specified as such in clause 30 (Events of Default).

“Excess Cash” has the meaning given to that term in the Global Intercreditor Deed.

“Excess Cash Loan” means a documented unsecured loan documenting amounts advanced by an Owner or an Existing Fleet Group Member (as applicable) to the Parent or amounts advanced by the Parent to an Owner or an Existing Fleet Group Member (as applicable), in each case, which complies with the terms of clause 4.2 (Terms of Excess Cash Loans) of the Global Intercreditor Deed.

“Excess Cash Loan Security” means, in relation to Excess Cash Loans advanced by a Guarantor, a deed or other instrument by the relevant Guarantor in favour of the Security Agent in an agreed form conferring a Security Interest over those Excess Cash Loans.

“Existing Fleet Group Member” means at any time any Group Member who is a party to or an obligor in respect of an Amended RA Facility or to the Amended and Restated Sinosure Facility, or any Permitted Refinancing in respect of any such facility.

“Existing Security Documents” means:

(a)                                 the “Finance Documents” as described in and as defined in this Agreement prior to the Effective Date, but excluding the “Master Agreement”,  any “Bareboat Charter Assignment”, the “Master Assignment Agreement”, the “Pre-Delivery Security Assignments”, the “Earnings Account Charges” (each as defined therein) and this Agreement; and

(b)                                 the “Security Documents” as defined in the Additional Agency and Trust Deed.

“Exit Fee Letter” has the meaning given to that term in clause 11 (Fees).

“Facility” means the Tranche 1 Facility or the Tranche 2 Facility made available under this Agreement as described in clause 2 (The Facility) provided that for the purposes of the Global Intercreditor Deed, the term “Facility” in that deed as it relates to the RBS Facility (as defined therein) shall comprise both the Tranche 1 Facility and the Tranche 2 Facility.

“Facility Office” means:

(a)                                 in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)                                 in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“Facility Period” means the period from and including the date of this Agreement to and including the date on which the Total Commitments have reduced to zero and all indebtedness of the Obligors under the Finance Documents has been fully paid and discharged.

“Facility Representative” means the Facility Representative under (and as defined in) the Global Intercreditor Deed for the RBS Facility (as defined in the Global Intercreditor Deed) or the Facility Representative under (and as defined in) the Intra-Restructuring Lenders Intercreditor Deed for the RBS Facility Agreement (as defined in the Intra-Restructuring Lenders Intercreditor Deed), as applicable.

“FATCA” means:

(a)                                 sections 1471 to 1474 of the Code or any associated regulations;

(b)                                 any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)                                  any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)                                 in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)                                 in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)                                  in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“FATCA FFI” means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Finance Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

“Fee Letter” means any letter or letters dated on or about or before the Effective Date between the Agent and the Parent setting out any of the fees referred to in clause 11 (Fees) and includes any agreement setting out any fees payable to a Finance Party under any other Finance Document, and includes the Agency Fee Letter, the Amendment Fee Letter and the Exit Fee Letter.

“Final Discharge Date” means the date on which each of the Tranche 1 Discharge Date and Tranche 2 Discharge Date has occurred.

“Final Repayment Date” means subject to clause 40.8 (Business Days), 31 December 2023.

“Finance Documents” means this Agreement, the Amendment and Restatement Agreement, the Agency and Trust Deeds,  any Fee Letter, any Hedging Strategy Letter, any Compliance Certificate, any Ring Fencing Compliance Certificate, the Security Documents, the Intercreditor Deeds and any deed of accession supplemental to it, the Observer Side Letters and any other document designated as such by the Agent and the Borrower.

“Finance Lease” has the meaning given to that term in clause 20.2 (Financial definitions).

“Finance Party” means the Agent, the Security Agent or a Lender and “Finance Parties” means all of them.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)                                 moneys borrowed and debit balances at banks or other financial institutions (including, without limitation, any debit balance in respect of the Earnings Account);

(b)                                 any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)                                  any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                 the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a Finance Lease;

(e)                                  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirement for de-recognition under the Accounting Principles);

(f)                                   any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)                                  any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)                                 any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before all amounts outstanding under the Finance Documents have been discharged in full or are otherwise classified as borrowings under the Accounting Principles;

(i)                                     any amount of any liability under an advance or deferred purchase agreement if:

(i)                                     one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question; or

(ii)                                  the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply;

(j)                                    any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(k)                                 (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

“Financial Model” means the financial model delivered to the Original Lender on 13 June 2018.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Parent ending on or about the Accounting Reference Date in each year.

“First Priority Security” means, in relation to a Collateral Ship and/or its Collateral Owner, all first priority security ranking ahead of the Collateral Ship Security Documents, as such first priority security is described and/or contemplated in the Restructuring Lenders/Citi-Eurobank Lenders Intercreditor Deed and/or the Restructuring Lenders/Sinosure Lenders Intercreditor Deed.

“First Repayment Date” means, subject to clause 40.8 (Business Days), 15 November 2018.

“Fixed Amortisation Amount” has the meaning given to that term in the Global Intercreditor Deed.

“Flag State” means, in relation to a Ship, the country specified in respect of such Ship in Schedule 2 (Ship information) or in the relevant Accession Letter or such other state or territory as may be approved by the Lenders pursuant to clause 22.2 (Ship’s name and registration), at the request of the relevant Owner, as being the “Flag State” of such Ship for the purposes of the Finance Documents.

“Fleet Vessel” means each Mortgaged Ship and any other vessel owned, operated, managed or crewed by any Group Member.

“Follow-on Equity Raise” means investment commitments for Danaos Shares, the net cash proceeds of which received by the Parent are in an aggregate amount of not less than $50,000,000.

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a) of clause 10.3 (Cost of funds).

“Gemini JV” means Gemini Shipholdings Corporation, a Marshall Islands company beneficially owned 49 per cent. by the Parent.

“General Assignment” means, in relation to a Ship, a first ranking (or, in the case of a Collateral Ship, second ranking) assignment of its interest in the Ship’s Insurances, Earnings and Requisition Compensation, in its Charter Documents by the relevant Owner in favour of the Security Agent (or, in the case of a Collateral Ship or an Additional Ship, the RL Security Agent) as the same may be amended and restated from time to time, including on the Effective Date.

“Global Intercreditor Agent” has the meaning given to that term in the Global Intercreditor Deed.

“Global Intercreditor Deed” means the global intercreditor deed dated on or about the date of this Agreement between, amongst others, the Parent, the financial institutions referred to therein as Lenders, the financial institutions referred to therein as Facility Agents, the financial institutions referred to therein as Security Agents and Aegean Baltic Bank S.A. as the Global Intercreditor Agent.

“Group” means the Parent and its Subsidiaries for the time being and, for the purposes of clause 19.3 (Financial statements) and clause 20 (Financial covenants), any other entity required to be treated as a subsidiary in its consolidated accounts in accordance with the Accounting Principles and/or any applicable law.

“Group Earnings Account” has the meaning given to it in clause 28.3 (Financial Indebtedness).

“Group Member” means any Obligor and any other entity which is a member of the Group (but, for the purposes of clause 20 (Financial covenants), excluding the Manager).

“Group Structure Chart” means the group structure chart in the agreed form.

“Guarantor” means an Additional Guarantor.

“Hedging Contract” means any Hedging Transaction between the Parent and any Hedging Provider pursuant to any Hedging Master Agreement and includes any Hedging Master Agreement and any Confirmations from time to time exchanged under it and governed by its terms relating to that Hedging Transaction and any contract in relation to such a Hedging Transaction constituted and/or evidenced by them and “Hedging Contracts” means all of them.

“Hedging Master Agreement” means any agreement made or (as the context may require) to be made between the Parent and a Hedging Provider comprising an ISDA Master Agreement in the form of the 2002 version as amended and supplemented from time to time by the Schedules and annexes thereto.

“Hedging Provider” means any Lender or any other person that enters into a Hedging Contract with the Parent from time to time.

“Hedging Strategy Letter” means the letter (if any) between (amongst others) the Parent and the Agent setting out the hedging strategy of the Group.

“Hedging Transaction” has, in relation to any Hedging Master Agreement, the meaning given to the term “Transaction” in that Hedging Master Agreement.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Impaired Agent”  means the Agent at any time when:

(a)                                 it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)                                 the Agent otherwise rescinds or repudiates a Finance Document;

(c)                                  (if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) of the definition of “Defaulting Lender”; or

(d)                                 an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)                                     its failure to pay is caused by:

(A)                               administrative or technical error; or

(B)                               a Disruption Event; and

payment is made within three Business Days of its due date; or

(ii)                                  the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Implementation Deed” means the global restructuring implementation deed dated on or about the Effective Date between, among others, the Parent, the Manager, the Plan Sponsor and the RA Lenders.

“Increased Costs” has the meaning given to that term in paragraph (b) of clause 13.1 (Increased costs).

“Indemnified Person” means:

(a)                                 each Finance Party, each Receiver, any Delegate and any other person appointed by them under the Finance Documents;

(b)                                 each Affiliate of those persons; and

(c)                                  any officers, directors, employees, advisers (including attorneys), representatives or agents of any of the above persons.

“Information Package” has the meaning given to that term in clause 18.7 (No misleading information).

“Insolvency Event” in relation to an entity means that the entity:

(a)                                 is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)                                 becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)                                  makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)                                 institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)                                  has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)                                     results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation; or

(ii)                                  is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)                                   has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)                                  has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)                                 seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(i)                                     has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other enforcement action or legal process levied, enforced, taken or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)                                    causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)                                 takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Instalment Date” means 15 February, 15 May, 15 August and 15 November in each year.

“Insurance Notice” means, in relation to a Ship, a notice of assignment in the form scheduled to the Ship’s General Assignment or Deed of Covenant or in another approved form.

“Insurances” means, in relation to a Ship:

(a)                                 all policies and contracts of insurance and re-insurance; and

(b)                                 all entries in a protection and indemnity or war risks or other mutual insurance association,

which are from time to time, in place taken out or entered in respect of a Ship or its Earnings or otherwise and all benefits of such policies and contracts and all claims of whatsoever nature (including, without limitation, any and all rights or claims which the Owner owning that Ship may have under or in connection with any cut-through clause relative to any reinsurance contract relating to the aforesaid policies or contracts of insurance) and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

“Intellectual Property” means:

(a)                                 any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)                                 the benefit of all applications and rights to use such assets of each Obligor (which may now or in the future subsist).

“Interbank Market” means the London interbank market.

“Intercreditor Deed” means any of the Global Intercreditor Deed, the Intra-Restructuring Lenders Intercreditor Deed, the Restructuring Lenders/Citi-Eurobank Lenders Intercreditor Deed and the Restructuring Lenders/Sinosure Lenders Intercreditor Deed; and wherever any such agreement or deed (excluding the Global Intercreditor Deed) is referenced in this Agreement by such designation, it shall have the meaning given to that term in the Global Intercreditor Deed.

“Interest Period” means, in relation to the Loans (or any part of the Loans), each period determined in accordance with clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 8.5 (Default interest).

“Interpolated Screen Rate” means, in relation to LIBOR for an Interest Period with respect to the Loans or any part of them or any Unpaid Sum, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)                                 the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the relevant Interest Period; and

(b)                                 the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the relevant Interest Period,

each as of 11:00 a.m. on the relevant Quotation Day.

“ISM Code” means The International Management Code for the Safe Operation of Ships and for Pollution Prevention as adopted by the International Maritime Organisation as Resolutions A.741(18) and A.913(22) (as amended, supplemented or replaced from time to time).

“ISPS Code” means The International Ship and Port Facility Security Code as adopted by the International Maritime Organisation (as amended, supplemented or replaced from time to time).

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“KEXIM-ABN Amro Facility” means the USD 144,000,000 loan facility advanced to Karlita Shipping Company Limited and Ramona Marine Company Limited under a facility agreement dated 29 January 2004 entered into among, amongst others, Karlita Shipping Company Limited and Ramona Marine Company Limited as borrowers and the financial institutions listed in Part 2 of Schedule 1 thereto as original lenders.

“Legal Opinion” means any legal opinion delivered to the Agent under the Amendment and Restatement Agreement.

“Legal Reservations” means:

(a)                                 the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)                                 the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984, the possibility that an undertaking to assume liability for, or indemnify a person against, non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)                                  similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)                                 any other matters which are set out as qualifications or reservations as to matters of law of general application in any Legal Opinion.

“Lender” means:

(a)                                 any Original Lender; and

(b)                                 any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with clause 31 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Liabilities” means all present and future liabilities and obligations at any time of any Obligor to a Finance Party under the Finance Documents, both actual and contingent and whether incurred solely or jointly or as principal or surety or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)                                 any amendment, refinancing, novation, deferral or extension;

(b)                                 any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

(c)                                  any claim for damages or restitution; and

(d)                                 any claim as a result of any recovery by any Obligor of a Payment on the grounds of preference or otherwise,

and any amounts which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowance of those amounts in any insolvency or other proceedings.

“LIBOR” means, in relation to a Loan or any part of it or any Unpaid Sum:

(a)                                 the applicable Screen Rate as of 11:00 a.m. on the relevant Quotation Day for the currency of that Loan for a period equal in length to the Interest Period of that Loan or relevant part of it or Unpaid Sum; or

(b)                                 as otherwise determined pursuant to clause 10.1 (Unavailability of Screen Rate),

and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.

“Loan” means a Tranche 1 Loan or a Tranche 2 Loan.

“Long Term Charter” means any charter commitment in respect of a Ship which is capable of lasting more than 12 calendar months (including options), but excluding the charter commitment for that Ship details of which are provided in Schedule 2 (Ship information) or any Accession Letter.

“Losses” means any costs, expenses (including, but not limited to, legal fees), payments, charges, losses, demands, liabilities, taxes (including VAT), claims, actions, proceedings, penalties, fines, damages, judgments, orders or other sanctions.

“Loss Payable Clauses” means, in relation to a Ship, the provisions concerning payment of claims under the Ship’s Insurances in the form scheduled to the Ship’s General Assignment or Deed of Covenant or in another form approved or required by the Majority Lenders.

“Major Casualty” means any casualty to a vessel for which the total insurance claim, inclusive of any deductible, exceeds or may exceed the Major Casualty Amount.

“Major Casualty Amount” means, in relation to a Ship, the amount specified as such in Schedule 2 (Ship information) against the name of such Ship or the equivalent in any other currency.

“Majority Corporate Lenders” has the meaning given to that term in the Global Intercreditor Deed.

“Majority Lenders” means both the Majority Tranche 1 Lenders and the Majority Tranche 2 Lenders.

“Majority Tranche 1 Lenders” means a Lender or Lenders whose Tranche 1 Commitments aggregate more than 66 2/3 per cent. of the Total Tranche 1 Commitments.

“Majority Tranche 2 Lenders” means a Lender or Lenders whose Tranche 2 Commitments aggregate more than 66 2/3 per cent. of the Total Tranche 2 Commitments.

“Manager” means Danaos Shipping Company Limited.

“Manager Change of Control” means Dr John Coustas and the Plan Sponsor cease at any time collectively:

(a)                                 to be the ultimate beneficial owner of at least 80 per cent of the outstanding capital stock of the Manager; or

(b)                                 to hold or be the ultimately beneficial owner of at least 80 per cent of the voting rights attaching to the outstanding capital stock of the Manager; or

(c)                                  to control (as contemplated under paragraph (A)(3) of the definition of control in clause 1.2 (Construction)) the Manager.

“Management Agreement” means the amended and restated Management Agreement dated as of the Effective Date between the Manager and the Parent, and which shall include each Shipmanagement Agreement.

“Management Agreement Deed of Undertaking” means the deed of undertaking in respect of the Management Agreement and the Amended Restrictive Covenant Agreement dated on or about the Effective Date.

“Manager’s Undertaking” means, in relation to a Ship, a first ranking (or, in the case of a Collateral Ship, second ranking) undertaking by any manager of the Ship to the Security Agent (or, in the case of a Collateral Ship or an Additional Ship, to the RL Security Agent) as amended and restated from time to time, including on the Effective Date, pursuant to clause 22.4 (Manager) pursuant to which the Manager will, amongst other things, (i) subordinate its rights under the Management Agreement to the rights of the Finance Parties under the Transaction Documents and (ii) assign its rights, title and interest in and to the benefit of the Insurances, if applicable.

“Margin” means 2.50 per cent per annum.

“Material Adverse Effect” means a material adverse effect on:

(a)                                 the business, operations or condition (financial or otherwise) of the Group taken as a whole;

(b)                                 the ability of the Obligors (taken as a whole) to perform their obligations under the Finance Documents; or

(c)                                  the legality, validity or enforceability of, or the effectiveness or ranking of any Security Interest granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                 (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in the calendar month in which that period is to end (if there is one) or on the immediately preceding Business Day (if there is not);

(b)                                 if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                                  if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Mortgage” means, in relation to a Ship, a first ranking (or, in the case of a Collateral Ship, second ranking) mortgage of the Ship by the relevant Owner in favour of the Security Agent (or, in the case of a Collateral Ship or an Additional Ship, the RL Security Agent) as the same may be amended and/or supplemented and/or restated from time to time, including on the Effective Date.

“Mortgage Period” means, in relation to a Mortgaged Ship, the period from the date the Mortgage over that Ship is executed and registered or an amendment of such Mortgage is registered under the Amendment and Restatement Agreement until the date such Mortgage is released and discharged or, if earlier, its Total Loss Date.

“Mortgaged Ship” means, at any relevant time, any Ship which is subject to a Mortgage and/or whose Earnings, Insurances and Requisition Compensation are subject to a Security Interest under the Finance Documents.

“NED” means an independent (within the meaning of the NYSE listing rules applicable to US domestic issuers) disinterested non-executive director of the Parent.

“New Lender” has the meaning given to that term in clause 31 (Changes to the Lenders).

“New Owner” has the meaning given to that term in the definition of Permitted Ship Purchase.

“New Security Documents” means each of:

(a)                                 the Note Security;

(b)                                 the Excess Cash Loan Security;

(c)                                  the Support Payment Security;

(d)                                 any Charter Assignments executed on or about the Effective Date; and

(e)                                  the Quiet Enjoyment Letter.

“New Vessel” has the meaning given to that term in the definition of Permitted Ship Purchase.

“Non-Cash Consideration” means consideration in a form other than cash.

“Non-Cash Recoveries” has the meaning given to it in Schedule 11 (Enforcement Principles).

“Note Security” means, in respect of any Zim/HMM Note, a first ranking assignment by the relevant Owner (or, in the case of a Collateral Owner, a second ranking assignment by that Collateral Owner) in favour of the Security Agent (or, in the case of a Collateral Owner, a second ranking assignment by the Collateral Owner in favour of the RL Security Agent) of its rights, title and interests in and to any Zim/HMM Note held by that Owner (as applicable) in the agreed form.

“Notifiable Debt Purchase Transaction” has the meaning given to that term in clause 46.10 (Disenfranchisement of Parent Affiliates).

“Obligors’ Agent” means the Parent, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to clause 2.3 (Obligors’ agent).

“Obligors” means:

(a)                                 the Parent and the Borrower;

(b)                                 any Guarantors;

(c)                                  the Owners;

(d)                                 the Shareholders; and

(e)                                  the Manager.

“Observer Side Letter” means each side letter dated on or around the Effective Date under which the Parent grants The Royal Bank of Scotland plc the right to appoint an observer to the Parent’s board of directors.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Original Agency and Trust Agreement” means the agency and trust agreement dated 20 February 2007 between, among others, the Parent, the Agent, the Original Lender and the Security Agent in its capacity as the security trustee thereunder, as amended and/or restated from time to time.

“Original Financial Statements” means the audited consolidated financial statements of the Group for its Financial Year ended 31 December 2017.

“Original Jurisdiction” means, in relation to an Original Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the Effective Date or, in the case of any other Obligor, as at the date on which that Obligor becomes an Obligor.

“Original Obligor” means:

(a)                                 the Parent and the Borrower;

(b)                                 the Owners;

(c)                                  the Shareholders; and

(d)                                 the Manager.

“Out-of-Court Term Sheet” means the restructuring term sheet attached as Exhibit D to the Restructuring Support Agreement.

“Owner” means, in relation to a Ship, the person specified against the name of that Ship in Schedule 2 (Ship information) or in the relevant Accession Letter and, in the case of a Collateral Ship, includes its Collateral Owner.

“Owner Change of Control” means:

(a)                                 any Owner ceases at any time to be a wholly-owned direct Subsidiary of the Shareholder in respect of which it is a Subsidiary as at the Effective Date; or

(b)                                 any Shareholder ceases at any time to be a wholly-owned direct subsidiary of the Parent.

“Parent Affiliate” means the Parent, each of its Affiliates, any member of the Coustas Family or any funds controlled by the Coustas Family, any trust of which the Parent or any of its Affiliates or any member of the Coustas Family or any funds controlled by the Coustas Family is a trustee, any partnership of which the Parent or any of its Affiliates or any member of the Coustas Family or any funds controlled by the Coustas Family is a partner and any trust, fund or other entity which is managed by, or is under the control of, or is accustomed to follow the directions of or guidance from the Parent or any of its Affiliates or any member of the Coustas Family or any funds controlled by the Coustas Family.

“Parent Change of Control” occurs if at any time:

(a)                                 the Coustas Family (and/or any funds controlled by the Coustas Family) do not ultimately beneficially own at least 15 per cent and one share of the issued voting share capital of the Parent; or

(b)                                 the Coustas Family ceases to have the power to cast at a general meeting of the Parent at least 15 per cent and one share of the maximum number of votes of the issued voting share capital that might be cast at a general meeting of the Parent; or

(c)                                  the Plan Sponsor ceases to beneficially hold all of the economic interest in the unsecured, subordinated loan made to the Parent under the Subordinated Loan Agreement; or

(d)                                 Dr John Coustas ceases to be both the Chief Executive Officer of the Parent and a director of the Parent, unless this is due to his death or disability and, in such case, a replacement person is appointed by the Parent’s board of directors, following consultation with the Lenders, in accordance with the applicable corporate policy of the Parent within 60 days of such cessation and such replacement has given a legally binding acceptance of an offer of employment (and, if appropriate, has resigned from his or her existing employment within that time period); or

(e)                                  any group of the existing members of the board of directors of the Parent as of the Effective Date and any directors appointed following nomination by the existing board of directors as of the Effective Date (or any directors nominated by the existing board of directors as of the Effective Date) does not comprise a majority of the board of directors of the Parent; or

(f)                                   any one or more persons who are not members of the Coustas Family (without taking into account any Participating Lender) acting in concert legally or beneficially own or control a greater number of shares of the Parent than the Coustas Family provided that no Parent Change of Control shall be deemed to occur under this paragraph (f) if it occurs as a direct result of the sale of Danaos Shares by any of the Participating Lenders; or

(g)                                  any one or more persons (who are not members of the Coustas Family) acting in concert controls the Parent.

For the purposes of this definition, “acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Parent by any of them, either directly or indirectly, to obtain or consolidate control of the Parent.

“Participating Lender” means each of the banks or financial institutions party to the Restructuring Support Agreement (excluding, for the avoidance of doubt, Group Members, the Manager and the Plan Sponsor) together with any of its or their Affiliates and Related Funds.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Payment” means, in respect of any Liabilities (or any other liabilities or obligations), a payment, prepayment, repayment, redemption, defeasance or discharge of those Liabilities (or other liabilities or obligations).

“Permitted Group Level Acquisition” means:

(a)                                 an acquisition by the Parent in the ordinary course of trading (not being new businesses or vessels unless a Permitted Ship Purchase);

(b)                                 a Permitted Ship Purchase;

(c)                                  in connection with a Permitted Ship Purchase:

(i)                                     the acquisition of 100 per cent of a newly incorporated special purpose Subsidiary to act as either a vessel-owning company or a Holding Company of such a vessel-owning Subsidiary; or

(ii)                                  the acquisition of 100 per cent of one or more special purpose entities owning vessels or Holding Companies of such a vessel-owning entity; or

(d)                                 the acquisition of Cash and Cash Equivalents.

“Permitted Group Level Distribution” means:

(a)                                 any Distribution in cash by the Parent (but no other Group Member), provided that:

(i)                                     the Parent has received net cash proceeds from issuances of common stock in the Parent (after all underwriting and other discounts, commissions or deductions and all other costs and expenses of such transaction, including professional and other fees and expenses and any other transaction costs of any kind related thereto in connection with such issuance of common stock) since the Effective Date in an aggregate amount in excess of $50,000,000 (excluding, for the avoidance of doubt, any proceeds received in connection with the Capital Contribution Agreement or the Subordinated Loan Agreement);

(ii)                                  the Distribution is not made before the First Repayment Date;

(iii)                               no Default is continuing (including, in the case of a Corporate Waiver Event of Default, where such Corporate Waiver Event of Default would be continuing but for it having been waived by the Majority Corporate Lenders) or would occur immediately after the making of the Distribution;

(iv)                              the board of directors of the Parent has concluded, in compliance with its fiduciary duties and subject to all applicable laws, that it is appropriate for the Parent to declare and make such a Distribution; and

(v)                                 in the case of a repurchase of any of the Parent’s share capital, such repurchase is effected by tender offer open to all shareholders and all NEDs have consented to such repurchase on the basis of reasonable valuation evidence received from a major, reputable, international accounting or financial advisory firm or international investment bank; and

(b)                                 the payment of management fees under and in accordance with the Management Agreement.

“Permitted Group Level Financial Indebtedness” means:

(a)                                 Financial Indebtedness incurred under the Amended RA Facilities or the Amended and Restated Sinosure Facility (in each case, in the form of those documents as at the Effective Date) and as amended by any amendments effected in compliance with clause 5.3 (Most Favoured Nation) of the Global Intercreditor Deed, the Finance Documents and the Hedging Contracts for Hedging Transactions entered into pursuant to clause 29.2 (Hedging);

(b)                                 Financial Indebtedness owed by the Parent to a Group Member and vice versa under Excess Cash Loans or Permitted Subordinated Loans which are governed by the terms of the Global Intercreditor Deed;

(c)                                  Financial Indebtedness which is unsecured and has been approved by the Majority Lenders; and

(d)                                 Financial Indebtedness constituting a Permitted Refinancing or incurred in connection with a Permitted Ship Purchase or a Permitted SLB Transaction.

“Permitted Group Level Loans Out” means:

(a)                                 loans or credits to an Obligor or any other Existing Fleet Group Member in respect of Support Payments or Permitted Subordinated Loans that are Permitted Payments; and

(b)                                 loans or credits to any Obligor or any other Group Member (other than an Existing Fleet Group Member or the Manager), provided that such loans or credit would not otherwise be prohibited under the terms of the Global Intercreditor Deed.

“Permitted Group Level Security Interest” means any Security Interest which is:

(a)                                 granted pursuant to the Finance Documents or pursuant to any Amended RA Facilities or the Amended and Restated Sinosure Facility (in each case, in the form of those documents as at the Effective Date and as amended by any amendments effected in compliance with clause 5.3 (Most Favoured Nation) of the Global Intercreditor Deed) or any Permitted Refinancing in respect of any such facility and (in each case) permitted by the terms of the Intercreditor Deeds;

(b)                                 is approved by the Majority Lenders and not restricted by the terms of the Global Intercreditor Deed; or

(c)                                  a Security Interest securing Financial Indebtedness incurred in connection with a Permitted Ship Purchase and is only granted over the relevant New Vessel (and/or its New Owner, other assets of the New Owner and/or over the shares of the New Owner or any Holding Company of the New Owner (other than the Parent)) acquired as part of such Permitted Ship Purchase and any earnings account in connection with such vessel, but excluding, for the avoidance of doubt, any Security Interest over any assets of, shares of or claims relating to, an Existing Fleet Group Member(other than the Parent), any Excess Cash Loans or any Earnings Account.

“Permitted Maritime Liens” means, in relation to any Mortgaged Ship:

(a)                                 any ship repairer’s or outfitter’s possessory lien in respect of the Ship for an amount not exceeding the Major Casualty Amount;

(b)                                 any lien on the Ship for master’s, officer’s or crew’s wages outstanding or master’s disbursements in the ordinary course of its trading provided that the amounts giving rise to such liens are not more than 30 days overdue;

(c)                                  any lien on the Ship for salvage or general average; and

(d)                                 any other lien on the Ship arising by operation of law for claims incurred in the ordinary course of the operation, repair or maintenance of the Ship and which are outstanding for not longer than 30 days.

“Permitted Payment” means any payment under an Excess Cash Loan or a Permitted Subordinated Loan or any Support Payment,  or any other payment which is expressly permitted by the Global Intercreditor Deed to be made.

“Permitted Refinancing” means any Financial Indebtedness (“New Debt”) incurred after the Effective Date by an Obligor or any other Existing Fleet Group Member secured by a Security Interest over a Fleet Vessel, provided that:

(a)                                 If such New Debt refinances an Amended RA Facility or the Amended and Restated Sinosure Facility as applicable secured by the first priority security over such Fleet Vessel (the “Existing Debt”), the proceeds of such New Debt are applied in such manner so that, and upon the advance of such New Debt the Parent ensures that, all amounts outstanding under the Existing Debt are prepaid in full in accordance with the terms of such Existing Debt, unless:

(i)                                     the lenders in respect of the Existing Debt agree otherwise pursuant to the provisions of the same;

(ii)                                  the Obligors would be in compliance with the Consolidated Net Leverage financial covenant under (and as defined in) clause 20 (Financial covenants) immediately prior to such incurrence of Financial Indebtedness (calculated on a pro forma basis to reflect the incurrence of the Financial Indebtedness); and

(iii)                               no change is made to the Security Interests of such lenders under such Existing Debt, or to the priority of payments under it, without the consent of all of the lenders thereunder;

(b)                                 if such New Debt is of the type described in paragraph (a) above:

(i)                                     any surplus proceeds of such New Debt following the prepayment provided for in paragraph (a) above (after all costs and expenses of such Permitted Refinancing, including professional and other fees and expenses and any other transaction costs of any kind related thereto) are applied to prepay the Restructured Facilities (on a pro rata basis) in compliance with the Intra-Restructuring Lenders Intercreditor Deed and the Global Intercreditor Deed;

(ii)                                  the New Debt does not provide for an interest rate that exceeds the interest payable on the Existing Debt which it refinances (for these purposes, treating upfront fees as interest by calculating the percentage of principal refinanced that such fees represent and dividing that percentage by the number of years’ duration of the refinancing loan); and

(iii)                               the New Debt does not have a shorter weighted average life to maturity than, and the stated maturity of such New Debt does not fall earlier than the stated maturity of, the Existing Debt which it refinances;

(c)                                  if such New Debt constitutes additional or increased Financial Indebtedness advanced under the same facility constituting, and consolidated into, the Existing Debt, it is advanced by the same lenders as the Existing Debt and:

(i)                                     any proceeds of such New Debt are applied to prepay the Restructured Facilities (on a pro rata basis) in compliance with the Intra-Restructuring Lenders Intercreditor Deed and the Global Intercreditor Deed;

(ii)                                  the Obligors would be in compliance with the Consolidated Net Leverage financial covenant under (and as defined in) clause 20   (Financial covenants) immediately prior to such incurrence of Financial Indebtedness (calculated on a pro forma basis to reflect the incurrence of the Financial Indebtedness);

(iii)                               the New Debt does not provide for an interest rate that exceeds the interest payable on the Existing Debt to which it is added or which it increases (for these purposes, treating upfront fees as interest by calculating the percentage of the additional or increased principal such fees represent and dividing that percentage by the number of years’ duration of the new or additional financing);

(iv)                              the New Debt does not have a shorter weighted average life to maturity than, and the stated maturity of such New Debt does not fall earlier than the stated maturity of, the Existing Debt to which it is added or which it increases; and

(d)                                 in any event, the nature and scope of any property of Group Members that is subject to any Security Interest securing the New Debt does not exceed the same in respect of the Existing Debt which it refinances or to which it is added or which it increases.

“Permitted Refinancing Danaos SPV Loan” has the meaning given to such term in the Global Intercreditor Deed.

“Permitted Reflagging” means, in relation to a Fleet Vessel owned directly by an Existing Fleet Group Member (other than an Obligor), the change of flag of such Fleet Vessel:

(a)                                 with the prior written approval or at the request of the requisite number of lenders of the Amended RA Facility or the Amended and Restated Sinosure Facility (as applicable), where such approval is required under any such facility; and

(b)                                 which is secured by a first ranking mortgage over such Fleet Vessel, in each case pursuant to the provisions of that Amended RA Facility or the Amended and Restated Sinosure Facility (as applicable), which is accompanied by a discharge of certain of the first ranking Security Interests in favour of the lender or lenders of that facility (and/or their security trustee), including the first ranking ship mortgage over such Fleet Vessel, and their replacement by other first ranking Security Interests in favour of the same lender or lenders of that facility (and/or their security trustee), including a replacement first ranking ship mortgage over such Fleet Vessel, provided that, in the case of such replacement security, the new security provides the said lender or lenders (and/or the security trustee), in their opinion, with substantially the same rights as the discharged security; and

(c)                                  which does not result in any Finance Party having any liability in respect of Tax in any Flag State or having or being deemed to have a place of business in any Flag State or any Relevant Jurisdiction of any Obligor.

“Permitted Ship Purchase” means the purchase, chartering-in or other acquisition of a new build vessel or a second hand vessel (a “New Vessel”) (excluding any Fleet Vessel owned by an Existing Fleet Group Member) by a wholly-owned Subsidiary of the Parent (a “New Owner”) (and excluding any Existing Fleet Group Member), provided that:

(a)                                 the Obligors would be in compliance with the financial covenants under clause 20 (Financial covenants) immediately prior to such purchase, chartering-in or other acquisition (calculated on a pro forma basis to reflect (i) the incurrence of any Financial Indebtedness in connection with such purchase, charter or other acquisition and (ii) the net book value (in the case where the New Vessel is a vessel under construction) or (charter free) market value (in the case where the New Vessel is a vessel that is operational and trading or capable of trading) based on valuations obtained in respect of the New Vessels in accordance with clause 25 (Valuations) and prepared no earlier than seven (7) days prior to the completion of such transaction, but in any event without any pro forma adjustment to Consolidated EBITDA);

(b)                                 the terms of any Financial Indebtedness incurred in connection with such purchase, charter-in or other acquisition do not include non-market restrictions on Distributions or loans made by the New Owner or its Subsidiaries to the Parent;

(c)                                  any Financial Indebtedness incurred in connection with such purchase, charter-in or acquisition does not decrease the applicable Minimum Corporate Cover (Charter Free) or Minimum Corporate Cover (Charter Attached) ratio calculated in accordance with clause 20.3 (Minimum Corporate Cover (Charter Free)) and clause 20.4 (Minimum Corporate Cover (Charter Attached));

(d)                                 such New Vessel continues to be owned or chartered-in by the New Owner after such purchase, charter-in or acquisition; and

(e)                                  no Event of Default is continuing or would result from the purchase.

“Permitted SLB Transaction” means a sale or other disposal of a Fleet Vessel by an Existing Fleet Group Member (other than an Obligor) to a person who is not a Parent Affiliate, and the concurrent chartering-in or lease-back of the same Fleet Vessel by the same or another Group Member (who is not the Parent and is a wholly-owned Subsidiary of the Parent), provided that:

(a)                                 in respect of a Fleet Vessel owned by an Existing Fleet Group Member other than Pooled Facilities Joint Collateral Ships, the following conditions are met:

(i)                                     the Disposal Proceeds are applied in prepayment in such manner so that, and upon payment of such Disposal Proceeds the Parent ensures that, all amounts outstanding under the Amended RA Facility or the Amended and Restated Sinosure Facility (as applicable) secured by the first priority mortgage over such Fleet Vessel are prepaid in full in accordance with the terms of such Amended RA Facility or the Amended and Restated Sinosure Facility (as applicable), unless:

(A)                               the lenders of the said Amended RA Facility or the Amended and Restated Sinosure Facility (as applicable) agree otherwise pursuant to the provisions of the same; and

(B)                               the Obligors would be in compliance with the financial covenants under clause 20 (Financial covenants) immediately prior to such transaction (calculated on a pro forma basis  to reflect the said transaction but without any pro forma adjustment to Consolidated EBITDA); and

(ii)                                  any surplus Disposal Proceeds of such transaction following the prepayment provided for in paragraph (i) above are applied to prepay the Restructured Facilities (on a pro rata basis) in compliance with the Intra-Restructuring Lenders Intercreditor Deed and the Global Intercreditor Deed;

(iii)                               no default or event of default (howsoever described, and including any Default or Event of Default) is continuing at the relevant time under any of the Amended RA Facilities nor will result from the entry into the sale and leaseback transaction;

(iv)                              such cost to the relevant Group Member of the said transaction (when comparing the interest portion of any lease or other charter payments thereunder, to the interest cost of the Financial Indebtedness that is being prepaid by the relevant Disposal Proceeds and which was previously secured by the first ranking mortgage over the relevant Fleet Vessel) is not higher than the interest payable under the said Amended RA Facility or the Amended and Restated Sinosure Facility (as applicable) which is being prepaid (for these purposes, treating upfront fees and related disposal and leaseback upfront costs as interest by calculating the percentage of principal prepaid such fees represent and dividing that percentage by the number of years’ duration of the new charter-in);

(v)                                 the firm tenor of such charter-in or leaseback contract does not have a shorter weighted average life to re-delivery of the relevant Fleet Vessel thereunder than the said Amended RA Facility or the Amended and Restated Sinosure Facility (as applicable) which is being prepaid by the relevant Disposal Proceeds; and

(vi)                              each of:

(A)                               first ranking Security Interest over any charter, Earnings, Insurances and Requisition Compensation in respect of the relevant Fleet Vessel by way of security;

(B)                               first ranking Security Interest over both the chartering-in, leaseback or similar contract conferring on the Group Member the right to use the Fleet Vessel (including Security Interest over any buy-out option); and

(C)                               first ranking Security Interest over the shares of the Group Member chartering-in or leasing-back the Fleet Vessel,

(in each case) is, at the cost of the Parent, provided to the Restructuring Lenders in compliance with the Intra-Restructuring Lenders Intercreditor Deed and the Global Intercreditor Deed on a first-ranking basis, provided that if first-ranking Security Interest over any charter, Earnings, Insurances or Requisition Compensation in respect of the relevant Fleet Vessel or the shares of that Group Member chartering-in or leasing-back the Fleet Vessel is required to be granted to the lessor counterparty under such chartering-in or sale and leaseback arrangement, then the relevant Security Interest provided to Restructuring Lenders may be on a second-ranking basis; or

(b)                                 in respect of a Pooled Facilities Joint Collateral Ship, the following conditions are met:

(i)                                     the Parent has provided, and the chief financial officer of the Parent has presented, to all the RA Lenders such materials describing in reasonable detail:

(A)                               the key terms of the proposed sale and leaseback transaction,

(B)                               the economic benefit of such a transaction as compared to other alternatives including the sale of the relevant Pooled Facilities Joint Collateral Ship; and

(C)                               a confirmation that the aggregate of

(1)                                 the costs payable pursuant to the relevant charter-in or leaseback contract; and

(2)                                 the operating expenses, capital expenditure, drydocking and maintenance costs in respect of that Pooled Facilities Joint Collateral Ship,

are less than the charter hire payable under the charter or contract of employment relating to that Pooled Facilities Joint Collateral Ship;

(ii)                                  a confirmation, in the form of a certificate from an officer of the Parent, that the sale and leaseback transaction will be conducted on standard arm’s length terms has been provided to all RA Lenders;

(iii)                               no Default or Event of Default is continuing at the relevant time under any of the Amended RA Facilities or the Amended and Restated Sinosure Facility will result from the entry into the proposed sale and leaseback transaction;

(iv)                              the Disposal Proceeds from such transaction are applied to prepay the Pooled Facilities in accordance with the Pooled Facilities Intercreditor Deed;

(v)                                 any surplus Disposal Proceeds of such transaction following the prepayment provided for in paragraph (iv) above are applied to prepay the Restructured Facilities (on a pro rata basis) in compliance with the Intra-Restructuring Lenders Intercreditor Deed and the Global Intercreditor Deed; and

(vi)                              the firm tenor of the charter-in or leaseback contract does not have a shorter weighted average life to re-delivery of the relevant Pooled Facilities Joint Collateral Ship than any of the Pooled Facilities.

“Permitted Subordinated Loan” means any loan made by any Group Member to another Group Member that complies with the terms of clause 4.9 (Subordination) of the Global Intercreditor Deed.

“Plan Sponsor” means Danaos Investment Limited as trustee of the 883 Trust.

“Plan Sponsor Capital Contribution” means the capital contribution by the Plan Sponsor to the Parent in accordance with the terms of the Capital Contribution Agreement.

“Pollutant” means and includes crude oil and its products, any other polluting, toxic or hazardous substance and any other substance whose release into the environment is regulated or penalised by Environmental Laws.

“Pooled Facilities Intercreditor Deed” has the meaning given to such term in the Global Intercreditor Deed.

“Pooled Facilities Joint Collateral Ship” means m.v. Hyundai Respect and m.v. Hyundai Honour.

“Prior Claims” means in relation to any Recoveries, any claims, liabilities or debts owed or incurred to any persons which take priority in respect of such Recoveries over the Security Interests created by the Security Documents by operation of law.

“Prohibited Person” means:

(a)                                 any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are directed;

(b)                                 any person, entity or any other party located, domiciled, resident or incorporated in, or the government of, any Restricted Country; and/or

(c)                                  any person, entity or any other party controlling, owned, or controlled by, or under the common control of or affiliated with, any person, entity or any other party as defined in paragraphs (a) or (b) above.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Quasi-Security” has the meaning given to that term in clause 28.2 (General negative pledge).

“Quiet Enjoyment Letter” means, in relation to the M.V.s “BRIDGE”, “EXPRESS ARGENTINA”, “EXPRESS SPAIN” and “EXRESS BERLIN” or any other Ship with a Replacement Charter requiring the relevant Owner procure the issuance of a mortgagee’s letter of quiet enjoyment to the relevant charterer, the letter by the Security Agent as first mortgagee (or, in the case of a Collateral Ship, by the RL Security Agent as second mortgagee) addressed to and acknowledged by the Charterer of that Ship, in the agreed form.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two Business Days (only in London) before the first day of that period unless market practice in the Interbank Market differs, in which case the Quotation Day shall be determined by the Agent in accordance with market practice in the Interbank Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

“RA Lender” has the meaning given to that term in clause 20.2 (Financial definitions).

“RBS Facility” means the Tranche 1 Facility and the Tranche 2 Facility together.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property appointed under any Security Document.

“Recoveries” has the meaing given to it in clause 36.1 (Order of Application).

“Registration Rights Agreement” means the New York law governed registration rights agreement to be entered into between the Borrower, the Equitizing Lenders and the Pool B Equity Allocation Lenders (as defined in the Out-of-Court Term Sheet) and Danaos Investment Limited as plan sponsor dated the Effective Date.

“Registry” means, in relation to each Ship, such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register the relevant Ship, the relevant Owner’s title to such Ship and the relevant Mortgage under the laws of its Flag State.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)                                 its Original Jurisdiction;

(b)                                 any jurisdiction where any Charged Property owned by it is situated;

(c)                                  any jurisdiction where it conducts its business; and

(d)                                 any jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

“Relevant Period” has the meaning given to that term in clause 20.2 (Financial definitions).

“Relevant Proceeds” has the meaning given to the term “Existing Fleet Sale/Total Loss Proceeds” in the Global Intercreditor Deed.

“Repayment Date” means:

(a)                                 the First Repayment Date;

(b)                                 each Instalment Date thereafter up to but excluding the Tranche 2 Final Repayment Date; and

(c)                                  the Tranche 2 Final Repayment Date.

“Repayment Instalment” has the meaning given to that term in clause 5.2 (Scheduled repayment of Tranche 1 Facility).

“Repeating Representations” means each of the representations set out in clauses 18.1 (Status) to clause 18.11 (Ownership of Charged Property), clause 18.12 (No insolvency),  clause 18.17 (No Default), clause 18.21 (Anti-corruption law and Sanctions), clause 18.22 (No money laundering), clause 18.25 (Good title to assets) and clause 18.35 (No immunity).

“Replacement Charter” means, in relation to a Ship, a replacement charter commitment in relation to that Ship referred to as such in paragraph (b) of clause 30.20 (Breach of Charter).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Requisition Compensation” means, in relation to a Ship, any compensation paid or payable by a government entity for the requisition for title, confiscation or compulsory acquisition of such Ship.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Restricted Country” means Cuba, Iran, North Korea, Syria, the region of Crimea and any other country or jurisdiction notified to the Borrower in writing by the Agent from time to time.

“Restructured Facilities” means the HSH Facility, the Facilities and the Citibank Pool C Refinancing Facility.

“Restructuring” means the consensual restructuring of the Group in accordance with the terms of the Restructuring Support Agreement.

“Restructuring Support Agreement” means the amended and restated restructuring support agreement dated 19 June 2018 entered into between, amongst others, the Parent, the Guarantors and the Manager.

“Ring Fencing Compliance Certificate” means a certificate substantially in the form set out in Part 2 of Schedule 5 (Form of Compliance Certificate and Ring Fencing Compliance Certificate) or otherwise approved.

“RL Security Agent” has the meaning given to that term in the Intra-Restructuring Lenders Intercreditor Deed.

“Sanctions” means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)                                 imposed by law or regulation of, or administered by, the United Kingdom (including HM Treasury and the Foreign and Commonwealth Office of the United Kingdom), the Council of the European Union, the United Nations or its Security Council, the United States of America (including OFAC), the Swiss State Secretariat for Economic Affairs, the Swiss Directorate of International Law, the Hong Kong Monetary Authority or the Monetary Authority of Singapore whether or not any Obligor, any other Group Member or any Affiliate is legally bound to comply with the foregoing; or

(b)                                 otherwise imposed by any law or regulation by which any Obligor, any other Group Member or any Affiliate of any of them is bound or, as regards a regulation, compliance with which is reasonable in the ordinary course of business of any Obligor, any other Group Member or any Affiliate of any of them.

“Scrapping Proceeds” means, in respect of any Ship that has been disposed for scrapping, the Disposal Proceeds received by any Group Member for such disposal.

“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars and the relevant period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters.  If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower and the Lenders.

“Secured Obligations” means all indebtedness and obligations (whether present or future) at any time due, owing or incurred by any Obligor to any Finance Party (whether for its own account or as agent or trustee for itself and/or other Finance Parties or in any other capacity whatsoever and whether owed jointly or severally) under, or related to, the Finance Documents (as the same may be assigned, transferred or novated from time to time).

“Security Agent” includes any person as may be appointed as such under the Finance Documents and includes any separate trustee or co-trustee appointed under clause 34.6 (Additional trustees)).

“Security Agent’s Spot Rate of Exchange” means the rate of exchange to purchase one currency with another currency, calculated from such sources as the Security Agent may reasonably select.

“Security Documents” means:

(a)                                 the Existing Security Documents; and

(b)                                 the New Security Documents; and

(c)                                  any other document as may be executed to guarantee and/or secure any amounts owing to the Finance Parties under this Agreement or any other Finance Document.

“Security Interest” means a mortgage, charge, pledge, lien, assignment, trust, hypothecation or other security interest of any kind securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Period” means the period commencing on the date this Agreement was first entered into (being 20 February 2007) and ending on the Final Discharge Date.

“Security Property” means:

(a)                                 the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Finance Parties pursuant to any Agency and Trust Deed and all proceeds of that Transaction Security;

(b)                                 all obligations expressed to be undertaken by any Obligor to pay amounts in respect of the Secured Obligations to the Security Agent as trustee for the Finance Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by an Obligor in favour of the Security Agent as trustee for the Finance Parties; and

(c)                                  any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Finance Parties.

“Shareholder” means, in relation to each Owner, the person listed as a shareholder in Schedule 1 (The original parties) or in the relevant Accession Letter and, in the case of a Collateral Owner, includes its Collateral Owner Shareholder.

“Shareholders Agreement” means the shareholders agreement dated as of the Effective Date between the Borrower, Danaos Investment Limited as plan sponsor, the Equitizing Lenders (as defined in the Out-of-Court Term Sheet) and the Pool B Equity Allocation Lenders (as defined in the Out-of-Court Term Sheet) that wish to be a party thereto.

“Share Security” means, in relation to each Owner, the document constituting a first ranking (or, in the case of a Collateral Owner, second ranking) Security Interest by the relevant Shareholder in favour of the Security Agent (or, in the case of a Collateral Owner or an Owner of an Additional Ship, the RL Security Agent) in respect of all of the shares in such Owner as the same may be amended and restated from time to time, including on the Effective Date.

“Ship Representations” means each of the representations and warranties set out in clauses 18.36 (Ship status) and 18.37 (Ship’s employment).

“Shipmanagement Agreement” means each Shipmanagement Agreement (as defined in the Management Agreement) in respect of a Ship to which an Owner is a party.

“Ships” means each of the ships described in Schedule 2 (Ship information) (including the Collateral Ships) or in an Accession Letter and “Ship” means any of them.

“Simple Majority Lenders” means the Lenders whose Commitments aggregate at least 50 per cent of the Total Commitments.

“Simple Majority Tranche 1 Lenders” means the Lenders whose Tranche 1 Commitments aggregate at least 50 per cent of the total Tranche 1 Commitments.

“Spill” means any actual or threatened spill, release or discharge of a Pollutant into the environment.

“Spot Rate of Exchange” of the Agent or the Security Agent (as applicable) means the Agent’s or Security Agent’s spot rate of exchange or, if the Agent or Security Agent (as applicable) does not have an available spot rate of exchange, any other publicly available spot rate of exchange selected by the Agent or Security Agent (as applicable and acting reasonably), for the purchase of the relevant currency with dollars in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Subordinated Loan Agreement” means the loan agreement governing the Post-Closing Minimum Cash Condition Backstop (as defined in the Out-of-Court Term Sheet) dated as of the Effective Date.

“Subsidiary” of a person means any other person:

(a)                                 directly or indirectly controlled by such person; or

(b)                                 of whose dividends or distributions on ordinary voting share capital such person is beneficially entitled to receive more than 50 per cent,

and a person is a “wholly-owned Subsidiary” of another person if it has no members except that other person and that other person’s wholly-owned Subsidiaries or persons acting on behalf of that other person or its wholly-owned Subsidiaries.

“Support Payment” has the meaning given to that term in the Global Intercreditor Deed.

“Support Payment Security” means, in relation to amounts advanced by the Parent to any Owner (other than a Collateral Owner) under an Excess Cash Loan, a deed or other instrument by the Parent in favour of the Security Agent (or, in the case of a Collateral Owner or an Owner of an Additional Ship, the RL Security Agent) in an agreed form conferring a Security Interest over amounts owing to the Parent under any Excess Cash Loan.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Total Available Cash” has the meaning given to that term in the Global Intercreditor Deed.

“Total Commitments” means the aggregate of the Total Tranche 1 Commitments and the Total Tranche 2 Commitments, being $475,541,000 at the Effective Date.

“Total Loss” means, in relation to a Ship:

(a)                                 its actual, constructive, compromised or arranged total loss; or

(b)                                 its requisition for title, confiscation or other compulsory acquisition by a government entity; or

(c)                                  the hijacking, theft, condemnation, capture (whether by piracy or otherwise), seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to the compulsory acquisition of such Ship covered by limb (b) above) unless such Ship be released and restored to the relevant Owner from such hijacking, theft, condemnation, capture (whether by piracy or otherwise), seizure, arrest, detention or confiscation within 60 days thereof in the case of hijacking, theft or capture (whether by piracy or otherwise) or within 30 days thereof in all other cases.

“Total Loss Date” means, in relation to the Total Loss of a Ship:

(a)                                 in the case of an actual total loss, the date it happened or, if such date is not known, the date on which the vessel was last reported;

(b)                                 in the case of a constructive, compromised, agreed or arranged total loss, the earliest of:

(i)                                     the date notice of abandonment of the vessel is given to its insurers (provided a claim for total loss is admitted by the insurers); or

(ii)                                  if the insurers do not admit such a claim, the date upon which either a total loss is subsequently admitted by the insurers or a total loss is later determined by a competent court of law or arbitration tribunal to have been the date on which the total loss happened; or

(iii)                               the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the vessel’s insurers;

(c)                                  in the case of a requisition for title, confiscation or compulsory acquisition, the date it happened; and

(d)                                 in the case of hijacking, theft, condemnation, capture, seizure, arrest or detention, the date 60 days after the date upon which it happened in the case of hijacking, theft or capture (whether by piracy or otherwise) or 30 days after the date upon which it happened in all other cases.

“Total Loss Repayment Date” means, where a Mortgaged Ship has become a Total Loss, the earlier of:

(a)                                 the date 120 days after its Total Loss Date; and

(b)                                 the date upon which insurance proceeds or Requisition Compensation for such Total Loss are paid by insurers or the relevant government entity.

“Total Tranche 1 Commitments” means the aggregate of the Tranche 1 Commitments.

“Total Tranche 2 Commitments” means the aggregate of the Tranche 2 Commitments.

“Tranche 1 Acceleration Event” means the taking of Enforcement Action by the Majority Tranche 1 Lenders.

“Tranche 1 Commitment” means:

(a)                                 in relation to an Original Lender, the amount set out opposite its name under the heading “Tranche 1 Commitments” in Schedule 1 (The original parties) and the amount of any other Tranche 1 Commitment it acquires under this Agreement; and

(b)                                 in relation to any other Lender, the amount of any Tranche 1 Commitment it acquires under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

Tranche 1 Discharge Date” means the date on which all outstandings under the Tranche 1 Facility have been repaid in full, all of the Tranche 1 Commitments have been reduced to zero, and all other amounts outstanding under the Finance Documents in respect of the Tranche 1 Facility have been discharged in full, each to the satisfaction of the Agent.

“Tranche 1 Facility” means the term loan facility made available under this Agreement as described in paragraph (a) of clause 2.1 (The Facilities).

“Tranche 1 Final Repayment Date” means, subject to clause 40.8 (Business Days), 31 December 2023.

“Tranche 1 Loan” means a loan made under the Tranche 1 Facility or the principal amount outstanding for the time being of that Loan.

“Tranche 2 Cash-Pay Interest” has the meaning given to that term in clause 8.2 (Calculation of interest for the Tranche 2 Loan).

“Tranche 2 Discharge Date” means the date on which all outstandings under the Tranche 2 Facility have been repaid in full, all of the Tranche 2 Commitments have been reduced to zero, and all other amounts outstanding under the Finance Documents in respect of the Tranche 2 Facility have been discharged in full each to the satisfaction of the Agent.

“Tranche 2 Commitment” means:

(a)                                 in relation to an Original Lender, the amount set out opposite its name under the heading “Tranche 2 Commitments” in Schedule 1 (The original parties) and the amount of any other Tranche 2 Commitment it acquires under this Agreement; and

(b)                                 in relation to any other Lender, the amount of any Tranche 2 Commitment it acquires under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Tranche 2 Discharge Date” means the date on which all outstandings under the Tranche 2 Facility have been repaid in full and all of the Tranche 2 Commitments have been reduced to zero, each to the satisfaction of the Agent.

“Tranche 2 Facility” means the term loan facility made available under this Agreement as described in paragraph (b) of clause 2.1 (The Facilities).

“Tranche 2 Final Repayment Date” means, subject to clause 40.8 (Business Days), 30 June 2024.

“Tranche 2 PIK Interest” has the meaning given to that term in clause 8.2 (Calculation of interest for the Tranche 2 Loan).

“Tranche 2 Loan” means a loan made under the Tranche 2 Facility or the principal amount outstanding for the time being of that Loan.

“Tranche 2 Target Amount” means, in respect of each Quarter Date, the amount set out in Schedule 9 (Tranche 2 Target Amount).

“Transaction Document” means:

(a)                                 each of the Finance Documents;

(b)                                 each Charter Document;

(c)                                  each Amended RA Facility;

(d)                                 the Pooled Facilities Intercreditor Deed;

(e)                                  the Amended and Restated Sinosure Facility;

(f)                                   each Equity Document;

(g)                                  the Management Agreement;

(h)                                 the Restrictive Covenant Agreement;

(i)                                     the CEO Employment Agreement;

(j)                                    the Subordinated Loan Agreement;

(k)                                 the Implementation Deed; and

(l)                                     Management Agreement Deed of Undertaking.

“Transaction Security” means the Security Interests created or evidenced or expressed to be created or evidenced under or pursuant to the Security Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Part 2 of Schedule 4 (Form of Assignment Agreement and Transfer Certificate) or any other form agreed between the Agent and the Borrower provided that if that other form does not contain the undertaking set out in the form set out in Part 2 of Schedule 4 (Form of Assignment Agreement and Transfer Certificate) it shall not be a Creditor Accession Undertaking as defined in, and for the purposes of, the Global Intercreditor Deed.

“Transfer Date” means, in relation to an assignment pursuant to an Assignment Agreement or a transfer pursuant to a Transfer Certificate, the later of:

(a)                                 the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)                                 the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treasury Transaction” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” means the United States of America.

“US GAAP” means current generally accepted accounting principles in the United States of America from time to time.

“US Tax Obligor” means:

(a)                                 a Borrower which is resident for tax purposes in the US; or

(b)                                 an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means the making of a Loan.

“VAT” means:

(a)                                 any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)                                 any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Write-down and Conversion Powers” means:

(a)                                 in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)                                 in relation to any other applicable Bail-In Legislation:

(i)                                     any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)                                  any similar or analogous powers under that Bail-In Legislation.

“Zim/HMM Note” means any note issued by either of Zim Integrated Shipping Services Limited or any of its Subsidiaries, or Hyundai Merchant Marine or any of its Subsidiaries (together “Zim/HMM”) and held by an Obligor, details of which notes are set out in Schedule 6 (Zim/HMM Notes) or in an Accession Letter.

1.2                               Construction

(a)                                 Unless a contrary indication appears, a reference in any of the Finance Documents to:

(i)                                     “Sections”, “clauses”,  “Schedules” and “paragraphs” are to be construed as references to the Sections and clauses of, the Schedules to, or the paragraph of the relevant clause of or Schedule to, the relevant Finance Document and references to a Finance Document include its Schedules;

(ii)                                  a “Finance Document” or a “Transaction Document” or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as it may from time to time be amended, supplemented, restated, novated or replaced, however fundamentally;

(iii)                               words importing the plural shall include the singular and vice versa;

(iv)                              a time of day are to London time;

(v)                                 any person (including, without limitation, the “Agent”, any “Finance Party”, any “Lender”, any “Obligor”, any “Party” and the “Security Agent”) includes its successors in title, permitted assignees or transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(vi)                              the “knowledge”, “awareness” and/or “belief” (and similar expressions) of any Obligor shall be construed so as to mean the knowledge, awareness and beliefs of the director and officers of such Obligor, having made due and careful enquiry;

(vii)                           a document in “agreed form” means:

(A)                               where a Finance Document has already been executed by all of the relevant parties, such Finance Document in its executed form;

(B)                               prior to the execution of a Finance Document, the form of such Finance Document separately agreed in writing between the Agent and the Borrower as the form in which that Finance Document is to be executed or another form approved at the request of the Borrower;

(viii)                        “approved by the Majority Lenders” or “approved by the Lenders” means approved in writing by the Agent acting on the instructions of both the Majority Tranche 1 Lenders and the Majority Tranche 2 Lenders or, as the case may be, all of the Lenders (on (and subject to satisfaction of) such conditions as they may respectively impose in their absolute discretion) and otherwise “approved” means approved in writing by the Agent (acting on the instructions of both the Majority Tranche 1 Lenders and the Majority Tranche 2 Lenders, on (and subject to satisfaction of) such conditions as they may impose in their absolute discretion) and “approval” and “approve” shall be construed accordingly;

(ix)                              “approved by the Majority Tranche 1 Lenders” or “approved by the Majority Tranche 2 Lenders” means approved in writing by the Agent acting on the instructions of the Majority Tranche 1 Lenders or (as relevant) the Majority Tranche 2 Lenders (on (and subject to satisfaction of) such conditions as such Lenders may respectively impose in their absolute discretion) and otherwise “approved” means approved in writing by the Agent (acting on the instructions of the Majority Tranche 1 Lenders or the Majority Tranche 2 Lenders (as relevant), on (and subject to satisfaction of) such conditions as such

Lenders may impose in their absolute discretion) and “approval” and “approve” shall be construed accordingly;

(x)                                 “assets” includes present and future properties, revenues and rights of every description;

(xi)                              “charter commitment” means, in relation to a vessel, any charter or contract for the use, employment or operation of that vessel or the carriage of people and/or cargo or the provision of services by or from it and includes any agreement for pooling or sharing income derived from any such charter or contract;

(xii)                           “control” of an entity means:

(A)                               the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(1)                                 cast, or control the casting of, more than 50 per cent of the maximum number of votes that might be cast at a general meeting of that entity; or

(2)                                 appoint or remove all, or the majority, of the directors or other equivalent officers of that entity; or

(3)                                 give directions with respect to the operating and financial policies of that entity with which the directors or other equivalent officers of that entity are obliged to comply; and/or

(B)                               the holding beneficially of more than 50 per cent of the issued share capital of that entity (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital) (and, for this purpose, any Security Interest over share capital shall be disregarded in determining the beneficial ownership of such share capital);

and “controlled” shall be construed accordingly;

(xiii)                        the term “disposal” or “dispose” means a sale, transfer or other disposal (including by way of lease or loan but not including by way of loan of money) by a person of all or part of its assets, whether by one transaction or a series of transactions and whether at the same time or over a period of time, but not the creation of a Security Interest;

(xiv)                       the “equivalent” of an amount specified in a particular currency (the “specified currency amount”) shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount at the Spot Rate of Exchange on the date the calculation falls to be made;

(xv)                          a “government entity” means any government, state or agency of a state;

(xvi)                       a “group of Lenders” or a “group of Finance Parties” includes all the Lenders or (as the case may be) all the Finance Parties;

(xvii)                    a “guarantee” means (other than in clause 17 (Guarantee and indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(xviii)                 “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(xix)                       an “obligation” means any duty, obligation or liability of any kind;

(xx)                          something being in the “ordinary course of business” of a person means something that is in the ordinary course of that person’s current day-to-day operational business (and not merely anything which that person is entitled to do under its Constitutional Documents);

(xxi)                       “pay” or “repay” in clause 28 (Group business restrictions) includes by way of set-off, combination of accounts or otherwise;

(xxii)                    a “person” includes any individual, firm, company, corporation, government entity or any association, trust, Joint Venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xxiii)                 a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation and, in relation to any Lender, includes (without limitation) any Basel II Regulation or Basel III Regulation applicable to that Lender;

(xxiv)                “right” means any right, privilege, power or remedy, any proprietary interest in any asset and any other interest or remedy of any kind, whether actual or contingent, present or future, arising under contract or law, or in equity;

(xxv)                   “trustee”, “fiduciary” and “fiduciary duty” has in each case the meaning given to such term under applicable law;

(xxvi)                (i) the “liquidation”, “winding up”, “dissolution”, or “administration” of person or (ii) a “receiver” or “administrative receiver” or “administrator” in the context of insolvency proceedings or security enforcement actions in respect of a person shall be construed so as to include any equivalent or analogous proceedings or any equivalent and analogous person or appointee (respectively) under the law of the jurisdiction in which such person is established or incorporated or any jurisdiction in which such person carries on business including (in respect of proceedings) the seeking or occurrences of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors; and

(xxvii)             a provision of law is a reference to that provision as amended or re-enacted.

(b)                                 The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)                                  Where in this Agreement a provision includes a monetary reference level in one currency, unless a contrary indication appears, such reference level is intended to apply equally to its equivalent in other currencies as of the relevant time for the purposes of applying such reference level to any other currencies.

(d)                                 Section, clause and Schedule headings are for ease of reference only.

(e)                                  Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(f)                                   A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been remedied or waived.

(g)                                  A reference in this Agreement to the “date of this Agreement” shall be interpreted as a reference to the Effective Date.

1.3                               Currency symbols and definitions

“$”, “USD” and “dollars” denote the lawful currency of the United States of America.

1.4                               Third party rights

(a)                                 Unless expressly provided to the contrary in a Finance Document for the benefit of a Finance Party or another Indemnified Person, a person who is not a party to a Finance Document has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of the relevant Finance Document.

(b)                                 Any Finance Document may be rescinded or varied by the parties to it without the consent of any person who is not a party to it (unless otherwise provided by this Agreement).

(c)                                  An Indemnified Person who is not a party to a Finance Document may only enforce its rights under that Finance Document through a Finance Party and if and to the extent and in such manner as the Finance Party may determine.

1.5                               Finance Documents

Where any other Finance Document provides that this clause 1.5 shall apply to that Finance Document, any other provision of this Agreement which, by its terms, purports to apply to all or any of the Finance Documents and/or any Obligor shall apply to that Finance Document as if set out in it but with all necessary changes.

1.6                               Conflict of documents

(a)                                 The terms of the Finance Documents (other than this Agreement, the Agency and Trust Deeds and the Intercreditor Deeds and other than as relates to the creation and/or perfection of security) are subject to the terms of this Agreement and, in the event of any conflict between any provision of this Agreement and any provision of any Finance Document (other than any Agency and Trust Deed or any Intercreditor Deed and other than as relates to the creation and/or perfection of security), the provisions of this Agreement shall prevail.

(b)                                 The terms of the Finance Documents (other than the Agency and Trust Deeds and the Intercreditor Deeds) are subject to the terms of the Agency and Trust Deeds and the Intercreditor Deeds and, in the event of any conflict between any provision of any such Finance Documents and any provision of an Agency and Trust Deed or an Intercreditor Deed, the relevant provision of the Agency and Trust Deed or the Intercreditor Deed shall prevail over the provisions of such Finance Document.

(c)                                  The terms of the Agency and Trust Deeds are subject to the terms of the Intercreditor Deeds and, in the event of any conflict between any provision of an Agency and Trust Deed and any provision of an Intercreditor Deed, the relevant provision of the Intercreditor Deed shall prevail over the provisions of such Agency and Trust Deed.

Section 2 — The Facility

2                                         The Facilities

2.1                               The Facilities

Subject to the terms of this Agreement, the Lenders make available to the Borrower:

(a)                                 a dollar-denominated term loan facility in an aggregate amount equal to the Tranche 1 Commitments; and

(b)                                 a dollar-denominated term loan facility in an aggregate amount equal to the Tranche 2 Commitments.

2.2                               Finance Parties’ rights and obligations

(a)                                 The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                                 The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)                                  A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.3                               Obligors’ agent

(a)                                 Each Obligor (other than the Parent) by its execution of this Agreement irrevocably appoints the Parent (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)                                     the Parent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)                                  each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Parent,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)                                 Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it.  In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3                                         Purpose

3.1                               Purpose

Before the Effective Date, the proceeds of each Facility were used to refinance certain indebtedness and to finance part of the cost of construction and purchase of various containerships for delivery to the relevant Owners.

3.2                               Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

Section 3 — Utilisation

4                                         Utilisation

(a)                                 As at the Effective Date, the Utilisation of the Total Commitments has already taken place and the Loans have been advanced by the Lenders to the Borrower, in each case pursuant to the terms of this Agreement in effect prior to the Effective Date and there are no undrawn Commitments under this Agreement.

(b)                                 As at the Effective Date, the outstanding principal amount of the Loans under this Agreement is $475,541,000 and all outstanding principal amounts under this Agreement under or in respect of any advances, loans or tranches (howsoever described) prior to the Effective Date have been consolidated into the Loans and form part of such amount.  No other principal amount is outstanding under this Agreement.

Section 4 — Repayment, Prepayment and Cancellation

5                                         Repayment

5.1                               Repayment — Tranche 1 Loan

The Parties acknowledge that the outstanding principal amount of the Tranche 1 Loan is, as at the Effective Date, $324,541,000.  The Borrower shall on each Repayment Date listed in clause 5.2 (Scheduled repayment of Tranche 1 Facility) below repay such part of the outstanding principal amount of the Tranche 1 Loan as is required to be repaid on that Repayment Date by clause 5.2 (Scheduled repayment of Tranche 1 Facility) and clause 5.4 (Variable amortisation).

5.2                               Scheduled repayment of Tranche 1 Facility

(a)                                 To the extent not previously reduced, the Tranche 1 Loan shall be repaid by instalments on each Repayment Date listed below by the amount specified below (each a “Repayment Instalment”) (as revised by clause 5.4 (Adjustment of scheduled repayments) and each such Repayment Instalment shall be a Fixed Amortisation Amount (as defined and referred to in the Global Intercreditor Deed) for the purposes of the Tranche 1 Facility.

Repayment Date	Repayment Instalment ($)
15 November 2018	3,207,000
15 February 2019	5,293,000
15 May 2019	5,761,000
15 August 2019	5,893,000
15 November 2019	5,099,000
15 February 2020	5,735,000
15 May 2020	6,415,000
15 August 2020	5,334,000
15 November 2020	6,949,000
15 February 2021	5,836,000
15 May 2021	6,528,000
15 August 2021	6,349,000
15 November 2021	8,449,000
15 February 2022	7,216,000
15 May 2022	9,949,000
15 August 2022	9,384,000
15 November 2022	8,644,000
15 February 2023	9,351,000
15 May 2023	7,509,000
15 August 2023	7,910,000
15 November 2023	7,719,000

(b)                                 On the Tranche 1 Final Repayment Date (without prejudice to any other provision of this Agreement), the Tranche 1 Loan shall be repaid in full.

5.3                               Scheduled repayment of Tranche 2 Facility

To the extent not previously reduced, the Tranche 2 Loan shall be repaid in full on the Tranche 2 Final Repayment Date.

5.4                               Variable amortisation

In addition to the payments described above, on each Repayment Date the Borrower will procure that the Relevant Loan is repaid by an amount equal to the “Balancing Payment” for the RBS Facility for that Repayment Date, as described in and calcualted pursuant to the Global Intercreditor Deed.  For the purpose of this clause 5.4 (Variable amortisation), “Relevant Loan” means:

(a)                                 before the Tranche 2 Discharge Date, the Tranche 2 Loan; and

(b)                                 thereafter, the Tranche 1 Loan.

5.5                               Adjustment of scheduled repayments of the Tranche 1 Loan

If the Tranche 1 Commitments have been partially reduced under this Agreement and/or any part of the Tranche 1 Loan is prepaid (other than under clause 5.2 (Scheduled repayment of Tranche 1 Facility), clause 5.4 (Variable amortisation), clause 6.3 (Voluntary prepayment), clause 6.7 (Disposals of Zim/HMM Notes) or clause 6.8 (Relevant Proceeds)) before any Repayment Date then the amount of the Repayment Instalment by which the Tranche 1 Loan shall be repaid under clause 5.2 on any such Repayment Date (as reduced by any earlier operation of this clause 5.5 or any other provision in this Agreement) shall, unless otherwise expressly provided, be reduced pro rata to such reduction in the Tranche 1 Commitments and/or prepayment of the Tranche 1 Loan.

6                                         Illegality, prepayment and cancellation

6.1                               Illegality

If, in the reasonable determination of a Lender or in the determination of any regulator of a Lender, it is or becomes unlawful under any law or regulation or in any applicable jurisdiction for that Lender to perform any of its obligations as contemplated by this Agreement, to fund or maintain its participation in a Loan or otherwise to continue to provide a Loan, or it is or becomes unlawful under any law or regulation or in any applicable jurisdiction for any Affiliate of a Lender for that Lender to do so:

(a)                                 that Lender shall promptly notify the Agent upon becoming aware of that event; and

(b)                                 upon the Agent notifying the Borrower, the Commitments of that Lender will be immediately cancelled; and

(c)                                  to the extent that the Lender’s participation has not been transferred pursuant to clause 6.5 (Replacement of Lender), the Borrower shall repay that Lender’s participation in the Loans on the last day of the Interest Period occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitments shall be cancelled in the amount of the participation repaid.

6.2                               Parent Change of control

(a)                                 The Obligors shall promptly notify the Agent upon any Obligor becoming aware of a Parent Change of Control.

(b)                                 If a Parent Change of Control occurs, then all amounts outstanding under the Finance Documents shall become immediately due and payable, together with all associated Break Costs and fees and expenses and related amounts expressed to be payable or repayable in connection with such repayment.

6.3                               Voluntary prepayment

(a)                                 The Borrower may, if it gives the Agent not less than 15 Business Days’ (or such shorter period as the Majority Tranche 1 Lenders or (after the Tranche 1 Discharge Date) the Majority Tranche 2 Lenders may agree) prior notice, prepay the whole or any part of a Loan, on the last day of an Interest Period in respect of the amount to be prepaid.

(b)                                 The Borrower shall not make any voluntary prepayments under this clause 6.3 except if they are in compliance with the provisions of the Global Intercreditor Deed requiring (amongst other things) that certain voluntary prepayments be made across all the Amended RA Facilities, as more specifically set out in the Global Intercreditor Deed.

(c)                                  Until the Tranche 1 Discharge Date has occurred, all voluntary prepayments must be applied in prepayment of the Tranche 1 Loan.  After the Tranche 1 Discharge Date has occurred, all voluntary prepayments must be applied in prepayment of the Tranche 2 Loan.

(d)                                 All voluntary prepayments applied towards the reduction of the Tranche 1 Facility must be applied towards the scheduled repayments set out in clause 5.2 (Scheduled repayment of Tranche 1 Facility) (including the amount required to be repaid on the Tranche 1 Final Repayment Date) in inverse chronological order.

6.4                               Right of cancellation and prepayment in relation to a single Lender

(a)                                 If:

(i)                                     any sum payable to any Lender by an Obligor is required to be increased under clause 12.2 (Tax gross-up); or

(ii)                                  any Lender claims indemnification from the Borrower or any Obligor under clause 12.3 (Tax indemnity) or clause 13.1 (Increased costs),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitments of that Lender and their intention to procure the repayment of that Lender’s participation in the Loans.

(b)                                 On receipt of a notice referred to in paragraph (a) above, the Commitments of that Lender shall immediately be reduced to zero.

(c)                                  On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in the Loans together with all interest and other amounts accrued under the Finance Documents which is then owing to it.

6.5                               Replacement of Lender

(a)                                 If:

(i)                                     any Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below); or

(ii)                                  the Borrower becomes obliged to repay any amount in accordance with clause 6.1 (Illegality) to any Lender; or

(iii)                               any of the circumstances set out in paragraph (a) of clause 6.4 (Right of cancellation and prepayment in relation to a single Lender) apply to a Lender,

the Borrower may, on five Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to transfer (and, to the extent permitted by law, such Lender shall transfer) pursuant to clause 31 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement (and any Security Document to which that Lender is a party in its capacity as a Lender) to an Eligible Institution (a “Replacement Lender”) which confirms its willingness to undertake and does undertake all the obligations of the transferring Lender in accordance with clause 31 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the aggregate of:

(A)                               the outstanding principal amount of such Lender’s participation in the Loans;

(B)                               all accrued interest owing to such Lender;

(C)                               the Break Costs which would have been payable to such Lender pursuant to clause 10.5 (Break Costs) had the Borrower prepaid in full that Lender’s participation in the Loans on the date of the assignment; and

(D)                               all other amounts payable to that Lender under the Finance Documents on the date of the transfer.

(b)                                 The replacement of a Lender pursuant to this clause 6.5 shall be subject to the following conditions:

(i)                                     the Borrower shall have no right to replace the Agent or the Security Agent;

(ii)                                  neither the Agent nor any Lender shall have any obligation to find a Replacement Lender;

(iii)                               in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than ten Business Days after the date on which that Lender is deemed a Non-Consenting Lender;

(iv)                              in no event shall the Lender replaced under this clause 6.5 be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(v)                                 the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)                                  A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

(d)                                 In the event that:

(i)                                     the Borrower or the Agent (at the request of the Borrower) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)                                  the consent, waiver or amendment in question requires the approval of all the Lenders; and

(iii)                               Lenders whose Commitments aggregate more than 75 per cent of the Total Commitments have consented or agreed to such waiver or amendment,

then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

6.6                               Sale or Total Loss

(a)                                 On the Disposal Repayment Date of a Mortgaged Ship (other than a Collateral Ship or an Additional Ship):

(i)                                     the Total Commitments will be reduced:

(A)                               in the case of a sale or other disposal of a Mortgaged Ship, by the actual Disposal Proceeds for that Mortgaged Ship; or

(B)                               in the case of a Total Loss of a Mortgaged Ship, by the higher of (x) the Applicable Fraction of the Total Commitments and (y) the amount payable under the Insurances of such Mortgaged Ship in respect of such Total Loss (which amount under (y) shall in any event be not less than the amount for which such Mortgaged Ship is required to be insured under clause 24 (Insurance)); and

(ii)                                  the Borrower shall prepay such amount of the Loans as may be necessary to ensure that the outstanding Loans after such date will not exceed the Total Commitments (as so reduced).

(b)                                 On the Disposal Repayment Date of a Mortgaged Ship which is a Collateral Ship:

(i)                                     the Total Commitments will be reduced:

(A)                               in the case of a sale or other disposal of a Mortgaged Ship, by the actual Disposal Proceeds for that Mortgaged Ship received by the Agent in respect of that sale or other disposal (it being acknowledged that such receipts (if any) shall be net of the amount of such proceeds applied in reduction of the Citi-Eurobank Facility or the Amended and Restated Sinosure Facility, or any Permitted Refinancing in respect of any such facility (as applicable) which is secured by First Priority Security over that Mortgaged Ship, in accordance with its terms) and that the Agent’s share of such net proceeds (if any) shall be the amount allocated to the Facilities and other Restructured Facilities pursuant to the provisions of the Intra-Restructuring Lenders Intercreditor Deed; or

(B)                               in the case of a Total Loss of a Mortgaged Ship, by the actual amount payable under the Insurances of such Mortgaged Ship in respect of such Total Loss for that Mortgaged Ship received by the Agent (it being acknowledged that such amount (if any) shall be net of the amount of such proceeds applied in reduction of the Citi-Eurobank Facility or the Amended and Restated Sinosure Facility or any Permitted Refinancing in respect of any such facility (as applicable) which is secured by First Priority Security over that Mortgaged Ship, in accordance with its terms, and that the Agent’s share of any such net proceeds (if any) shall be the amount allocated to the Facilities and other Restructured Facilities pursuant to the provisions of the Intra-Restructuring Lenders Intercreditor Deed; and

(ii)                                  the Borrower shall prepay such amount of the Loans as may be necessary to ensure that the outstanding Loans after such date will not exceed the Total Commitments (as so reduced), subject always to paragraph (c) below.

(c)                                  the Borrower shall make all prepayments required pursuant to this clause as follows:

(i)                                     before the Tranche 1 Discharge Date:

(A)                               all amounts received pursuant to paragraphs (a) and (b) above other than in respect of Scrapping Proceeds must be applied to pay down the Tranche 1 Loan, with such prepayment to be applied pro rata towards the discharge of remaining Repayment Instalments;

(B)                               all amounts received pursuant to paragraphs (a) and (b) above in respect of Scrapping Proceeds must be applied to  pay down the Tranche 2 Loan; and

(ii)                                  after the Tranche 1 Discharge Date, all amounts received pursuant to paragraphs (a) and (b) above must be applied to pay down the Tranche 2 Loan.

(d)                                 For the purposes of this clause, “Applicable Fraction” means, in relation to a Mortgaged Ship which has become a Total Loss, a fraction having a numerator equal to the market value of the Mortgaged Ship being sold or which has become a Total Loss and a denominator equal to the market value of all the Mortgaged Ships (excluding the Collateral Ships and any Additional Ships), in each case as determined by the Agent on or before the relevant Mortgaged Ship’s Disposal Repayment Date pursuant to this clause.

(e)                                  For the purposes of the definition of Applicable Fraction above, the market value of a Mortgaged Ship shall be determined in accordance with the most recent (charter free)

valuations obtained in accordance with clause 25 (Valuations) for that Mortgaged Ship, provided that if the Mortgaged Ship’s Disposal Repayment Date is more than 30 days after the date of the most recent (charter free) valuations obtained in accordance with clause 25 (Valuations), the Majority Tranche 1 Lenders and the Majority Tranche 2 Lenders shall each have the right to request and/or obtain new (charter free) valuations for that Mortgaged Ship pursuant to such clause 25 (Valuations). If such new valuations are so requested and obtained, the market value of that Mortgaged Ship for the purposes of calculation of Applicable Fraction above, shall be determined by reference to such new valuations and in accordance with clause 25 (Valuations) which shall apply to this clause mutatis mutandis.

(f)                                   In any event, if the relevant Mortgaged Ship that is sold or subject to a Total Loss is the final Mortgaged Ship under the Facilities and such Ship is not a Collateral Ship or an Additional Ship, then on the Disposal Repayment Date for that Mortgaged Ship, the Borrower must prepay the Loans in full, together with interest thereon and all other amounts payable under this Agreement and the other Finance Documents.

6.7                               Disposals of Zim/HMM Notes

Upon receipt of any amount in respect of any of the Zim/HMM Notes (whether by way of payment in respect of the notes or disposal proceeds in respect of sale of such notes but excluding any amount in respect of the interest of such Zim/HMM Notes), such proceeds shall be applied in prepayment of the Tranche 1 Facility towards the scheduled repayments set out in clause 5.2 (Scheduled repayment of Tranche 1 Facility) (including for these purposes the amounts due on the Tranche 1 Final Repayment Date) in inverse chronological order, and after the Tranche 1 Discharge Date, towards prepayment of the Tranche 2 Facility.

6.8                               Relevant Proceeds

(a)                                 Upon receipt of any Relevant Proceeds by any Group Member (other than proceeds of a Mortgaged Ship which is a Collateral Ship, as to which clause 6.6(b) (Sale or Total Loss) will apply), the Obligors shall procure that such Relevant Proceeds are applied in prepayment of the Loans in accordance with the terms of the Global Intercreditor Deed.  It is acknowledged that the Global Intercreditor Deed allocates the Relevant Proceeds to the Restructured Facilities.

(b)                                 Upon payment of any Intra-Restructuring Lenders Intercreditor Deed Proceeds (as defined below) to or for the account of the Facility Representative in respect of that Intercreditor Deed, all Lenders instruct the Facility Representative to pay those amounts to the Agent for application in prepayment of the Loans as follows:

(i)                                     before the Tranche 1 Discharge Date:

(A)                               all such proceeds in paragraph (1) below of the definition thereof must be applied to prepay the Tranche 2 Loan until the Tranche 2 Discharge Date, and thereafter applied to prepay the Tranche 1 Loan with such amounts being applied towards remaining instalments (including for these purposes the amounts due on the Tranche 1 Final Repayment Date) in inverse chronological order; and

(B)                               all such proceeds in paragraph (2) below of the definition thereof must be applied to prepay the Tranche 1 Loan, with such amounts being applied towards remaining instalments (including for these purposes the amounts due on the Tranche 1 Final Repayment Date) in inverse chronological order; and

(ii)                                  after the Tranche 1 Discharge Date, all amounts received pursuant to paragraph (b) above must be applied to pay down the Tranche 2 Loan.

For the purposes of this paragraph (b), “Intra-Restructuring Lenders Intercreditor Deed Proceeds” means any proceeds of a Non-Distressed Disposal under (and as defined in the Intra-Restructuring Lenders Intercreditor Deed) required to be paid to the Facility Representative for the purposes of the Intra-Restructuring Lenders Intercreditor Deed in respect of:

(1)                                 any Unencumbered Vessel Charged Assets; or

(2)                                 any Permitted SLB Transaction Charged Assets,

in each case as those terms are defined in the Intra-Restructuring Lenders Intercreditor Deed.

(c)                                  Before the Tranche 1 Discharge Date:

(i)                                     all Relevant Proceeds required to be applied to prepay the Loans pursuant to paragraph (a) above, other than “Excess Facility Vessel Disposal Proceeds”, “Excess Unencumbered Vessel Disposal Proceeds” or “Total Loss Proceeds” in each case under (and as defined in) the Global Intercreditor Deed, must be applied to pay down the Tranche 1 Loan, with such prepayment to be applied pro rata towards the discharge of remaining Repayment Instalments; and

(ii)                                  all Relevant Proceeds required to be applied to prepay the Loans pursuant to paragraph (a) above that comprise “Excess Facility Vessel Disposal Proceeds”, “Excess Unencumbered Vessel Disposal Proceeds” or “Total Loss Proceeds” in each case under (and as defined in) the Global Intercreditor Deed must be applied to  pay down the Tranche 2 Loan until the Tranche 2 Discharge Date and thereafter the Tranche 1 Loan.

(d)                                 After the Tranche 1 Discharge Date, all amounts received pursuant to paragraph (a) above must be applied to pay down the Tranche 2 Loan.

(e)                                  All Relevant Proceeds applied towards the reduction of the Tranche 1 Facility must be applied towards the scheduled repayments set out in clause 5.2 (Scheduled repayment of Tranche 1 Facility) (including the amount required to be repaid on the Tranche 1 Final Repayment Date) in inverse chronological order.

6.9                               Automatic cancellation

Any part of the Total Commitments which has not been utilised on the Effective Date shall be automatically cancelled at close of business in London on the Effective Date.

7                                         Restrictions

7.1                               Notices of cancellation and prepayment

Any notice of cancellation or prepayment given by any Party under clause 6 (Illegality, prepayment and cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

7.2                               Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid, any additional amounts payable under clause 12 (Tax gross-up and indemnities), all other sums payable by the Borrower to the Agent, the Security Agent and/or the other Finance Parties under this Agreement or any of the other Finance Documents including, without limitation, any amounts payable under clause 11 (Fees) or clause 14 (Other indemnities) and any Break Costs, but otherwise without premium or penalty.

7.3                               No reborrowing

The Borrower may not re-borrow any part of the Facilities which is prepaid or repaid.

7.4                               Prepayment in accordance with Agreement

The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement and the Global Intercreditor Deed.

7.5                               No reinstatement of Commitments

No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

7.6                               Agent’s receipt of notices

If the Agent receives a notice under clause 6 (Illegality, prepayment and cancellation) it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

7.7                               Prepayment elections

The Agent shall notify the Lenders as soon as possible of any proposed prepayment of any part of the Facilities under clause 6.3 (Voluntary Prepayments) or clause 6.6 (Sale or Total Loss).

7.8                               Effect of repayment and prepayment on Commitments

If all or part of any Lender’s participation in a Loan is repaid or prepaid, an amount of that Lender’s Commitment equal to the amount of the participation which is repaid or prepaid will be deemed to be cancelled on the date of repayment or prepayment.

7.9                               Application of cancellations

If the Total Commitments are partially reduced and/or the Loans partially prepaid under this Agreement (other than under clause 6.1 (Illegality) and clause 6.4 (Right of cancellation and prepayment in relation to a single Lender)), the Commitments of the Lenders shall be reduced rateably.

7.10                        Application of prepayments

(a)                                 Any prepayment required as a result of a cancellation in full of an individual Lender’s Commitment under clause 6.1 (Illegality) or clause 6.4 (Right of cancellation and prepayment in relation to a single Lender) shall be applied in prepaying the relevant Lender’s participation in the Loan.

(b)                                 Any other prepayment shall be applied pro rata to each Lender’s participation in the Loans.

Section 5 — Costs of Utilisation

8                                         Interest

8.1                               Calculation of interest for the Tranche 1 Loan

(a)                                 Subject to paragraph (b) below, the rate of interest on the Tranche 1 Loan (or any relevant part of it for which there is a separate Interest Period) for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)                                     Margin; and

(ii)                                  LIBOR for the relevant Interest Period.

(b)                                 Accrued interest on the Tranche 1 Loan shall first be payable on 16 August 2018 (the “First Interest Payment Date”).  Interest payable on the First Interest Payment Date shall be interest accrued on the outstanding amount of the Tranche 1 Loan calculated as follows:

(i)                                     LIBOR as determined in accordance with this Agreement in effect immediately prior to the Effective Date and as calculated for the period beginning on (and including) the Effective Date and ending on (and excluding) 16 August 2018; plus

(ii)                                  2.50 per cent. per annum calculated for the period beginning on (and including) the Effective Date and ending on (and excluding) 16 August 2018.

8.2                               Payment of interest

The Borrower shall pay accrued interest on the Tranche 1 Loan (or any relevant part of it) on the last day of each Interest Period.

8.3                               Calculation of interest for the Tranche 2 Loan

(a)                                 Interest on the Tranche 2 Loan shall comprise both interest to be paid in cash (“Tranche 2 Cash-Pay Interest”) and Tranche 2 PIK Interest (as defined below).

(b)                                 Subject to paragraph (c) below, the rate of Tranche 2 Cash-Pay Interest on the Tranche 2 Loan (or any relevant part of it for which there is a separate Interest Period) for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)                                     Margin; and

(ii)                                  LIBOR for the relevant Interest Period.

(c)                                  Accrued Tranche 2 Cash-Pay Interest on the Tranche 2 Loan shall first be payable on the First Interest Payment Date (as defined in clause 8.1(b) above).  Interest payable on the First Interest Payment Date shall be interest accrued on the outstanding amount of the Tranche 2 Loan calculated as follows:

(i)                                     LIBOR as determined in accordance with this Agreement in effect immediately prior to the Effective Date and as calculated for the period beginning on (and including) the Effective Date and ending on (and excluding) 16 August 2018; plus

(ii)                                  2.50 per cent. per annum calculated for the period beginning on (and including) the Effective Date and ending on (and excluding) 16 August 2018.

(d)                                 In addition to the Tranche 2 Cash-Pay Interest referred to in paragraph (b) and (c) above, on and from the Effective Date, the Tranche 2 Loan shall bear interest (“Tranche 2 PIK Interest”) at the rate of 4.00 per cent. per annum, and an amount equal to the accrued Tranche 2 PIK Interest shall be capitalised and added to the outstanding principal amount of the Tranche 2 Loan on 16 August 2018 and thereafter on each Repayment Date and each Instalment Date falling after the Tranche 1 Final Repayment Date.  Upon the accrued Tranche 2 PIK Interest being added to the outstanding principal balance of the Tranche 2 Loan as aforesaid, such amount shall be treated for all purposes as part of the outstanding principal amount of the Tranche 2 Loan, and such amount shall itself bear both Tranche 2 Cash-Pay Interest and Tranche 2 PIK Interest.

8.4                               Payment of interest on the Tranche 2 Loan

(a)                                 The Borrower shall pay accrued Tranche 2 Cash-Pay Interest on the Tranche 2 Loan (or any relevant part of it) on the last day of each Interest Period.

(b)                                 Tranche 2 PIK Interest will not be paid in cash and will capitalise and be added to the outstanding balance of the Tranche 2 Loan on each Repayment Date as described in clause 8.3(ii) above.

8.5                               Default interest

(a)                                 If an Obligor fails to pay any amount payable by it under a Finance Document to a Finance Party on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (c) below, is two per cent per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Tranche 1 Loan (or if the non-payment relates to a Tranche 2 Loan, a Tranche 2 Loan) (in the currency of that Loan) for successive Interest Periods, each of a duration selected by the Agent (acting reasonably).

(b)                                 Any interest accruing under this clause 8.5 shall be immediately payable by the Obligor on demand by the Agent.

(c)                                  If any overdue amount consists of all or part of any Loan (or any relevant part of it) which became due on a day which was not the last day of an Interest Period relating to that Loan or the relevant part of it:

(i)                                     the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan or the relevant part of it; and

(ii)                                  the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent per annum higher than the rate which would have applied if the overdue amount had not become due.

(d)                                 Default interest payable under this clause 8.5 (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.6                               Notification of rates of interest

(a)                                 The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

(b)                                 The Agent shall promptly notify the Borrower of each Funding Rate relating to each Loan (or any relevant part of it).

9                                         Interest Periods

9.1                               Selection of Interest Periods

(a)                                 Interest will first be payable on the Loans on 16 August 2018, as provided in clauses  8.1(b) (Calculation of interest for the Tranche 1 Loan) and 8.3(c) (Calculation of interest for the Tranche 2 Loan).

(b)                                 The first full Interest Period for each Loan following the Effective Date will start on 16 August 2018 and end on the First Repayment Date.

(c)                                  Each subsequent Interest Period will, save as otherwise provided in this Agreement, start on each Instalment Date and end on the next Instalment Date provided that, if an Interest Period would otherwise extend beyond the Tranche 2 Final Repayment Date, that Interest Period will be shortened to end on the Tranche 2 Final Repayment Date.

9.2                               Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10                                  Changes to the calculation of interest

10.1                        Unavailability of Screen Rate

(a)                                 If no Screen Rate is available for LIBOR for an Interest Period, LIBOR shall be the Interpolated Screen Rate for a period equal in length to that Interest Period.

(b)                                 If no Screen Rate is available for LIBOR for:

(i)                                     dollars; or

(ii)                                  the relevant Interest Period and it is not possible to calculate the Interpolated Screen Rate,

clause 10.3 (Cost of funds) shall apply for that Interest Period.

10.2                        Market disruption

If before close of business in London on the Quotation Day for an Interest Period the Agent receives notifications from a Lender or Lenders (whose aggregate participations in the Loans exceed 30 per cent of the aggregate amount of the Loans) that the cost to it of funding its participation in the Loan or relevant part of it from whatever source it may reasonably select would be in excess of LIBOR then clause 10.3 (Cost of funds) shall apply to each Loan or relevant part of it for the relevant Interest Period.

10.3                        Cost of funds

(a)                                 If this clause 10.3 applies, the rate of interest on each Lender’s share of each Loan or relevant part of it for the Interest Period shall continue to be the amount set out in clause 8 (Interest), except that “LIBOR” for the purpose of that clause 8 shall be the percentage rate per annum which is the rate notified to the Agent by that Lender as soon as practicable and in any event by close of business on the date falling ten Business Days after the Quotation Day (or, if earlier, on the date falling ten Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in the Loan or relevant part of it from whatever source it may reasonably select.

(b)                                 If this clause 10.3 applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining LIBOR. If a substitute basis for determining LIBOR is not agreed, paragraph (a) shall apply.

(c)                                  Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(d)                                 If this clause 10.3 applies pursuant to clause 10.2 (Market disruption) and:

(i)                                     a Lender’s Funding Rate is less than LIBOR; or

(ii)                                  a Lender does not supply a quotation by the time specified in paragraph (a) above,

the cost to that Lender of funding its participation in the Loan or relevant part of it for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.

10.4                        Notification to Borrower

If clause 10.3 (Cost of funds) applies, the Agent shall, as soon as is practicable, notify the Borrower.

10.5                        Break Costs

(a)                                 The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or any relevant part of it or Unpaid Sum being paid by the Borrower (or, if relevant, any Group Member) on a day other than the last day of an Interest Period for the Loan or that relevant part of it or Unpaid Sum.

(b)                                 Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11                                  Fees

11.1                        Amendment fee

The Borrower shall pay an amendment fee to the Original Lender in the amount and at the times set out in a Fee Letter (“Amendment Fee Letter”).

11.2                        Agency fee

The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times set out in a Fee Letter (“Agency Fee Letter”).

11.3                        Exit fees

The Borrower shall pay to the Agent for the account of the relevant Lenders, exit fees in the amounts and at the times set out in a Fee Letter (“Exit Fee Letter”).

Section 6 — Additional Payment Obligations

12                                  Tax gross-up and indemnities

12.1                        Definitions

(a)                                 In this Agreement:

“Protected Party” means a Finance Party or, in relation to clause 14.5 (Indemnity concerning security) and clause 14.8 (Interest) insofar as it relates to interest on any amount demanded by that Indemnified Person under clause 14.5 (Indemnity concerning security), any Indemnified Person, which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under clause 12.2 (Tax gross-up) or a payment under clause 12.3 (Tax indemnity).

(b)                                 Unless a contrary indication appears, in this clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2                        Tax gross-up

(a)                                 Each Obligor shall make all payments to be made by it under, and in connection with, any Finance Document without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                                 The Borrower shall, promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction), notify the Agent accordingly.  Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender.  If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)                                  If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor under the relevant Finance Document shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                                 If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)                                  Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party (including by way of receipts) that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3                        Tax indemnity

(a)                                 Each Obligor that is a Party shall (within three Business Days of demand by a Finance Party) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)                                 Paragraph (a) above shall not apply:

(i)                                     with respect to any Tax assessed on a Finance Party:

(A)                               under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)                               under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the overall net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)                                  to the extent a loss, liability or cost:

(A)                               is compensated for by an increased payment under clause 12.2 (Tax gross-up); or

(B)                               relates to a FATCA Deduction required to be made by a Party or an Obligor who is not a Party.

(c)                                  A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(d)                                 A Protected Party shall, on receiving a payment from an Obligor under this clause 12.3, notify the Agent.

12.4                        Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)                                 a Tax Credit is attributable (i) to an increased payment of which that Tax Payment forms part, (ii) to that Tax Payment or (iii) to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)                                 that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5                        Indemnities on after Tax basis

(a)                                 If and to the extent that any sum payable to any Protected Party by the Borrower under any Finance Document by way of indemnity or reimbursement proves to be insufficient, by reason of any Tax suffered thereon, for that Protected Party to discharge the corresponding liability to a third party, or to reimburse that Protected Party for the cost incurred by it in discharging the corresponding liability to a third party, the Borrower shall pay that Protected Party such additional sum as (after taking into account any Tax suffered by that Protected Party on such additional sum) shall be required to make up the relevant deficit.

(b)                                 If and to the extent that any sum (the “Indemnity Sum”) constituting (directly or indirectly) an indemnity to any Protected Party but paid by the Borrower to any person other than that Protected Party, shall be treated as taxable in the hands of the Protected Party, the Borrower shall pay to that Protected Party such sum (the “Compensating Sum”) as (after taking into account any Tax suffered by that Protected Party on the Compensating Sum) shall reimburse that Protected Party for any Tax suffered by it in respect of the Indemnity Sum.

(c)                                  For the purposes of paragraphs (a) and (b) above, a sum shall be deemed to be taxable in the hands of a Protected Party if it falls to be taken into account in computing the profits or gains of that Protected Party for the purposes of Tax and, if so, that Protected Party shall be deemed to have suffered Tax on the relevant sum at the rate of Tax applicable to that Protected Party’s profits or gains for the period in which the payment of the relevant sum falls to be taken into account for the purposes of such Tax.

12.6                        Stamp taxes

The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration, documentary and other similar Taxes payable in respect of any Finance Document.

12.7                        Value added tax

(a)                                 All amounts expressed in a Finance Document to be payable by any party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any party under a Finance Document, and such Finance Party is required to account to the relevant tax authority for the VAT, that party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that party).

(b)                                 If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any party to a Finance Document other than the Recipient (the “Subject Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)                                     (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Subject Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT.  The Recipient must (where this paragraph (i) applies) promptly pay to the Subject Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)                                  (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Subject Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)                                  Where a Finance Document requires any party to it to reimburse or indemnify a Finance Party for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)                                 Any reference in this clause 12.7 to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

(e)                                  In relation to any supply made by a Finance Party to any party under a Finance Document, if reasonably requested by such Finance Party, that party must promptly provide such Finance Party with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

12.8                        FATCA information

(a)                                 Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)                                     confirm to that other Party whether it is:

(A)                               a FATCA Exempt Party; or

(B)                               not a FATCA Exempt Party;

(ii)                                  supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)                               supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)                                 If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)                                  Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)                                     any law or regulation;

(ii)                                  any fiduciary duty; or

(iii)                               any duty of confidentiality.

(d)                                 If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraphs (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)                                  If the Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of the date of a request from the Agent supply to the Agent:

(A)                               a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(B)                               any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)                                   The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrower.

(g)                                  If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent).  The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower.

(h)                                 The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraphs (e) or (g) above without further verification.  The Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above.

12.9                        FATCA Deduction

(a)                                 Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)                                 Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties.

13                                  Increased Costs

13.1                        Increased costs

(a)                                 Subject to clause 13.3 (Exceptions), the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates which:

(i)                                     arises as a result of (A) the introduction of or any change in (or in the interpretation, administration, policy in respect of or application of) any law or regulation or (B) compliance with any law or regulation made after the date of this Agreement; and/or

(ii)                                  is a Basel III Increased Cost; and/or

(iii)                               results from compliance with the Dodd Frank Wall Street Reform and Consumer Protection Act or any law or regulation made under or in connection with that Act.

(b)                                 In this Agreement “Increased Costs” means:

(i)                                     a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)                                  an additional or increased cost; or

(iii)                               a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2                        Increased cost claims

(a)                                 A Finance Party intending to make a claim pursuant to clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)                                 Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

13.3                        Exceptions

(a)                                 Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)                                     attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)                                  attributable to a FATCA Deduction required to be made by a Party;

(iii)                               compensated for by clause 12.3 (Tax indemnity) (or would have been compensated for under clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of clause 12.3 (Tax indemnity) applied); or

(iv)                              attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)                                 In paragraph (a) above, a reference to a Tax Deduction has the same meaning given to the term in clause 12.1 (Definitions).

14                                  Other indemnities

14.1                        Currency indemnity

(a)                                 If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                     making or filing a claim or proof against that Obligor; and/or

(ii)                                  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, within three Business Days of demand by a Finance Party, indemnify each Finance Party to whom that Sum is due against any Losses arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                 Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

For the purpose of this clause 14.1, “rate of exchange” means the rate at which the Agent or the relevant Finance Party is able on the relevant date to purchase the Second Currency with the First Currency and shall take into account any commission, premium and other costs of exchange and Taxes payable in connection with such purchase.

14.2                        Other indemnities

(a)                                 The Borrower shall (or shall procure that another Obligor will), within three Business Days of demand by a Finance Party, indemnify each Finance Party against any and all Losses incurred by that Finance Party as a result of:

(i)                                     the occurrence of any Event of Default;

(ii)                                  a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any and all Losses arising as a result of clause 39 (Sharing among the Finance Parties);

(iii)                               funding, or making arrangements to fund, its participation in a Utilisation requested by the Borrower but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(iv)                              a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower; or

(v)                                 any payment made to the Global Intercreditor Agent under clause 12.11 (Lenders’ indemnity to the Global Intercreditor Agent) of the Global Intercreditor Deed or any payment made to the RL Security Agent under clause 15.13 (Lenders’ indemnity to the RL Security Agent) of the Intra-Restructuring Lenders Intercreditor Deed.

(b)                                 The Borrower shall (or shall procure that another Obligor will) promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any Loss incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the transactions contemplated by or entered into in connection with the Transaction Documents (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the transactions contemplated by or entered into in connection with the Transaction Documents), unless such Loss is caused by the gross negligence or wilful misconduct of that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate).  Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this clause 14.2 subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

14.3                        Environmental indemnity

The Borrower shall (or shall procure that another Obligor will) indemnify the Agent and each of the other Finance Parties on demand and hold each such Finance Party harmless from and against all Losses or other outgoings of whatever nature (including those arising under Environmental Laws) which may be suffered, incurred or paid by or made or asserted against the Agent or any other Finance Party at any time, whether before or after the prepayment in full of principal and interest under this Agreement, relating to, or arising directly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against the Agent or any other Finance Party which would or could not have been brought if the Agent or such other Finance Party had not entered into any of the Finance Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Finance Documents.

14.4                        Indemnity to the Agent and the Security Agent etc.

The Borrower shall promptly indemnify each Indemnified Person against:

(a)                                 any and all Losses (together with any applicable VAT) incurred by that Indemnified Person (acting reasonably) as a result of:

(i)                                     investigating any event which it reasonably believes is a Default;

(ii)                                  acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)                               instructing lawyers, accountants, tax advisers, insurance consultants, ship managers, valuers, surveyors or other professional advisers or experts as permitted under the Finance Documents; or

(iv)                              any action taken by an Indemnified Person or any of its or their representatives, agents or contractors in connection with any powers conferred by any Security Document to remedy any breach of any Obligor’s obligations under the Finance Documents; and

(b)                                 any and all Losses (including, without limitation, in respect of liability for negligence or any other category of liability whatsoever) (together with any applicable VAT) incurred by an Indemnified Person (otherwise than by reason of that Indemnified Person’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 40.11 (Disruption to payment systems etc.) notwithstanding the Indemnified Person’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Indemnified Person) under the Finance Documents.

14.5                        Indemnity concerning security

(a)                                 The Borrower shall (or shall procure that another Obligor will) promptly indemnify each Indemnified Person against any and all Losses (together with any applicable VAT) incurred by it (otherwise than by reason of that Indemnified Person’s gross negligence or wilful misconduct) as a result of:

(i)                                     any failure by the Borrower to comply with its obligations under clause 16 (Costs and expenses) or any similar provision in any other Finance Document;

(ii)                                  acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)                               the taking, holding, protection or enforcement of the Transaction Security;

(iv)                              the exercise or purported exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent, each Receiver, each Delegate and each Indemnified Person by the Finance Documents or by law (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s, Delegate’s or Indemnified Person’s gross negligence or wilful misconduct);

(v)                                 any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(vi)                              any claim (whether relating to the environment or otherwise, but without double counting where an Indemnified Person has recovered for the same Losses under any other provision of this Agreement) made or asserted against the Indemnified Person which would not have arisen but for the execution or enforcement of one or more Finance Documents (unless and to the extent it is caused by the gross negligence or wilful misconduct of that Indemnified Person);

(vii)                           instructing lawyers, accountants, tax advisers, insurance consultants, ship managers, valuers, surveyors or other professional advisers or experts as permitted under the Finance Documents; or

(viii)                        (in the case of the Security Agent, any Receiver and any Delegate) acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)                                 The Security Agent may (and each Affiliate of the Security Agent and each officer or employee of the Security Agent or its Affiliate), and every Receiver and Delegate may, in priority to any payment to the other Finance Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this clause 14.5 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it. The rights conferred by this paragraph (b) are without prejudice to any right to indemnity by law given to trustees generally and to any provision of the Finance Documents entitling the Security Agent or any other person to an indemnity in respect of, and/or reimbursement of, any liabilities, costs or expenses incurred or suffered by it in connection with any of the Finance Documents or the performance of any duties under any of the Finance Documents.

14.6                        Continuation of indemnities

The indemnities by the Borrower or any other Obligor in favour of any Indemnified Persons contained in this Agreement shall continue in full force and effect notwithstanding any breach by any Finance Party or any Obligor of the terms of this Agreement, the repayment or prepayment of a Loan, the cancellation of the Total Commitments or the repudiation by any Finance Party or any Obligor of this Agreement.

14.7                        Third Parties Act

(a)                                 Each Indemnified Person may rely on the terms of clause 14.5 (Indemnity concerning security) and clauses 12 (Tax gross-up and indemnities) and 14.8 (Interest) insofar as it relates to interest on, or the calculation of, any amount demanded by that Indemnified Person under clause 14.5 (Indemnity concerning security), subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(b)                                 Where an Indemnified Person (other than a Finance Party) (the “Relevant Beneficiary”) who is:

(i)                                     appointed by a Finance Party under the Finance Documents;

(ii)                                  an Affiliate of any such person or that Finance Party; or

(iii)                               an officer, director, employee, adviser, representative or agent of any of the above persons or that Finance Party,

is entitled to receive any amount (a “Third Party Claim”) under any of the provisions referred to in paragraph (a) above:

(A)                               the Borrower shall (or shall procure that another Obligor will) at the same time as the relevant Third Party Claim is due to the Relevant Beneficiary pay to that Finance Party a sum in the amount of that Third Party Claim;

(B)                               payment of such sum to that Finance Party shall, to the extent of that payment, satisfy the corresponding obligations of the Borrower to pay the Third Party Claim to the Relevant Beneficiary; and

(C)                               if the Borrower pays the Third Party Claim direct to the Relevant Beneficiary, such payment shall, to the extent of that payment, satisfy the corresponding obligations of the Borrower to that Finance Party under sub-paragraph (A) above.

14.8                        Interest

Moneys becoming due by the Borrower (or any other Obligor) to any Indemnified Person under the indemnities contained in this clause 14 (Other indemnities) or elsewhere in this Agreement shall be paid on demand made by such Indemnified Person and shall be paid together with interest on the sum demanded from the date of demand therefor to the date of reimbursement by the Borrower (or any other Obligor) to such Indemnified Person (both before and after judgment) at the rate referred to in clause 8.5 (Default interest).

14.9                        Exclusion of liability

Without prejudice to any other provision of the Finance Documents excluding or limiting the liability of any Indemnified Person, no Indemnified Person will be in any way liable or responsible to any Obligor (whether as mortgagee in possession or otherwise) who is a Party or is a party to a Finance Document to which this clause applies for any loss or liability arising from any act, default, omission or misconduct of that Indemnified Person, except to the extent caused by its own gross negligence or wilful misconduct.  Any Indemnified Person may rely on this clause 14.9 subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

14.10                 E-mail indemnity

The Borrower shall indemnify the Finance Parties against any and all Losses together with any VAT thereon which a Finance Party may sustain or incur as a consequence of any email communication purporting to originate from the Obligors to the Finance Parties being made or delivered fraudulently or without proper authorisation (unless such Losses are the direct result of the gross negligence or wilful default of the Finance Party claiming indemnification hereunder).

14.11                 Waiver

In no event shall any Finance Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and the Obligors who are a Party hereby waive, release and agree (for and on behalf of themselves and on behalf of the other Group Members and their respective Affiliates and shareholders) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in their favour.

15                                  Mitigation by the Lenders

15.1                        Mitigation

(a)                                 Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in the Facilities ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 6.1 (Illegality), clause 12 (Tax gross-up and indemnities) or clause 13 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                                 Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2                        Limitation of liability

(a)                                 The Borrower shall promptly indemnify each Finance Party for all costs and expenses incurred by that Finance Party as a result of steps taken by it under clause 15.1 (Mitigation).

(b)                                 A Finance Party is not obliged to take any steps under clause 15.1 (Mitigation) if, in the opinion of that Finance Party, to do so might be prejudicial to it.

16                                  Costs and expenses

16.1                        Transaction expenses

The Borrower shall, promptly on demand, pay the Agent and the Security Agent the amount of all costs and expenses (including fees, costs and expenses of lawyers, accountants, tax advisers, insurance consultants, ship managers, valuers, surveyors or other professional advisers or experts) (together with any applicable VAT) incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication, registration and perfection and any release, discharge or reassignment of:

(a)                                 this Agreement and any other documents referred to in this Agreement and the Security Documents;

(b)                                 any other Finance Documents executed or proposed to be executed after the Effective Date; or

(c)                                  any Security Interest expressed or intended to be granted by a Finance Document.

16.2                        Amendment costs

If:

(a)                                 an Obligor requests an amendment, waiver or consent; or

(b)                                 an amendment is required pursuant to clause 40.10 (Change of currency); or

(c)                                  an amendment is required as contemplated in clause 46.6 (Replacement of Screen Rate);

the Borrower shall, within three Business Days of demand, reimburse Finance Party for the amount of all costs and expenses (including fees, costs and expenses of lawyers, accountants, tax advisers, insurance consultants, ship managers, valuers, surveyors or other professional advisers or experts) (together with any applicable VAT) incurred by that Finance Party (including in the case of the Security Agent by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3                        Agent’s and Security Agent’s management time and additional remuneration

(a)                                 Any amount payable to the Agent or the Security Agent under clause 14.4 (Indemnity to the Agent and the Security Agent), clause 14.5 (Indemnity concerning security), clause 16 (Costs and expenses) or clause 33.14 (Lenders’ indemnity to the Agent and others) shall include the cost of utilising the Agent’s or (as the case may be) the Security Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent or (as the case may be) the Security Agent may notify to the Borrower and the other Finance Parties, and is in addition to any other fee paid or payable to the Agent or the Security Agent.

(b)                                 Any cost of utilising the Agent’s management time or other resources shall include, without limitation, any such costs in connection with clause 46.9(a) (Disenfranchisement of Parent Affiliates).

(c)                                  Without prejudice to paragraph (a) above, in the event of:

(i)                                     a Default;

(ii)                                  the Agent or the Security Agent being requested by an Obligor or the other Finance Parties to undertake duties which the Agent or (as the case may be) the Security Agent and the Borrower agree to be of an exceptional nature or outside the scope of the normal duties of the Agent or (as the case may be) the Security Agent under the Finance Documents; or

(iii)                               the Agent or (as the case may be) the Security Agent and the Borrower agreeing that it is otherwise appropriate in the circumstances,

the Borrower shall pay to the Agent or (as the case may be) the Security Agent any additional remuneration that may be agreed between them or determined pursuant to paragraph (d) below including (without limitation) in respect of ongoing costs and/or management time.

(d)                                 If the Agent or (as the case may be) the Security Agent and the Borrower fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Agent or (as the case may be) the Security Agent and approved by the Borrower or, failing approval, nominated (on the application of the Agent or (as the case may be) the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the Parties.

16.4                        Enforcement, preservation and other costs

The Borrower shall, on demand by a Finance Party, pay to each Finance Party the amount of all costs and expenses (including fees, costs and expenses of lawyers, accountants, tax advisers, insurance consultants, ship managers, valuers, surveyors or other professional advisers or experts) (together with any applicable VAT) incurred by that Finance Party in connection with:

(a)                                 the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against any Indemnified Person as a consequence of taking or holding the Security Documents or enforcing those rights;

(b)                                 any valuation carried out under clause 25 (Valuations); or

(c)                                  any inspection carried out under clause 23.9 (Inspection and notice of dry-docking) or any survey carried out under clause 23.17 (Survey report).

Section 7 — Guarantee

17                                  Guarantee and indemnity

17.1                        Existing guarantees by Obligors

Each Obligor who is a Party (other than the Borrower or the Manager) confirms that:

(a)                                 as of the Effective Date, it has given a guarantee in favour of the Finance Parties in respect of the obligations of the Borrower under the Finance Documents and that each such guarantee is listed in Schedule 4 (Effective Date Security Documents) in the Amendment and Restatement Agreement (the “Existing Guarantees”); and

(b)                                 the Existing Guarantee which it has provided is in full force and effect and will continue to be in full force and effect and extend to all obligations of the Borrower under the Finance Documents.

17.2                        Guarantee by Additoinal Guarantors

Each Additional Guarantor agrees that it will be bound by the obligations set out in Schedule 10 (Additional Guarantor’s Guarantee and Indemnity).

Section 8 — Representations, Undertakings and Events of Default

18                                  Representations

Each Obligor who is a Party makes and repeats the representations and warranties set out in this clause 18 to each Finance Party at the times specified in clause 18.40 (Times when representations are made).

18.1                        Status

(a)                                 Each Obligor and each other Group Member is a corporation with limited liability, duly incorporated and validly existing under the law of its Original Jurisdiction.

(b)                                 Each Obligor and each other Group Member has power and authority to own its assets and to carry on its business as it is now being conducted and to perform its obligations under the Transaction Documents to which it is a party.

(c)                                  The Borrower is not a FATCA FFI or a US Tax Obligor.

18.2                        Binding obligations

Subject to the Legal Reservations:

(a)                                 the obligations expressed to be assumed by each Obligor in each Transaction Document to which it is, or is to be, a party are or, when entered into by it, will be legal, valid, binding and enforceable obligations; and

(b)                                 (without limiting the generality of paragraph (a) above) each Security Document to which an Obligor is, or will be, a party, creates or will create the Security Interests which that Security Document purports to create and those Security Interests are or will be valid and effective.

18.3                        Non-conflict

The entry into and performance by each Obligor of, and the transactions contemplated by the Transaction Documents and the granting of the Transaction Security do not and will not conflict with:

(a)                                 any law or regulation applicable to any Obligor;

(b)                                 the Constitutional Documents of any Obligor or any other Group Member; or

(c)                                  any agreement or other instrument binding upon any Obligor or any other Group Member or its or any other Group Member’s assets,

or constitute a default or termination event (however described) under any such agreement or instrument or result in the creation of any Security Interest (save for a Permitted Maritime Lien or under a Security Document) on any Obligor’s or any other Group Member’s assets, rights or revenues.

18.4                        Power and authority

(a)                                 Each Obligor has the power to enter into, perform and deliver and comply with its obligations under, and has taken all necessary action to authorise its entry into, performance and delivery of, and compliance with, each Transaction Document to which it is, or is to be, a party and each of the transactions contemplated by those documents.

(b)                                 No limitation on any Obligor’s powers (including powers to borrow, create security or give guarantees) will be exceeded as a result of any transaction under, or the entry into of, any Transaction Document to which such Obligor is, or is to be, a party.

18.5                        Validity and admissibility in evidence

(a)                                 All Authorisations required:

(i)                                     to enable each Obligor lawfully to enter into, exercise its rights and comply with its obligations under each Transaction Document to which it is a party;

(ii)                                  to make each Transaction Document to which it is a party admissible in evidence in its Relevant Jurisdictions; and

(iii)                               to ensure that the Transaction Security has the priority and ranking contemplated by the Security Documents,

have been obtained or effected and are in full force and effect except any Authorisation or filing referred to in clause 18.13 (No filing or stamp taxes), which Authorisation or filing will be promptly obtained or effected within any applicable period.

(b)                                 All Authorisations (other than the Authorisations falling within paragraph (a) above) necessary for the conduct of the business, trade and ordinary activities of each Obligor and each other Group Member have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations might have a Material Adverse Effect.

18.6                        Governing law and enforcement

Subject to the Legal Reservations:

(a)                                 the choice of governing law of any Transaction Document will be recognised and enforced in each Obligor’s Relevant Jurisdictions; and

(b)                                 any judgment obtained in relation to any Transaction Document in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

18.7                        No misleading information

(a)                                 Any factual information contained in the Information Package is true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given.

(b)                                 Any financial projection or forecast contained in the Information Package (including, without limitation, the Financial Model) has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration.

(c)                                  The expressions of opinion or intention provided by or on behalf of an Obligor for the purposes of the Information Package were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds.

(d)                                 To the best of the Parent’s knowledge and belief (having made due and careful enquiry), no event or circumstance has occurred or arisen and no information has been omitted from the Information Package and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Information Package being untrue or misleading in any material respect.

(e)                                  To the best of the Parent’s knowledge and belief (having made due and careful enquiry), all other written information provided by any Group Member (including its advisers) to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.

(f)                                   For the purposes of this clause 18.7, “Information Package” means any written information provided by any Obligor or any other Group Member or any of their respective advisors to any of the Finance Parties in connection with the Transaction Documents or the transactions referred to in them.

18.8                        Original Financial Statements

(a)                                 The Original Financial Statements were prepared in accordance with US GAAP consistently applied.

(b)                                 The Original Financial Statements truly and fairly present the financial condition of the Group as at the end of the relevant Financial Year and its results of operations during the relevant Financial Year (on a consolidated basis).

(c)                                  The Original Financial Statements do not consolidate the results, assets or liabilities of any person or business which does not form part of the Group.

(d)                                 There has been no material adverse change in the assets, business or financial condition of any Obligor (or the assets, business or consolidated financial condition of the Group, in the case of the Parent) since the date of the Original Financial Statements.

(e)                                  The Parent’s most recent financial statements delivered pursuant to clause 19.3 (Financial statements):

(i)                                     have been prepared in accordance with the Accounting Principles consistently applied; and

(ii)                                  truly and fairly present the Parent’s consolidated financial position as at the end of, and its consolidated results of operations for, the period to which they relate.

(f)                                   The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

(g)                                  Since the date of the most recent financial statements delivered pursuant to clause 19.3 (Financial statements) there has been no material adverse change in the assets, business or financial condition of the Group.

18.9                        Pari passu ranking

Each Obligor’s payment obligations under the Finance Documents to which it is, or is to be, a party rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

18.10                 Ranking and effectiveness of security

Subject to the Legal Reservations and any filing, registration or notice requirements which is referred to in any legal opinion delivered to the Agent under the Amendment and Restatement Agreement:

(a)                                 the Transaction Security has (or will have when the relevant Security Documents have been executed) the priority which it is expressed to have in the Security Documents;

(b)                                 the Charged Property is not subject to any Security Interest other than those permitted by clause 28.2 (General negative pledge); and

(c)                                  the Transaction Security will constitute perfected security on the assets described in the Security Documents.

18.11                 Ownership of Charged Property

Each Obligor is the sole legal and beneficial owner of the Charged Property over which it purports to grant a Security Interest under the Security Documents.

18.12                 No insolvency

No corporate action, legal proceeding or other procedure or step described in clause 30.8 (Insolvency proceedings) or creditors’ process described in clause 30.9 (Creditors’ process) has been taken or, to the knowledge of any Obligor, threatened in relation to a Group Member and none of the circumstances described in clause 30.7 (Insolvency) applies to any Group Member.

18.13                 No filing or stamp taxes

Under the laws of each Obligor’s Relevant Jurisdictions it is not necessary that any Transaction Document to which it is, or is to be, party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial, documentary or similar Taxes or fees be paid on or in relation to any such Transaction Document or the transactions contemplated by the Transaction Documents except any filing, recording or enrolling or any tax or fee payable in relation to any Finance Document which is referred to in any Legal Opinion and which will be made or paid promptly after the date of the relevant Transaction Document.

18.14                 Deduction of Tax

No Obligor is required to make any Tax Deduction (as defined in clause 12.1 (Definitions)) from any payment it may make under any Finance Document to which it is, or is to be, a party and no other party is required to make any such deduction from any payment it may make under any other Transaction Document.

18.15                 Tax compliance

(a)                                 No Obligor or other Group Member is overdue in the filing of any Tax returns or overdue in the payment of any amount in respect of Tax.

(b)                                 No claims or investigations are being, or are reasonably likely to be, made or conducted against any Obligor or other Group Member with respect to Taxes such that a liability of, or claim against, any Obligor or other Group Member is reasonably likely to arise for an amount for which adequate reserves have not been provided in the Original Financial Statements and which might reasonably be expected to have a Material Adverse Effect or which would involve a liability, or a potential or alleged liability, exceeding:

(i)                                     $5,000,000 (or its equivalent in other currencies) in relation to the Parent or the Group taken as a whole; or

(ii)                                  $500,000 (or its equivalent in other currencies) in relation to any Group Member (other than the Parent).

18.16                 Pension exposure

No Group Member is, or may be, liable to contribute funds to any form of pension scheme or similar arrangement (other than a scheme or arrangement where the benefits conferred by it on its members are calculated solely by reference to a payment or payments made by the relevant member or by any other person in respect of that member).

18.17                 No Default

(a)                                 No Event of Default and, on the Effective Date, no Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)                                 No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on any Obligor or any other Group Member or to which any Obligor’s (or any other Group Member’s) assets are subject which might reasonably be expected to have a Material Adverse Effect.

18.18                 No proceedings

(a)                                 No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of any Obligor’s knowledge and belief (having made due and careful enquiry)) been started or threatened against any Obligor or any other Group Member.

(b)                                 No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental, arbitral or other regulatory body or agency which is reasonably likely to have a Material Adverse Effect has (to the best of any Obligor’s knowledge and belief (having made due and careful enquiry)) been made against any Obligor or any other Group Member.

18.19                 No breach of laws

(a)                                 To the best of any Obligor’s knowledge and belief (having made due and careful enquiry), no Obligor or other Group Member has breached any law or regulation which breach might reasonably be expected to have a Material Adverse Effect.

(b)                                 No labour dispute is current or, to the best of any Obligor’s knowledge and belief (having made due and careful enquiry), threatened against any Obligor or other Group Member which might reasonably be expected to have a Material Adverse Effect.

18.20                 Environmental matters

(a)                                 To the best of each Obligor’s knowledge and belief (having made due and careful enquiry), no Environmental Law applicable to any Fleet Vessel and/or any Obligor or other Group Member has been violated in a manner or to an extent which might reasonably be expected to have a Material Adverse Effect.

(b)                                 All consents, licences, Authorisations and approvals required or recommended under such Environmental Laws have been obtained and are currently in force.

(c)                                  No Environmental Claim has been made or, to the best of any Obligor’s knowledge and belief (having made due and careful enquiry), is threatened or pending against any Group Member or any Fleet Vessel where that claim might have reasonably be expected to have a Material Adverse Effect and there has been no Environmental Incident which has given, or might give, rise to such a claim.

18.21                 Anti-corruption law and Sanctions

(a)                                 Each Group Member has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(b)                                 None of the Obligors nor any other Group Member nor any Affiliate (nor any of its directors or officers) of any of them is a Prohibited Person or is owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person and none of such persons owns or controls a Prohibited Person.

(c)                                  Each Obligor, each other Group Member and each Affiliate of any of them is in compliance with all Sanctions.

18.22                 No money laundering

Each Obligor who is a Party represents and warrants to each Finance Party that, in relation to the borrowing by it of the Loans, the performance and discharge of its and each Obligor’s obligations and liabilities under the Finance Documents to which it is or is to be a party and the transactions and other arrangements effected or contemplated respectively thereby (a) it is acting for its own account and (b) that the foregoing will not involve or lead to any contravention of any law, official requirement or other regulatory measure or procedure implemented to combat money laundering (as defined in Article 1 of Directive 2015/849/EC of the European Parliament and the Council).

18.23                 Security and Financial Indebtedness

(a)                                 No Security Interest or Quasi-Security exists over all or any of the present or future assets of any Obligor (other than the Manager) in breach of this Agreement.

(b)                                 No Obligor (other than the Manager) has any Financial Indebtedness outstanding in breach of or other than as permitted by this Agreement.

18.24                 Shares

(a)                                 The shares of each Owner are fully paid and not subject to any option to purchase or similar rights and are not bearer shares.

(b)                                 The Constitutional Documents of each Owner do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Security Documents.

(c)                                  There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of each Owner (including any option or right of pre-emption or conversion).

18.25                 Good title to assets

Each Obligor has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

18.26                 Intellectual Property

Each Group Member:

(a)                                 is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted;

(b)                                 does not, in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which has or might have a Material Adverse Effect; and

(c)                                  has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it.

18.27                 Group Structure Chart

The Group Structure Chart delivered to the Agent under the Amendment and Restatement Agreement is true, complete and accurate in all material respects and shows the following information:

(a)                                 each Group Member, including current name and company registration number, its Original Jurisdiction, its jurisdiction of incorporation and/or its jurisdiction of establishment, a list of shareholders and indicating whether a company is a Dormant Subsidiary; and

(b)                                 all minority interests in any Group Member and any person which any Group Member holds shares in its issued share capital or equivalent ownership interest of such person.

18.28                 Status of Charter Documents

Subject to any applicable Legal Reservations, the Charter Documents constitute legal, valid, binding and enforceable obligations of the parties to them in accordance with their respective terms.

18.29                 No Owner Change of Control

There has not been an Owner Change of Control.

18.30                 No Parent Change of Control

There has not been a Parent Change of Control.

18.31                 No Manager Change of Control

There has not been a Manager Change of Control.

18.32                 Accounting Reference Date

The Financial Year-end of each Obligor and other Group Member is the Accounting Reference Date.

18.33                 Copies of documents

The copies of those Transaction Documents which are not Finance Documents and the Constitutional Documents of the Obligors delivered to the Agent under the Amendment and Restatement Agreement will be true, complete and accurate copies of such documents and include all amendments and supplements to them as at the time of such delivery and no other agreements or arrangements exist between any of the parties to those Transaction Documents which would affect the transactions or arrangements contemplated by them or modify, waive or release the obligations of any party under them.

18.34                 No breach of any Charter Document

(a)                                 No Obligor nor (so far as the Obligors are aware) any other person is in material breach of any Charter Document to which it is a party nor has anything occurred which entitles or may entitle any party to rescind or terminate it or decline to perform their obligations under it.

(b)                                 For the purposes of paragraph (a) (but without limitation), any breach of any Charter Document relating to non-payment of charterhire, reduction of charterhire, frequency of charterhire payment, the termination rights of a Charterer, cancellation of the Charter, assignment and/or transfer of any rights and/or obligations under the Charter or a change in the identity of the Charterer shall be regarded as a material breach.

18.35                 No immunity

No Obligor or any of its assets is immune to any legal action or proceeding.

18.36                 Ship status

Each Ship will on the first day of the relevant Mortgage Period be:

(a)                                 registered in the name of the relevant Owner through the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(b)                                 operationally seaworthy and in every way fit for service;

(c)                                  classed with the relevant Classification free of any overdue requirements and recommendations of the relevant Classification Society; and

(d)                                 insured in the manner required by the Finance Documents.

18.37                 Ship’s employment

Each Ship shall on the first day of the relevant Mortgage Period:

(a)                                 if it is subject to a Charter on the first day of the relevant Mortgage Period, have been delivered, and accepted for service, under its Charter;

(b)                                 be free of any other charter commitment which, if entered into after that date, would require approval under the Finance Documents; and

(c)                                  not be subject to any agreement or arrangement whereby the Earnings of that Ship may be shared with any other person.

18.38                 Address commission

There are no rebates, commissions or other payments in connection with any Charter other than those referred to in it.

18.39                 No unencumbered Fleet Vessel

All Fleet Vessels are subject to Security Interests securing an Amended RA Facility or the Amended and Restated Sinosure Facility.

18.40                 Times when representations are made

(a)                                 All of the representations and warranties set out in this clause 18 (other than Ship Representations) are deemed to be made on the Effective Date.

(b)                                 The Repeating Representations are deemed to be made and repeated on the first day of each Interest Period.

(c)                                  All of the Ship Representations are deemed to be made on the first day of the Mortgage Period for the relevant Ship.

(d)                                 Each representation or warranty deemed to be made after the Effective Date shall be deemed to be made and repeated by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made or repeated.

19                                  Information undertakings

19.1                        Undertaking to comply

Each Obligor who is a Party undertakes that this clause 19 will be complied with throughout the Facility Period.

19.2                        Defined terms

In this clause 19:

“Annual Financial Statements” means the financial statements of the Group for a Financial Year delivered pursuant to paragraph (a) of clause 19.3 (Financial statements).

“Quarterly Financial Statements” means the financial statements of the Group for a Financial Quarter delivered pursuant to paragraph (b) of clause 19.3 (Financial statements).

19.3                        Financial statements

(a)                                 The Parent shall supply to the Agent (in sufficient copies for all the Lenders) as soon as the same become available, but in any event within 150 days after the end of each Financial Year, the audited consolidated financial statements of the Group for that Financial Year.

(b)                                 The Parent shall supply to the Agent (in sufficient copies for all the Lenders) as soon as the same become available, but in any event within 40 days after the end of each Financial Quarter of each of its Financial Years the unaudited consolidated financial statements of the Group for that Financial Quarter.

(c)                                  Upon reasonable request of the Agent (acting on the instructions of the Majority Tranche 1 Lenders or the Majority Tranche 2 Lenders), the Parent shall prepare a second set of the annual consolidated financial statements of the Group prepared on the basis of International Financial Reporting Standards (IFRS Standards) and, if so requested by the Agent (acting on the instructions of the Majority Tranche 1 Lenders or Majority Tranche 2 Lenders), have them audited and provide Agent with the same within one month after the financial statements referred to above in (a) have been provided. The costs for the preparation of such a second set of annual consolidated financial statements as well as its auditing shall be for the account of the Lenders that comprise the Majority Tranche 1 Lenders or the Majority Tranche 2 Lenders, as applicable, provided that the Parent has agreed a cost estimate with such Lenders.

19.4                        Provision and contents of Compliance Certificate

(a)                                 The Parent shall supply a Compliance Certificate to the Agent with each set of Annual Financial Statements and each set of Quarterly Financial Statements for the Group. Each Compliance Certificate shall be accompanied by the most recent valuations obtained in accordance with clause 25 (Valuations).

(b)                                 Each Compliance Certificate shall set out (in reasonable detail):

(i)                                     computations as to compliance with clause 20 (Financial covenants);

(ii)                                  the Total Available Cash (including details as to its calculation) as of the relevant Quarter Date; and

(iii)                               the balance of all the Amended RA Facilities, Amended and Restated Sinosure Facility and Financial Indebtedness secured on all Fleet Vessels as of the date of the Compliance Certificate.

(c)                                  Each Compliance Certificate shall be signed by the chief financial officer of the Parent or chief operating officer of the Parent or, in his or her absence, by two directors of the Parent and, if required to be delivered with the Annual Financial Statements, shall be reported on by the Auditors.

(d)                                 Each Compliance Certificate supplied to the Agent shall be reviewed by the Auditors in connection with the amounts and calculations in respect of Total Available Cash.

(e)                                  The Compliance Certificate supplied to the Agent in respect of the Quarterly Financial Statements for the Group for the Financial Quarter ending on 30 September 2018 shall (i) set out the actual amount of any cost overrun in respect of advisors’ costs and fees in connection with the restructuring contemplated by the Restructuring Support Agreement compared to the aggregate amount for such costs and fees budgeted in the Financial Model, together with an explanation of any such cost overrun in reasonable detail, and (ii) confirm that there has been no change or amendments made or agreed to by any Group Member to any of the cost or fee arrangements with any advisor in connection with the restructuring contemplated under the Restructuring Support Agreement since the date of the Financial Model.

19.5                        Requirements as to financial statements

(a)                                 The Parent shall procure that each set of Annual Financial Statements and Quarterly Financial Statements:

(i)                                     includes a profit and loss account, a balance sheet and a cashflow statement; and

(ii)                                  is accompanied by a statement of an officer or chief officer of the Parent comparing actual performance for the Relevant Period to which the financial statements relate to the projected performance for that period set out in the Budget and the actual performance for the corresponding period in the preceding Financial Year, and that, in addition:

(A)                               each set of Annual Financial Statements shall be audited by the Auditors; and

(B)                               each set of Quarterly Financial Statements includes a reconciliation of actual costs for that Financial Quarter against budgeted costs for that Financial Quarter (as calculated in accordance with the relevant Budget) and, in the event that any actual cost detailed therein exceeds the budgeted cost for such line item, an explanation of such variance.

(b)                                 Each set of financial statements delivered pursuant to clause 19.3 (Financial statements) shall:

(i)                                     be prepared in accordance with the Accounting Principles;

(ii)                                  truly and fairly present, and be certified by an officer of the relevant Obligor as truly and fairly presenting, its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the Annual Financial Statements, shall be accompanied by any letter addressed to the management of the relevant Obligor by the Auditors and accompanying those Annual Financial Statements;

(iii)                               be accompanied by a statement by the directors of the Parent comparing actual performance for the period to which the Annual Financial Statements or the Quarterly Financial Statements relate to:

(A)                               the projected performance for that period set out in the Budget for that Financial Year; and

(B)                               the actual performance for the corresponding period in the preceding Financial Year of the Group; and

(iv)                              in the case of Annual Financial Statements, not be the subject of any qualification in the Auditors’ opinion.

(c)                                  The Parent shall procure that each set of financial statements delivered pursuant to clause 19.3 (Financial statements) shall be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements, unless, in relation to any set of financial statements, the Parent notifies the Agent that there has been a change in the Accounting Principles or the accounting practices and the Auditors deliver to the Agent:

(i)                                     a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices and reference periods upon which corresponding Original Financial Statements were prepared; and

(ii)                                  sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether clause 20 (Financial covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

(d)                                 Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(e)                                  If the Agent (or any Lender) wishes to discuss the financial position of any Group Member with the auditors of that Group Member, the Agent (or any Lender) may notify the Parent, stating the questions or issues which the Agent wishes to discuss with those auditors.  In this event, to the extent the questions or issues arising cannot satisfactorily be explained by the Parent, the Parent shall ensure that such auditors are authorised (at the expense of the Parent and involving the Parent in all correspondence and discussions):

(i)                                     to discuss the financial position of the relevant Group Member with the Agent on request from the Agent; and

(ii)                                  to disclose to the Agent for the benefit of and distribution to the Lenders any information which the Agent may reasonably request.

19.6                        Budget

(a)                                 The Parent shall supply to the Agent in sufficient copies for all the Lenders, as soon as the same become available but in any event at least 30 days before the start of each of its Financial Years, an annual Budget for that Financial Year.

(b)                                 The Parent shall ensure that each Budget for a Financial Year:

(i)                                     is in a form reasonably acceptable to the Agent and includes:

(A)                               a projected consolidated profit and loss (including aggregate revenue and aggregate operating expenses and general and administrative and other corporate expenses), balance sheet and cashflow statement of the Group;

(B)                               projected capital expenditures (including maintenance and investment capital expenditures), operating expenses and other costs to be incurred by each Fleet Vessel;

(C)                               projected financial covenant calculations;

(D)                               projected liquidity of the Group;

(E)                                consolidated financial projections; and

(F)                                 based on the same principles and with the same or higher level of detail as the Financial Model;

(ii)                                  enables approval by the Majority Lenders of the aggregate operating expenses and general and administrative and other corporate expenses of the Group and the project capital expenditures (including maintenance and investment capital expenditures), operating expenses and other costs to be incurred in respect of each Mortgaged Ship;

(iii)                               is prepared in accordance with the Accounting Principles; and

(iv)                              has been approved by the board of directors of the Parent.

(c)                                  The Parent shall brief, in the manner set out in clause 19.7(b) (Presentations), the Agent regarding projected capital expenditures (including maintenance and investment capital expenditures), operating expenses and general administrative expenses relating to the Fleet Vessels, including any contingencies and one off or exceptional expenditure in relation to the Fleet Vessels.

(d)                                 If the Agent (acting on the instructions of either the Majority Tranche 1 Lenders or the Majority Tranche 2 Lenders) considers it necessary (acting reasonably having regard to the Parent’s financial position at the time), it may request, at the expense of the Parent, that the financial projections set out in the Budget are reviewed by a major accounting firm and that such accounting firm provides a reconciliation of such financial projections.

(e)                                  The Budget that is delivered under this clause which is approved by the Majority Lenders shall be an “Approved Budget” for the purposes of the Global Intercreditor Deed in respect of this Agreement.

19.7                        Presentations

(a)                                 Once in every Financial Year, or more frequently if requested to do so by the Agent if the Agent reasonably suspects a Default is continuing or may have occurred or may occur, the Parent shall procure that at least two of its directors (one of whom shall be the chief financial officer) give a presentation to the Finance Parties about the on-going business and financial performance of the Group and any other matter which a Finance Party may reasonably request.

(b)                                 Once in each calendar month until 31 December 2018 and thereafter every Financial Quarter, the Parent shall ensure that one or more of the chief executive officer, chief financial officer and chief operating officer gives a briefing (by telephone or in person at the option of the Parent) to the Lenders about the ongoing business and financial performance of the Group, including:

(i)                                     the information referred to in, or delivered under, this clause 19 (Information undertakings);

(ii)                                  the Parent’s forward-looking view of the remainder of the year;

(iii)                               the Parent’s current liquidity position and forecasts for its liquidity position;

(iv)                              the balance of amounts outstanding under each Amended RA Facility, Amended and Restated Sinosure Facility, and any other Financial Indebtedness incurred in connection with a Permitted Ship Purchase;

(v)                                 the earnings per Fleet Vessel (including an aged creditor list), payments, expenses and other amounts incurred (including an aged debtor list) in connection with the operation, maintenance and repair of the Fleet Vessels and the profitability level of the Fleet Vessels;

(vi)                              an overview about (i) all Fleet Vessels and other ships associated to any Group Member and (ii) all facilities attributable to any Group Member and the outstandings thereunder (other than the facilities referred to in (iv) above); and

(vii)                           in the final Financial Quarter of each Financial Year, its budget for the forthcoming year,

provided that, without prejudice to the other provisions of this Agreement, nothing in this clause shall oblige the Parent to produce financial statements other than the financial statements specified in clause 19.3 (Financial statements) in accordance with this Agreement or produce other figures (for example, liquidity or earnings) more than once in any Financial Quarter.

19.8                        Year-end

The Parent shall procure that each Financial Year-end of each Obligor and each Group Member falls on the Accounting Reference Date.

19.9                        Information: miscellaneous

The Obligors shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)                                 save to the extent publicly available, at the same time as they are dispatched, copies of all documents dispatched by the Parent to any class of its shareholders generally or dispatched by the Parent or any Obligors to any class of its creditors generally;

(b)                                 promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Group Member, and which, if adversely determined, might have a Material Adverse Effect or which would involve a liability, or a potential or alleged liability, exceeding:

(i)                                     $5,000,000 (or its equivalent in other currencies) in relation to the Parent or the Group taken as a whole; or

(ii)                                  $500,000 (or its equivalent in other currencies) in relation to any Group Member (other than the Parent);

(c)                                  promptly, details of any disposal or insurance claim or other event or circumstance which may require a prepayment under this Agreement;

(d)                                 promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental, arbitral or other regulatory body or agency which is made against any Group Member and which is reasonably likely to have a Material Adverse Effect or which would involve a liability, or a potential or alleged liability, exceeding:

(i)                                     $5,000,000 (or its equivalent in other currencies) in relation to the Parent or the Group taken as a whole; or

(ii)                                  $500,000 (or its equivalent in other currencies) in relation to any Group Member (other than the Parent);

(e)                                  promptly, such information as the Agent or the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Security Documents;

(f)                                   promptly on request, such further information regarding the financial condition, assets and operations of the Group and/or any Group Member (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by the Obligors under this Agreement, any changes to management of the Group and an up to date copy of its shareholders’ register (or equivalent in its jurisdiction of incorporation)) as any Finance Party through the Agent may reasonably request;

(g)                                  promptly on request information regarding the condition and employment of each Fleet Vessel;

(h)                                 by no later than 30 June 2023, the Parent’s proposals on how it will refinance any amounts that will remain outstanding under the Finance Documents on the Tranche 2 Final Repayment Date;

(i)                                     promptly upon becoming aware, notification that Dr John Coustas has ceased to be Chief Executive Officer of the Parent;

(j)                                    notification that the Parent is required to procure that security is given over a Fleet Vessel to secure the Restructured Facilities pursuant to clause 3.6 (Obligation to give Security on Unencumbered Vessels in the Existing Fleet) of the Global Intercreditor Deed; and

(k)                                 promptly upon becoming aware that there may be a deviation of more than 20 per cent. Regarding the cashflow forecast in respect of the Group relating to any Financial Quarter.

19.10                 Information: Ship Classification

The Obligors shall supply to the Agent, promptly upon its request:

(a)                                 certified true copies of all original class records held by the Classification Society in relation to each Ship; and

(b)                                 written confirmation that:

(i)                                     each Obligor is not in default of any of its contractual obligations or liabilities to the Classification Society and without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the Classification Society; or

(ii)                                  if any Obligor is in default of any of its contractual obligations and liabilities to the Classification Society, to specify to the Agent in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the Classification Society.

19.11                 Information: Intra-group Funding of Excess Cash

(a)                                 On the last day of each Interest Period, the Parent shall supply to the Agent (in sufficient copies for all the Lenders) a Ring Fencing Compliance Certificate specifying, amongst other things, the quantum of Excess Cash generated, Excess Cash Loan balances (positive and negative) in respect of each Amended RA Facility, Permitted Refinancing Danaos SPV Loan balances (positive and negative), Support Payments, the aggregate balance of all Excess Cash Loans with a negative balance across all Amended RA Facilities, and the aggregate balance of all Permitted Refinancing Danaos SPV Loans with a negative balance, and Total Available Cash (including details as to its calculation), each as of the date of the Ring Fencing Compliance Certificate.

(b)                                 Each Ring Fencing Compliance Certificate shall be signed by the chief financial officer of the Parent or chief operating officer of the Parent or, in his or her absence, by two directors of the Parent.

19.12                 Information: Follow-on Equity Raise

(a)                                 The Parent shall provide such information to the Lenders as either the Majority Tranche 1 Lenders or the Majority Tranche 2 Lenders (or both) may from time to time request in relation to the status of the Follow-on Equity Raise and the Parent’s preparations in relation thereto, but (subject to paragraph (b) below) not more frequently than once per Financial Quarter until the date falling one year after the Effective Date and thereafter not more frequently than once per month.

(b)                                 If the Parent fails to complete the Follow-on Equity Raise within 18 months of the Effective Date, the Parent shall, whenever reasonably requested by either the Majority Tranche 1 Lenders or the Majority Tranche 2 Lenders (or both), provide to the Lenders such information in relation to the status of the Follow-on Equity Raise as such Lenders may reasonably request from time to time.

19.13                 Information: Proposed Permitted Group Level Financial Indebtedness and Joint Ventures

In connection with any proposal to the Lenders to approve (a) any Financial Indebtedness to be incurred by the Parent pursuant to limb (c) of the definition of “Permitted Group Level Financial Indebtedness” or (b) any Joint Venture to be entered into by the Parent pursuant to paragraph (c) of clause 28.12 (Acquisitions and investments), the Parent shall supply to the Agent (in sufficient copies for all the Lenders) business case presentation, supporting material, third-party reports and any other available documentation (including term sheets and/or draft definitive documentation) relating to such proposed transaction, and any other information that the Lenders may request.

19.14                 Notification of Default

(a)                                 The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) or any event which might adversely affect the ability of any Obligor to perform its obligations under any of the Finance Documents promptly upon any Obligor becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)                                 Promptly upon a request by the Agent, the Parent shall supply to the Agent a certificate signed by two of its directors or senior officers of the Parent on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

(c)                                  The Borrower must notify the Agent promptly upon becoming aware that any party to a Transaction Document is seeking to amend, vary or supplement any Transaction Document, or that any party is in breach of any Transaction Document together with reasonable details of the surrounding circumstances.

19.15                 Inspection

Each Obligor who is a Party undertakes with the Finance Parties that, for so long as any moneys are owing under any of the Finance Documents, upon the request of the Agent following the occurrence of an Event of Default which is continuing or if the Agent reasonably suspects that an Event of Default is continuing or might occur, it shall provide the Finance Parties or any of their representatives, professional advisors, valuers and contractors with free access at the risk and cost of the relevant Obligor or Borrower to, and permit inspection of, the premises, assets, books, accounts and records of any Group Member and permit such persons to meet and discuss the matter with senior management of the Group, in each case at reasonable times and upon reasonable notice.

19.16                 Sufficient copies

The Borrower, if so requested by the Agent, shall deliver sufficient copies of each document to be supplied under the Finance Documents to the Agent to distribute to each of the Lenders.

19.17                 Use of websites

(a)                                 The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the “Designated Website”) if:

(i)                                     the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                                  both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                               the information is in a format previously agreed between the Borrower and the Agent.

(b)                                 If a Designated Website has been established for the information required to be delivered under the Finance Documents, then at the request of any Lender, the Borrower will establish an additional Designated Website the title of which includes the terms “Public Only” (the “Public Only Website”).  The Borrower will post all information required to be delivered under the Finance Documents to the Public Only Website, so long as all information so posted is information the Borrower has determined is either public information or information which is not material with respect to any Group Member or any of its respective securities for purposes of applicable securities laws.   Each Lender shall be entitled to assume that all information posted on the Public Only Website is public information, and the confidentiality provisions of the Finance Documents will not apply to information on the Public Only Website.

(c)                                  If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Borrower accordingly and the Borrower shall at its own cost supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event the Borrower shall at its own cost supply the Agent with at least one copy in paper form of any information required to be provided by it.

(d)                                 The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.

(e)                                  The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)                                     the Designated Website cannot be accessed due to technical failure;

(ii)                                  the password specifications for the Designated Website change;

(iii)                               any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                              any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                                 the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

(f)                                   If the Borrower notifies the Agent under paragraphs (e)(i) to (v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(g)                                  Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Borrower shall comply with any such request within ten Business Days.

19.18                 “Know your customer” checks

(a)                                 If:

(i)                                     the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement or the application of the policies and procedures of the Agent or any Lender;

(ii)                                  any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or

(iii)                               a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not already a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (ii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (ii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (ii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)                                 Each Finance Party shall, promptly upon the request of the Agent, the Security Agent or any Lender, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent, the Security Agent or any Lender (for itself) in order for it to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)                                  The Parent shall, by not less than ten Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Guarantor pursuant to Clause 32 (Changes to the Obligors).

(d)                                 Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Guarantor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective New Lender) in order for the Agent or such Lender or any prospective New Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Guarantor.

19.19                 Additional investigation

(a)                                 The Majority Lenders shall, having regard to any concerns at that time which warrant such explanation, be entitled to require the Parent to respond to such concerns in order to explain and enable Finance Parties to understand management actions and the financial performance of the Borrower and each Obligor. The Majority Lenders shall provide brief details to the Parent of the reason for requiring such an explanation and the Parent shall, within 15 days of a request from the Majority Lenders, provide such an explanation.

(b)                                 If the Majority Lenders are not satisfied with any explanation provided under paragraph (a) above, the Majority Lenders shall be entitled to require a major accounting firm (at the expense of the Borrower) to undertake such additional investigative work as may reasonably be required to explain and enable Finance Parties to understand management actions and the financial performance of the Borrower and each Obligor.

19.20                 Tranche 2 Independent Review

(a)                                 In the event that the Total Tranche 2 Commitment is above the Tranche 2 Target Amount as of any two (2) consecutive Quarter Date (after taking into account the amount of Balancing Payment payable in respect of such Quarter Dates), any Lender shall have the right to require an independent review of the Group’s business by a major accounting firm for the specific purpose of explaining and enabling the Lenders to understand the financial performance of the Group (such review to be conducted in consultation with the Parent’s management team), provided that such independent review shall not unduly restrict the management team from performing its day to day functions.

(b)                                 Any fees, costs and expenses of such independent review shall require approval by the Parent before being incurred (such consent not to be unreasonably withheld, conditioned or delayed).

(c)                                  The Parent shall provide, on a common platform basis to all other RA Lenders, extracts from that independent review (such extracts to be limited to Group consolidated information and not to include recommendations, options analysis, valuation work or information specific to the Facilities, and such extracts otherwise to be in form and substance satisfactory to the Parent and the Lenders), subject to the execution by such other RA Lenders of non-reliance / hold-harmless letters required by the report providers in accordance with their usual procedures and on the basis that the Lenders are the engaging parties and that the provision of such common platform information does not preclude the Lenders from retaining or continuing to retain any such report providers to perform work and analysis solely on behalf of the Lenders.

20                                  Financial covenants

20.1                        Undertaking to comply

Each Obligor who is a Party undertakes that this clause 20 will be complied with throughout the Facility Period.

20.2                        Financial definitions

In this clause 20:

“Accounting Principles” means US GAAP or, if chosen to be adopted by the Parent, International Financial Reporting Standards (IFRS Standards) applicable from time to time.

“Bareboat Equivalent Time Charter Income” means, at any time and in relation to a Relevant Vessel, the aggregate charter hire due and payable to a Group Member for that Relevant Vessel for the remaining unexpired term of the charter or other contract of employment in respect of that Relevant Vessel at the relevant time (excluding any relevant renewal or charter extension options at the option of the charterers) less, in the case of a contract of employment other than a bareboat charter, the aggregate operating expenses, insurances and dry-docking costs of that Relevant Vessel which would be ordinarily borne by a bareboat charterer and certified to the satisfaction of the Agent for the same period.

“Borrowings” means, at any time, the aggregate face value of the outstanding principal or capital amount (and any fixed or minimum premium payable on prepayment or redemption) of any indebtedness of Group Members for or in respect of:

(a)                                 moneys borrowed and debit balances at banks or other financial institutions;

(b)                                 any acceptances under any acceptance credit or bill discount facility (or dematerialised equivalent);

(c)                                  any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                 any Finance Lease;

(e)                                  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirements for de-recognition under the Accounting Principles);

(f)                                   any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of an entity which is not a Group Member which liability would fall within one of the other paragraphs of this definition;

(g)                                  any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before all amounts outstanding under the Finance Documents are discharged in full or are otherwise classified as borrowings under the Accounting Principles;

(h)                                 any amount of any liability under an advance or deferred purchase agreement if:

(i)                                     one of the primary reasons behind the entry into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question; or

(ii)                                  the agreement is in respect of the supply of assets or services and payment is due more than 90 days after the date of supply;

(i)                                     any amount raised under any other transaction (including any forward sale or purchase agreement, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(j)                                    (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above,

and, for the avoidance of doubt, shall not include any obligation or mark to market fair value recorded in the Financial Statements in respect of derivative financial instruments.

“Cash” means, at any time, cash denominated in dollars (or any other currency which is freely transferable and freely convertible) in hand or at bank and (in the latter case) credited to an account in the name of any Group Member with an Acceptable Bank or a RA Lender and to which the relevant Group Member is alone beneficially entitled and, where held in an account rather than in hand, for so long as:

(a)                                 that cash is repayable within 30 days after the relevant date of calculation;

(b)                                 repayment of that cash is not contingent on the prior discharge of any other indebtedness of any Group Member or of any other person whatsoever or on the satisfaction of any other condition;

(c)                                  there is no Security Interest or Quasi-Security over that cash except for any Security Interest or Quasi-Security which is permitted under clause 28.2 (General negative pledge); and

(d)                                 the cash is freely and (except as mentioned in paragraph (a) above) immediately available to be applied in repayment or prepayment of the Amended RA Facilities and/or the Amended and Restated Sinosure Facility.

“Cash Equivalents” means at any time:

(a)                                 certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank or an RA Lender;

(b)                                 any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State (provided always that any such government has a rating for its long-term unsecured and non credit-enhanced debt obligations of A or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A2 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency) or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)                                  commercial paper not convertible or exchangeable to any other security:

(i)                                     for which a recognised trading market exists;

(ii)                                  issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;

(iii)                               which matures within one year after the relevant date of calculation; and

(iv)                              which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)                                 any investment in money market funds which:

(i)                                     have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited;

(ii)                                  which invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above; and

(iii)                               can be turned into cash on not more than 30 days’ notice; or

(e)                                  any other debt security approved by the Majority Lenders,

in each case, denominated in dollars (or any other currency which is freely transferable and freely convertible) and to which the Parent is alone beneficially entitled at that time and which is not issued or guaranteed by any Group Member or subject to any Security Interest (other than any Security Interest permitted under clause 28.2 (General negative pledge)) and the ability to deal in any such instrument or ability to apply the proceeds towards the prepayment or repayment of any Amended RA Facility and/or the Amended and Restated Sinosure Facility is not subject to the prior discharge of any other Financial Indebtedness.

“Charter Free Value At End Of Charter” means, at any time and in relation to a Relevant Vessel, the Charter Free Vessel Value of that Relevant Vessel at the end of the time charter or other contract of employment which shall be deemed to be equal to the current Charter Free Vessel Value of a vessel with similar characteristics to that Relevant Vessel, but having the age which that Relevant Vessel will have at the expiration of the term of her time-charter or other contract of employment, excluding any relevant renewal or charter extension options at the option of the charterers.

“Charter Securities” means, at any time, the value of debt and / or equity instruments or other security provided to a Group Member by charterers in consideration for a variation or other amendments or the provision of credit in relation to a charter or other contract of employment, as valued and presented within the Financial Statements in accordance with the Accounting Principles.

“Consolidated Debt” means, at any time, the aggregate of all obligations of any Group Member for or in respect of Borrowings at that time but excluding any such obligations owing by a Group Member to another Group Member.

“Consolidated EBITDA” means, in respect of any Relevant Period, the Net Income:

(a)                                 before taking into account interest income and interest expense, gains or losses under any derivative financial instruments (whether realised or unrealised), tax, depreciation, amortisation and any other non cash item, capital gains or losses realised from the sale of any Relevant Vessel, Finance Charges and capital losses on Relevant Vessel cancellations each as reflected in the Financial Statements for the Relevant Period; and

(b)                                 before taking into account Non-Recurring Items (subject to the limitation set out in that definition).

“Consolidated Market Value Adjusted Net Worth” means, at any time, the amount by which Market Value Adjusted Total Consolidated Assets exceeds the Total Consolidated Liabilities.

“Consolidated Net Leverage” means, in respect of any Relevant Period, the ratio of Consolidated Debt (less Cash and Cash Equivalents) to Consolidated EBITDA in respect of that Relevant Period.

“Finance Charges” means, for any Relevant Period, the aggregate amount of the accrued interest (excluding any accrued or capitalised PIK interest), commission, exit fees, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Borrowings whether paid, payable or capitalised by any Group Member as included in the Financial Statements (calculated on a consolidated basis) in respect of that Relevant Period:

(a)                                 including any upfront fees or costs which are included as part of the effective interest rate adjustments (including in respect of permitted interest rate caps);

(b)                                 including the interest (but not the capital) element of payments in respect of Finance Leases;

(c)                                  including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any Group Member under any interest rate hedging arrangement; and

(d)                                 taking no account of any unrealised gains or losses on any derivative financial instruments,

so that no amount shall be added (or deducted) more than once.

“Finance Leases” means any lease or hire purchase contract which would, in accordance with the Accounting Principles be treated as a finance or capital lease.

“Financial Statements” means, at any time, the consolidated financial statements of the Parent (whether quarterly or annual) delivered to the Agent under clause 19.3 (Financial statements).

“Fixed Amortization Amounts” means, the contractually fixed amortization schedule contained in, and in respect of, each Amended RA Facility.

“Interest Cover” means, for any Relevant Period, the ratio of Consolidated EBITDA to Net Interest Expense.

“Market Value” for each Relevant Vessel means, at any time:

(a)                                 Charter Attached Vessel Value for a Relevant Vessel that, at the relevant time, is subject to a charter or other contract of employment having an unexpired term of 12 months or more, excluding any relevant renewal or charter extension options at the option of the charterers (such Relevant Vessel is described as Relevant Vessel (Charter Attached)), shall be the aggregate of:

(i)                                     the present value of the Bareboat Equivalent Time Charter Income of that Relevant Vessel; and

(ii)                                  the present value of the Charter Free Value At End of Charter valuation of that Relevant Vessel.

In calculating the above present values, the applicable discount rate shall be 7 per cent;

(b)                                 Charter Free Vessel Value for a Relevant Vessel shall be its market value determined pursuant to the most recent valuations obtained for that Relevant Vessel in accordance with Clause 25 (Valuations); and

(c)                                  Construction Vessel Value for a Relevant Vessel under construction, shall be the net book value for it as recorded in the Financial Statements.

“Market Value Adjusted Total Consolidated Assets” means, at any time, Total Consolidated Assets adjusted to reflect the Market Value of all Relevant Vessels that are operational and trading or capable of trading by replacing the aggregate net book value of such Relevant Vessels

(as reflected in the Financial Statements for the Relevant Period) with the aggregate of their Market Values as at the relevant date, less Cash and Cash Equivalents. For the avoidance of doubt, net book value of the Relevant Vessels under construction shall not be subject to such adjustment to Total Consolidated Assets.

“Minimum Corporate Cover (Charter Attached)” means, on each Quarter Date, the ratio of (a) the aggregate of the Charter Attached Vessel Values of all Relevant Vessels (Charter Attached), the Construction Vessel Value of all Relevant Vessels under construction and the Charter Free Vessel Values of all other Relevant Vessels plus Charter Securities to (b) Consolidated Debt.

“Minimum Corporate Cover (Charter Free)” means on each Quarter Date, the ratio of (a) the aggregate of the Construction Vessel Value of all Relevant Vessels under construction and the Charter Free Vessel Value of all other Relevant Vessels (irrespective of the remaining unexpired term of their charter or other contact of employment) plus Charter Securities to (b) Consolidated Debt.

“Minimum Liquidity” means the aggregate of all Cash and Cash Equivalents at any time.

“Net Income” means:

(a)                                 in relation to any Financial Year, the net income of the Group appearing in the Financial Statements for that Financial Year; and

(b)                                 in relation to any Financial Quarter, the net income of the Group appearing in the Financial Statements for that Financial Quarter.

“Net Interest Expense” in respect of a Relevant Period is equal to consolidated:

(a)                                 interest expense (excluding capitalised interest and PIK interest), less

(b)                                 interest income, less

(c)                                  realised gains on interest rate swaps, plus

(d)                                 realised losses on interest rate swaps,

each as reflected in the Financial Statements for the Relevant Period. For the avoidance of doubt, Net Interest Expense excludes unrealised gains/losses on derivative financial instruments.

“Non-Recurring Items” means, in respect of a Relevant Period, any exceptional, one off, non-recurring or extraordinary items up to a maximum of 5 per cent of Consolidated EBITDA (excluding Non-Recurring Items), each as reflected in the Financial Statements for that Relevant Period.  The 5 per cent limit shall not apply to expenses related to the consummation of the Amended RA Facilities and/or the Amended and Restated Sinosure Facility, which include legal and financial adviser fees to professional advisors of the Parent and the RA Lenders incurred prior to the Effective Date as well as any upfront fees and amendment fees payable to the RA Lenders and any underwriting fees in relation to the raising of equity paid on customary market terms to an equity underwriter who is a broker-dealer of international standing.

“RA Lender” means, at any time, each financial institution that is a party to an Amended RA Facility as an original party and any financial institutions that become a party to the Amended

RA Facilities in accordance with the relevant transfer and accession provisions contained therein.

“Relevant Period” means each period of twelve months ending on the last day of each Financial Quarter.

“Relevant Vessels” means, together, all of the vessels from time to time owned or leased (under a lease that constitutes a Finance Lease) or are under construction by Group Members which, at the relevant time, are included within Total Consolidated Assets in the Financial Statements or which would be included within Total Consolidated Assets in the Financial Statements if the Financial Statements were required to be prepared at that time.

“Total Consolidated Assets” means, at any time, the “Total Assets” of the Group as presented in the Financial Statements, excluding the mark to market fair value of any derivative financial instruments (where the entry into such derivative financial instrument is not prohibited by this Agreement) as recorded within the Financial Statements in accordance with the Accounting Principles.

“Total Consolidated Liabilities” means, at any time, the “Total Liabilities” of the Parent as presented in its Financial Statements (so as to reflect, if applicable, the face value of such liabilities), excluding the mark to market fair value of any derivative financial instruments (where the entry into such derivative financial instrument is not prohibited by this Agreement) as recorded within the Financial Statements in accordance with the Accounting Principles.

20.3                        Minimum Corporate Cover (Charter Free)

For each Relevant Period ending on each Quarter Date specified in column 1 below, the Minimum Corporate Cover (Charter Free) shall not be less than the percentage specified in column 2 below opposite that Quarter Date.

Column 1 — Quarter Dates	Column 2 — Minimum Percentage
31 December 2018	57.0%
31 March 2019	60.0%
30 June 2019	60.5%
30 September 2019	63.0%
31 December 2019	66.0%
31 March 2020	66.0%
30 June 2020	69.0%
30 September 2020	69.0%
31 December 2020	71.0%
31 March 2021	71.0%
30 June 2021	74.0%
30 September 2021	76.5%
31 December 2021	79.0%
31 March 2022	79.0%
30 June 2022	81.0%
30 September 2022	83.5%
31 December 2022	86.0%
31 March 2023	93.5%
30 June 2023	93.5%
30 September 2023	100.0%
31 December 2023	100.0%

20.4                        Minimum Corporate Cover (Charter Attached)

For each Relevant Period ending on each Quarter Date specified in column 1 below, the Minimum Corporate Cover (Charter Attached) shall not be less than the percentage specified in column 2 below opposite that Quarter Date.

Column 1 — Quarter Dates	Column 2 — Minimum Percentage
31 December 2018	69.5%
31 March 2019	73.0%
30 June 2019	73.0%
30 September 2019	76.0%
31 December 2019	76.0%
31 March 2020	78.5%
30 June 2020	79.0%
30 September 2020	79.0%
31 December 2020	81.0%
31 March 2021	81.0%
30 June 2021	84.0%
30 September 2021	84.0%
31 December 2021	86.5%
31 March 2022	86.5%
30 June 2022	89.0%
30 September 2022	89.0%
31 December 2022	91.0%
31 March 2023	93.5%
30 June 2023	98.0%
30 September 2023	100.0%
31 December 2023	100.0%

20.5                        Minimum Liquidity

For each Relevant Period ending on each Quarter Date specified in column 1 below, Minimum Liquidity shall not at any time be less than the figure specified in column 2 below opposite that Quarter Date.

Column 1 — Quarter Dates	Column 2 — Minimum Liquidity (million)
31 December 2018	$30
31 March 2019	$30
30 June 2019	$30
30 September 2019	$30
31 December 2019	$30
31 March 2020	$30
30 June 2020	$30
30 September 2020	$30
31 December 2020	$30
31 March 2021	$30
30 June 2021	$30

30 September 2021	$30
31 December 2021	$30
31 March 2022	$30
30 June 2022	$30
30 September 2022	$30
31 December 2022	$30
31 March 2023	$30
30 June 2023	$30
30 September 2023	$30
31 December 2023	$30

20.6                        Consolidated Net Leverage

For each Relevant Period ending on each Quarter Date specified in column 1 below, Consolidated Net Leverage shall not exceed the ratio specified in column 2 below opposite that Quarter Date.

Column 1 — Quarter Dates	Column 2 — Ratio
31 December 2018	7.50	x
31 March 2019	7.25	x
30 June 2019	7.25	x
30 September 2019	7.25	x
31 December 2019	7.00	x
31 March 2020	7.00	x
30 June 2020	7.00	x
30 September 2020	7.00	x
31 December 2020	6.75	x
31 March 2021	6.50	x
30 June 2021	6.25	x
30 September 2021	6.25	x
31 December 2021	6.00	x
31 March 2022	6.00	x
30 June 2022	6.00	x
30 September 2022	6.00	x
31 December 2022	6.00	x
31 March 2023	6.00	x
30 June 2023	5.75	x
30 September 2023	5.50	x
31 December 2023	5.50	x

20.7                        Interest Cover

For each Relevant Period ending on each Quarter Date specified in column 1 below, Interest Cover shall not be less than the ratio set out in column 2 opposite that Quarter Date.

Column 1 — Quarter Dates	Column 2 — Interest Cover
31 December 2018	2.50	x
31 March 2019	2.50	x
30 June 2019	2.50	x
30 September 2019	2.50	x

Column 1 — Quarter Dates	Column 2 — Interest Cover
31 December 2019	2.50	x
31 March 2020	2.50	x
30 June 2020	2.50	x
30 September 2020	2.50	x
31 December 2020	2.50	x
31 March 2021	2.50	x
30 June 2021	2.50	x
30 September 2021	2.50	x
31 December 2021	2.50	x
31 March 2022	2.50	x
30 June 2022	2.50	x
30 September 2022	2.50	x
31 December 2022	2.50	x
31 March 2023	2.50	x
30 June 2023	2.50	x
30 September 2023	2.50	x
31 December 2023	2.50	x

20.8                        Consolidated Market Value Adjusted Net Worth

For each Relevant Period ending on each Quarter Date specified in column 1 below, its Consolidated Market Value Adjusted Net Worth shall not be less than the figure specified in column 2 below opposite that Quarter Date.

Column 1 — Quarter Dates	Column 2 — Consolidated Market Value Adjusted Net Worth (million)
31 December 2018	$(510)
31 March 2019	$(460)
30 June 2019	$(440)
30 September 2019	$(380)
31 December 2019	$(370)
31 March 2020	$(320)
30 June 2020	$(300)
30 September 2020	$(280)
31 December 2020	$(240)
31 March 2021	$(230)
30 June 2021	$(190)
30 September 2021	$(190)
31 December 2021	$(150)
31 March 2022	$(150)
30 June 2022	$(110)
30 September 2022	$(110)
31 December 2022	$(80)
31 March 2023	$(50)
30 June 2023	$10
30 September 2023	$60
31 December 2023	$60

20.9                        Financial testing

The financial covenants set out in this clause 19.19 shall be calculated in accordance with the Accounting Principles and tested by reference to each set of Financial Statements and/or each Compliance Certificate delivered pursuant to clause 19.4 (Provision and contents of Compliance Certificate). Notwithstanding the foregoing provisions of this Clause 20.9, the outstanding principal amount of any moneys borrowed or debit balances at banks or financial institutions will for the purposes of this Clause 20 be determined by reference to the actual outstanding principal amounts in respect of such moneys borrowed or the outstanding principal debit balances in each case at the time of determination, irrespective of the treatment of such amounts under the Accounting Principles, and both sub-paragraph (a) of “Borrowings” and “Total Consolidated Liabilities” shall be calculated by reference to such actual amounts.

21                                  General undertakings

21.1                        Undertaking to comply

Each Obligor who is a Party undertakes that this clause 21 will be complied with by and in respect of each Obligor and each other Group Member throughout the Facility Period.

21.2                        Authorisations

Each Obligor shall promptly:

(a)                                 obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                                 supply certified copies to the Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)                                     enable it to perform its obligations under the Transaction Documents;

(ii)                                  ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document; and

(iii)                               carry on its business where failure to do so has, or is reasonably likely to have, a Material Adverse Effect.

21.3                        Compliance with laws and Sanctions

(a)                                 Each Group Member will comply in all respects with all laws and regulations (including Environmental Laws) and all Sanctions to which it may be subject, if (except as regards Sanctions, to which paragraph (b) below applies) failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

(b)                                 Each Obligor shall comply, and shall procure that each other Group Member and each Affiliate of any of them shall comply, in all respects with all Sanctions, and shall take all steps to avoid becoming a Prohibited Person.

(c)                                  No proceeds of the Loans shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person or otherwise shall be, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

(d)                                 Each Group Member acknowledges and agrees that certain of the Finance Parties, be it due to applicable laws or internal rules and regulations, are prohibited to conclude transactions or finance transactions with the government of or any person or entity owned or controlled by the government of a Restricted Country or with a Prohibited Person.

(e)                                  No Group Member shall (and the Parent shall ensure that no Group Member will) transfer, make use of or provide the benefits of any money, proceeds or services provided by or received from any Finance Party to any such Prohibited Person or conduct any business activity such as entering into any ship acquisition agreement, any ship refinancing agreement and/or any charter agreement related to a vessel, project, asset or otherwise for which money, proceeds or services have been received from a Finance Party with any such Prohibited Person.

(f)                                   Each Obligor shall not and shall procure that no Owner shall knowingly permit or knowingly authorise a Ship to be used directly or indirectly:

(i)                                     by or for the benefit of any Prohibited Person; or

(ii)                                  in any trade which will expose that Ship, the relevant Owner or any other Obligor or that Ship’s insurers to enforcement proceedings or any other consequences whatsoever arising from Sanctions.

21.4                        Anti-corruption law

(a)                                 No Obligor shall (and shall ensure that no other Group Member will) directly or indirectly use the proceeds of the Facilities for any purpose which would or might breach applicable anti-corruption laws, including, but not limited to, the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

(b)                                 Each Obligor shall (and shall ensure that each other Group Member will):

(i)                                     conduct its businesses in compliance with applicable anti-corruption laws and regulations; and

(ii)                                  maintain effective policies and procedures designed to promote and achieve compliance with such laws and regulations.

(c)                                  No Obligor shall (and shall ensure that no Group Member will) conduct its businesses in a manner which might involve or lead to any contravention of any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of Directive 2015/849/EC of the European Parliament and the Council).

21.5                        Tax compliance

Each Obligor shall (and shall ensure that each other Group Member will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)                                 such payment is being contested in good faith;

(b)                                 adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under clause 19.3 (Financial statements); and

(c)                                  such payment can be lawfully withheld.

21.6                        Change of business

Except as approved by the Majority Lenders, no substantial change will be made to the general nature of the business of the Borrower, the other Obligors, the Parent or the Group taken as a whole from that carried on at the Effective Date.

21.7                        Merger

Except as approved by the Majority Lenders, no Obligor shall (and shall ensure that no other Group Member will) enter into any amalgamation, demerger, merger, consolidation, redomiciliation, legal migration or corporate reconstruction (other than the solvent liquidation of any Group Member which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other Group Members).

21.8                        Pension exposure

The Parent shall ensure that no Obligor or any other Group Member is, or any time becomes, liable to contribute funds to any form of pension scheme or similar arrangement (other than a scheme or arrangement where the benefits conferred by it on its members are calculated solely by reference to a payment or payments made by the relevant member or by any other person in respect of that member).

21.9                        Further assurance

(a)                                 Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Agent may reasonably specify (and in such form as the Agent or the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)                                     to perfect the Security Interests created or intended to be created by that Obligor under, or evidenced by, the Security Documents (which may include the execution of a mortgage, charge, assignment or other security over all or any of the assets which are, or are intended to be, the subject of the Security Documents) or for the exercise of any rights, powers and remedies of the Security Agent and/or any other Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)                                  to confer on the Security Agent and/or any other Finance Parties Security Interests over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security Interest intended to be conferred by or pursuant to the Security Documents;

(iii)                               to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents; and/or

(iv)                              to facilitate the accession by a New Lender to any Security Document following an assignment in accordance with clause 31.1 (Assignments and transfers by the Lenders).

(b)                                 Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security Interest conferred or intended to be conferred on the Security Agent and/or any other Finance Parties by or pursuant to the Finance Documents.

21.10                 Negative pledge in respect of Charged Property and Obligor shares

Except as approved by the Majority Lenders and for Permitted Maritime Liens, no Obligor will grant or allow to exist any Security Interest over any Charged Property or (except for the Transaction Security) the shares in any of the Obligors or any rights deriving from, or related to, such shares.

21.11                 Environmental matters

(a)                                 The Agent will be notified in writing as soon as reasonably practicable of any Environmental Claim being made (whether current, pending or threatened) against any Group Member or any Fleet Vessel or any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any Group Member or any Fleet Vessel which, if successful to any extent, might reasonably be expected to have a Material Adverse Effect and of any Environmental Incident which may give rise to such a claim and will be kept regularly and promptly informed in reasonable detail of the nature of, and response to, any such Environmental Incident and the defence to any such claim.

(b)                                 Environmental Laws (and any consents, licences, permits or approvals obtained under them) applicable to Fleet Vessels will not be violated in a way which might have a Material Adverse Effect.

21.12                 Consent to transactions

No Obligor nor any other Group Member shall (and the Parent shall ensure no Group Member will) enter into any transaction (including, without limitation, any amendment to the Management Agreement (except where such amendment to the Management Agreement is permitted by clause 28.9 (Contracts and arrangements with Affiliates and Parent Affiliates)) with any Parent Affiliate (other than transactions solely between Group Members excluding the Parent and the Existing Fleet Group Members) except on standard, arm’s length terms and for full market value and with the consent of all NEDs (as certified in writing to the Agent by the Borrower from time to time).

21.13                 Executive compensation

The Parent shall ensure that no material alterations are made to the terms of the Parent’s executive compensation plans (as at the Effective Date) without approval by a remuneration or compensation committee of the Parent’s board of directors, such committee to be comprised solely of NEDs. The extension of executive compensation plans on identical terms to those existing as at the Effective Date shall not constitute a material alteration for the purposes of this clause 21.13.

21.14                 Corporate governance

The Parent shall ensure that it maintains a board of directors of up to nine directors from time to time, provided that a majority of such directors shall at all times be NEDs.

21.15                 Equity issuance

(a)                                 The Parent shall not issue any preferred equity securities or any class of equity securities other than Danaos Shares in each case without the consent of all NEDs.

(b)                                 Subject to paragraph (c) below, the Parent shall use commercially reasonable efforts to complete the Follow-on Equity Raise by no later than 18 months after the Effective Date.

(c)                                  If the Parent’s board of directors, in the proper exercise of its fiduciary duties (and after consultation with outside legal counsel) and having regard to the Parent’s obligation to use commercially reasonable efforts to complete the Follow-on Equity Raise in accordance with paragraph (b) above, reasonably considers in good faith that the market conditions are such that it is inappropriate or impractical (including, without limitation, due to the expected price achievable for the sale of Danaos Shares) to proceed with the Follow-on Equity Raise within 18 months of the Effective Date:

(i)                                     the Parent shall promptly provide notice to the Agent of the same and shall, for a period of 60 days beginning on the date of such notice, consult with the Agent in relation to the timing within which the Follow-on Equity Raise is expected to be completed; and

(ii)                                  the Parent shall continue to use commercially reasonable efforts to complete the Follow-on Equity Raise.

21.16                 Cash management

Subject to any restrictions on the upstreaming of Excess Cash set out in the Global Intercreditor Deed, the Parent will ensure that no Obligor or any other Group Member (other than the Parent and the Manager) holds Cash or Cash Equivalents in excess of that Group Member’s projected cash needs over the next 85 days (calculated on the basis that only one instalment of principal and interest in relation to Financial Indebtedness forms part of that Group Member’s projected cash needs over the next 85 days) and that each Group Member (other than the Parent and the Manager) advances to the Parent by way of Excess Cash Loan or Permitted Subordinated Loans any Cash or Cash Equivalents in excess of its projected 85-day cash needs.

21.17                 Ownership of vessels

Except in connection with the Gemini JV and subject to clause 28.12 (Acquisitions and investments), the Parent shall ensure that it does not hold, directly or indirectly, any right, title or interest in and to a vessel unless it owns all of the right, title and interest in and to that vessel or all of the share capital in any person that owns (directly or indirectly) 100 per cent of the right, title and interest in and to that vessel.

21.18                 Sale or other disposal of Zim/HMM Notes

(a)                                 The Parent shall ensure that no Obligor:

(i)                                     sells, transfers, or otherwise disposes of any right, title or interest in or to the Zim/HMM Notes; or

(ii)                                  enters into any arrangement, modification or supplementation with the issuers and obligors thereof (or its Affiliates),

in each case without the prior approval of all of the Lenders.

(b)                                 Paragraph (a)(ii) above shall not restrict any variation, amendment or supplement that is either of a formal, minor or administrative nature or is otherwise a variation that is, in the opinion of the Agent (acting on the instructions of the Majority Lenders), not materially prejudicial to the interests of the Lenders.

21.19                 Guarantors

The Parent shall ensure that:

(a)                                 in the case of any Collateral Owner or its Shareholder, and to the extent that it remains a member of the Group and that such Collateral Owner owns the Collateral Ship at the time, immediately upon the end of the Senior Security Period under (and as defined in) the Restructuring Lenders/Citi-Eurobank Lenders Intercreditor Deed or the Restructuring Lenders/Sinosure Lenders Intercreditor Deed, as applicable; or

(b)                                 in the case of any other Group Member, prior to or at the time that it is required to grant Security to secure the Restructured Facilities pursuant to clause 3.6 (Obligation to give Security on Unencumbered Vessels in the Existing Fleet) of the Global Intercreditor Deed,

such Collateral Owner, Shareholder or Group Member shall:

(i)                                     accede as an Additional Guarantor to this Agreement and (if it not already a party) a “Debtor” to (and as defined in) the Intercreditor Deeds and deliver such other documents and evidence as may be required to be delivered pursuant to clause 32.2 (Additional Guarantors), in each case in form and substance satisfactory to the Agent (acting reasonably); and

(ii)                                  grant(s) Transaction Security to the extent required under the Global Intercreditor Deed and/or the Intra-Restructuring Lenders Intercreditor Deed, and carries out any action to protect, perfect or give priority to the Transaction Security as set out in the relevant Transaction Security Document (and the Parent shall ensure that any such Transaction Security is granted and that the necessary action is taken to protect, perfect or give priority to such Transaction Security as set out in such Transaction Security Documents).

22                                  Dealings with Ship

22.1                        Undertaking to comply

Each Obligor who is a Party undertakes that this clause 22 will be complied with in relation to each Mortgaged Ship throughout the relevant Ship’s Mortgage Period.

22.2                        Ship’s name and registration

(a)                                 The Ship’s name shall only be changed after prior notice to the Agent;

(b)                                 The Ship shall be registered with the relevant Registry under the laws of its Flag State.  Except with approval of the Majority Lenders, the Ship shall not be registered under any other flag or at any other port or fly any other flag (other than that of its Flag State).  If that registration is for a limited period, it shall be renewed at least 45 days before the date it is due to expire and the Agent shall be notified of such renewal at least 30 days before that date.

(c)                                  Nothing will be done and no action will be omitted (including by any Group Member) if that might result in such registration being cancelled, forfeited or imperilled or the Ship being required to be registered under the laws of another state of registry.

22.3                        Sale or other disposal of Ship

Except as may be approved by the Lenders (and subject to such conditions as the Lenders may impose in consideration for such approval):

(a)                                 no Owner will sell, or agree to sell, transfer, agree to transfer, abandon or otherwise dispose of its Ship or any share or interest in it; and

(b)                                 no Shareholder will sell, or agree to sell, transfer, agree to transfer, abandon or otherwise dispose of any share of or interest in any Owner.

22.4                        Manager

A manager of the Ship shall not be appointed unless that manager and the terms of its appointment are approved by the Agent (acting on the instructions of the Majority Lenders) and it has delivered a duly executed Manager’s Undertaking to the Security Agent. The Manager is approved as at the Effective Date. There shall be no change to the terms of appointment of a manager whose appointment has been approved unless such change is also approved by the Agent (acting on the instructions of the Majority Lenders).

22.5                        Copy of Mortgage on board

A properly certified copy of the relevant Mortgage shall be kept on board the Ship with its papers and shown to anyone having business with the Ship which might create or imply any commitment or Security Interest over or in respect of the Ship (other than a lien for crew’s wages and salvage) and to any representative of the Agent or the Security Agent.

22.6                        Notice of Mortgage

A framed printed notice of the Ship’s Mortgage shall be prominently displayed in the navigation room and in the Master’s cabin of the Ship.  The notice must be in plain type and read as follows:

“NOTICE OF MORTGAGE

This Ship is subject to a first mortgage in favour of [•] of [•]. Under the said mortgage and related documents, neither the Owner nor any charterer nor the Master of this Ship has any right, power or authority to create, incur or permit to be imposed upon this Ship any commitments or encumbrances whatsoever other than for crew’s wages and salvage”.

No-one will have any right, power or authority to create, incur or permit to be imposed upon the Ship any lien whatsoever other than for crew’s wages and salvage.

22.7                        Conveyance on default

Where the Ship is (or is to be) sold in exercise of any power conferred by the Security Documents, the relevant Owner shall, upon the Agent’s request, immediately execute such form of transfer of title to the Ship as the Agent may require.

22.8                        Chartering

Except as approved by the Majority Lenders (and subject to such terms as they may in their absolute discretion require (including, without limitation, assignment of the benefit of any such charter commitment to the Security Agent)), the relevant Owner shall not enter into any charter commitment for the Ship (except for the Ship’s Charter), which is:

(a)                                 a bareboat or demise charter or passes possession and operational control of the Ship to another person;

(b)                                 a Long Term Charter;

(c)                                  on terms as to payment or amount of hire which are materially less beneficial to it than the terms which at that time could reasonably be expected to be obtained on the open market for vessels of the same age and type as the Ship under charter commitments of a similar type and period;

(d)                                 on terms whereby more than two months’ hire (or equivalent) is payable in advance; or

(e)                                  to another Group Member.

22.9                        Lay up

Except as approved by the Majority Lenders the Ship shall not be laid up or deactivated.

22.10                 Anti-drug abuse

The relevant Owner shall take all necessary and proper precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to its Ship in any jurisdiction in or to which its Ship shall be employed or located or trade or which may otherwise be applicable to its Ship and/or the relevant Owner and, if the Security Agent shall so require, procure that each Owner enters into a “Carrier Initiative Agreement” with the United States Customs Service and procure that such agreement (or any similar agreement hereafter introduced by any government entity of the United States of America) is maintained in full force and effect and performed by the relevant Owner.

22.11                 Sharing of Earnings

Except as approved by the Majority Lenders, the relevant Owner shall not enter into any agreement or arrangement:

(a)                                 under which its Earnings from the Ship may be shared with anyone else;

(b)                                 for the postponement of any date on which any Earnings relative to the Ship are due;

(c)                                  for the reduction of the amount of Earnings relative to the Ship or otherwise for the release or adverse alteration of any right of the relevant Owner to any such Earnings; or

(d)                                 for the release of, or adverse alteration to, any guarantee or Security Interest relating to any Earnings relative to its Ship.

22.12                 Payment of Earnings

(a)                                 The relevant Owner’s Earnings from the Ship shall be paid in the way required by the Ship’s General Assignment or Deed of Covenant.

(b)                                 If any Earnings are held by brokers or other agents, they shall be duly accounted for and paid to the Security Agent, if it requires this after the Earnings have become payable to it under the Ship’s General Assignment or Deed of Covenant.

23                                  Condition and operation of Ship

23.1                        Undertaking to comply

Each Obligor who is a Party undertakes that this clause 23 will be complied with in relation to each Mortgaged Ship throughout the relevant Ship’s Mortgage Period.

23.2                        Defined terms

In this clause 23:

“applicable code” means any code or prescribed procedures required to be observed by the Ship or the persons responsible for its operation under any applicable law (including but not limited to those currently known as the ISM Code and the ISPS Code).

“applicable law” means all laws and regulations applicable to vessels registered in the Ship’s Flag State or which for any other reason apply to the Ship or to its condition or operation at any relevant time.

“applicable operating certificate” means any certificates, vessel response plans, or other document relating to the Ship or its condition or operation required to be in force under any applicable law or any applicable code (including, without limitation, the document of compliance and safety management certificate relating to the Ship under the ISM Code and the International Ship Security Certificate relating to the Ship under the ISPS Code).

23.3                        Repair

The Ship shall be kept in a good, safe and efficient state of repair consistent with first-class ship ownership and management practice.  The quality of workmanship and materials used to repair the Ship or replace any damaged, worn or lost parts or equipment shall be sufficient to ensure that the Ship’s value is not reduced.

23.4                        Modification

Except with approval, the structure, type or performance characteristics of the Ship shall not be modified in a way which could or might materially alter the Ship or materially reduce its value.

23.5                        Removal of parts

Except with approval, no material part of the Ship or any equipment shall be removed from the Ship if to do so would materially reduce its value (unless at the same time it is replaced with equivalent parts or equipment owned by the relevant Owner free of any Security Interest except under the Security Documents).

23.6                        Third party owned equipment

Except with approval, equipment owned by a third party shall not be installed on the Ship if it cannot be removed without risk of causing damage to the structure or fabric of the Ship or incurring significant expense.

23.7                        Maintenance of class; compliance with laws and codes

(a)                                 The Ship’s class shall be the relevant Classification, which shall be maintained free of all overdue recommendations, requirements and conditions affecting class.

(b)                                 The Ship and every person who owns, operates or manages the Ship shall comply with all applicable laws and the requirements of all applicable codes from time to time applicable to vessels registered under the relevant Flag State or otherwise applicable to the Ship, its ownership, management, operation or to the business or the relevant Owner or to vessels trading to any jurisdiction to which that Ship may trade from time to time including, but not limited to, the ISM Code, the ISM Code documentation, the ISPS Code and the ISPS Code documentation.

(c)                                  There shall be kept in force and on board the Ship or in such person’s custody any applicable operating certificates which are required by applicable laws or applicable codes to be carried on board the Ship or to be in such person’s custody.

23.8                        Surveys

The Ship shall be submitted to continuous surveys and any other surveys which are required for it to maintain the Classification as its class.  Copies of reports of those surveys shall be provided promptly to the Agent if it so requests.

23.9                        Inspection and notice of dry-docking

(a)                                 Not more than once per calendar year (unless a Default is continuing), the Agent and/or surveyors or other persons appointed by it for such purpose shall be allowed to board the Ship (at the cost of the Owner and at the risk of the Owner) at all reasonable times (so as not to interfere with the normal trading schedule of the Ship) to inspect it and given all proper facilities needed for that purpose.

(b)                                 The Agent shall be given reasonable advance notice of any intended dry-docking of the Ship (whatever the purpose of that dry-docking).

23.10                 Prevention of arrest

(a)                                 All debts, damages, liabilities and outgoings which have given, or may give, rise to maritime, statutory or possessory liens on, or claims enforceable against, the Ship, its Earnings or Insurances or any part thereof, or lead to any of the same being arrested, attached or levied upon pursuant to legal process or purported legal process, shall be promptly paid and discharged.

(b)                                 The Owner shall promptly discharge or settle all taxes, dues and other amounts charged and all other outgoings whatsoever in respect of the Ship owned by it, her Earnings or her Insurances.

23.11                 Release from arrest

The Ship, its Earnings and Insurances shall promptly be released from any arrest, detention, attachment or levy, and any legal process against the Ship shall be promptly discharged, by whatever action is required to achieve that release or discharge.

23.12                 Information about Ship

(a)                                 The Agent shall promptly be given any information which it may require about the Ship, its Earnings (including profitability) and Insurances, or its employment, position and engagements, use or operation (including any expenses incurred or paid, or likely to be incurred or paid, in connection with the operation, maintenance or repair of the Ship), including details of towages and salvages, and copies of all its charter commitments entered into by or on behalf of any Obligor and certified true copies of any applicable operating certificates.

(b)                                 Without prejudice to the generality of paragraph (a) above, by no later than six months prior to the expiration of any time charter or other contract of employment in respect of a Ship with a term of 12 months or longer and by no later than 45 days prior to the expiration of any other time charter or other contract of employment in respect of a Ship, the Parent shall provide the Agent with its proposals as to the chartering or employment of the relevant Ship upon expiration of the subsisting charter or other contract of employment.

23.13                 Notification of certain events

The Agent shall promptly be notified in writing of:

(a)                                 any damage to the Ship where the cost of the resulting repairs may exceed the Major Casualty Amount for such Ship;

(b)                                 any occurrence which may result in the Ship becoming a Total Loss;

(c)                                  any requisition of the Ship for hire;

(d)                                 any Environmental Incident involving the Ship or any other Fleet Vessel or any Group Member and Environmental Claim being made in relation to such an incident against any Fleet Vessel or any Group Member;

(e)                                  any claims for breach of an applicable code or applicable law being made against the relevant Group Member or otherwise in connection with the Ship and, to the extent that the relevant Group Member is aware of such claim, any such claim being made against the operator of the Ship;

(f)                                   any other matter, event or incident, actual or threatened, the effect of which would, or is reasonably likely to, lead to any applicable code not being complied with;

(g)                                  any withdrawal or threat to withdraw any applicable operating certificate;

(h)                                 the issue of any applicable operating certificate;

(i)                                     the receipt of notification that any application for any applicable operating certificate has been refused;

(j)                                    any requirement, condition or recommendation made in relation to the Ship by any insurer or the Ship’s Classification Society or by any competent authority which is not, or cannot be, complied with in the manner or time required or recommended;

(k)                                 any arrest or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or its Earnings or Insurances or any part thereof;

(l)                                     any facts or matters that may result or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Ship’s class under the rules or terms and conditions of any Obligor’s or the Ship’s membership of its Classification Society; and

(m)                             any intention to change the Ship’s Classification Society, or receipt of notification that the Ship’s Classification Society might be changed,

and the Parent shall advise the Agent in writing, on a regular basis and in such detail as the Agent may require, of the relevant Obligor’s or any other person’s response to any of the foregoing events.

23.14                 Payment of outgoings

(a)                                 All taxes, tolls, dues and other outgoings whatsoever in respect of the Ship and its Earnings and Insurances shall be paid promptly.

(b)                                 Proper accounting records (including books of accounts) shall be kept of the Ship and its Earnings.

23.15                 Evidence of payments

The Agent shall be allowed proper and reasonable access to those accounting records when it requests it and, when it requires it, shall be given satisfactory evidence that:

(a)                                 the wages and allotments and the insurance and pension contributions of the Ship’s crew (including the Ship’s master) are being promptly and regularly paid;

(b)                                 all deductions from its crew’s wages in respect of any applicable Tax liability are being properly accounted for; and

(c)                                  the Ship’s master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress.

23.16                 Repairers’ liens

Except with approval, the Ship shall not be put into any other person’s possession for work to be done on the Ship if the cost of that work will exceed or is likely to exceed the Major Casualty Amount for such Ship unless that person gives the Security Agent a written undertaking in approved terms not to exercise any lien on the Ship or its Earnings for any of the cost of such work.

23.17                 Survey report

At intervals of 12 months or, after the occurrence of a Default as soon as reasonably practicable after the Agent requests it, the Agent shall be given a report (at the cost of the relevant Owner) on the seaworthiness and/or safe operation (including, without limitation, with regard to crew training and safety procedures and cargo-handling operations) of the Ship, from approved surveyors or inspectors.  If any recommendations are made in such a report they shall be complied with in the way and by the time recommended in the report and evidence of such compliance shall be provided to the Agent upon request.

23.18                 Lawful use

The Ship shall not be employed:

(a)                                 in any way or in any manner, business or activity which is unlawful under international law or the domestic laws of any relevant country;

(b)                                 in carrying illicit or prohibited goods;

(c)                                  in a way which may make it liable to be condemned by a prize court or destroyed, seized or confiscated, penalised or made the subject of sanctions; or

(d)                                 if there are hostilities in any part of the world (whether war has been declared or not), in carrying contraband goods and the persons responsible for the operation of the Ship shall take all necessary and proper precautions to ensure that this does not happen.

23.19                 War zones

Except with approval of the Ship’s war risks insurers and the Majority Lenders, the Ship shall not enter, trade to or continue to trade in or remain in any zone which has been declared a war zone by any government entity or the Ship’s war risk insurers.  If approval is granted for it to do so, any requirements of the Agent and/or the Ship’s insurers necessary to ensure that the Ship remains properly insured in accordance with the Finance Documents (including any requirement for the payment of extra insurance premiums) shall be complied with (at the expense of the Owner).

23.20                 Scrapping

(a)                                 The Parent shall undertake periodic market checks and scrap value assessments in respect of all Ships (other than a Collateral Ship), where such Ships are older than 20 years in age, not subject to a charter commitment with at least 12 months remaining term and have not been drydocked within the past 30 months. Such assessment shall be delivered to the Lenders together with an explanation of the commercial decision (certified by a relevant officer of an Obligor) not to scrap such Ships.

(b)                                 Subject at all times to clause 22.3 (Sale or other disposal of Ship), if a Ship is sold (directly or indirectly) for scrapping, the Obligors shall procure (or, in the case of a Ship sold indirectly for scrapping, use their reasonable endeavours to procure) that such Ship is dismantled in accordance with The Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 (whether or not such Convention is in force) or, if applicable, Regulation (EU) No. 1257/2013 of the European Parliament and of the Council of 20 November 2013.

24                                  Insurance

24.1                        Undertaking to comply

Each Obligor who is a Party undertakes that this clause 24 shall be complied with in relation to each Mortgaged Ship and its Insurances throughout the relevant Ship’s Mortgage Period.

24.2                        Insurance terms

In this clause 24:

“excess risks” means the proportion (if any) of claims for general average, salvage and salvage charges not recoverable under the hull and machinery insurances of a vessel in consequence of the value at which the vessel is assessed for the purpose of such claims exceeding its insured value.

“excess war risk P&I cover” means cover for claims only in excess of amounts recoverable under the usual war risk cover including (but not limited to) hull and machinery, crew and protection and indemnity risks.

“hull cover” means insurance cover against the risks identified in paragraph (a) of clause 24.3 (Coverage required).

“minimum hull cover” means:

(a)                                 in relation to a Mortgaged Ship (other than a Collateral Ship or an Additional Ship), an amount equal at the relevant time to the greater of (a) its (charter free) market value or (b) 120 per cent of such proportion of the Loans as is equal to the proportion which the market value of such Ship bears to the aggregate of the (charter free) market values of all of the Mortgaged Ships (other than the Collateral Ships or the Additional Ships (if any)) at the relevant time (and such (charter free) market values shall be those available to the Group Members at inception and at each renewal of each policy, as applicable);

(b)                                 in relation to a Collateral Ship which is subject to First Priority Security at the relevant time, for an amount as is approved or required by the lenders of the Owner of such Mortgaged Ship benefiting from the First Priority Security or, if greater, its (charter free) market value; and

(c)                                  in relation to an Additional Ship, shall be an amount as is approved or required by the Agent.

“P&I risks” means the usual risks (including liability for oil pollution, excess war risk P&I cover) covered by a protection and indemnity association which is a member of the International Group of protection and indemnity associations (or, if the International Group ceases to exist, any other leading protection and indemnity association or other leading provider of protection and indemnity insurance) (including, without limitation, the proportion (if any) of any collision liability not covered under the terms of the hull cover).

24.3                        Coverage required

Each Ship shall at all times be insured:

(a)                                 against fire and usual marine risks (including excess risks) and war risks (including war protection and indemnity risks, crew liability risks, terrorism risks and piracy to the extent not covered under the hull and machinery  policy) on an agreed value basis, for at least its minimum hull cover and no less than its market value;

(b)                                 against P&I risks for the highest amount then available in the insurance market for vessels of similar age, size and type as the Ship for full value and tonnage of the relevant Ship  (but, in relation to liability for oil pollution, for an amount of not less than $1,000,000,000);

(c)                                  against such other risks and matters which the Agent notifies it that it considers reasonable for a prudent shipowner or operator to insure against at the time of that notice; and

(d)                                 on terms which comply with the other provisions of this clause 24.

24.4                        Placing of cover

The insurance coverage required by clause 24.3 (Coverage required) shall be:

(a)                                 in the name of the relevant Owner and the manager of the Ship and (in the case of the Ship’s hull cover) no other person (other than the Security Agent (and any other Finance Party required by the Agent) if required by the Agent) (unless such other person is approved and, if so required by the Agent, has duly executed and delivered a first priority assignment of its interest in the Ship’s Insurances to the Security Agent (and any other Finance Party required by the Agent) in an approved form and provided such supporting documents and opinions in relation to that assignment as the Agent requires);

(b)                                 if the Agent so requests, in the joint names of the relevant Owner, the manager of the Ship and the Security Agent (and any other Finance Party required by the Agent) (and, to the extent reasonably practicable in the insurance market, without liability on the part of the Security Agent or such Finance Party for premiums or calls);

(c)                                  in dollars or another approved currency;

(d)                                 arranged free of cost and expense to the Security Agent and any other Finance Party;

(e)                                  arranged through approved brokers or direct with approved insurers or protection and indemnity or war risks associations which are members of the International Group of Protection and Indemnity Associations, and have a Standard & Poor’s rating of at least BBB- or a comparable rating by any other rating agency acceptable to the Agent;

(f)                                   in full force and effect; and

(g)                                  on terms approved by the Security Agent from time to time and with approved insurers or associations.

24.5                        Deductibles

The aggregate amount of any excess or deductible under the Ship’s hull cover shall not exceed an amount approved by the Majority Lenders.

24.6                        Mortgagee’s insurance

The Borrower shall promptly reimburse to the Agent the cost (as conclusively certified by the Agent) of taking out and keeping in force in respect of the Ship and the other Mortgaged Ships on approved terms, or in considering or making claims under:

(a)                                 a mortgagee’s interest insurance and a mortgagee’s additional perils (pollution risks) for the benefit of the Finance Parties for an aggregate amount of not less than 120 per cent of the Loans; and

(b)                                 any other insurance cover which the Agent reasonably requires in respect of any Finance Party’s interests and potential liabilities (whether as mortgagee of the Ship or beneficiary of the Security Documents).

24.7                        Fleet liens, set off and cancellations

If the Ship’s hull cover also insures other vessels, the Security Agent shall either be given an undertaking in approved terms by the brokers or (if such cover is not placed through brokers or the brokers do not, under any applicable laws or insurance terms, have such rights of set off and cancellation) the relevant insurers that the brokers or (if relevant) the insurers will not:

(a)                                 set off against any claims in respect of the Ship any premiums due in respect of any of such other vessels insured (other than other Mortgaged Ships) or any premiums due for other insurances; or

(b)                                 cancel that cover because of non-payment of premiums in respect of such other vessels or any premiums due for other insurances,

or the relevant Owner shall ensure that hull cover for the Ship and any other Mortgaged Ships is provided under a separate policy from any other vessels and the brokers or (if relevant) the insurers will issue a separate policy in respect of the relevant Ship if and when requested by the Security Agent.

24.8                        Payment of premiums

All premiums, calls, contributions or other sums payable in respect of the Insurances shall be paid punctually and the Agent shall be provided with all relevant receipts or other evidence of payment upon request.

24.9                        Details of proposed renewal of Insurances

At least 21 days before any of the Ship’s Insurances are due to expire, the Agent shall be notified of the names of the brokers, insurers and associations proposed to be used for the renewal of such Insurances and the amounts, risks and terms in, against and on which the Insurances are proposed to be renewed.

24.10                 Instructions for renewal

At least 14 days before any of the Ship’s Insurances are due to expire, instructions shall be given to brokers, insurers and associations for them to be renewed or replaced on or before their expiry.

24.11                 Confirmation of renewal

The Ship’s Insurances shall be renewed upon their expiry in a manner and on terms which comply with this clause 24 and confirmation of such renewal given by approved brokers or insurers to the Agent at least seven days (or such shorter period as may be approved) before such expiry.

24.12                 P&I guarantees

Any guarantee or undertaking required by any protection and indemnity or war risks association in relation to the Ship shall be provided when required by the association.

24.13                 Insurance documents

The Agent shall be provided with pro forma copies of all insurance policies and other documentation (including, without limitation, all slips, cover notes, policies, certificates of entry or other instruments) issued by brokers, insurers and associations in connection with the Ship’s Insurances as soon as they are available after they have been placed or renewed and all insurance policies and other documents (including, without limitation, all slips, cover notes, policies, certificates of entry or other instruments) relating to the Ship’s Insurances shall be deposited with any approved brokers or (if not deposited with approved brokers) the Agent or some other approved person.

24.14                 Letters of undertaking

Unless otherwise approved where the Agent is satisfied that equivalent protection is afforded by the terms of the relevant Insurances and/or any applicable law and/or a letter of undertaking provided by another person, on each placing or renewal of the Insurances, the Agent shall be provided promptly with letters of undertaking in an approved form (having regard to general insurance market practice and law at the time of issue of such letter of undertaking) from the relevant brokers, insurers and associations.

24.15                 Insurance Notices and Loss Payable Clauses

The interest of the Security Agent as assignee of the Insurances shall be endorsed on all insurance policies and other documents by the incorporation of a Loss Payable Clause and an Insurance Notice in respect of the Ship and its Insurances signed by the relevant Owner and, unless otherwise approved, each other person assured under the relevant cover (other than the Security Agent if it is itself an assured).

24.16                 Insurance correspondence

If so required by the Agent, the Agent shall promptly be provided with copies of all written communications between the assureds and brokers, insurers and associations relating to any of the Ship’s Insurances as soon as they are available.

24.17                 Qualifications and exclusions

All requirements (including, without limitation, the making of all requisite declarations within any prescribed time limits and the payment of any additional premiums or calls) applicable to the Ship’s Insurances shall be complied with and the Ship’s Insurances shall only be subject to approved exclusions or qualifications.

24.18                 Independent report

If the Agent asks the Borrower for a detailed report from an approved independent firm of marine insurance brokers giving their opinion on the adequacy of the Ship’s Insurances and compliance with clause 24.1 (Undertaking to comply) then the Agent shall be provided promptly with such a report at no cost to the Agent or (if the Agent obtains such a report itself) the Borrower shall reimburse the Agent for the cost of obtaining that report.

24.19                 Collection of claims

All documents, evidence and other information and all assistance required by the Agent to assist it and/or the Security Agent in trying to collect or recover any monies and/or claims under the Ship’s Insurances shall be provided promptly.

24.20                 Employment of Ship

The Ship shall only be employed or operated in conformity with the terms of the Ship’s Insurances (including any express or implied warranties) and not in any other way (unless the relevant insurers have consented and any additional requirements (including, without limitation, as to extra premia) of the insurers have been satisfied).

24.21                 Declarations and returns

If any of the Ship’s Insurances are on terms that require a declaration, certificate or other document to be made or filed before the Ship sails to, or operates within, an area, those terms shall be complied with within the time and in the manner required by those Insurances.

24.22                 Application of recoveries

All sums paid under the Ship’s Insurances to anyone other than the Security Agent shall be applied in repairing the damage and/or in discharging the liability in respect of which they have been paid except to the extent that the repairs have already been paid for and/or the liability already discharged.

24.23                 Settlement of claims

Any claim under the Ship’s Insurances for a Total Loss or Major Casualty shall only be settled, compromised or abandoned with the prior approval of the Majority Lenders.

24.24                 Compliance with terms of insurances

No Owner shall do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable thereunder repayable in whole or in part; and, in particular that:

(a)                                 each Owner shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Agent has not given its prior approval;

(b)                                 no Owner shall make any changes relating to the classification or classification society or manager or operator of the Ship owned by it unless approved (where applicable) by the underwriters of the obligatory insurances;

(c)                                  each Owner shall make all quarterly or other voyage declarations which may be required by the protection and indemnity risks association to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)                                 no Owner shall employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

24.25                 Alteration to terms of insurances.

No Owner shall neither make or agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance.

24.26                 Change in insurance requirements

If the Agent gives notice to the Borrower to change the terms and requirements of this clause 24 (which the Agent may only do, in such manner as it considers appropriate, as a result in changes of circumstances or practice after the Effective Date), this clause 24 shall be modified in the manner so notified by the Agent on the date 14 days after such notice from the Agent is received.

24.27                 Insurance opinion

If the Agent gives notice to the Borrower that it (acting on the instructions of the Majority Tranche 1 Lenders or Majority Tranche 2 Lenders) reasonably requires the Borrower to implement any of the action points set out in the insurance opinion delivered pursuant to paragraph 7(a) set out in Schedule 1 (Conditions precedent to the Effective Date of this Deed) of the Amendment and Restatement Agreement, the Borrower shall use commercially reasonable efforts to do so as soon as reasonably practicable.

25                                  Valuations

25.1                        Undertaking to comply

(a)                                 Each Obligor who is a Party undertakes that this clause 25 will be complied with throughout any Mortgage Period.

(b)                                 For the purposes of this clause 25, references to Fleet Vessels shall include Relevant Vessels (as defined in clause 20 (Financial covenants)) insofar as a valuation is required for the purposes of clause 20 (Financial covenants).

25.2                        Valuation of assets

For the purpose of the Finance Documents, the value at any time of the Fleet Vessels will be its value as most recently determined in accordance with this clause 25.

25.3                        Valuation frequency

(a)                                 Valuation of each Fleet Vessel in accordance with this clause 25 shall, subject to paragraph (b) below, be conducted at least semi-annually and dated as at, and for the Financial Quarter ending on, 30 June and 31 December in each year (provided that no such valuation shall be prepared more than seven days before the most recent Quarter Date that is 30 June or 31 December , as applicable, for the purposes of determining compliance with the Minimum Corporate Cover (Charter Free) or Minimum Corporate Cover (Charter Attached) financial covenants under (and as defined in) clause 20 (Financial covenants)).

(b)                                 The Agent (acting on the instructions of either the Majority Tranche 1 Lenders or the Majority Tranche 2 Lenders or both), acting reasonably with regard to the financial condition of the Group at the time) may request additional valuations dated as at, and for the Financial Quarter ending on, 31 March and/or 30 September in each year. Where a Default is continuing, the Agent (acting on the instructions of either the Majority Tranche 1 Lenders or the Majority Tranche 2 Lenders) may request such additional valuations of the Mortgaged Ships as it may require.

25.4                        Expenses of valuation

The Borrower shall bear, and reimburse to the Agent where incurred by the Agent, all costs and expenses of providing such a valuation.

25.5                        Valuations procedure

The value of any Fleet Vessel shall be determined in accordance with, and by valuers approved and appointed in accordance with, this clause 25.

25.6                        Currency of valuation

Valuations shall be provided by valuers in dollars or, if a valuer is of the view that the relevant type of vessel is generally bought and sold in another currency, in that other currency.  If a valuation is provided in another currency, for the purposes of this Agreement it shall be converted into dollars at the Agent’s Spot Rate of Exchange for the purchase of dollars with that other currency as at the date to which the valuation relates.

25.7                        Basis of valuation

Each valuation will be addressed to the Global Intercreditor Agent (for and on behalf of, amongst others, the lenders of the Amended RA Facilities) or, if requested by the Agent, to the Agent (subject to the entry into of engagement letters with the relevant valuers by the Agent, but (for the avoidance of doubt) at the cost of the Borrower), in each case in its capacity as such and made:

(a)                                 without physical inspection (unless required by the Agent);

(b)                                 on the basis of a sale for prompt delivery for a price payable in full in cash on delivery at arm’s length on normal commercial terms between a willing buyer and a willing seller (and after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale); and

(c)                                  without taking into account the benefit (but taking into account the burden) of any charter commitment.

25.8                        Information required for valuation

The Parent shall promptly provide to the Global Intercreditor Agent or the Agent and any such valuer any information which they reasonably require for the purposes of providing such a valuation.

25.9                        Approval of valuers

(a)                                 All valuers must have been approved. As at the Effective Date, Howe Robinson & Co. Ltd., H. Clarkson & Company Limited, Maersk Broker K/S and Arrow Shipbroking Group are approved for the purposes of this clause 25.

(b)                                 The Agent (acting on the instructions of Majority Lenders) may from time to time notify the Parent of approval of one or more additional independent ship brokers as valuers for the purposes of this clause 25.  The Agent shall respond promptly to any request by the Parent for approval of a broker nominated by the Parent. No person may be approved as a valuer for the purposes of this clause 25 if: (i) it has received or is entitled to receive any remuneration that is calculated with reference to the quantum of the valuation given; (ii) it is not engaged in the business of providing shipping valuations; or (iii) it is not independent from, or constitutes a Parent Affiliate or an Affiliate of any Group Member.

(c)                                  The Agent (acting on the instructions of Majority Lenders) may at any time by notice to the Parent withdraw any previous approval of a valuer for the purposes of future valuations. That valuer may not then be appointed to provide valuations unless it is once more approved.

(d)                                 If the Agent has not approved at least three brokers as valuers (including, for the avoidance of doubt, any brokers approved under this clause 25.9) at a time when a valuation is required under this clause 25, the Agent shall (following consultation with the Parent) promptly notify the Parent of the names of at least three valuers which are approved.

25.10                 Appointment of valuers

When a valuation is required for the purposes of this clause 25, the Parent or, if so required at that time, the Agent, shall promptly appoint approved valuers to provide such a valuation.  If the Parent fails to appoint approved valuers promptly when a valuation is required for the purposes of this clause 25, the Agent may appoint approved valuers to provide that valuation.

25.11                 Number of valuers and differences in valuation

Subject to Clause 25.12 (Differences in valuations), each valuation shall be carried out by two approved valuers.

25.12                 Differences in valuations

(a)                                 If the valuations provided by the two approved valuers differ, the value of the relevant Fleet Vessel for the purposes of the Finance Documents will be the mean average of those two valuations, provided that if a valuation is more than 110% of the other valuation (calculated based on the lower valuation), then another valuation shall be carried out by a third approved valuer and the value of the relevant Fleet Vessel for the purposes of the Finance Documents will be the mean average of the three valuations.

(b)                                 If an individual valuer provides a range of values for a Fleet Vessel, then the value of that Fleet Vessel for the purposes of the Finance Documents will be the mean average of the values comprising such range.

26                                  Chartering undertakings

26.1                        Undertaking to comply

Each Obligor who is a Party undertakes that this clause 26 will be complied with in relation to each Mortgaged Ship and its Charter Documents throughout the relevant Ship’s Mortgage Period.

26.2                        Variations

(a)                                 Subject to paragraph (b) below, except as approved by the Majority Lenders, the Charter Documents shall not be varied, amended or supplemented.

(b)                                 Paragraph (a) shall not restrict any variation, amendment or supplement that is either of a formal, minor or administrative nature or is otherwise a variation that is, in the opinion of the Agent (acting on the instructions of the Majority Lenders), not materially prejudicial to the interests of the Lenders). The Agent shall be provided with a copy of any such variation, amendment or supplement not less than five Business Days prior to its execution. For the purposes of this paragraph (b), any variation, amendment or supplement relating to non-payment of charterhire, reduction of charterhire, frequency of charterhire payment, the termination rights of a Charterer, cancellation of the Charter, assignment and/or transfer of any rights and/or obligations under the Charter or a change in the identity of the Charterer shall always require approval of the Majority Lenders.

26.3                        Releases and waivers

Except as approved by the Majority Lenders, there shall be no release by the relevant Owner of any obligation of any other person under the Charter Documents (including by way of novation or assignment), no waiver of any breach of any such obligation and no consent to anything which would otherwise be such a breach.

26.4                        Termination by the relevant Owner

Except as approved by the Majority Lenders, the relevant Owner shall not terminate or rescind any Charter Document or withdraw the Ship from service under the Charter or take any similar action.

26.5                        Charter performance

The relevant Owner shall perform its obligations under the Charter Documents and use reasonable endeavours to ensure that each other party to them performs their obligations under the Charter Documents.

26.6                        Notice of assignment

The relevant Owner shall give notice of assignment of the Charter Documents to the other parties to them in the form specified by the Charter Assignment and/or the relevant Deed of Covenant or General Assignment for that Ship and shall ensure that the Agent receives a copy of that notice acknowledged by each addressee in the form specified therein as soon as possible and in any event within 30 days of the date of the Ship’s Mortgage.

26.7                        Payment of Charter Earnings

All Earnings which the relevant Owner is entitled to receive under the Charter Documents shall be paid in the manner required by the Security Documents.

26.8                        Charter opportunities

The Parent shall allocate, and it shall ensure that the Manager allocates, charter opportunities across Fleet Vessels fairly and with a view to generating the highest aggregate revenue for each Ship, having regard to the age, specification, location and availability of Fleet Vessels.

27                                  Bank accounts

27.1                        Undertaking to comply

Each Obligor who is a Party undertakes that this clause 27 will be complied with throughout the Facility Period.

27.2                        Earnings Account

(a)                                 The Parent shall be the holder of one or more Accounts per Mortgaged Ship (other than a Collateral Ship that is subject to any First Priority Security) with an Account Bank which is designated as an “Earnings Account” for the purposes of the Finance Documents.

(b)                                 The Earnings of the Mortgaged Ships and all moneys payable to the relevant Owners under the Ships’ Insurances shall be paid by the persons from whom they are due to an Earnings Account unless required to be paid to the Security Agent under the relevant Finance Documents.

(c)                                  The relevant Account Holder(s) shall not withdraw amounts standing to the credit of an Earnings Account except as permitted by paragraph (d) below.

(d)                                 If there is no continuing Event of Default, the relevant Account Holder(s) may, subject to the terms of the Intercreditor Deeds, withdraw the following amounts from an Earnings Account:

(i)                                     payments then due to Finance Parties under the Finance Documents (other than payments due in respect of a prepayment);

(ii)                                  payments to another Earnings Account;

(iii)          payments of the proper costs and expenses of insuring, repairing, operating and maintaining any Mortgaged Ship (other than a Collateral Ship that is subject to First Priority Security);

(iv)                              payments to purchase other currencies in amounts and at times required to make payments referred to above in the currency in which they are due; and

(v)                                 payments constituting Permitted Payments.

(e)                                  At any time after the occurrence of an Event of Default which is continuing, but subject to the provisions of the Intercreditor Deeds, the Agent is hereby irrevocably authorised by the Obligors, without notice to any of them, to instruct the Account Bank (or to give instructions to the Security Agent or the RL Security Agent) to apply on each interest payment date and each Repayment Date all moneys then standing to the credit of any Earnings Account (together with interest from time to time accruing or accrued thereon) in or towards satisfaction of any sums (including repayment of principal and payment of interest on the Loans or any part thereof) due to the Finance Parties on each such date, together with all moneys expended or liabilities incurred by the Finance Parties under the Finance Documents.

(f)                                   At any time after the occurrence of an Event of Default which is continuing, the relevant Account Holder(s) shall no longer be entitled to withdraw any moneys from their Earnings Account without the consent of the Agent (acting on the instructions of the Majority Lenders).

(g)                                  Paragraphs (c), (d), (e) and (f) above shall not apply to the Earnings Account(s) of a Collateral Ship until the relevant Collateral Ship is no longer subject to any First Priority Security.

27.3                        Other provisions

(a)                                 An Account may only be designated for the purposes described in this clause 27 if:

(i)                                     such designation is made in writing by the Agent and acknowledged by the Borrower and specifies the name and address of the Account Bank and the number and any designation or other reference attributed to the Account;

(ii)           an Account Security has been duly executed and delivered by the relevant Account Holder(s) in favour of the Security Agent (and any other Finance Party required by the Agent);

(iii)          any notice required by the Account Security to be given to an Account Bank has been given to, and acknowledged by, the Account Bank in the form required by the relevant Account Security; and

(iv)          the Agent, or its duly authorised representative, has received such documents and evidence it may require in relation to the Account and the Account Security including documents and evidence of the type referred to in the Amendment and Restatement Agreement in relation to the Account and the relevant Account Security.

(b)                                 The rates of payment of interest and other terms regulating any Account will be a matter of separate agreement between the relevant Account Holder(s) and an Account Bank.

(c)                                  If an Account is a fixed term deposit account, the relevant Account Holder(s) may select the terms of deposits until the relevant Account Security has become enforceable and the Security Agent directs otherwise.

(d)                                 The relevant Account Holder(s) shall not close any Account or alter the terms of any Account from those in force at the time it is designated for the purposes of this clause 27 or waive any of its rights in relation to an Account except with approval.

(e)                                  The relevant Account Holder(s) shall deposit with the Security Agent all certificates of deposit, receipts or other instruments or securities relating to any Account, notify the Security Agent of any claim or notice relating to an Account from any other party and provide the Agent with any other information it may request concerning any Account.

(f)                                   Each of the Agent and the Security Agent agrees that if it is an Account Bank in respect of an Account then there will be no restrictions on creating a Security Interest over that Account as contemplated by this Agreement and it shall not (except with the approval of the Majority Lenders) exercise any right of combination, consolidation or set-off which it may have in respect of that Account in a manner adverse to the rights of the other Finance Parties.

28                                  Group business restrictions

28.1                        Undertaking to comply

Each Obligor who is a Party undertakes that this clause 28 will be complied with by (or will procure compliance by) and in respect of each person to which each relevant provision of this clause is expressed to apply throughout the Facility Period.

28.2                        General negative pledge

(a)                                 In this clause 28.2, “Quasi-Security” means an arrangement or transaction described in paragraph (c) below.

(b)                                 No Obligor nor any other Group Member (other than the Manager) shall create or permit to subsist any Security Interest over any of its assets.

(c)                                  Without prejudice to clauses 28.3 (Financial Indebtedness) and 28.8 (Disposals), no Obligor nor any other Group Member (other than the Manager) shall:

(i)                                     sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to, or re-acquired by, an Obligor or any other Group Member, unless (in the case of a Group Member other than an Obligor) the same constitutes part of a Permitted SLB Transaction;

(ii)                                  sell, transfer, factor or otherwise dispose of any of its receivables on recourse terms;

(iii)                               enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)                              enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(d)                                 Paragraphs (b) and (c) above do not apply to any Security Interest or (as the case may be) Quasi-Security, listed below:

(i)                                     (in respect of the Obligors) those granted or expressed to be granted by any of the Security Documents or the First Priority Security;

(ii)                                  in relation to a Mortgaged Ship, Permitted Maritime Liens;

(iii)                               in relation to Existing Fleet Group Members who are not Obligors, those granted or expressed to be granted pursuant to the Amended RA Facilities or the Amended and Restated Sinosure Facility to which they are a party or in respect of which they provide security required by their terms (in each case in the form of those documents as at the Effective Date and as amended by any amendments effected in compliance with clause 5.3 (Most Favoured Nation) of the Global Intercreditor Deed) and subject or pursuant to the Intercreditor Deeds, or pursuant to any Permitted Refinancing in respect of any such facility or pursuant to a Permitted Reflagging of a Fleet Vessel under any such facility;

(iv)                              in relation to Group Members who are neither Existing Fleet Group Members nor Obligors, Security Interests granted over the assets of such Group Members or their shares to secure financing incurred to finance Permitted Ship Purchases or otherwise in connection with a Permitted SLB Transaction;

(v)                                 in relation to Existing Fleet Group Members, Security Interests granted over the assets of such Existing Fleet Group Members or their shares in connection with a Permitted SLB Transaction; and

(vi)                              in relation to the Parent only, Permitted Group Level Security Interests.

28.3                        Financial Indebtedness

Save for Financial Indebtedness permitted under clause 28.5 (Guarantees) or clause 28.6 (Loans and credit):

(a)                                 no Obligor (other than the Parent and the Manager) shall incur or permit to exist any Financial Indebtedness other than:

(i)                                     Financial Indebtedness incurred under the Finance Documents, any Permitted Subordinated Loan or any Excess Cash Loan;

(ii)                                  Financial Indebtedness incurred under transactions with its trade creditors in the ordinary course of its business;

(iii)                               debit balances in respect of Earnings Accounts or, to the extent any such transfers are or may be considered to be intercompany loans, Financial Indebtedness arising from transfers of funds from one Earnings Account to another Earnings Account; or

(iv)                              Financial Indebtedness constituting or secured by the First Priority Security;

(b)                                 no Existing Fleet Group Member who is not an Obligor shall incur or permit to exist any Financial Indebtedness owed by it to anyone else other than:

(i)                                     Financial Indebtedness incurred under the Amended RA Facilities or the Amended and Restated Sinosure Facility to which it is a party or in respect of which they provide security required by their terms (in each case in the form of those documents as at the Effective Date and as amended by any amendments effected in compliance with clause 5.3 (Most Favoured Nation) of the Global Intercreditor Deed) and subject or pursuant to the Intercreditor Deeds and any Permitted Refinancing in respect of any such facility;

(ii)                                  Financial Indebtedness incurred under transactions with its trade creditors in the ordinary course of its business; or

(iii)                               debit balances in respect of any “Earnings Accounts” (however defined or described) under any Amended RA Facility or the Amended and Restated Sinosure Facility, or any Permitted Refinancing of any such facility (but excluding any Earnings Account) (each a “Group Earnings Account”) or, to the extent any such transfers are or may be considered to be intercompany loans, Financial Indebtedness arising from transfers of funds from one Group Earnings Account to another Group Earnings Account; or

(iv)                              any Financial Indebtedness constituting replacement security under a Permitted Reflagging of a Fleet Vessel under any facility described in sub-paragraph (i) above; or

(v)                                 any Financial Indebtedness incurred under the Excess Cash Loans, the Permitted Subordinated Loans or any Permitted SLB Transaction; or

(vi)                              any Financial Indebtedness expressly contemplated by, permitted by and regulated by the terms of the Intercreditor Agreements.

(c)                                  the Parent shall not incur or permit to exist any Financial Indebtedness other than Permitted Group Level Financial Indebtedness; and

(d)                                 save for the Manager, no Group Member who is neither an Existing Fleet Group Member nor an Obligor shall incur or permit to exist any Financial Indebtedness other than Financial Indebtedness incurred to finance a Permitted Ship Purchase.

28.4                        Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Transaction Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

28.5                        Guarantees

Save for Financial Indebtedness permitted under clause 28.3 (Financial Indebtedness) and subject to the restrictions under the Global Intercreditor Deed:

(a)                                 no Obligor (other than the Manager) shall give or permit to exist, any guarantee by it in respect of indebtedness of any person or allow any of its indebtedness to be guaranteed by anyone else other than:

(i)                                     any guarantee in respect of:

(A)                               Financial Indebtedness under the Finance Documents;

(B)                               Financial Indebtedness constituting or secured by the First Priority Security; or

(C)                               in the case of the Parent only, Financial Indebtedness under any Permitted SLB Transaction in respect of the Pooled Facilities Joint Collateral Ships;

(ii)                                  any guarantee in favour of its trade creditors given in the ordinary course of its business (but only for goods and services provided to that Obligor and its Subsidiaries and not to any other person);

(b)                                 no Existing Fleet Group Member (other than the Obligors) shall give or permit to exist, any guarantee by it in respect of indebtedness of any person or allow any of its indebtedness to be guaranteed by anyone else other than:

(i)                                     any guarantee in respect of Financial Indebtedness under the Amended RA Facilities or the Amended and Restated Sinosure Facility to which it is a party or in respect of which it provides security required by their terms (in each case in the form of those documents as at the Effective Date and as amended by any amendments effected in compliance with clause 5.3 (Most Favoured Nation) of the Global Intercreditor Deed) and subject or pursuant to the Intercreditor Deeds and any Permitted Refinancing in respect of any such facility or any Financial Indebtedness constituting replacement security under a Permitted Reflagging of a Fleet Vessel under any such facility; or

(ii)                                  any guarantee in favour of its trade creditors given in the ordinary course of its business (but only for goods and services provided to that Existing Fleet Group Member and its Subsidiaries and not to any other person); and

(c)                                  no Group Member who is not an Obligor and who is not an Existing Fleet Group Member shall give or permit to exist, any guarantee by it in respect of indebtedness of any person or allow any of its indebtedness to be guaranteed by anyone else except Financial Indebtedness incurred to finance a Permitted Ship Purchase or any guarantee in favour of its trade creditors given in the ordinary course of its business.

28.6                        Loans and credit

(a)                                 No Obligor (other than the Parent and the Manager) and no other Existing Fleet Group Member (other than the Parent and the Manager) shall be a creditor in respect of Financial Indebtedness other than in respect of Excess Cash Loans and Permitted Subordinated Loans, any Permitted Payments, any credits arising as a result of payments under the Management Agreement, debit balances in respect of Earnings Accounts or Group Earnings Accounts or, to the extent any such transfers are or may be considered to be intercompany loans, in respect of Financial Indebtedness arising from transfers of funds from one Earnings Account to another Earnings Account or from one Group Earnings Account to another Group Earnings Account.

(b)                                 The Parent shall not be a creditor in respect of any Financial Indebtedness other than in respect of Permitted Group Level Loans Out or any credits arising as a result of payments under the Management Agreement.

(c)                                  Group Members who are not Existing Fleet Group Members shall not be creditors in respect of Financial Indebtedness other than in respect of loans or credits between Group Members comprised of the Parent and other Group Members other than Existing Fleet Group Members.

28.7                        Bank accounts, operating leases and other financial transactions

(a)                                 No Obligor (other than the Parent and the Manager) shall:

(i)                                     maintain any current or deposit account with a bank or financial institution except for the Accounts, or deposit money into, operate as current accounts or conduct electronic banking operations other than through the Accounts;

(ii)                                  hold cash in any account (other than an Account) over or in respect of which any set-off, combination of accounts, netting or Security Interest exists except as permitted by clause 28.2 (General negative pledge);

(iii)                               enter into any obligations under operating leases relating to assets or any charter-in or leasing contracts in relation to vessels;

(iv)                              be party to any banking or financial transaction, whether on or off balance sheet, that is not expressly permitted under this clause 28 (Group business restrictions); or

(v)                                 enter into any other obligations except obligations arising from transactions with its trade creditors in the ordinary course of trading.

(b)                                 no Existing Fleet Group Member (other than an Obligor) shall:

(i)                                     maintain any current or deposit account with a bank or financial institution except for such accounts as they may be permitted or required to maintain by the terms of the Amended RA Facilities and the Amended and Restated Sinosure Facility (in each case, in the form of those documents as at the Effective Date and as amended by any amendments effected in compliance with clause 5.3 (Most Favoured Nation) of the Global Intercreditor Deed) in respect of which it provides security required by their terms and subject or pursuant to the Intercreditor Deeds, or deposit money into, operate as current accounts or conduct electronic banking operations other than through such accounts as may be permitted by the terms of the relevant Amended RA Facilities or the Amended and Restated Sinosure Facility, as applicable;

(ii)                                  hold cash in any account  over or in respect of which any set-off, combination of accounts, netting or Security Interest exists except as permitted by clause 28.2 (General negative pledge);

(iii)                               enter into any obligations under operating leases relating to assets or any charter-in or leasing contracts in relation to vessels other than a Permitted SLB Transaction;

(iv)                              be party to any banking or financial transaction, whether on or off balance sheet, that is not expressly permitted under this clause 28 (Group business restrictions); or

(v)                                 enter into any other obligations except obligations arising from transactions with its trade creditors in the ordinary course of trading.

(c)                                  The Parent shall not enter into any obligations under operating leases relating to assets or any charter-in or leasing contracts in relation to vessels.

(d)                                 No Group Member who is neither an Obligor nor an Existing Fleet Group Member shall enter into any obligations under operating leases relating to assets or any charter-in or leasing contracts in relation to vessels, unless such Group Member is a wholly-owned Subsidiary of the Parent.

(e)                                  If for two consecutive Financial Quarters the aggregate of:

(i)                                     the costs payable pursuant to the charter-in or leaseback contract in respect of a Pooled Facilities Joint Collateral Ship subject to a Permitted SLB Transaction (“Leased Ship”); and

(ii)                                  the operating expenses, capital expenditure, drydocking and maintenance costs in respect of that Leased Ship,

in each case, during those two consecutive Financial Quarters, are higher than the charter hire payable under the charter or contract of employment relating to that Leased Ship, the relevant lessee will, at the earliest opportunity permitted by the relevant charter-in or leaseback contract (and subject to having found a buyer to purchase the Leased Ship from it), exercise its purchase or buy-out option thereunder and, upon the completion of the acquisition by delivery of the relevant Leased Ship to the relevant lessee, sell the Leased Ship (on a back-to-back basis) to the buyer, and provided that any such cost, expenses or expenditure described in paragraphs (i) and (ii) and the cost relating to the exercise of the purchase or buy-out option or the sale of the Leased Ship shall be at the cost of the lessee.

28.8                        Disposals

(a)                                 No Obligor (other than the Parent and the Manager) shall enter into a single transaction or a series of transactions, whether related or not and whether voluntarily or involuntarily, to sell, lease, transfer or otherwise dispose of any asset except:

(i)                                     disposals permitted by clause 22.3 (Sale or other disposal of Ship) or clause 28.2 (General negative pledge) or, in the case of any disposals by a Collateral Owner or its Shareholder, permitted by the Citi-Eurobank Facility or Amended and Restated Sinosure Facility, as applicable, or any Permitted Refinancing in respect of such facility secured by the First Priority Security granted by such Collateral Owner;

(ii)                                  dealings with its trade creditors with respect to book debts in the ordinary course of trading; and

(iii)                               the application of Cash or Cash Equivalents in the acquisition of assets or services in the ordinary course of its business.

(b)                                 No Group Member who is not an Obligor (but, for the avoidance of doubt, excluding the Parent and the Manager, neither of whom are restricted by this paragraph (b)) may dispose of any asset except:

(i)                                     a disposal of a Fleet Vessel owned by that Group Member, or of all (but not part only) of the shares of a ship-owning Subsidiary of that Group Member, provided that, (A) in the case of Existing Fleet Group Members, such disposal constitutes a Permitted SLB Transaction or is otherwise made in accordance with the terms of the Amended RA Facilities or the Amended and Restated Sinosure Facility to which that Existing Fleet Group Member is a party (in each case, in the form of those documents as at the Effective Date or as amended by any amendments effected in compliance with clause 5.3 (Most Favoured Nation) of the Global Intercreditor Agreement) or any Permitted Refinancing of any such facility, which it otherwise secures by first priority security over that Fleet Vessel or the shares of that ship owning Subsidiary as required by their terms and subject or pursuant to the Intercreditor Deeds, and (B) any disposal of a Fleet Vessel by a Group Member shall be on arm’s length terms and for full market value;

(ii)                                  dealings with its trade creditors with respect to book debts in the ordinary course of trading;

(iii)                               the application of Cash or Cash Equivalents in the acquisition of assets or services in the ordinary course of its business; and

(iv)                              any disposal contemplated in clause 28.7(e) (Bank accounts, operating leases and other financial transactions).

(c)                                  No Group Member may, directly or indirectly or ultimately, dispose of any Fleet Vessel or any shares of any Owner or any other Subsidiary that owns a Fleet Vessel or any direct or indirect Holding Company thereof to any Parent Affiliate.

28.9                        Contracts and arrangements with Affiliates and Parent Affiliates

(a)                                 Subject to paragraph (b) below, no Obligor nor any other Group Member shall be party to any arrangement or contract with, or amend or vary the terms of any arrangement or contract with, any of its Affiliates or any Parent Affiliate unless such arrangement or contract (if applicable, as so amended or varied) is on an arm’s length basis and, in respect of transactions having a value in excess of $5,000,000, have been approved by all of the NEDs, and in respect of transactions in excess of $10,000,000 are supported by a fairness opinion from a reputable investment bank having recognised expertise in delivering fairness opinions.

(b)                                 Except as approved by the Majority Lenders, no Obligor nor any other Group Member shall:

(i)                                     amend, vary, novate, supplement, supersede, waive or terminate clause 5.3 (Fees and Expenses for Crewing & Technical Services), clause 6.5 (Fees and Expenses for Commercial Services), clause 8 (Backstop Obligation Credit), clause 12.1 (Termination of this Agreement) (in respect of the term of the Management Agreement) or clause 12.5 (Termination of this Agreement) (in respect of the Manager’s termination rights) of the Management Agreement or any provision which has the effect of changing the identity of the Manager, for these purposes as defined in the Management Agreement;

(ii)                                  amend, vary, novate, supplement, supersede, waive or terminate clause 3 (Non-competition) or clause 4 (Management Services) of the Restrictive Covenant Agreement, save to the extent those provisions terminate following a Change of Control Release;

(iii)                               amend, vary, novate, supplement, supersede, waive or terminate any terms of the Backstop Agreement;

(iv)                              amend, vary, novate, supplement, supersede, waive or terminate any terms of Dividend Reinvestment Escrow Agreement in the form attached to the Shareholders Agreement; or

(v)                                 amend, vary, novate, supplement, supersede, waive or terminate any terms of the Subordinated Loan Agreement, and the Parent shall exercise all of its rights under the Subordinated Loan Agreement, including (without limitation) fully drawing amounts available to be drawn thereunder.

(c)                                  For the purposes of this clause 28.9, “Change of Control Release” means the occurrence of a Parent Change of Control under paragraphs (d), (e) or (g) of the definition thereof as a result of matters not within the control of Dr John Coustas or the Plan Sponsor, including where such Parent Change of Control relates to a hostile takeover of the Parent by a third party in which Dr John Coustas is ousted as Chief Executive Officer of the Parent without his consent.

28.10                 Intellectual Property

Each Obligor and each Group Member (other than the Obligors) shall, and the Borrower shall procure that each Group Member will:

(a)                                 preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Obligor or other Group Member;

(b)                                 use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

(c)                                  make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(d)                                 not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any Group Member to use such property; and

(e)                                  not discontinue the use of the Intellectual Property,

where failure to do so, in the case of paragraphs (a) and (b) above, or, in the case of paragraphs (d) and (e) above, such use, permission to use, omission or discontinuation, might have a Material Adverse Effect.

28.11                 Subsidiaries

No Obligor (other than the Parent and the Manager) nor any other Existing Fleet Group Member (other than the Parent and the Manager) shall establish or acquire a company or other entity. No other Group Member (who is not an Existing Fleet Group Member and excluding the Parent and the other Obligors) shall establish or acquire a company or other entity, other than a vessel-owning company or one or more Holding Companies of a vessel-owning company pursuant to a Permitted Ship Purchase.

28.12                 Acquisitions and investments

(a)                                 No Obligor (other than the Parent and the Manager), nor any other Existing Fleet Group Member (other than the Parent and the Manager) shall acquire any person, business, assets or liabilities or make any investment in any person or business or undertaking or enter into any Joint Venture arrangement except for the acquisition of assets or services (other than ships) in the ordinary course of its business.

(b)                                 No Obligor (other than the Parent and the Manager) nor any other Group Member (other than an Existing Fleet Group Member) shall acquire any person, business, assets or liabilities or make any investment in any person or business or undertaking or enter into any Joint Venture arrangement except a Permitted Ship Purchase or the acquisition of assets or services (other than ships) in the ordinary course of its business.

(c)                                  The Parent shall not acquire any person, business, assets or liabilities or make any investment in any person or business or undertaking or enter into any Joint Venture arrangement except:

(i)                                     the Gemini JV;

(ii)                                  a Permitted Group Level Acquisition; or

(iii)                               any Joint Venture (other than the Gemini JV) which has been approved by the Majority Corporate Lenders pursuant to the provisions of the Global Intercreditor Deed and provided that:

(A)                               the terms of any arrangements (including any financing arrangements) in respect of the Joint Venture shall provide that (I) all ownership or economic interest in such Joint Venture, and all Distributions made by the Joint Venture or any of its Subsidiaries to the shareholders in such Joint Venture, shall in each case be pro rata to the investments made by such shareholder in the Joint Venture, (II) do not include non-market restrictions on Distributions or loans made by the Joint Venture vehicle or any of its Subsidiaries to any Group Member or non-market restrictions on the Parent’s ability to dispose of its interest in the Joint Venture, (III) Distributions and other payment of profits of the Joint Venture are to be made to the Parent on a regular basis (and, in any event, at least annually), and (IV) any such Joint Venture shall be limited-recourse with respect to the Parent or any other Group Member.

(B)                               the Obligors would be in compliance with the financial covenants under clause 20 (Financial covenants) immediately prior to and following any investment into such Joint Venture by the Parent (calculated on a pro forma basis to reflect such investment);

(C)                               the value of the investment made by the Parent or any other Existing Fleet Group Member to the Joint Venture has an aggregate fair market value, when taken together with the value of all other investments in Joint Ventures (excluding, for the avoidance of doubt, the Gemini JV) at any time, not to exceed $75 million at the time of such investment plus an amount equal to 50% of any net cash proceeds received by the Parent in connection with any equity offering by the Parent;

(D)                               no Parent Affiliate (directly or indirectly) shall own any share or has any economic or beneficial interest in such Joint Venture (other than indirectly through its ownership of or any interest in the Parent);

(E)                                such Joint Venture is solely for purpose of acquiring or chartering-in a new build vessel or a second hand vessel (or the acquisition of 100 percent of one or more special purpose entities owning vessels or Holding Companies of any such vessel-owning entities); and

(F)                                 any management or other arrangement for the operation, crewing or management of the Joint Venture vessels shall be on arm’s length terms and, in respect of any such arrangement between the Manager and the Joint Venture or its Subsidiaries, shall not contain terms that are more favourable to the Manager compared to the terms of the Management Agreement.

(d)                                 The Parent shall ensure that no material amendment is made to the terms of, or increase in the economics of, the Gemini JV without the consent of all NEDs (as certified in writing to the Agent by the Parent from time to time).

28.13                 Reduction of capital

(a)                                 No Obligor (other than the Parent and the Manager) nor any other Existing Fleet Group Member (other than the Parent and the Manager) shall redeem or purchase or otherwise reduce any of its equity or any other share capital or any warrants or any uncalled or unpaid liability in respect of any of them or reduce the amount (if any) for the time being standing to the credit of its share premium account or capital redemption or other undistributable reserve in any manner.

(b)                                 The Parent shall not redeem or purchase or otherwise reduce any of its equity or any other share capital or any warrants or any uncalled or unpaid liability in respect of any of them or reduce the amount (if any) for the time being standing to the credit of its share premium account or capital redemption or other undistributable reserve in any manner except a Permitted Group Level Distribution.

28.14                 Increase in capital

No Obligor (other than the Parent and the Manager) nor any other Group Member (other than the Parent and the Manager) shall issue shares or other equity interests to anyone who is not a wholly-owned Subsidiary of the Parent.

28.15                 Restrictions on Distributions

(a)                                 Subject to clause 28.6 (Loans and credit), no Obligor (other than the Manager) nor any other Group Member (other than the Manager) shall make any Distribution to any other Person other than Permitted Payments and (in respect of the Parent) Permitted Group Level Distributions.

(b)                                 The Parent shall not transfer (or give instruction to transfer) any amount standing to the credit of the Dividend Reinvestment Escrow Account to any Parent Affiliate (other than a Group Member) unless it would be a Permitted Group Level Distribution.

28.16                 Amended and Restated Sinosure Facility

No Group Member may agree to any amendment, supplement, modification, variation or arrangement in relation to any term of the Amended and Restated Sinosure Facility which would relate to or have the effect of changing the Amended and Restated Sinosure Facility (relative to its form as at the Effective Date) in any of the ways contemplated by clause 5.3 (Most Favoured Nation) of the Global Intercreditor Deed (where references to “Facility” are to be construed as references to the Amended and Restated Sinosure Facility) without the consent of all Lenders, unless the Lenders also receive the benefit of the more favourable provisions contemplated by clause 5.3 (Most Favoured Nation) of the Global Intercreditor Deed at the same time.

29                                  Hedging Contracts

29.1                        Undertaking to comply

Each Obligor who is a Party undertakes that this clause 29 will be complied with throughout the Facility Period.

29.2                        Hedging

(a)                                 If, at any time during the Facility Period, the Parent wishes to enter into any Treasury Transaction so as to hedge all or any part of the Group’s exposure under any or all of the Permitted Group Level Financial Indebtedness (other than any Hedging Contracts) to interest rate fluctuations, it shall advise the Agent in writing.

(b)                                 Any such Treasury Transaction shall (i) only be permitted after approval of the Majority Lenders and (ii) be concluded with a Hedging Provider on the terms of the Hedging Master Agreement with that Hedging Provider provided that such Treasury Transaction complies with all of the following conditions:

(i)                                     the Parent has entered into a Hedging Strategy Letter with the Agent (acting on the instructions of the Majority Lenders);

(ii)                                  it is an interest rate swap, cap or cash-settled interest rate swaption, provided that in the case of interest rate caps and cash-settled interest rate swaptions such Treasury Transactions are purchased for an up-front premium funded from

Excess Cash and without the Parent or any other any Group Member being required to post margin (whether initial or variation) or otherwise collateralise the Treasury Transaction;

(iii)                               it is entered into in the ordinary and usual course of business of the Parent, on standard, arm’s length terms in accordance with the Hedging Strategy Letter;

(iv)                              its purpose is non-speculative and solely to hedge the exposure of the relevant Group Member(s) under Permitted Group Level Financial Indebtedness, for a period expiring no later than the applicable final repayment date of the relevant Permitted Group Level Financial Indebtedness;

(v)                                 its notional principal amount, when aggregated with the notional principal amount of any other continuing Hedging Contracts in respect of Permitted Group Level Financial Indebtedness, does not and will not exceed the outstanding principal amount of the loan under such Permitted Group Level Financial Indebtedness as then scheduled to be repaid; and

(vi)                              it is unsecured.

(c)                                  If and when any such Treasury Transaction has been concluded, it shall constitute a Hedging Contract for the purposes of the Finance Documents.

29.3                        Unwinding of Hedging Contracts

If, at any time, and whether as a result of any prepayment (in whole or in part) of any loan comprising Permitted Group Level Financial Indebtedness or any cancellation (in whole or in part) of any commitment or otherwise in respect thereof, the aggregate notional principal amount under all Hedging Transactions in respect of any such Permitted Group Level Financial Indebtedness entered into by one or more Group Members exceeds or will exceed the amount of such loan as is outstanding at that time after such prepayment or cancellation, then (unless otherwise approved by the Majority Lenders) the Parent shall immediately close out and terminate sufficient Hedging Transactions relating to such Permitted Group Level Financial Indebtedness as are necessary to ensure that the aggregate notional principal amount under the remaining continuing Hedging Transactions relating to such Permitted Group Level Financial Indebtedness equals, and will in the future be equal to, the amount of such loan at that time and as scheduled to be repaid from time to time thereafter pursuant to the terms of the relevant Permitted Group Level Financial Indebtedness.

29.4                        Information concerning Hedging Contracts

The Parent shall provide the Agent with any information it may request concerning any Hedging Contract, including all reasonable information, accounts and records that may be necessary or of assistance to enable the Agent to verify the amounts of all payments and any other amounts payable under the Hedging Contracts.

30                                  Events of Default

Each of the events or circumstances set out in this clause 30 (except clause 30.21 (Acceleration)) is an Event of Default. For the purposes of this clause 30, Dormant Subsidiaries who are not Obligors shall not be treated as Group Members.

30.1                        Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable, unless its failure to pay is caused by:

(a)                                 administrative or technical error; or

(b)                                 a Disruption Event,

and payment is made, in the case of principal and interest, within two Business Days of its due date and, in all other cases, within two Business Days of the earlier of (i) the Agent giving notice to the relevant Obligor and (ii) an Obligor becoming aware of the failure to pay.

30.2                        Material obligations

Any Obligor does not comply with clause 19.3(a) (Financial statements), clause 19.9(f) (Information: miscellaneous), clause 20 (Financial covenants), clause 21.2 (Authorisations), clause 21.4 (Anti-corruption law), clause 21.6 (Change of business), clause 21.10 (Negative pledge in respect of Charged Property and Obligor shares), clause 22.3 (Sale or other disposal of Ship), clause 27 (Bank accounts), or clause 28.2 (General negative pledge).

30.3                        Insurance

(a)                                 The Insurances of a Mortgaged Ship are not placed and kept in force in the manner required by clause 24 (Insurance).

(b)                                 Any insurer either:

(i)                                     cancels any such Insurances or gives notice of the cancellation of such Insurances and such Insurances are not renewed or replaced before the earlier of the date on which such cancellation is to take place and seven days of the date of such notice; or

(ii)                                  disclaims liability under them or asserts that its liability under such Insurances is or should be reduced (unless as a result of any mis-statement or failure or default by any person and the same is being contested in good faith by an Obligor and the insurer accepts liability in full for the relevant claim within a period of 45 days from the date of any disclaimer).

30.4                        Other obligations

(a)                                 An Obligor does not comply with any provision of the Finance Documents (other than those referred to in clause 30.1 (Non-payment), clause 30.2 (Material obligations) and clause 30.3 (Insurance) or in any other provision of this clause 30).

(b)                                 No Event of Default under paragraph (a) above will occur if the Agent considers that the failure to comply is capable of remedy and the failure is remedied within ten Business Days of the earlier of (A) the Agent giving notice to the Borrower and (B) the Borrower or any other Obligor becoming aware of the failure to comply.

30.5                        Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

30.6                        Cross default

(a)                                 Any Financial Indebtedness of any Group Member is not paid when due nor within any originally applicable grace period.

(b)                                 Any Financial Indebtedness of any Group Member is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                                  Any commitment for any Financial Indebtedness of any Group Member is cancelled or suspended by a creditor of any Group Member as a result of an event of default (however described).

(d)                                 The counterparty to a Treasury Transaction (including a Hedging Transaction) entered into by any Group Member becomes entitled to terminate that Treasury Transaction early by reason of an event of default (however described).

(e)                                  Any creditor of any Group Member becomes entitled to declare any Financial Indebtedness of that Group Member due and payable prior to its specified maturity as a result of an event of default (however described).

(f)                                   Any creditor of any Group Member takes enforcement action in respect of any Financial Indebtedness of any Group Member that is due and payable as a result of an event of default (however described).

(g)                                  No Event of Default will occur under paragraphs (a) to (f) above if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (f) above is less than $5,000,000 (or its equivalent in any other currency or currencies).

30.7                        Insolvency

(a)                                 A Group Member:

(i)                                     is unable or admits inability to pay its debts as they fall due;

(ii)                                  is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)                               suspends or threatens to suspend making payments on any of its debts; or

(iv)                              by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)                                 A moratorium is imposed by law or declared in respect of any indebtedness of any Group Member.  If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

30.8                        Insolvency proceedings

(a)                                 Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)                                     the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Group Member other than a solvent liquidation or reorganisation of any Group Member which is not an Obligor;

(ii)                                  a composition, compromise, assignment or arrangement with any creditor of any Group Member (except as otherwise expressly permitted under the Finance Documents); or

(iii)                               the appointment of a liquidator (other than in respect of a solvent liquidation of a Group Member which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Group Member or any of its assets (including the directors of any Group Member requesting a person to appoint any such officer in relation to it or any of its assets), or any analogous procedure or step is taken in any jurisdiction (including, without limitation, any conciliation or reorganization process is entered into pursuant to the Greek Bankruptcy Code (Law 3588/2007) or any order is made under the United Stated Bankruptcy Code).

(b)                                 Paragraph (a) above shall not apply to any winding-up petition (or analogous procedure or step) which is frivolous or vexatious or being contested in good faith and is discharged, stayed or dismissed within 15 Business Days of commencement.

30.9                        Creditors’ process

(a)                                 Any expropriation, attachment, sequestration, distress, execution, enforcement of any Security Interest (subject to clause 30.16 (Security enforceable) and clause 30.17 (Arrest of Ship)) or any other analogous process or enforcement action (including enforcement by a landlord) in any jurisdiction affects any asset or assets of any Group Member for an amount in excess of $5,000,000 (or its equivalent in other currencies) unless such process is frivolous or vexatious or being contested in good faith and, in either case, is discharged within 14 days.

(b)                                 Any judgment or order for an amount in excess of $5,000,000 (or its equivalent in other currencies) is made against any Group Member and is not stayed or complied with within 14 days.

30.10                 Unlawfulness and invalidity

(a)                                 It is or becomes unlawful for an Obligor or any other Group Member that is a party to any Intercreditor Deed to perform any of its obligations under the Finance Documents or any Transaction Security ceases to be effective or any subordination created under any Intercreditor Deed is or becomes unlawful.

(b)                                 Any obligation or obligations of any Obligor under any Finance Documents or any other Group Member under any Intercreditor Deed are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable.

(c)                                  Any Finance Document or any Transaction Security or any subordination created under any Intercreditor Deed ceases to be in full force and effect or ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective for any reason.

30.11                 Cessation of business, merger etc.

(a)                                 Any Group Member suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business other than following the sale or Total Loss of a Fleet Vessel owned by it in accordance with the terms of this Agreement.

(b)                                 Except as otherwise expressly permitted under the Finance Documents, any merger, consolidation, spin-off or sale in respect of all or substantially all of the assets of the Parent or the Group, whether in a single transaction or a series of related transactions, occurs.

(c)                                  Any Group Member substantially changes the nature of its business in a manner that deviates from the ownership, operation and management of maritime shipping assets (other than as a result of the sale or Total Loss of a Fleet Vessel owned by it in accordance with the terms of this Agreement).

30.12                 Expropriation

The authority or ability of any Group Member to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Group Member or any of its assets.

30.13                 Transaction Documents

Any party to any Transaction Document (other than a Finance Party):

(a)                                 rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security; or

(b)                                 seeks to amend, vary or supplement any Transaction Document (other than as permitted by paragraph (b) of clause 28.9 (Contracts and arrangements with Affiliates and Parent Affiliates) or, in the case of an Amended RA Facility,  the Amended and Restated Sinosure Facility or the Pooled Facilities Intercreditor Deed, as permitted by clause 5.3 (Most Favoured Nation) of the Global Intercreditor Deed), or is in breach of a Transaction Document and such breach is not remedied within ten Business Days of the earlier of (A) the Agent giving notice to the Borrower and (B) any of the Obligors becoming aware of the breach.

30.14                 Litigation

Either:

(a)                                 any litigation, alternative dispute resolution, arbitration or administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened; or

(b)                                 any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental, arbitral or other regulatory body or agency is made, in relation to any Transaction Document or the transactions contemplated in the Transaction Documents or against any Group Member or any of its assets, rights or revenues which has or might reasonably be expected to have a Material Adverse Effect.

30.15                 Material Adverse Effect

Any event or circumstance occurs which either the Majority Tranche 1 Lenders or the Majority Tranche 2 Lenders reasonably believe has, or is reasonably likely to have, a Material Adverse Effect.

30.16                 Security enforceable

Any Security Interest (other than a Permitted Maritime Lien) in respect of Charged Property becomes enforceable.

30.17                 Arrest of Ship

Any Mortgaged Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the relevant Owner (any such event, a “relevant event”) and the relevant Owner fails to procure the release/repossession of such Ship within a period of 15 days thereafter (or such longer period as may be approved) (unless such relevant event is in the reasonable opinion of the Agent (acting on the instructions of the Majority Lenders) also an insured event clearly constituting a Total Loss claim under the Ship’s insurances, in which case such 15 day period shall be extended to the Total Loss Repayment Date provided such relevant event constitutes such Total Loss or the date on which the Agent (acting on the instructions of the Majority Lenders) determines that such relevant event is not (or is no longer) an insured event clearly giving grounds for such a Total Loss claim and notifies the relevant Obligors accordingly).

30.18                 Ship registration

Except with approval, the registration of any Mortgaged Ship under the laws and flag of its Flag State is cancelled or terminated or, where applicable, not renewed or, if such Ship is only provisionally registered on the date of its Mortgage, such Ship is not permanently registered under such laws within 15 Business Days of such date.

30.19                 Political risk

(a)                                 Either:

(i)                                     the Flag State of any Mortgaged Ship becomes involved in war (whether declared or not) or civil war or there is a seizure of power in the Flag State by unconstitutional means; or

(ii)                                  any Relevant Jurisdiction of an Obligor becomes involved in war (whether declared or not) or civil war or there is a seizure of power in such Relevant Jurisdiction by unconstitutional means.

(b)                                 No Event of Default under paragraph (a)(i) above will occur if the Parent or the relevant Owner, within 15 Business Days of the relevant occurrence of the war (whether declared or not), civil war or seizure of power, changes the Flag State of the relevant Mortgaged Ship(s) to that of any other jurisdiction approved by the Majority Lenders (provided no such approval shall be required if the jurisdiction is another Approved Flag State) and grants in favour of the Security Agent such Security Interests (including a mortgage over the relevant Ship) as the Agent may request (acting on the instructions of either the Majority Tranche 1 Lenders or the Tranche 2 Lenders) in documents in an approved form (including an agreement supplemental to this Agreement) and provided and delivered to the Agent in respect of such Security Interests any documents and evidence of the nature described in the Amendment and Restatement Agreement as required by the Agent, in each case at the cost and expense of the Borrower.

30.20                 Breach of Charter

(a)                                 There is a material breach by any Charterer of any Charter for any Ship (including, without limitation, any non-payment in full by the relevant Charterer of any charterhire or other amounts) or any Charter has been rescinded, repudiated or terminated for any reason whatsoever before its scheduled expiry date.

(b)                                 No Event of Default under paragraph (a) above will occur in relation to a Charter or Mortgaged Ship if, as soon as possible after (and in any event within 90 days after) such breach, rescission, repudiation or termination:

(i)                                     the breach is cured (if applicable); and/or

(ii)                                  the relevant Owner has entered into an approved charter commitment (a “Replacement Charter”) in respect of the relevant Ship on terms (including as to tenor, charter hire and credit standing of the charterer) which are in the opinion of the Agent (acting on the instructions of the Majority Lenders) not less favourable to the relevant Owner, the Group and the Finance Parties than those of such original Charter as at the time of its breach, rescission, repudiation or termination, the relevant Ship has been delivered under such Replacement Charter and, forthwith after the entry into such Replacement Charter, the relevant Owner has granted in favour of the Security Agent (or, in the case of a Collateral Owner or the Owner of an Additional Ship, the RL Security Agent) a Security Interest in respect of such Replacement Charter in a document in an approved form and provided and delivered to the Agent in respect of that charter commitment and Security Interest any documents and evidence of the nature described in the Amendment and Restatement Agreement as required by the Agent.

30.21                 Intercreditor Deeds

(a)                                 Any party to an Intercreditor Deed (other than a Finance Party or an Obligor) fails to comply with the provisions of, or does not perform its obligations under, an Intercreditor Deed.

(b)                                 A representation or warranty given by any party to an Intercreditor Deed (other than a Finance Party) is incorrect in any material respect.

30.22                 Audit qualification

The Auditors of the Group materially qualify, in the opinion of either the Majority Tranche 1 Lenders or the Majority Tranche 2 Lenders, the audited annual consolidated financial statements of the Parent (unless previously disclosed and approved in accordance with the provisions of the Global Intercreditor Deed prior to the relevant audited accounts being signed off by the Auditors). For the purposes of this clause, any qualification that arises from an assessment of going concern that may cast significant doubt on the Group’s ability to continue as a going concern shall be considered automatically material without any further determination, approval or agreement of either the Majority Tranche 1 Lenders or the Majority Tranche 2 Lenders.

30.23                 Management Agreement

(a)                                 The Management Agreement is for any reason and by any method cancelled, terminated or rescinded or is not or ceases to be legal, valid, binding and enforceable or otherwise ceases to remain in full force and effect where the Management Agreement is not replaced by a new management agreement with the Manager on substantially the same terms as the Management Agreement within three days of the cancellation, termination, rescission, illegality, invalidity, unenforceability or otherwise ceasing to remain in full and effect of the Management Agreement.

(b)                                 An Obligor or the Manager does not comply with any provision of the Management Agreement, provided that no Event of Default will occur if the Agent considers that the failure to comply is capable of remedy and the failure is remedied within three days of the earlier of (A) the Agent giving notice to the relevant Obligor and (B) any of the Obligors becoming aware of the failure to comply.

(c)                                  The Manager ceases to be the manager of any Ship.

30.24                 Sanctions

(a)                                 Any of the Obligors, or any other Group Member or any Affiliate of any of them becomes a Prohibited Person or becomes owned or controlled by, or acts directly or indirectly on behalf of, a Prohibited Person or any of such persons becomes the owner or controller of a Prohibited Person.

(b)                                 Any proceeds of the Loans are made available, directly or indirectly, to or for the benefit of a Prohibited Person or otherwise is, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

(c)                                  Any Obligor or other Group Member or any Affiliate of any of them is not in compliance with all Sanctions.

30.25                 Owner Change of Control

An Owner Change of Control occurs.

30.26                 Manager Change of Control

A Manager Change of Control occurs.

30.27                 Suspension from trading etc.

The Danaos Shares cease to be listed on a national securities exchange registered with the US Securities and Exchange Commission or are suspended from trading from such exchange for at least ten consecutive Business Days.

30.28                 Backstop Agreement and Subordinated Loan Agreement

(a)                                 The Parent or the Plan Sponsor does not comply with any provision of the Backstop Agreement or the Subordinated Loan Agreement.

(b)                                 No Event of Default under paragraph (a) above will occur if the Agent considers that the failure to comply is capable of remedy and the failure is remedied within ten Business Days of the earlier of (A) the Agent giving notice to the Borrower and (B) any of the Obligors becoming aware of the failure to comply.

30.29                 Acceleration

On and at any time after the occurrence of an Event of Default which is continuing (but subject to the provisions of the Global Intercreditor Deed and to the Enforcement Principles) the Agent may, and shall if so directed by either the Majority Lenders or the Majority Tranche 1 Lenders:

(a)                                 by notice to the Borrower:

(i)                                     declare that no withdrawals be made from any Account;

(ii)                                  cancel all or any part of the Total Tranche 1 Commitments and/or all or any part of the Tranche 2 Commitments, at which time they shall immediately be cancelled;

(iii)                               declare that all or any part of the Tranche 1 Loan and/or all or any part of the Tranche 2 Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents in respect of the Tranche 1 Loan, Tranche 2 Loan or both (as relevant), be immediately due and payable, at which time those amounts shall become immediately due and payable; and/or

(iv)                              declare that all or any part of the Tranche 1 Loan and/or all or any part of the Tranche 2 Loan be payable on demand, at which time the Tranche 1 Loan, Tranche 2 Loan or both (as relevant) shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders or the Majority Tranche 1 Lenders; and/or

(b)                                 exercise or direct the Security Agent and/or any other beneficiary of the Security Documents to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

30.30                 Acceleration — Tranche 2 Loan

On and at any time after the occurrence of an Event of Default which is continuing (but subject to the provisions of the Global Intercreditor Deed and to the Enforcement Principles) the Agent may, and shall if so directed by the Majority Tranche 2 Lenders:

(a)                                 by notice to the Borrower:

(i)                                     declare that no withdrawals be made from any Account;

(ii)                                  cancel the Total Tranche 2 Commitments, at which time they shall immediately be cancelled;

(iii)                               declare that all or part of the Tranche 2 Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents in respect of the Tranche 2 Loan, be immediately due and payable, at which time those amounts shall become immediately due and payable; and/or

(iv)                              declare that all or part of the Tranche 2 Loan be payable on demand, at which time it shall immediately become payable on demand by the Agent on the instructions of the Majority Tranche 2 Lenders; and/or

(b)                                 exercise or direct the Security Agent and/or any other beneficiary of the Security Documents to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

Section 9 — Changes to Parties

31                                  Changes to the Lenders

31.1                        Assignments and transfers by the Lenders

Subject to this clause 31, a Lender (the “Existing Lender”) may:

(a)                                 assign any of its rights; or

(b)                                 transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets or to any other person (the “New Lender”).

31.2                        Conditions of assignment or transfer

(a)                                 An assignment will only be effective:

(i)                                     if the relevant Existing Lender has given prior written notice of the proposed assignment to the Borrower and confirmed the identity of the New Lender in such written notice;

(ii)                                  on receipt by the Agent of written confirmation from the New Lender (in form and substance reasonably satisfactory to the Agent) that the New Lender will assume the same obligations to the Borrower and the other Finance Parties as it would have been under if it had been an Original Lender;

(iii)                               on the New Lender entering into any documentation required for it to accede as a party to each Intercreditor Deed to which the Existing Lender (in its capacity as such) is a party and into any Security Document to which the Existing Lender is a party in its capacity as a Lender and, in relation to such Security Documents, completing any filing, registration or notice requirements;

(iv)                              on the performance by the Agent of all necessary “know your customer” or similar checks under all applicable laws and regulations relating to any person that it is required to carry out in relation to such transfer or assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender; and

(v)                                 if the procedure set out in clause 31.7 (Procedure available for assignment) is complied with.

(b)                                 A transfer will only be effective:

(i)                                     if the relevant Existing Lender has given prior written notice of the proposed transfer to the Borrower and confirmed the identity of the New Lender in such written notice; and

(ii)                                  on the New Lender entering into any documentation required for it to accede as a party to each Intercreditor Deed to which the Existing Lender (in its capacity as such) is a party and into any Security Document to which the

Existing Lender is a party in its capacity as a Lender and, in relation to such Security Documents, completing any filing, registration or notice requirements; and

(iii)                               if the procedure set out in clause 31.6 (Procedure available for transfer) is complied with.

(c)                                  Each New Lender, by executing the relevant Assignment Agreement or Transfer Certificate, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with the Finance Documents on or prior to the date on which the assignment or transfer becomes effective in accordance with the Finance Documents and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(d)                                 If:

(i)                                     a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                                  as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under clause 12 (Tax gross-up or indemnities) clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under that clause to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred (unless the assignment, transfer or change is made by the Lender with the Borrower’s agreement to mitigate any circumstances giving rise to a Tax Payment or increased cost, or a right to be prepaid and/or cancelled by reason of illegality). Subject to this paragraph (d), the Obligors shall not bear any cost or expense relating to the execution of such an assignment, transfer or change.

31.3                        Fee and expenses

(a)                                 Subject to paragraph (b) below, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of $3,500 and shall, promptly on demand, pay the Agent and the Security Agent the amount of:

(i)                                     all costs and expenses (including legal fees) properly incurred by the Agent or the Security Agent in connection with any such assignment or transfer or the accession by the New Lender to the Intercreditor Deeds and the execution of any deed of accession supplemental to them; and

(ii)                                  any Losses the Agent or the Security Agent incurs in relation to all stamp duty, registration, documentary or other similar Taxes payable in respect of any such assignment or transfer.

(b)                                 No fee or other amount is payable by the New Lender pursuant to paragraph (a) above if:

(i)                                     the Agent agrees that no fee or other amount is payable; or

(ii)                                  the assignment or transfer is made by an Existing Lender:

(A)                               to an Affiliate of that Existing Lender; or

(B)                               to a fund which is a Related Fund of that Existing Lender.

31.4                        Transfer costs and expenses relating to security and Intercreditor Deeds

The New Lender shall, promptly on demand, pay the Agent and the Security Agent the amount of:

(a)                                 all costs and expenses (including legal fees) reasonably incurred by the Agent or the Security Agent to facilitate the accession by the New Lender to, or assignment or transfer to the New Lender of, any Security Document and/or the benefit of any Security Document and any appropriate registration of any such accession or assignment or transfer or the accession by the New Lender to the Intercreditor Deeds (as applicable) and the execution of any deed of accession supplemental to them; and

(b)                                 any cost, loss or liability the Agent or the Security Agent incurs in relation to all stamp duty, registration, documentary and other similar Taxes payable in respect of any such accession, assignment or transfer.

31.5                        Limitation of responsibility of Existing Lenders

(a)                                 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                     the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)                                  the financial condition of any Obligor;

(iii)                               the performance and observance by any Obligor or any other person of its obligations under the Finance Documents or any other documents;

(iv)                              the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents; or

(v)                                 the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                                 Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                     has made (and shall continue to make) its own independent investigation and assessment of:

(A)                               the financial condition and affairs of the Obligors and their related entities in connection with its participation in this Agreement; and

(B)                               the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents;

and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security;

(ii)                                  will continue to make its own independent appraisal of the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents; and

(iii)                               will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                                  Nothing in any Finance Document obliges an Existing Lender to:

(i)                                     accept a re-assignment or re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this clause 31; or

(ii)                                  support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Transaction Document or by reason of the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Transaction Documents or otherwise.

31.6                        Procedure available for transfer

(a)                                 Subject to the conditions set out in clause 31.2 (Conditions of assignment or transfer) a transfer may be effected in accordance with paragraph (d) below when (i) the Agent executes an otherwise duly completed Transfer Certificate and (ii) the Agent executes any document required under paragraph (a) of clause 31.2 (Conditions of assignment or transfer) which it may be necessary for it to execute in each case delivered to it by the Existing Lender and the New Lender duly executed by them and, in the case of any such other document, any other relevant person.  The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a Transfer Certificate and any such other document each duly completed, appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and such other document.

(b)                                 The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)                                  The Obligors who are Parties and the other Finance Parties irrevocably authorise the Agent to execute any Transfer Certificate on their behalf without any consultation with them.

(d)                                 On the Transfer Date:

(i)                                     to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (the “Discharged Rights and Obligations”);

(ii)                                  each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other Group Member and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                               the Agent, the Security Agent, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)                              the New Lender shall become a Party as a “Lender”.

31.7                        Procedure available for assignment

(a)                                 Subject to the conditions set  out in clause 31.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (d) below when (i) the Agent executes an otherwise duly completed Assignment Agreement and (ii) the Agent executes any document required under paragraph (a) of clause 31.2 (Conditions of assignment or transfer) which it may be necessary for it to execute in each case delivered to it by the Existing Lender and the New Lender duly executed by them and, in the case of any such other document, any other relevant person.  The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of an Assignment Agreement and any such other document each duly completed, appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement and such other document.

(b)                                 The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)                                  The Obligors who are Parties and the other Finance Parties irrevocably authorise the Agent to execute any Assignment Agreement on their behalf without any consultation with them.

(d)                                 On the Transfer Date:

(i)                                     the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents and in respect of the Transaction Security (if relevant) expressed to be the subject of the assignment in the Assignment Agreement;

(ii)                                  the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security) (but the obligations owed by the Obligors under the Finance Documents shall not be released); and

(iii)                               the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(e)                                  Lenders may utilise procedures other than those set out in this clause 31.5(c) to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with this clause 31.5(c) to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in clause 31.2 (Conditions of assignment or transfer).

31.8                        Copy of Transfer Certificate or Assignment Agreement to Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or Assignment Agreement and any other document required under paragraph (a) of clause 31.2 (Conditions of assignment or transfer), send a copy of that Transfer Certificate or Assignment Agreement and such other documents to the Borrower.

31.9                        Pro rata settlement

(a)                                 In respect of any transfer pursuant to clause 31.6 (Procedure available for transfer) or any assignment pursuant to clause 31.7 (Procedure available for assignment) the Transfer Date of which, in each case, is not on the last day of an Interest Period:

(i)                                     any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at exactly six Monthly intervals after the first day of that Interest Period); and

(ii)                                  the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(A)                               when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(B)                               the amount payable to the New Lender on that date will be the amount which would, but for the application of this clause 31.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)                                 In this clause 31.9 references to “Interest Period” shall be construed to include a reference to any other period for accrued fees.

31.10                 Security over Lenders’ rights

In addition to the other rights provided to Lenders under this clause 31, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)                                 any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)                                 any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or other Security Interest shall:

(i)                                     release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)                                  require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

31.11                 Sub-Participation

Any Lender may sub-participate all or any part of its rights and/or obligations under the Finance Documents without the consent of or notice to, the Parent or any other Obligor.

32                                  Changes to the Obligors

32.1                        Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

32.2                        Additional Guarantors

(a)                                 Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 19.18 (“Know your customer” checks) and the Intercreditor Deeds, the Parent may request that any of its Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

(i)                                     the Company delivers to the Agent a duly completed and executed Accession Letter and that Subsidiary enters into the documentation required in order for it to accede to the Intercreditor Deeds; and

(ii)                                  the Agent has received all of the documents and other evidence listed in Schedule 3 (Conditions precedent required to be delivered by an Additional Guarantor) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(b)                                 The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Schedule 3 (Conditions precedent required to be delivered by an Additional Guarantor).

(c)                                  Other than to the extent that either the Majority Tranche 1 Lenders or the Majority Tranche 2 Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

32.3                        Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Group Member that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

Section 10 — The Finance Parties

33                                  Roles of Agent or Security Agent

33.1                        Appointment of the Agent and Security Agent

Each Finance Party (other than the Security Agent) has:

(a)                                 in the Original Agency and Trust Agreement, appointed the Agent to act as its agent under and in connection with the Finance Documents, and confirms that this appointment remains in full force and effect and covers the Finance Documents (as such term is defined in this Agreement as amended and restated by the Amendment and Restatement Agreement);

(b)                                 in the Original Agency and Trust Agreement appointed the Security Agent to act as its trustee under and for the purpose of the Security Documents comprised in each of paragraphs (a) of the definition of “Existing Security Documents” and paragraphs (b) and (c) of the definition of “Security Documents”, and in the Additional Agency and Trust Deed appointed the Security Agent to act as security trustee under and for the purpose of the Security Documents comprised in paragraph (b) of the definition of “Existing Security Documents”, and confirms that each such appointment remains in full force and effect and extends to cover any New Security executed or to be executed in connection with m.v.s “MAERSK ENPING”, “EXPRESS BERLIN”, “AMERICA”, “CSCL LE HAVRE” and “DERBY D”.

33.2                        Authorisation of Agent and Security Agent

Each of the Finance Parties authorises the Agent and the Security Agent:

(a)                                 to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent or (as the case may be) the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and

(b)                                 to execute each of the Security Documents and all other documents that may be approved by the Majority Lenders for execution by it.

33.3                        Agent to act as Facility Representative

(a)                                 Each of the Lenders authorises and instructs the Agent to act as Facility Representative under each of the Global Intercreditor Deed and the Intra-Restructuring Lenders Intercreditor Deed for the purposes of those Intercreditor Deeds.

(b)                                 Each of the Lenders shall deal with the Global Intercreditor Agent and the RL Security Agent exclusively through the Agent, acting in its capacity as Facility Representative.

33.4                        Instructions to Agent and the Security Agent

(a)                                 The Agent and the Security Agent shall:

(i)                                     subject to paragraphs (d) and (e) below, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent or (as the case may be) the Security Agent in accordance with any instructions given to it by:

(A)                               in the case of the Agent, all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)                               in all other cases, either the Majority Lenders or (if the Enforcement Principles specify a different group of Lenders), the group of Lenders specified by the Enforcement Principles; and

(C)                               in the case of the Security Agent, on the instructions of the Agent.

(ii)                                  not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(b)                                 The Agent and the Security Agent shall be entitled to request instructions, or clarification of any instruction, from (in the case of the Security Agent) the Agent, and in the case of the Agent, the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent or (as the case may be) the Security Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)                                  Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and, unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)                                 Paragraph (a) above shall not apply:

(i)                                     where a contrary indication appears in a Finance Document;

(ii)                                  where a Finance Document requires the Agent or the Security Agent to act in a specified manner or to take a specified action;

(iii)                               in respect of any provision which protects the Agent’s or the Security Agent’s own position in its personal capacity as opposed to its role of the Agent or the Security Agent for the Finance Parties including, without limitation, clauses 33.8 (No duty to account) to clause 33.13 (Exclusion of liability), clause 33.18 (Confidentiality) to clause 34.4 (Custodians and nominees) and clauses 34.7 (Acceptance of title) to 34.10 (Disapplication of Trustee Acts).

(e)                                  If giving effect to instructions given by any other Finance Party or group of Finance Parties would (in the Agent’s or (as the case may be) the Security Agent’s opinion) have an effect equivalent to an amendment or waiver which is subject to clause 46 (Amendments and waivers), the Agent or (as the case may be) the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than itself) whose consent would have been required in respect of that amendment or waiver.

(f)                                   The Agent or the Security Agent may refrain from acting in accordance with any instructions of any other Finance Party or group of Finance Parties until it has received any indemnification, pre-funding and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(g)                                  Without prejudice to the provisions of clause 35 (Enforcement of Transaction Security), Schedule 11 (Enforcement Principles) and the remainder of this clause 33, in the absence of instructions, the Agent and the Security Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

33.5                        Legal or arbitration proceedings

Neither the Agent nor the Security Agent is authorised to act on behalf of another Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document.  This clause 33.5 shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security.

33.6                        Duties of the Agent and the Security Agent

(a)                                 The Agent’s and the Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)                                 Subject to paragraph (c) below, the Agent or (as the case may be) the Security Agent shall promptly

(i)                                     (in the case of the Security Agent) forward to the Agent a copy of any document received by the Security Agent from any Obligor under any Finance Document; and

(ii)                                  forward to a Party the original or a copy of any document which is delivered to the Agent or (as the case may be) the Security Agent for that Party by any other Party.

(c)                                  Without prejudice to clause 31.8 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Assignment Agreement or Transfer Certificate.

(d)                                 Except where a Finance Document specifically provides otherwise, neither the Agent nor the Security Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)                                  Without prejudice to clause 36.11 (Notification of prescribed events), if the Agent or the Security Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)                                   If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Security Agent for their own account) under this Agreement, it shall promptly notify the other Finance Parties.

(g)                                  The Agent shall provide to the Borrower within 10 Business Days of a request by the Borrower (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

(h)                                 The Agent and the Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

33.7                        No fiduciary duties

Nothing in any Finance Document constitutes the Agent or the Security Agent as a trustee or fiduciary of any other person except to the extent that the Security Agent acts as trustee for the other Finance Parties pursuant to the Agency and Trust Deeds.

33.8                        No duty to account

None of the Agent or the Security Agent shall be bound to account to any other Finance Party for any sum or the profit element of any sum received by it for its own account.

33.9                        Business with the Group

The Agent and the Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor or other Group Member or their Affiliates.

33.10                 Rights and discretions of the Agent and the Security Agent

(a)                                 The Agent and the Security Agent may:

(i)                                     rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)                                  assume that:

(A)                               any instructions received by it from the Majority Lenders, any Lenders or other Finance Parties or any group of Lenders or other Finance Parties are duly given in accordance with the terms of the Finance Documents;

(B)                               unless it has received notice of revocation, that those instructions have not been revoked; and

(C)                               in the case of the Security Agent, if it receives any instructions from the Agent to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(iii)                               rely on a certificate from any person:

(A)                               as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)                               to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)                                 The Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent or (as the case may be) security trustee for the other Finance Parties) that:

(i)                                     no Notifiable Debt Purchase Transaction has been entered into, has been terminated or has ceased to be with a Parent Affiliate;

(ii)                                  no Default has occurred (unless (in the case of the Agent) it has actual knowledge of a Default arising under clause 30.1 (Non-payment));

(iii)                               any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iv)                              any notice or request made by the Borrower is made on behalf of and with the consent and knowledge of all the Obligors.

(c)                                  Each of the Agent and the Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, insurance consultants, ship managers, valuers, surveyors or other professional advisers or experts.

(d)                                 Without prejudice to the generality of paragraph (c) above or paragraph (e) below, each of the Agent and the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to it (and so separate from any lawyers instructed by the Lenders or any other Finance Party) if it, in its reasonable opinion, deems this to be desirable.

(e)                                  Each of the Agent and the Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, insurance consultants, ship managers, valuers, surveyors or other professional advisers or experts (whether obtained by it or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying (provided that such person has been selected using reasonable care).

(f)                                   The Agent, the Security Agent, any Receiver and any Delegate may act in relation to the Finance Documents, the Transaction Security and the Security Property through its officers, employees and agents and shall not:

(i)                                     be liable for any error of judgment made by any such person; or

(ii)                                  be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person,

unless such error or such loss was directly caused by the Agent’s, the Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct.

(g)                                  Unless any Finance Document expressly specifies otherwise, the Agent or the Security Agent may disclose to any other Party any information it reasonably believes it has received as agent or security trustee under this Agreement.

(h)                                 Without prejudice to the generality of paragraph (g) above, the Agent:

(i)                                     may disclose; and

(ii)                                  on the written request of the Borrower or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the other Finance Parties and the Borrower.

(i)                                     Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent or the Security Agent is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)                                    Notwithstanding any provision of any Finance Document to the contrary, neither the Agent nor the Security Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(k)                                 The Agent shall not be obliged to request any certificate, opinion or other information under clause 19 (Information undertakings) unless so required in writing by a Lender, in which case the Agent shall promptly make the appropriate request of the Borrower if such request would be in accordance with the terms of this Agreement.

(l)                                     The Security Agent shall be entitled (in its own name or in the name of nominees) to invest moneys from time to time forming part of the Charged Property or otherwise held by it as a consequence of any enforcement of the security constituted by any Finance Document which, in the reasonable opinion of the Security Agent, it would not be practicable to distribute immediately, by placing the same on deposit in the name or under the control of the Security Agent as the Security Agent may think fit without being under any duty to diversify the same and the Security Agent shall not be responsible for any loss due to interest rate or exchange rate fluctuations and shall not be liable to account for an amount of interest greater than the standard amount that would be payable to an independent customer.

(m)                             The Security Agent may place all deeds and other documents relating to the Charged Property which are from time to time deposited with it pursuant to the Security Documents in any safe deposit, safe or receptacle selected by the Security Agent or with any firm of solicitors or company whose business includes undertaking the safe custody of documents selected by the Security Agent and may make any such arrangements as it thinks fit for allowing any Obligor access to, or its solicitors or auditors possession of, such documents when necessary and convenient and the Security Agent shall not be responsible for an loss incurred in connection with any such deposit, access or possession.

33.11                 Responsibility for documentation and other matters

None of the Agent, the Security Agent, any Receiver or any Delegate is responsible or liable for:

(a)                                 the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Security Agent, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)                                 the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document, the Transaction Security or the Security Property;

(c)                                  the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents;

(d)                                 (in the case of the Security Agent) any loss to the Security Property arising in consequence of the failure, depreciation or loss of any Charged Property or any investments made or retained in good faith or by reason of any other matter or thing;

(e)                                  the failure of any Obligor or any other party to perform its obligations under any Transaction Document or the financial condition of any such person;

(f)                                   (save as otherwise provided in this clause 33, including, without limitation, where instructed pursuant to clause 33.4 (Instructions to Agent and the Security Agent) taking or omitting to take any other action under or in relation to the Security Documents;

(g)                                  any other beneficiary of a Security Document failing to perform or discharge any of its duties or obligations under any Finance Document; or

(h)                                 any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by any applicable law or regulation relating to insider dealing or otherwise.

33.12                 No duty to monitor

Neither the Agent nor the Security Agent shall be bound to enquire:

(a)                                 whether or not any Default has occurred;

(b)                                 as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)                                  whether any other event specified in any Finance Document has occurred.

33.13                 Exclusion of liability

(a)                                 Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent, any Receiver or Delegate), none of the Agent, the Security Agent, any Receiver nor any Delegate will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)                                     any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)                                  exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security Property;

(iii)                               any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)                              without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs, losses, any diminution in value or any liability whatsoever arising as a result of:

(A)                               any act, event or circumstance not reasonably within its control; or

(B)                               the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event), breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)                                 No Party (other than the Agent, the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Agent, the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate may rely on this clause subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)                                  Neither of the Agent or the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(d)                                 Nothing in any Finance Document shall oblige the Agent or the Security Agent to carry out

(i)                                     any “know your customer” or other checks in relation to any person; or

(ii)                                  any check on the extent to which any transaction contemplated by any of the Finance Documents might be unlawful for any Finance Party or for any Affiliate of any Finance Party or for any Affiliate of any Finance Party,

on behalf of any other Finance Party and each other Finance Party confirms to the Agent or the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Security Agent.

(e)                                  Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent, any Receiver or any Delegate, any liability of the Agent, the Security Agent, any Receiver or any Delegate arising under or in connection with any Finance Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent, the Security Agent, Receiver or Delegate (as the case may be) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent, the Security Agent, Receiver or Delegate (as the case may be) at any time which increase the amount of that loss.  In no event shall the Agent, the Security Agent, any Receiver or any Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent, the Security Agent, Receiver or Delegate (as the case may be) has been advised of the possibility of such loss or damages.

(f)                                   Notwithstanding any other provision of this Agreement or any other Finance Documents, nothing contained in any of the Finance Documents shall oblige the Security Agent to become a mortgagee in possession or be liable for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable, or assume the obligations of any other person under any Finance Document or take any action which would otherwise, in its opinion, be expected to render it liable to such person. The Security Agent shall be entitled to all the rights, powers, privileges and immunities conferred on mortgagees and receivers by the Law of Property Act 1925 when such receivers have been duly appointed under the said Act but so that section 103 of that Act shall not apply.

33.14                 Lenders’ indemnity to the Agent and others

(a)                                 Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their being reduced to zero) indemnify the Agent, the Security Agent, every Receiver and every Delegate, within three Business Days of demand, against any Losses (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the relevant Agent’s, Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) (or, in the circumstances contemplated pursuant to clause 40.11 (Disruption to payment systems etc, notwithstanding the Agent’s negligence, gross negligence, or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent, Security Agent, Receiver or Delegate under, or exercising any authority conferred under, the Finance Documents (unless the relevant Agent, Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document).

(b)                                 Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent or the Security Agent or any Receiver or Delegate pursuant to paragraph (a) above.

(c)                                  Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent or the Security Agent to an Obligor.

33.15                 Resignation of the Agent or the Security Agent

(a)                                 The Agent or the Security Agent may, without giving any reason therefor and without being responsible for the cost thereof, resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b)                                 Alternatively the Agent or the Security Agent may, without giving any reason therefor and without being responsible for the cost thereof, resign by giving 30 days’ notice to the other Finance Parties and the Borrower, in which case the Majority Lenders may appoint a successor Agent or Security Agent.

(c)                                  If the Majority Lenders have not appointed a successor Agent or Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent or Security Agent (after consultation with (in the case of the Agent) the Borrower or (in the case of the Security Agent) the Agent) may appoint a successor Agent or Security Agent.

(d)                                 If the Agent or Security Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent or trustee and the Agent or (as the case may be) Security Agent is entitled to appoint a successor Agent or (as the case may be) Security Agent under paragraph (c) above, the Agent or (as the case may be) Security Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent or (as the case may be) Security Agent to become a party to this Agreement as Agent or (as the case may be) Security Agent) agree with the proposed successor Agent or (as the case may be) Security Agent amendments to this clause 33 and any other term of this Agreement and the Agency and Trust Deeds dealing with the rights or obligations of the Agent or (as the case may be) Security Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the fee payable to it in its capacity as Agent or (as the case may be) Security Agent under this Agreement which are consistent with the successor Agent’s or (as the case may be) Security Agent’s normal fee rates and those amendments will bind the Parties.

(e)                                  The retiring Agent or Security Agent shall make available to the successor Agent or Security Agent such documents and records and provide such assistance as the successor Agent or Security Agent may reasonably request for the purposes of performing its functions as Agent or (as the case may be) Security Agent under the Finance Documents.  The Borrower shall, within three Business Days of demand, reimburse the retiring Agent or (as the case may be) Security Agent for the amount of all costs and expenses (including legal fees) (together with any applicable VAT) properly incurred by it in making available such documents and records and providing such assistance.

(f)                                   The Agent’s or Security Agent’s resignation notice shall only take effect upon:

(i)                                     the appointment of a successor; and

(ii)                                  (in the case of the Security Agent) the transfer or assignment of all the Transaction Security and the other Security Property to that successor and any appropriate filings or registrations, any notices of transfer or assignment and the payment of any fees or duties related to such transfer or assignment which the Security Agent considers necessary or advisable have been duly completed.

(g)                                  Upon the appointment of a successor, the retiring Agent or Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of clause 34.8 (Winding up of trust) and paragraph (e) above) but shall remain entitled to the benefit of clauses 14.4 ((Indemnity to the Agent and the Security Agent) and 14.5 (Indemnity concerning security) and this clause 33 (and any agency or other fees for the account of the retiring Agent or Security Agent in its capacity as such shall cease to accrue from (and shall be payable on) that date).  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(h)                                 The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)                                     the Agent fails to respond to a request under clause 12.8 (FATCA Information) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)                                  the information supplied by the Agent pursuant to clause 12.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)                               the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign.

33.16                 Replacement of the Agent

(a)                                 After consultation with the Borrower, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent.

(b)                                 The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)                                  The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent.  As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of clauses 14.4 ((Indemnity to the Agent and the Security Agent) and 14.5 (Indemnity concerning security) and this clause 33 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)                                 Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

33.17                 Replacement of the Security Agent

The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) of clause 33.15 (Resignation of the Agent or the Security Agent).  In this event, the Security Agent shall resign in accordance with that paragraph.

33.18                 Confidentiality

(a)                                 In acting as agent or trustee for the Finance Parties, the Agent or (as the case may be) the Security Agent shall be regarded as acting through its agency, trustee or other division or department directly responsible for the management of the Finance Documents which shall be treated as a separate entity from any other of its divisions or departments.

(b)                                 If information is received by another division or department of the Agent or (as the case may be) Security Agent, it may be treated as confidential to that division or department and the Agent or (as the case may be) Security Agent shall not be deemed to have notice of it.

(c)                                  Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent or the Security Agent is obliged to disclose to any other person (i) any Confidential Information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

33.19                 Agent’s relationship with the Lenders

(a)                                 The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)                                     entitled to or liable for any payment due under any Finance Document on that day; and

(ii)                                  entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                                 Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under clause 42.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer (or such other information) by that Lender for the purposes of clause 42.2 (Addresses) and clause 42.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

33.20                 Information from the Finance Parties

Each Finance Party shall, subject to any applicable duties of confidentiality or restriction imposed by applicable law or regulation or contract, supply the Agent or the Security Agent with any information that the Agent or (as the case may be) the Security Agent may reasonably specify as being necessary to enable the Agent or (as the case may be) the Security Agent to perform its functions as Agent or (as the case may be) Security Agent.

33.21                 Credit appraisal by the Finance Parties

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each other Finance Party confirms to the Agent or the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                 the financial condition, status and nature of each Obligor and other Group Member;

(b)                                 the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Transaction Security, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document, the Transaction Security or the Security Property;

(c)                                  the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents;

(d)                                 whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, the Transaction Security or the Security Property;

(e)                                  the adequacy, accuracy or completeness of any information provided by the Agent or the Security Agent or any other Party or by any other person under or in connection with any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(f)                                   the right or title of any person in or to, or the value or sufficiency of, any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security Interest affecting the Charged Property.

33.22                 Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

33.23                 Reliance and engagement letters

Each of the Agent or the Security Agent may enter into any reliance letter or engagement letter relating to any valuations, reports, opinions or letters or advice or assistance provided by lawyers, accountants, tax advisers, insurance consultants, ship managers, valuers, surveyors or other professional advisers or experts in connection with the Transaction Documents or the transactions contemplated in the Finance Documents on such terms as it may consider appropriate (including, without limitation, restrictions on the lawyer’s, accountant’s, tax adviser’s, insurance consultant’s, ship manager’s, valuer’s, surveyor’s or other professional adviser’s or expert’s liability and the extent to which their valuations, reports, opinions or letters may be relied on or disclosed).

33.24                 Appointment of Tranche 2 Agent

If at any time:

(a)                                 the Agent;

(b)                                 the Majority Tranche 1 Lenders; or

(c)                                  the Majority Tranche 2 Lenders,

require that the Tranche 2 Lenders appoint and maintain or have, as applicable, their own agent in respect of the Tranche 2 Facility for the purpose of this Agreement and/or the Intercreditor Deeds, then the Tranche 2 Lenders shall promptly appoint an agent which is approved by the Tranche 2 Lenders to act as the “Tranche 2 Agent” under an in connection with the Finance Documents (and all the parties to this Agreement acknowledge and undertake that they will take whatever action is reasonably required, including any necessary amendments to this Agreement or any other Finance Document or the entry into any necessary additional document, in order to effect the appointment of such “Tranche 2 Agent”).  Upon such appointment (and subject to all necessary amendments being made to this Agreement and the other Finance Documents) the Agent shall case to be the agent for the Tranche 2 Lenders.

33.25                 Illegality

The Agent or the Security Agent may refrain without liability from doing anything that would or might in its own opinion be contrary to any law of any state or jurisdiction (including but not limited to the United States of America or any jurisdiction forming a part of it, and England & Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

34                                  Trust and security matters

34.1                        No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)                                 ascertain whether all deeds and documents which should have been deposited with it under or pursuant to any of the Security Documents have been so deposited;

(b)                                 require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

(c)                                  obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(d)                                 register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(e)                                  take, or to require any Obligor to take, any step to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security Interest under any law or regulation; or

(f)                                   require any further assurance in relation to any Security Document.

34.2                        Insurance by Security Agent

(a)                                 The Security Agent shall not be obliged:

(i)                                     to insure any of the Charged Property;

(ii)                                  to require any other person to maintain any insurance; or

(iii)                               to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)                                 Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Agent requests it to do so in writing and the Security Agent fails to do so within fourteen days after receipt of that request.

34.3                        Common parties

Although the Agent and the Security Agent may from time to time be the same entity, that entity will have entered into the Finance Documents (to which it is party) in its separate capacities as agent for the other Finance Parties and (as appropriate) security agent and trustee for all of the other Finance Parties.

34.4                        Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

34.5                        Delegation by the Security Agent

(a)                                 Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such under any Finance Document.

(b)                                 That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Finance Parties.

(c)                                  No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible to any Party under any Finance Document for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

34.6                        Additional trustees

(a)                                 The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)                                     if it considers that appointment to be in the interests of the Finance Parties;

(ii)                                  for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)                               for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrower and the Finance Parties of that appointment.

(b)                                 Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)                                  The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

(d)                                 At the request of the Security Agent, the other Parties shall forthwith execute all such documents and do all such things as may be required to perfect such appointment or removal and each such Party irrevocably authorises the Security Agent in its name and on its behalf to do the same.

(e)                                  Such a person shall accede to this Agreement as a Security Agent to the extent necessary to carry out their role on terms satisfactory to the Security Agent.

(f)                                   The Security Agent shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such person if the Security Agent shall have exercised reasonable care in the selection of such person.

(g)                                  The appointment by the Security Agent of any additional trustees in accordance with this clause 34.6 shall terminate on the appointment of a replacement security trustee in accordance with clause 33.17 (Replacement of the Security Agent).

(h)                                 Whenever there shall be more than two trustees having equal authority under this Agreement the majority of such trustees shall be competent to exercise and execute all the duties, powers, trusts, authorities and discretions vested in the Security Agent by this Agreement.

34.7                        Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Charged Property and shall not be liable for, or bound to require any Obligor to remedy, any defect in its right or title.

34.8                        Winding up of trust

If the Security Agent, with the approval of the Agent, determines that:

(a)                                 all of the Secured Obligations and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)                                 no Finance Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents, then:

(i)                                     the trusts described in this Agreement and the Agency and Trust Deeds shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(ii)                                  any Security Agent which has resigned pursuant to clause 33.15 (Resignation of the Agent or the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

34.9                        Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

34.10                 Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement.  Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

34.11                 Suspension of certain provisions of the Agency and Trust Agreements

(a)                                 Each party to the Finance Documents who is also party to the Original Agency and Trust Agreement agrees that on and from the Effective Date until such time as all parties to this Agreement agree otherwise, the following provisions of the Original Agency and Trust Agreement shall be suspended and superseded by this Agreement: clauses 2.5 — 2.9 (inclusive); clauses 3.3 -  3.12 (inclusive); and clauses 4 — 6 (inclusive).

(b)                                 Each party to the Finance Documents who is also party to the Additional Agency and Trust Deed agrees that on and from the Effective Date until such time as all parties to this Agreement agree otherwise, the following provisions of the Additional Agency and Trust Deed shall be suspended and superseded by this Agreement: clauses 2.6 — 2.20 (inclusive); clauses 2.22 — 2.38 (inclusive); clauses 3.5 — 3.7 (inclusive); clauses 4 — 9 (inclusive); and clause 12 in respect of any Security Document which, following the

Effective Date, is held by the Security Agent under the Additional Agency and Trust Deed for the benefit of the Finance Parties only.

35                                  Enforcement of Transaction Security

35.1                        Enforcement Instructions

(a)                                 The Security Agent may refrain from enforcing the Transaction Security unless instructed otherwise by the Agent.

(b)                                 Subject to the Transaction Security having become enforceable in accordance with its terms, the Agent may give or refrain from giving instructions to the Security Agent to enforce or refrain from enforcing the Transaction Security in accordance with Schedule 11 (Enforcement Principles).

(c)                                  The Security Agent is entitled to rely on and comply with instructions given in accordance with this clause 35.1.

35.2                        Manner of enforcement

If the Transaction Security is being enforced pursuant to clause 35.1 (Enforcement Instructions), the Security Agent shall enforce the Transaction Security in such manner as the Agent shall instruct or, in the absence of any such instructions, as the Security Agent considers in its discretion to be appropriate.

35.3                        Waiver of rights

To the extent permitted under applicable law and subject to clause 35.1 (Enforcement Instructions), clause 35.2 (Manner of enforcement), clause 36 (Application of Proceeds) and Schedule 11 (Enforcement Principles), each of the Finance Parties and the Obligors waives all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any amount received or recovered from any person, or by virtue of the enforcement of any of the Transaction Security or of any other security interest, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

35.4                        Enforcement through Security Agent only

(a)                                 The other Finance Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising or to grant any consents or releases under the Security Documents except through the Agent, who shall instruct the Security Agent.

(b)                                 Each Finance Party (other than the Security Agent) shall, promptly upon being requested by the Agent to do so, grant a power of attorney or other sufficient authority to the Security Agent to enable the Security Agent to enforce or have recourse to the relevant Transaction Security or to exercise any such right, power, authority or discretion or to grant any such consent or release.

36                                  Application of proceeds

36.1                        Order of application

Subject to the provisions of the Intercreditor Deeds, and clause 36.2 (Prospective Liabilities) all amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this clause 36, the “Recoveries”) shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this clause 36), in the following order of priority:

(a)                                 first, in discharging any sums (including all costs and expenses incurred by the Security Agent in connection with or incidental to the realisation, or attempted realisation, or enforcement  of the Transaction Security taken in accordance with the terms of this Agreement and all costs and expenses incurred by a Finance Party in respect of any action taken by that Finance Party at the request of the Security Agent under paragraph 3.5 (Further assurance — Insolvency Event) of Schedule 11 (Enforcement Principles) owing to the Security Agent (other than pursuant to paragraph 16 (Parallel debt) of Schedule 10), any Receiver or any Delegate, but only to the extent such expenses take priority over any Prior Claims;

(b)                                 secondly, in or towards satisfaction of any Prior Claims in respect of such Recoveries;

(c)                                  thirdly in discharging any voyage and operating expenses and costs (including without limitation maintenance costs, bunkering and lubricant costs, crew voyages and insurance costs), general and administrative costs (including without limitation, management fees, registration costs and sundries) dry docking costs (including costs of any intermediate or special costs) and costs of repairs and maintenance in each case relating or allocated to any Mortgaged Ship and which are not otherwise discharged by an Obligor and which the  Security Agent has incurred and which it has considered necessary or desirable in order to protect, preserve or maximise the value of the Charged Property; and

(d)                                 fourthly, in payment or distribution to the Agent on its own behalf and on behalf of the other Finance Parties for application in accordance with clause 40.6 (Partial payments).

36.2                        Prospective liabilities

Following a Distress Event, or the receipt by the Security Agent of any amounts pursuant to paragraph 6 (Turnover of Receipts) of Schedule 11 (Enforcement Principles), the Security Agent may, in its discretion:

(a)                                 hold any amount of the Recoveries which is in the form of cash, and any cash which is generated by holding, managing, exploiting, collecting, realising or disposing of any Non-Cash Consideration, in one or more interest bearing suspense or impersonal accounts in the name of the Security Agent with such financial institution (including itself) as the Security Agent shall think fit (the interest being credited to the relevant account); and

(b)                                 hold, manage, exploit, collect and realise any amount of the Recoveries which is in the form of Non-Cash Consideration,

in each case for so long as the Security Agent shall think fit for later application under clause 36.1 (Order of Application) in respect of:

(i)                                     any sum due to the Security Agent, the Agent, any Receiver or any Delegate; and

(ii)                                  any part of the Liabilities,

that Security Agent reasonably considers, in each case, might become due or owing at any time in the future.

36.3                        Prompt application

Subject to clause 36.4 (Investment of cash proceeds), the Security Agent shall make each application and/or distribution falling to be made in accordance with clause 36.1 (Order of application) as soon as is practicable after the relevant moneys are received by, or otherwise become available to, the Security Agent.

36.4                        Investment of cash proceeds

Prior to the application of the proceeds of the Security Property in accordance with clause 36.1 (Order of application) the Security Agent may, in its discretion, hold:

(a)                                 all or part of any Recoveries which are in the form of cash; and

(b)                                 any cash which is generated by holding, managing, exploiting, collecting, realising or disposing of any proceeds of the Security Property which are not in the form of cash, in one or more interest bearing suspense or impersonal accounts in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those monies in the Security Agent’s discretion in accordance with the provisions of this clause 36, provided always that any Lender may instruct the Agent, Security Agent, Receiver or Delegate to release its share of such amounts.

36.5                        Currency conversion

(a)                                 For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Agent may:

(i)                                     convert any moneys received or recovered by the Security Agent from one currency to another; and

(ii)                                  notionally convert the valuation provided in any opinion or valuation from one currency to another,

in each case at the Security Agent’s Spot Rate of Exchange for the purchase of that other currency with the currency in which the relevant moneys are received or recovered or the valuation is provided in the London foreign exchange market at or about 11:00 am (London time) on a particular day.

(b)                                 The obligations of any Obligor to pay in the due currency shall only be satisfied:

(i)                                     in the case of paragraph (a)(i) above, to the extent of the amount of the due currency purchased after deducting the costs of conversion; and

(ii)                                  in the case of paragraph (a)(ii) above, to the extent of the amount of the due currency which results from the notional conversion referred to in that paragraph.

36.6                        Permitted Deductions

The Agent or the Security Agent shall be entitled, in its discretion, (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any law or regulation to make from any distribution or payment made by it under this Agreement, or any costs and expenses referred to in clause 36.1 above,  and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties or exercising its rights, powers, authorities and discretions, or by virtue of its capacity as Agent or Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

36.7                        Good discharge

(a)                                 Any distribution or payment to be made in respect of the Secured Obligations by the Security Agent may be made to the Agent on behalf of the Finance Parties.

(b)                                 Any distribution or payment made as described in paragraph (a) above shall be a good discharge, to the extent of that payment or distribution, by the Security Agent:

(i)                                     in the case of a payment in cash, to the extent of that payment; and

(ii)                                  in the case of a distribution of Non-Cash Recoveries, as determined by paragraph 8.2 (Cash Value of Non-Cash Recoveries) of Schedule 11 Enforcement Principles)

(c)                                  The Security Agent is under no obligation to make the payments to the Agent under paragraph (a) above in the same currency as that in which the Secured Obligations owing to the relevant Finance Party are denominated pursuant to the relevant Finance Document.

36.8                        Calculation of amounts

For the purpose of calculating any person’s share of any amount payable to or by it, the Security Agent shall be entitled to:

(a)                                 notionally convert the Secured Obligations owed to any person into a common base currency (decided in its discretion by the Security Agent), that notional conversion to be made at the spot rate at which the Security Agent is able to purchase the notional base currency with the actual currency of the Secured Obligations owed to that person at the time at which that calculation is to be made; and

(b)                                 assume that all amounts received or recovered as a result of the enforcement or realisation of the Security Property are applied in discharge of the Secured Obligations in accordance with the terms of the Finance Documents under which those Secured Obligations have arisen.

36.9                        Dealings with Security Agent

Subject to clause 42.5 (Communication when Agent is Impaired Agent), each Finance Party shall deal with the Security Agent exclusively through the Agent.

36.10                 Disclosure between Finance Parties and Security Agent

Notwithstanding any agreement to the contrary, each of the Obligors consents, until the end of the Facility Period, to the disclosure by any Finance Party to each other (whether or not through the Agent or the Security Agent) of such information concerning the Obligors as any Finance Party shall see fit.

36.11                 Notification of prescribed events

(a)                                 If an Event of Default or Default either occurs or ceases to be continuing, the Agent shall, upon becoming aware of that occurrence or cessation, notify the Security Agent.

(b)                                 If the Security Agent enforces, or takes formal steps to enforce, any of the Transaction Security it shall notify each other Finance Party of that action.

(c)                                  If any Finance Party exercises any right it may have to enforce, or to take formal steps to enforce, any of the Transaction Security it shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each other Finance Party of that action.

37                                  [Not used]

38                                  Conduct of business by the Finance Parties

38.1                        Finance Parties’ tax affairs

No provision of this Agreement will:

(a)                                 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                  oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

38.2                        Conflicts

(a)                                 Each Obligor who is a Party acknowledges that each Finance Party and its parent undertaking, subsidiary undertakings and fellow subsidiary undertakings (each a “Finance Party Group”) may be providing debt finance, equity capital or other services (including financial advisory services) to other persons with which the Obligors may have conflicting interests in respect of the Facility or otherwise.

(b)                                 No member of a Finance Party Group shall use confidential information gained from any Obligor by virtue of the Facility or its relationships with any Obligor in connection with their performance of services for other persons. This shall not, however, affect any obligations that any member of that Finance Party Group has as a Finance Party in respect of the Finance Documents. The Obligors who are a Party also acknowledge that no member of a Finance Party Group has any obligation to use or furnish to any Obligor information obtained from other persons for their benefit.

(c)                                  The terms “parent undertaking”, “subsidiary undertaking” and “fellow subsidiary undertaking” when used in this clause have the meaning given to them in sections 1161 and 1162 of the Companies Act 2006.

39                                  Sharing among the Finance Parties

39.1                        Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with clause 40 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)                                 the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)                                 the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with clause 40 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)                                  the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 40.6 (Partial payments).

39.2                        Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with clause 40.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

39.3                        Recovering Finance Party’s rights

On a distribution by the Agent under clause 39.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

39.4                        Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                 each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)                                 as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

39.5                        Exceptions

(a)                                 This clause 39 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

(b)                                 A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                     it notified that other Finance Party of the legal or arbitration proceedings;

(ii)                                  the taking legal or arbitration proceedings was in accordance with the terms of this Agreement; and

(iii)                               that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

Section 11 — Administration

40                                  Payment mechanics

40.1                        Payments to the Agent

(a)                                 On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                 Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

40.2                        Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to clause 40.3 (Distributions to an Obligor) and clause 40.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

40.3                        Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with clause 41 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

40.4                        Clawback and pre-funding

(a)                                 Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                                 Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)                                  If the Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)                                     the Borrower shall on demand refund it to the Agent; and

(ii)                                  the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

40.5                        Impaired Agent

(a)                                 If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with clause 40.1 (Payments to the Agent) may instead either:

(i)                                     pay that amount direct to the required recipient(s); or

(ii)                                  if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of an Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)                                 All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)                                  A Party which has made a payment in accordance with this clause 40.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)                                 Promptly upon the appointment of a successor Agent in accordance with this Agreement, each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with clause 40.2 (Distributions by the Agent).

(e)                                  A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)                                     that it has not given an instruction pursuant to paragraph (d) above; and

(ii)                                  that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

40.6                        Partial payments

(a)                                 If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order (but subject to the provisions of the Intercreditor Deeds):

(i)            first, in or towards payment pro rata of any unpaid amount owing to the Agent or the Security Agent for their own account under those Finance Documents;

(ii)           secondly, in or towards payment to the Lenders pro rata of any amount owing to the Lenders under clause 33.14 (Lenders’ indemnity to the Agent and others) or under clauses 12.11 (Lenders’ indemnity to the Global Intercreditor Agent) of the Global Intercreditor Deed and 15.13 (Lenders’ indemnity to the RL Security Agent) of the Intra-Restructuring Lenders Intercreditor Deed;

(iii)          thirdly, in or towards payment to the Tranche 1 Lenders pro rata of any accrued interest, fee or commission due but unpaid in respect of the Tranche 1 Loan;

(iv)          fourthly, in or towards payment to the Tranche 1 Lenders pro rata of any principal due but unpaid under the Tranche 1 Loan;

(v)           fifthly, in or towards payment to the Tranche 1 Lenders pro rata for any loss suffered by the Tranche 1 Lenders by reason of any such payment in respect of principal not being effected on the last day of each Interest Period relating to the part of the Tranche 1 Loan repaid; and

(vi)          sixthly, in or towards payment to the Tranche 1 Lenders pro rata for any other sum due to the Tranche 1 Lenders but unpaid under the Finance Documents;

(vii)         seventhly, in or towards payment to the Tranche 2 Lenders pro rata of any accrued interest, fee or commission due but unpaid in respect of the Tranche 2 Loan;

(viii)        eighthly, in or towards payment to the Tranche 2 Lenders pro rata of any principal due but unpaid under the Tranche 2 Loan;

(ix)          ninethly, in or towards payment to the Tranche 2 Lenders pro rata for any loss suffered by the Tranche 2 Lenders by reason of any such payment in respect of principal not being effected on the last day of each Interest period relating to the part of the Tranche 2 Loan repaid;

(x)           tenthly, in or towards payment to the Tranche 2 Lenders pro rata for any other sum due to the Tranche 2 Lenders but unpaid under the Finance Documents.

(b)                                 The Agent shall, if so directed by all the Lenders, vary the order set out in paragraphs (ii) to (x) of paragraph (a) above.

(c)                                  Paragraphs (a) and (iii) above will override any appropriation made by an Obligor.

40.7                        No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

40.8                        Business Days

(a)                                 Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                 During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

40.9                        Currency of account

(a)                                 Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)                                 A repayment of all or part of the Loan or an Unpaid Sum and each payment of interest shall be made in dollars on its due date.

(c)                                  Each payment in respect of the amount of any costs, expenses or Taxes or other losses shall be made in dollars and, if they were incurred in a currency other than dollars, the amount payable under the Finance Documents shall be the equivalent in dollars of the relevant amount in such other currency on the date on which it was incurred.

(d)                                 All moneys received or held by the Security Agent or by a Receiver under a Security Document in a currency other than dollars may be sold for dollars and the Obligor which executed that Security Document shall indemnify the Security Agent against the full cost in relation to the sale.  Neither the Security Agent nor such Receiver will have any liability to that Obligor in respect of any loss resulting from any fluctuation in exchange rates after the sale.

40.10                 Change of currency

(a)                                 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                     any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii)                                  any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)                                 If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Interbank Market and otherwise to reflect the change in currency.

40.11                 Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(a)                                 the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)                                 the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)                                  the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)                                 any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 46 (Amendments and waivers);

(e)                                  the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 40.11; and

(f)                                   the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

41                                  Set-off

(a)                                 A Finance Party may set off any matured obligation due from an Obligor (other than the Manager) under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor (other than the Manager), regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b)                                 Without prejudice to paragraph (a) above, each Finance Party may for that purpose:

(i)                                     break, or alter the maturity of, all or any part of a deposit by any Obligor (other than the Manager);

(ii)                                  convert or translate all or any part of a deposit or other credit balance into dollars;

(iii)                               enter into any other transaction, execute such document or make any entry in the name of the relevant Obligor (other than the Manager) and/or the Finance Party with regard to the credit balance which the Finance Party considers appropriate; and

(iv)                              combine and/or consolidate and/or liquidate all or any accounts (whether current, deposit, loan or of any other nature whatsoever, whether subject to notice or not and in whatever currency) of any one or more of the Obligors (other than the Manager) with any office or branch of the Finance Party.

(c)                                  No Finance Party shall be obliged to exercise any of its rights under this clause 41 and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which the Finance Party is entitled (whether under law or any document, including, without limitation, under any Hedging Master Agreement).

42                                  Notices

42.1                        Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

42.2                        Addresses

The address, and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Obligor or Finance Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                                 in the case of any Obligor who is a Party, that identified with its name in Schedule 1 (The original parties);

(b)                                 in the case of any Obligor which is not a Party, that identified in any Finance Document to which it is a party;

(c)                                  in the case of the Security Agent, the Agent and any other original Finance Party, that identified with its name in Schedule 1 (The original parties); and

(d)                                 in the case of each Lender or other Finance Party, that notified in writing to the Agent on or prior to the date on which it becomes a Party in the relevant capacity, or, in each case, any substitute address, fax number, or department or officer as an Obligor or Finance Party may notify to the Agent (or the Agent may notify to the other Finance Parties and the Obligors who are Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

42.3                        Delivery

(a)                                 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)                                     if by way of fax, when received in legible form; or

(ii)                                  if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under clause 42.2 (Addresses), if addressed to that department or officer.

(b)                                 Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified in Schedule 1 (The original parties) (or any substitute department or officer as the Agent or the Security Agent shall specify for this purpose).

(c)                                  All notices from or to an Obligor shall be sent through the Agent.

(d)                                 Any communication or document made or delivered to the Borrower in accordance with this clause 42.3 will be deemed to have been made or delivered to each of the Obligors.

(e)                                  Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5:00 p. m. in the place of receipt shall be deemed only to become effective on the following day.

42.4                        Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to clause 42.2 (Addresses) or changing its address or fax number, the Agent shall notify the other Parties.

42.5                        Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly.  This provision shall not operate after a replacement Agent has been appointed.

42.6                        Electronic communication

(a)                                 Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)                                     notify each other in writing (whether pursuant to clause 42.2 (Addresses) or otherwise) of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)                                  notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)                                 Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication

(c)                                  Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and, in the case of any electronic communication made by a Party to the Agent or the Security Agent, only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose.

(d)                                 Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement or any other Finance Document shall be deemed only to become effective on the following day.

(e)                                  Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this clause 42.6.

(f)                                   The Obligors who are Parties and the Finance Parties hereby agree that they may send information via email to another such Obligor or Finance Party or one or more third parties involved in the provision of services (each a “Recipient”).  Each Recipient hereby acknowledges that:

(i)                                     any unencrypted information may be transported over an open, publicly accessible network and may, in principle, be viewed by others, which may enable conclusions to be drawn about a banking relationship;

(ii)                                  such information can be changed and/or manipulated by a third party;

(iii)                               the identity of the sender of any such email may be assumed or otherwise manipulated;

(iv)                              no Finance Party assumes any liability for any loss incurred as a result of manipulation of the email address or content of such an email or the information therein nor for any loss incurred by any Recipient due to interruptions and/or delays in transmission caused by technical problems; and

(v)                                 each Finance Party is entitled to assume that all the orders and instructions received from any Obligor or a third party designated by any Obligor are from an authorised individual, irrespective of the existing signatory rights in accordance with the commercial register or the specimen signature.  Each Obligor who is a Party shall further procure that all third parties referred to herein agree with the use of emails and are aware of the above terms and conditions related to the use of email.

42.7                        English language

(a)                                 Any notice given under or in connection with any Finance Document must be in English.

(b)                                 All other documents provided under or in connection with any Finance Document must be:

(i)                                     in English; or

(ii)                                  if not in English, and if so required by the Agent, accompanied by a certified English translation (at the Borrower’s cost) and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

43                                  Calculations and certificates

43.1                        Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

43.2                        Certificates and determinations

Any certification or determination by a Finance Party or a copy of a certificate signed by an officer of a Finance Party of a rate or amount under any Finance Document (including, without limitation, the amount of any indebtedness comprised in the Guaranteed Obligations) or standing to the credit of any account for the time being or at any time is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

43.3                        Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Interbank Market differs, in accordance with that market practice.

44                                  Partial invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

45                                  Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document.  No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

46                                  Amendments and waivers

46.1                        Global Intercreditor Deed

This clause 46 is subject to the terms of the Global Intercreditor Deed.

46.2                        Required consents

(a)                                 Subject to clause 46.3 (All Lender matters) and clause 46.4 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all the Finance Parties and other Obligors.

(b)                                 The Agent may effect (or, in the case of the Security Documents, instruct the Security Agent to effect), on behalf of any Finance Party, any amendment or waiver permitted by this clause 46.

(c)                                  Without prejudice to the generality of paragraphs (c), (d) and (e) of clause 33.10 (Rights and discretions of the Agent), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

(d)                                 Each Obligor agrees to any such amendment or waiver permitted by this clause 46 which is agreed to by the Borrower.

46.3                        All Lender matters

An amendment, waiver or discharge or release or a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(a)                                 the definition of  “Effective Date”, “Flag State”, “Finance Documents” and/or “Majority Lenders” in clause 1.1 (Definitions);

(b)                                 an extension to the date of payment of any amount under the Finance Documents;

(c)                                  a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable or the rate at which they are calculated;

(d)                                 an increase in any Commitment or the Total Commitments, an extension of any period within which a Facility is available for Utilisation or any requirement that a cancellation of Commitments reduces the Commitments rateably;

(e)                                  a change to the Borrower or any other Obligor;

(f)                                   clause 30.25 (Owner Change of Control), clause 30.26 (Manager Change of Control) and the definitions of “Manager Change of Control” and “Owner Change of Control” in clause 1.1 (Definitions);

(g)                                  any provision which expressly requires the consent or approval of all the Lenders;

(h)                                 clause 39 (Sharing among the Finance Parties);

(i)                                     clause 2.2 (Finance Parties’ rights and obligations), clause 6.1 (Illegality), clause 7.10 (Application of prepayments), clause 6.6 (Sale or Total Loss), clause 28.16 (Amended and Restated Sinosure Facility), clause 31 (Changes to the Lenders), clause 32 (Changes to the Obligors), this clause 46, clause 51 (Governing law) or clause 52.1 (Jurisdiction of English courts);

(j)                                    the order of distribution under clause 36.1 (Order of application);

(k)                                 the order of distribution under clause 40.6 (Partial payments);

(l)                                     the currency in which any amount is payable under any Finance Document;

(m)                             (other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(i)                                     any guarantee and indemnity granted under any Finance Document (including under Schedule 10 (Additional Guarantors’ Guarantee and Indemnity));

(ii)                                  the Charged Property; or

(iii)                               the manner in which the proceeds of enforcement of the Transaction Security are distributed;

(n)                                 consent to withdrawal by the relevant Account Holder(s) from an Earnings Account (other than any withdrawal which is in accordance with the Account Security and this Agreement);

(o)                                 the circumstances in which any of the Transaction Security is permitted or required to be released under any of the Finance Documents; or

(p)                                 any All Lender Intercreditor Matter,

shall not be made, or given, without the prior consent of all the Lenders.

46.4                        Other exceptions

(a)                                 An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent or an Intercreditor Agent in their respective capacities as such (and not just as a Lender) may not be effected without the consent of the Agent, the Security Agent or that Intercreditor Agent (as the case may be).

(b)                                 Notwithstanding clauses 46.1 and 46.3 and paragraph (a) above, the Agent may make technical amendments to the Finance Documents arising out of manifest errors on the face of the Finance Documents, where such amendments would not prejudice or otherwise be adverse to the interests of any Finance Party without any reference or consent of the Finance Parties.

46.5                        Global Intercreditor Deed Matters

(a)                                 Save as set out in paragraphs (a) or (b) below:

(i)                                     any decision or determination to be made by, or consent or waiver to be given by, the Majority Facility Lenders (as defined in the Global Intercreditor Deed) may be made or given by the Majority Lenders; and

(ii)                                  the Majority Lenders may instruct the Agent to give any notification, instruction, direction or authorisation required to be (or which may be) given by a Facility Representative (under and as defined in the Global Intercreditor Deed).

(b)                                 At any time prior to Tranche 1 Discharge Date:

(i)                                     any decision that may be made by the Majority Facility Lenders (as so defined) under clause 4.3 (Suspension of Excess Cash Loans while an Event of Default is continuing) of the Global Intercreditor Deed to permit an Excess Cash Loan to be made while an Event of Default is continuing may be made by the Majority Tranche 1 Lenders, and if the Majority Tranche 1 Lenders elect to permit such an advance, each Tranche 2 Lender shall be deemed to have instructed the Agent to notify the Global Intercreditor Agent that the “Majority Facility Lenders” (as defined in the Global Intercreditor Deed) have consented to an advance under an Excess Cash Loan being made; and

(ii)                                  at any time the Facility Agreement constitutes a “Non-Waiving Facility” (under and as defined in the Global Intercreditor Deed), any decision to deliver a Restriction Notice  (under and as defined in the Global Intercreditor Deed) may be made by the Simple Majority Tranche 1 Lenders, and if the Simple Tranche 1 Facility Lenders elect to deliver such notice, each Tranche 2 Lender shall be deemed to have instructed the Facility Agent to deliver such notice to the Parent for the purpose of the Global Intercreditor Deed.

(c)                                  At any time after the Tranche 1 Discharge Date:

(i)                                     any decision to permit a Guarantor to make an advance under an Excess Cash Loan may be made by the Majority Lenders; and

(ii)                                  at any time the Facility Agreement constitutes a “Non-Waiving Facility” (under and as defined in the Global Intercreditor Deed), any decision to deliver a Restriction Notice (under and as defined in the Global Intercreditor Deed) may be made by the Simple Majority Lenders, and if the Simple Facility Lenders elect to deliver such notice, the Facility Agent shall deliver such notice to Danaos.

46.6                        Replacement of Screen Rate

(a)                                 Subject to paragraph (a) of Clause 42.4 (Other exceptions), any amendment or waiver which relates to:

(i)                                     providing for the use of a Replacement Benchmark; and

(A)                               aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(B)                               enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)                               implementing market conventions applicable to that Replacement Benchmark;

(D)                               providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(E)                                adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower.

(b)                                 For the purposes of this clause 46.5:

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Benchmark” means a benchmark rate which is:

(a)                                 formally designated, nominated or recommended as the replacement for a Screen Rate by:

(i)                                     the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or

(ii)                                  any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (a) above;

(b)                                 in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to that Screen Rate; or

(c)                                  in the opinion of the Majority Lenders and the Borrower, an appropriate successor to a Screen Rate. may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower.

46.7                        Releases

Except with the approval of all of the Lenders or for a release which is expressly permitted or required by the Finance Documents, the Agent shall not have authority to authorise the Security Agent to release:

(a)                                 any Charged Property from the Transaction Security; or

(b)                                 any Obligor from any of its guarantee or other obligations under any Finance Document.

46.8                        Excluded Commitments

If any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within three Business Days of that request being made.

Unless the Borrower and the Agent agree to a longer time period in relation to any request:

(a)                                 its Commitment or its participation in the Loans shall not be included for the purpose of calculating the Total Commitments or the amount of the Loans when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments or the amount of the Loans has been obtained to approve that request; and

(b)                                 its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

46.9                        Replacement of a Defaulting Lender

(a)                                 The Borrower may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 20 Business Days’ prior notice to the Agent and such Lender replace such Lender by requiring such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to clause 31 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement (and any Security Document to which that Lender is a party in its capacity as a Lender) to an Eligible Institution (a “Replacement Lender”) which confirms its willingness to undertake and does undertake all the obligations or all the relevant obligations of the transferring Lender in accordance with clause 31 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

(i)                                     in an amount equal to:

(A)                               the outstanding principal amount of such Lender’s participation in the Loans;

(B)                               all accrued interest owing to such Lender;

(C)                               the Break Costs which would have been payable to such Lender pursuant to clause 10.5 (Break Costs) had the Borrower prepaid in full that Lender’s participation in the Loans on the date of the transfer; and

(D)                               all other amounts payable to that Lender under the Finance Documents on the date of the transfer; or

(ii)                                  in an amount agreed between that Defaulting Lender, the Replacement Lender and the Borrower and which does not exceed the amount described in paragraph (i) above.

(b)                                 Any transfer of rights and obligations by a Defaulting Lender pursuant to this clause 46.9 shall be subject to the following conditions:

(i)                                     the Borrower shall have no right to replace the Agent or the Security Agent;

(ii)                                  neither the Agent nor the Defaulting Lender shall have any obligation to the Borrower to find a Replacement Lender;

(iii)                               the transfer must take place no later than 30 Business Days after the notice referred to in paragraph (a) above;

(iv)                              in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)                                 the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)                                  The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

46.10                 Disenfranchisement of Parent Affiliates

(a)                                 For so long as a Parent Affiliate:

(i)                                     beneficially owns a Commitment; or

(ii)                                  has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, in ascertaining:

(A)                               the Majority Lenders; or

(B)                               whether:

(1)                                 any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or

(2)                                 the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents,

such Commitment shall be deemed to be zero and such Parent Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender for the purposes of paragraphs (A) and (B) above (unless in the case of a person not being a Parent Affiliate it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment).

(b)                                 Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Parent Affiliate (a “Notifiable Debt Purchase Transaction”), such notification to be substantially in the form set out in Part I of Schedule 6 (Forms of Notifiable Debt Purchase Transaction Notice).

(c)                                  A Lender shall promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party:

(i)                                     is terminated; or

(ii)                                  ceases to be with a Parent Affiliate,

such notification to be substantially in the form set out in Part II of Schedule 6 (Forms of Notifiable Debt Purchase Transaction Notice).

(d)                                 Each Parent Affiliate that is a Lender agrees that:

(i)                                     in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Agent or, unless the Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)                                  in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders. For the avoidance of doubt, the only information such Lender is entitled to receive are operational notices for that Lender in connection with its Commitment.

47                                  Confidential Information

47.1                        Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 47.2 (Disclosure of Confidential Information) and clause 47.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

47.2                        Disclosure of Confidential Information

(a)                                 Any Finance Party may disclose to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information.

(b)                                 Any Finance Party and any of that Finance Party’s Affiliates may disclose to any person:

(i)                                     to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)                                  with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)                               appointed by any Finance Party or any of that Finance Party’s Affiliates or by a person to whom paragraphs (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of clause 33.19 (Relationship with the Lenders));

(iv)                              appointed by any Finance Party or any of that Finance Party’s Affiliates or by a person to whom paragraph (b)(ii) above applies to act as a verification agent in respect of any transaction referred to in paragraph (b)(ii) above;

(v)                                 appointed by any Finance Party or any of that Finance Party’s Affiliates or by a person to whom paragraphs (b)(i) or (b)(ii) above applies in connection with the exercise, protection or enforcement of such person’s rights under the Finance Documents;

(vi)                              who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraphs (b)(i) or (b)(ii) above;

(vii)                           to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(viii)                        to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(ix)                              to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to clause 31.10 (Security over Lenders’ rights);

(x)                                 who is a Party; or

(xi)                              with the consent of the Borrower,

in each case, such Confidential Information as that Finance Party shall consider appropriate, if:

(A)                               in relation to paragraphs (b)(i), (b)(ii), (b)(iii), (b)(iv) and (b)(v) above, the person to whom the Confidential Information is to be given has entered into a  confidentiality undertaking substantially in the appropriate recommended form of the Loan Market Association from time to time or in any other form agreed between the Borrower and the relevant Finance Party (a “Confidentiality Undertaking”) save that no Obligor countersignature or consent to execution of such confidentiality undertaking shall be required and there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)                               in relation to paragraph (b)(vi) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; and

(C)                               in relation to paragraphs (b)(vii), (b)(viii) and (b)(ix) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances.

(c)                                  Any Finance Party may disclose to any person appointed by that Finance Party or by a person to whom paragraphs (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party (save that no Obligor countersignature or consent to execution of such confidentiality undertaking shall be required).

(d)                                 Any Finance Party may disclose to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

47.3                        Disclosure to numbering service providers

(a)                                 Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)            names of Obligors;

(ii)           country of domicile of Obligors;

(iii)          place of incorporation of Obligors;

(iv)          date of this Agreement and Effective Date;

(v)           clause 51 (Governing law);

(vi)          the names of the Agent;

(vii)         date of each amendment and restatement of this Agreement;

(viii)        amount of Total Commitments;

(ix)          currency of the Facilities;

(x)           type of Facilities;

(xi)          ranking of Facilities;

(xii)         the term of the Facilities;

(xiii)        changes to any of the information previously supplied pursuant to paragraphs 47.2(a)(i) to 44.3(a)(xii) above; and

(xiv)        such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)                                 The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)                                  The Borrower represents that none of the information set out in clauses 47.2(a)(i) to 44.3(a)(xiii) above is, nor will at any time be, unpublished price-sensitive information.

(d)                                 The Agent shall notify the Borrower and the other Finance Parties of:

(i)                                     the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)                                  the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

47.4                        Entire agreement

This clause 47 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

47.5                        Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

47.6                        Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)                                 of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (vi) of clause 47.2(b) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)                                 upon becoming aware that Confidential Information has been disclosed in breach of this clause 47.

47.7                        Continuing obligations

The obligations in this clause 47 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)                                 the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)                                 the date on which such Finance Party otherwise ceases to be a Finance Party.

48                                  Confidentiality of Funding Rates

48.1                        Confidentiality and disclosure

(a)                                 The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.

(b)                                 The Agent may disclose:

(i)                                     any Funding Rate to the Borrower pursuant to clause 8.6 (Notification of rates of interest); and

(ii)                                  any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender.

(c)                                  The Agent may disclose any Funding Rate, and each Obligor may disclose any Funding Rate, to:

(i)                                     any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)                                  any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)                               any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)                              any person with the consent of the relevant Lender.

48.2                        Related obligations

(a)                                 The Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(b)                                 The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(i)                                     of the circumstances of any disclosure made pursuant to clause 48.1(c)(ii) (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)                                  upon becoming aware that any information has been disclosed in breach of this clause 48.

48.3                        No Event of Default

No Event of Default will occur under clause 30.4 (Other obligations) by reason only of an Obligor’s failure to comply with this clause 48.

49                                  Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

50                                  Contractual recognition of bail in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)                                 any Bail-In Action in relation to any such liability, including (without limitation):

(i)                                     a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)                                  a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)                               a cancellation of any such liability; and

(b)                                 a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

Section 12 — Governing Law and Enforcement

51                                  Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

52                                  Enforcement

52.1                        Jurisdiction of English courts

(a)                                 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement or any non-contractual obligations arising out of or in connection with it (including a dispute relating to and/or regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)                                 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                  Notwithstanding paragraph (a) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

52.2                        Service of process

Without prejudice to any other mode of service allowed under any relevant law, any Obligor who is a Party:

(a)                                 irrevocably appoints the person named in Schedule 1 (The original parties) as that Obligor’s English process agent as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

(b)                                 agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and

(c)                                  if any person appointed as process agent for an Obligor is unable for any reason to act as agent for service of process, that Obligor must immediately (and in any event within ten days of such event taking place) appoint another agent on terms acceptable to the Agent.  Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

The original parties

Borrower / Parent

Name of Borrower:	Danaos Corporation
Original Jurisdiction:	Marshall Islands
English process agent (if not incorporated in England):	Law Debenture Corporate Services Limited Address: Fifth Floor, 100 Wood Street, London, United Kingdom EC2V 7EX
Registered office:	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH 96960
Address and email address for service of notices:	DANAOS SHIPPING CO. LTD 14 Akti Kondyli Street, 185 45 Piraeus, Greece Legal@danaos.com

Original Obligors

Name:	Boxcarrier (No. 5) Corp.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-108723
English process agent (if not incorporated in England):	Law Debenture Corporate Services Limited Address: Fifth Floor, 100 Wood Street, London, United Kingdom EC2V 7EX
Registered office:	80 Broad Street, Monrovia, Liberia
Address and email address for service of notices:	DANAOS SHIPPING CO. LTD 14 Akti Kondyli Street, 185 45 Piraeus, Greece Legal@danaos.com
Shareholder:	Baker International S.A.

Name:	Cellcontainer (No.4) Corp.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-109774
English process agent (if not incorporated in England):	Law Debenture Corporate Services Limited Address: Fifth Floor, 100 Wood Street, London, United Kingdom EC2V 7EX
Registered office:	80 Broad Street, Monrovia, Liberia
Address and email address for service of notices:	DANAOS SHIPPING CO. LTD 14 Akti Kondyli Street, 185 45 Piraeus, Greece Legal@danaos.com
Shareholder:	Baker International S.A.

Name:	Speedcarrier (No.6) Corp.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-110972
English process agent (if not incorporated in England):	Law Debenture Corporate Services Limited Address: Fifth Floor, 100 Wood Street, London, United Kingdom EC2V 7EX
Registered office:	80 Broad Street, Monrovia, Liberia
Address and email address for service of notices:	DANAOS SHIPPING CO. LTD 14 Akti Kondyli Street, 185 45 Piraeus, Greece Legal@danaos.com
Shareholder:	Baker International S.A.

Name:	Teucarrier (No.5) Corp.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-110546
English process agent (if not incorporated in England):	Law Debenture Corporate Services Limited Address: Fifth Floor, 100 Wood Street, London, United Kingdom EC2V 7EX
Registered office:	80 Broad Street, Monrovia, Liberia
Address and email address for service of notices:	DANAOS SHIPPING CO. LTD 14 Akti Kondyli Street, 185 45 Piraeus, Greece Legal@danaos.com
Shareholder:	Baker International S.A.

Name:	Oceanprize Navigation Limited
Original Jurisdiction:	Cyprus
Registration number (or equivalent, if any):	HE 135751
English process agent (if not incorporated in England):	Law Debenture Corporate Services Limited Address: Fifth Floor, 100 Wood Street, London, United Kingdom EC2V 7EX
Registered office:	Kyriakou Matsi 11, Nikis Centre, 8th Floor, PC1082, Nicosia
Address and email address for service of notices:	DANAOS SHIPPING CO. LTD 14 Akti Kondyli Street, 185 45 Piraeus, Greece Legal@danaos.com
Shareholder:	Bayard Maritime Limited

Name:	Megacarrier (No. 3) Corp.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-110528
English process agent (if not incorporated in England):	Law Debenture Corporate Services Limited Address: Fifth Floor, 100 Wood Street, London, United Kingdom EC2V 7EX
Registered office:	80 Broad Street, Monrovia, Liberia
Address and email address for service of notices:	DANAOS SHIPPING CO. LTD 14 Akti Kondyli Street, 185 45 Piraeus, Greece Legal@danaos.com
Shareholder:	Bounty Investment Inc.

Name:	Speedcarrier (No. 8) Corp.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-110974
English process agent (if not incorporated in England):	Law Debenture Corporate Services Limited Address: Fifth Floor, 100 Wood Street, London, United Kingdom EC2V 7EX
Registered office:	80 Broad Street, Monrovia, Liberia
Address and email address for service of notices:	DANAOS SHIPPING CO. LTD 14 Akti Kondyli Street, 185 45 Piraeus, Greece Legal@danaos.com
Shareholder:	Bounty Investment Inc.

Name:	Containers Lines Inc.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-103776
English process agent (if not incorporated in England):	Law Debenture Corporate Services Limited Address: Fifth Floor, 100 Wood Street, London, United Kingdom EC2V 7EX
Registered office:	80 Broad Street, Monrovia, Liberia
Address and email address for service of notices:	DANAOS SHIPPING CO. LTD 14 Akti Kondyli Street, 185 45 Piraeus, Greece Legal@danaos.com
Shareholder:	Lydia Inc.

Name:	Speedcarrier (No. 7) Corp.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-110973
English process agent (if not incorporated in England):	Law Debenture Corporate Services Limited Address: Fifth Floor, 100 Wood Street, London, United Kingdom EC2V 7EX
Registered office:	80 Broad Street, Monrovia, Liberia
Address and email address for service of notices:	DANAOS SHIPPING CO. LTD 14 Akti Kondyli Street, 185 45 Piraeus, Greece Legal@danaos.com
Shareholder:	Lydia Inc.

Name:	Cellcontainer (No. 1) Corp.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-109771
English process agent (if not incorporated in England):	Law Debenture Corporate Services Limited Address: Fifth Floor, 100 Wood Street, London, United Kingdom EC2V 7EX
Registered office:	80 Broad Street, Monrovia, Liberia
Address and email address for service of notices:	DANAOS SHIPPING CO. LTD 14 Akti Kondyli Street, 185 45 Piraeus, Greece Legal@danaos.com
Shareholder:	Sapfo Navigation Inc.

Name:	Ramona Marine Company Limited
Original Jurisdiction:	Cyprus
Registration number (or equivalent, if any):	HE 136611
English process agent (if not incorporated in England):	Law Debenture Corporate Services Limited Address: Fifth Floor, 100 Wood Street, London, United Kingdom EC2V 7EX
Registered office:	Kyriakou Matsi 11, Nikis Centre, 8th Floor, PC1082, Nicosia
Address and email address for service of notices:	DANAOS SHIPPING CO. LTD 14 Akti Kondyli Street, 185 45 Piraeus, Greece Legal@danaos.com
Shareholder:	Sapfo Navigation Inc.

Name:	Continent Marine Inc.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-108383
English process agent (if not incorporated in England):	Law Debenture Corporate Services Limited Address: Fifth Floor, 100 Wood Street, London, United Kingdom EC2V 7EX
Registered office:	80 Broad Street, Monrovia, Liberia
Address and email address for service of notices:	DANAOS SHIPPING CO. LTD 14 Akti Kondyli Street, 185 45 Piraeus, Greece Legal@danaos.com
Shareholder:	Tully Enterprises S.A.

Name:	Cellcontainer (No. 3) Corp.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-109773
English process agent (if not incorporated in England):	Law Debenture Corporate Services Limited Address: Fifth Floor, 100 Wood Street, London, United Kingdom EC2V 7EX
Registered office:	80 Broad Street, Monrovia, Liberia
Address and email address for service of notices:	Address: Danaos Corporation, Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH 96960 Email address: legal@danaos.com
Shareholder:	Westwood Marine S.A.

Name:	Cellcontainer (No. 6) Corp.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-110807
English process agent (if not incorporated in England):	Law Debenture Corporate Services Limited Address: Fifth Floor, 100 Wood Street, London, United Kingdom EC2V 7EX
Registered office:	80 Broad Street, Monrovia, Liberia
Address and email address for service of notices:	DANAOS SHIPPING CO. LTD 14 Akti Kondyli Street, 185 45 Piraeus, Greece Legal@danaos.com
Shareholder:	Westwood Marine S.A.

The Original Lenders

Name:	THE ROYAL BANK OF SCOTLAND PLC
Tranche 1 Commitment ($):
Tranche 2 Commitment ($)
Address:	36 St Andrew Square Edinburgh Scotland EH2 2YB acting through its office at: 250 Bishopsgate London, EC2M 4AA United Kingdom
TOTAL:

TOTAL COMMITMENTS ($):

The Agent

Name:	THE ROYAL BANK OF SCOTLAND PLC
Facility Office, address, fax number and attention details for notices:	acting through its office at: 250 Bishopsgate London, EC2M 4AA United Kingdom

The Security Agent

Name:	NATWEST MARKETS PLC
Facility Office, address, fax number and attention details for notices:	acting through its office at: 250 Bishopsgate London, EC2M 4AA United Kingdom

The Account Bank

Name:	THE ROYAL BANK OF SCOTLAND PLC
Address, fax number and attention details for notices:	acting through its office at: 250 Bishopsgate London, EC2M 4AA United Kingdom

Schedule 2

Ship information

Part 1: Ships

Name of Ship:	PROGRESS C (ex HYUNDAI PROGRESS)
Owner:	Speedcarrier (No.6) Corp
Shareholder:	Baker International S.A.
Flag State:	Panama
Port of Registry:	Panama
Official Number:	25723-98-F
Charter description:	Recap email dated 27 March 2018 for time charter
Charterer:	Greencompass Marine S.A.
Classification:	+KRS 1 — CONTAINER SHIP CLEAN1 IWS CDG LG LI + KRM1 — UMA1 PMS BWE STCM
Classification Society:	KR
Major Casualty Amount:	$500,000

Name of Ship:	HIGHWAY (ex HYUNDAI HIGHWAY)
Owner:	Speedcarrier (No.7) Corp
Shareholder:	Lydia Inc.
Flag State:	Panama
Port of Registry:	Panama
Official Number:	27014-PEXT-3
Charter description:	Recap dated 13/02/2018
Charterer:	New Golden Sea Shipping Pte Ltd, Singapore
Classification:	+KRS1 — CONTAINER SHIP CLEAN1 IWS LG LI +KRM1 — UMA1 PMS BWE STCM
Classification Society:	KR
Major Casualty Amount:	$500,000

Name of Ship:	BRIDGE (HYUNDAI BRIDGE)
Owner:	Speedcarrier (No.8) Corp
Shareholder:	Bounty Investment Inc.
Flag State:	Panama
Port of Registry:	Panama
Official Number:	25545-98-F
Charter description:	Recap 24/01/2018
Charterer:	Yang Ming (UK) Ltd.
Classification:	+KRS1 — CONTAINER SHIP CLEAN1 IWS CDG LG LI +KRM1 — UMA1 PMS BWE STCM
Classification Society:	KR
Major Casualty Amount:	$500,000

Name of Ship:	ZIM MONACO
Owner:	Continent Marine Inc.
Shareholder:	Tully Enterprises S.A.
Flag State:	Malta
Port of Registry:	Valletta
Official Number:	9389708
Charter description:	Charterparty dated 17/05/2006
Charterer:	ZIM Integrated Shipping Services Ltd.
Classification:	A1 CONTAINER CARRIER BIS E0 NAUTICUS NEWBUILDING TMON
Classification Society:	DNV GL
Major Casualty Amount:	$500,000

Name of Ship:	CMA CGM RACINE
Owner:	Boxcarrier (No.5) Corp.
Shareholder:	Baker International S.A.
Flag State:	Malta
Port of Registry:	Valletta
Official Number:	9406647
Charter description:	Charterparty dated 10/06/2006
Charterer:	CMA CGM S.A
Classification:	100 A5 CONTAINER SHIP BWM SOLAS-II-2 REG. 19 IWRSCS MC AUT CM-PS
Classification Society:	DNV GL
Major Casualty Amount:	$1,000,000

Name of Ship:	EXPRESS ARGENTINA
Owner:	Cellcontainer (No.1) Corp
Shareholder:	Sapfo Navigation Inc.
Flag State:	Malta
Port of Registry:	Valletta
Official Number:	9443011
Charter description:	Charterparty dated 21/11/2016
Charterer:	Maersk Line A/S
Classification:	100 A5 CONTAINER SHIP BWM SOLAS-II-2 REG. 19 IW LC RSCS MC AUT CM-PS
Classification Society:	DNV GL
Major Casualty Amount:	$500,000

Name of Ship:	EXPRESS FRANCE
Owner:	Cellcontainer (No.3) Corp.
Shareholder:	Westwood Marine S.A.
Flag State:	Malta
Port of Registry:	Valletta
Official Number:	9443035
Charter description:	Charterparty dated 23/09/2016
Charterer:	CMA CGM S.A.
Classification:	100 A5 CONTAINER SHIP BMW SOLAS-II-2 REG. 19 IW LC RSCS MC AUT CM-PS
Classification Society:	DNV GL
Major Casualty Amount:	$500,000

Name of Ship:	EXPRESS SPAIN
Owner:	Cellcontainer (No.4) Corp.
Shareholder:	Baker International S.A.
Flag State:	Malta
Port of Registry:	Valletta
Official Number:	9443047
Charter description:	Charterparty dated 21/11/2016
Charterer:	Maersk Line A/S
Classification:	100 A5 CONTAINER SHIP BMW SOLAS-II-2 REG. 19 IW LC RSCS MC AUT CM-PS
Classification Society:	DNV GL
Major Casualty Amount:	$500,000

Name of Ship:	CMA CGM MELISANDE
Owner:	Teucarrier (No.5) Corp.
Shareholder:	Baker International S.A.
Flag State:	Malta
Port of Registry:	Valletta
Official Number:	9473028
Charter description:	Charterparty dated 17/09/2007
Charterer:	CMA CGM, as nominee (addenda executed by CMA CGM, S.A.)
Classification:	100 A5 CONTAINER SHIP BWM SOLAS-II-2, REG.19 IW LC NAV-OC RSCS RSD MC AUT CM-PS EP-D
Classification Society:	DNV GL
Major Casualty Amount:	$1,000,000

Name of Ship:	MAERSK ENPING
Owner:	Megacarrier (No.3) Corp.
Shareholder:	Bounty Investment Inc.
Flag State:	Greece
Port of Registry:	Piraeus
Official Number:	9475686
Charter description:	Charterparty dated 18/10/2007
Charterer:	Hyundai Merchant Marine Co., Ltd.
Classification:	100 A5 CONTAINER SHIP BWN DG IW LC RSCS RSD MC AUT CM-PS
Classification Society:	DNV GL
Major Casualty Amount:	$1,250,000

Name of Ship:	EXPRESS BERLIN
Owner:	Cellcontainer (No.6) Corp.
Shareholder:	Westwood Marine S.A.
Flag State:	Greece
Port of Registry:	Piraeus
Official Number:	9484924
Charter description:	Charterparty dated 06/10/2017
Charterer:	Yang Ming (UK) Ltd
Classification:	+KRS1 —CONTAINER SHIP LS(CL,RS) SEATRUST(DSA2,FSA3,HCM) CLEAN1 IWS CDG IHM EDD OHIMP LG LI +KRM1 —UMA PMS BWE STCM NBS1
Classification Society:	Korean Register
Major Casualty Amount:	$1,000,000

Name of Ship:	AMERICA (ex CSCL AMERICA)
Owner:	Oceanprize Navigation Limited (Cyprus)
Shareholder:	Bayard Maritime Ltd.
Flag State:	Cyprus
Port of Registry:	Limassol
Official Number:	9285990
Charter description:	Charterparty dated 30/04/2018
Charterer:	Zim Integrated Shipping Services Ltd.
Classification:	+KRS1 — CONTAINER SHIP LS(CL,RS) SEA TRUST(DSA1,FSA3,HCM) CLEAN1 IWS CDG IHM EDD +KRM1 — UMA PMS BWE STCM NBS1
Classification Society:	KOREAN REGISTER
Major Casualty Amount:	$1,000,000

Name of Ship:	CSCL LE HAVRE
Owner:	Ramona Marine Company Limited (Cyprus)
Shareholder:	Sapfo Navigation Inc.
Flag State:	Cyprus
Port of Registry:	Limassol
Official Number:	9307243
Charter description:	Charterparty dated 18/11/2003
Charterer:	CHINA SHIPPING CONTAINER LINES(ASIA)CO., LTD
Classification:	100A1 CONTAINER SHIP,SHIPRIGHT(SDA,FDA,CM), *IWS,LI,EP,BOXMAX LMC, UMS,NAV1, CAC(2)
Classification Society:	LIOYDS REGISTER OF SHIPPING
Major Casualty Amount:	$1,000,000

Name of Ship:	DERBY D
Owner:	Container Lines Inc.
Shareholder:	Lydia Inc.
Flag State:	Liberia
Port of Registry:	Monrovia, Liberia
Official Number and IMO Number:	Official Number: 13437 IMO Number: 9278117
Charter description:	Charterparty dated 21/02/2015
Charterer:	CMA CGM - addenda executed by CMA CGM S.A.
Classification:	1A1 CONTAINER CARRIER DG(P) E0 NAUTICUS (NEWBUILDING) TMON
Classification Society:	DNV GL
Major Casualty Amount:	$500,000

Part 2: Collateral Ships

Name of Collateral Ship:	“CMA CGM TANCREDI”
Collateral Owner:	TEUCARRIER (NO.2) CORP.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-109523
Flag State:	Malta
Port of Registry:	Valletta
Official Number:	9436355
Charter description:	Time charter dated 17 September 2007 (as amended or supplemented from time to time)
Charterer:	CMA CGM, as nominee (addenda executed by CMA CGM, S.A.)
Classification:	100 A5 CONTAINER SHIP BWM SOLAS-II-2, REG.19 IW LC NAV-OC RSCS RSD STAR MC AUT CM-PS EP-D
Classification Society:	DNV GL
Major Casualty Amount:	$1,000,000

Name of Collateral Ship:	“CMA CGM BIANCA”
Collateral Owner:	TEUCARRIER (NO.3) CORP.
Collateral Owner Shareholder:	Lito Navigation Inc.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-109524
Flag State:	Malta
Port of Registry:	Valletta
Official Number:	9436367
Charter description:	Charterparty dated 17/09/2017
Charterer:	CMA CGM S.A.
Classification:	100 A5 CONTAINER SHIP BWM SOLAS-II-2 REG. 19 IW NAV-OC RSCS RSD STAR MC AUT CM-PS EP-D
Classification Society:	DNV GL
Major Casualty Amount:	$1,000,000

Name of Collateral Ship:	“CMA CGM SAMSON”
Collateral Owner:	TEUCARRIER (NO.4) CORP.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-109525
Flag State:	Malta
Port of Registry:	Valletta
Official Number:	9436379
Charter description:

Time charter dated 17 September 2007 (as amended by an addendum no.1 dated 9 February 2009, an addendum no.2 dated 25 February 2011, an addendum no.3 dated 16 March 2011, an addendum no.4 dated 15 July 2013 and an addendum no.5 dated 12 July 2016 and as amended or supplemented from time to time)

Charterer:	CMA CGM, as nominee (addenda executed by CMA CGM, S.A.)
Classification:	100 A5 CONTAINER SHIP BWM SOLAS-II-2, REG.19 IW LC NAV-OC RSCS RSD STAR MC AUT CM-PS EP-D
Classification Society:	DNV GL
Major Casualty Amount:	$1,000,000

Name of Collateral Ship:	“MSC AMBITION”
Collateral Owner:	MEGACARRIER (NO.5) CORP.
Original Jurisdiction:	Liberia
Registration number (or equivalent, if any):	C-110530
Flag State:	Liberia
Port of Registry:	Monrovia, Liberia
Official Number:	15607
Charter description:

Time charter dated 18 October 2007, an addendum no.1, an addendum no.2 dated 18 June 2009, an addendum no.3 dated 18 October 2010, an addendum no.4 dated 17 February 2012, an addendum no.5 dated 28 June 2012, an addendum no.6 dated 29 January 2013, an addendum no.7 dated 12 August 2015 and as amended or supplemented from time to time)

Charterer:	Hyundai Merchant Marine Co., Ltd.
Classification:	1A1 CONTAINER CARRIER BIS BWM(E(S)) DG(P) E0 LC NAUTICUS (NEWBUILDING) RSCS TMON
Classification Society:	DNV GL
Major Casualty Amount:	$1,250,000

Schedule 3

Conditions Precedent required to be delivered by an Additional Guarantor

1                               An Accession Letter executed by the Additional Guarantor and the Parent.

2                               A copy of the Additional Guarantor’s constitutional documents (including its articles of association, memorandum of association, by-laws, and a certificate of good standing, if applicable).

3                               In each case as applicable, a copy of a resolution of the board of directors of  the Additional Guarantor under the respective applicable law approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party.

4                               If applicable, a copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Additional Guarantor is a party.

5                               A specimen of the signature of each person authorised in relation to the Finance Documents and related documents.

6                               If required, legal opinions of the legal advisers to the Agent or the RL Security Agent.

7                               If the proposed Additional Guarantor is incorporated or established in a jurisdiction other than England and Wales, evidence that the process agent appointed in clause 52.2 (Service of process) has accepted such appointment.

8                               Each other document reasonably required by the Agent (acting in its own name and on behalf of the other Finance Parties) or the RL Security Agent, including each such document required in order for each Finance Party to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks (if any) to be carried out by any Finance Party under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

Schedule 4

Form of Assignment Agreement and Transfer Certificate

Part 1 — Form of Assignment Agreement

To:                  [Agent] as Agent

From:    [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

$[•] Facility Agreement dated [•]

(the “Facility Agreement”)

1                               We refer to the Facility Agreement and to the Global Intercreditor Deed (as defined in the Facility Agreement). This agreement (the “Agreement”) shall take effect as an Assignment Agreement for the purposes of the Facility Agreement and a Creditor Accession Undertaking for the purposes of the Global Intercreditor Deed (and as defined in the Global Intercreditor Deed).  Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2                               We refer to clause 31.7 (Procedure available for assignment) of the Facility Agreement:

(a)                       The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facility Agreement and the other Finance Documents which correspond to that portion of the Existing Lender’s Commitment and participation in the Loan under the Facility Agreement as specified in the Schedule.

(b)                       The Existing Lender is released from the obligations owed by it which correspond to that portion of the Existing Lender’s Commitment and participation in the Loan under the Facility Agreement specified in the Schedule (but the obligations owed by the Obligors under the Finance Documents shall not be released).

(c)                        The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

(d)                       On the Transfer Date the New Lender becomes:

(i)         a Party to the relevant Finance Documents (other than the Global Intercreditor Deed and the Intra-Restructuring Lenders Intercreditor Deed) as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above; and

(ii)        a party to the Global Intercreditor Deed as an RBS Lender (as defined in the Global Intercreditor Deed);

(iii)       a party to the Intra-Restructuring Lenders Intercreditor Deed as an RBS Facility Lender (as defined in the Intra-Restructuring Lenders Intercreditor Deed); and

(e)                        The proposed Transfer Date is [•].

(f)                         The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 42.2 (Addresses) of the Facility Agreement are set out in the Schedule.

3                               The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in clause 31.5 (Limitation of responsibility of Existing Lenders) of the Facility Agreement.]

4                               The New Lender confirms that it [is]/[is not] a Parent Affiliate.

5                               We refer to clause [•] ([•]) of the Global Intercreditor Deed. In consideration of the New Lender being accepted as an RBS Lender for the purposes of the Global Intercreditor Deed (and as defined in the Global Intercreditor Deed), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Global Intercreditor Deed as an RBS Lender, and undertakes to perform all the obligations expressed in the Global Intercreditor Deed to be assumed by an RBS Lender and agrees that it shall be bound by all the provisions of the Global Intercreditor Deed, as if it had been an original party to the Global Intercreditor Deed.

6                               We refer to clause [•] ([•]) of the Intra-Restructuring Lenders Intercreditor Deed. In consideration of the New Lender being accepted as an RBS Facility Lender for the purposes of the Intra-Restructuring Lenders Intercreditor Deed (and as defined in the Intra-Restructuring Lenders Intercreditor Deed), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intra-Restructuring Lenders Intercreditor Deed as an RBS Facility Lender, and undertakes to perform all the obligations expressed in the Intra-Restructuring Lenders Intercreditor Deed to be assumed by an RBS Facility Lender and agrees that it shall be bound by all the provisions of the Intra-Restructuring Lenders Intercreditor Deed, as if it had been an original party to the Intra-Restructuring Lenders Intercreditor Deed.

7                               This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with clause 31.8 (Copy of Transfer Certificate or Assignment Agreement to Borrower), to the Borrower (on behalf of each Obligor) of the assignment referred to in this Agreement.

8                               This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9                               This Agreement and any non-contractual obligations connected with it are governed by English law.

10                        This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:  The execution of this Assignment Agreement may not assign a proportionate share of the Existing Lender’s interest in the Security Documents in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect an assignment of such a share in the Security Documents in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender] [New Lender]

By:	By:

This Agreement is accepted by the Agent as an Assignment Agreement for the purposes of the Facility Agreement and the Transfer Date is confirmed as [•].

This Agreement is also accepted by the Security Agent as a Creditor Accession Undertaking for the purposes of the Global Intercreditor Deed.

Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

Part 2 — Form of Transfer Certificate

To:                  [Agent] as Agent

From: [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

$[•] Facility Agreement dated [•]

(the “Facility Agreement”)

1                               We refer to the Facility Agreement and to the Global Intercreditor Deed (as defined in the Facility Agreement). This agreement (the “Agreement”) shall take effect as a Transfer Certificate for the purposes of the Facility Agreement and a Creditor Accession Undertaking for the purposes of the Global Intercreditor Deed (and as defined in the Global Intercreditor Deed).  Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2                               We refer to clause 31.6 (Procedure available for transfer) of the Facility Agreement:

(a)                       The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with 31.6 (Procedure available for transfer) of the Facility Agreement all of the Existing Lender’s rights and obligations under the Facility Agreement, the other Finance Documents and in respect of the Transaction Security which relate to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Facilities Agreement as specified in the Schedule.

(b)                       On the Transfer Date the New Lender becomes:

(i)                           a Party to the relevant Finance Documents (other than the Global Intercreditor Deed) as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above;

(ii)                        a Party to the Global Intercreditor Deed as a [•] (as defined in the Global Intercreditor Deed).

(iii)                     a party to the Global Intercreditor Deed as an RBS Lender (as defined in the Global Intercreditor Deed);

(iv)                    a party to the Intra-Restructuring Lenders Intercreditor Deed as an RBS Facility Lender (as defined in the Intra-Restructuring Lenders Intercreditor Deed); and

(c)                        The proposed Transfer Date is [•].

(d)                       The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 42.2 (Addresses) of the Facility Agreement are set out in the Schedule.

3                               The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in clause 31.5 (Limitation of responsibility of Existing Lenders) of the Facility Agreement.]

4                               The New Lender confirms that it [is]/[is not] a Parent Affiliate.

5                               We refer to clause [•] ([•]) of the Global Intercreditor Deed. In consideration of the New Lender being accepted as an RBS Lender for the purposes of the Global Intercreditor Deed (and as defined in the Global Intercreditor Deed), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Global Intercreditor Deed as an RBS Lender, and undertakes to perform all the obligations expressed in the Global Intercreditor Deed to be assumed by an RBS Lender and agrees that it shall be bound by all the provisions of the Global Intercreditor Deed, as if it had been an original party to the Global Intercreditor Deed.

6                               We refer to clause [•] ([•]) of the Intra-Restructuring Lenders Intercreditor Deed. In consideration of the New Lender being accepted as an RBS Facility Lender for the purposes of the Intra-Restructuring Lenders Intercreditor Deed (and as defined in the Intra-Restructuring Lenders Intercreditor Deed), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intra-Restructuring Lenders Intercreditor Deed as an RBS Facility Lender, and undertakes to perform all the obligations expressed in the Intra-Restructuring Lenders Intercreditor Deed to be assumed by an RBS Facility Lender and agrees that it shall be bound by all the provisions of the Intra-Restructuring Lenders Intercreditor Deed, as if it had been an original party to the Intra-Restructuring Lenders Intercreditor Deed.

7                               This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with clause 31.8 (Copy of Transfer Certificate or Assignment Agreement to Borrower), to the Borrower (on behalf of each Obligor) of the assignment referred to in this Agreement.

8                               This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9                               This Agreement and any non-contractual obligations connected with it are governed by English law.

10                        This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:  The execution of this Transfer Certificate may not assign a proportionate share of the Existing Lender’s interest in the Security Documents in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect an assignment of such a share in the Security Documents in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender] [New Lender]

By:	By:

This Agreement is accepted by the Agent as a Transfer Certificate for the purposes of the Facility Agreement and the Transfer Date is confirmed as [•].

This Agreement is also accepted by the Security Agent as a Creditor Accession Undertaking for the purposes of the Global Intercreditor Deed.

Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

Schedule 5

Form of Compliance Certificate and Ring Fencing Compliance Certificate

Part 1 — Form of Compliance Certificate

To:                                                       [Agent] as Agent

From:                                         Danaos Corporation as Parent

Dated:                                     [•]

Dear Sirs

$[•] Facility Agreement dated [•]

(the “Facility Agreement”)

1                               [I/We] refer to the Facility Agreement.  This is a Compliance Certificate for the Financial Quarter ended on [•] and the Relevant Period ending on the Quarter Date of [•].  Terms defined in the Facility Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2                               [I/We] attach(1) computations as to compliance with clause 20 (Financial covenants) of the Facility Agreement and confirm that:

(a)                       Actual Free Cash Flow for the Financial Quarter ended on [•] was $[•], comprising Free Cash Flow of $[•] and a pro rata allocation of Unencumbered Free Cash Flow of $[•];

(b)                       Minimum Corporate  Cover (Charter Free) for the Relevant Period ending on the Quarter Date of [•] was [•]%;

(c)                        Minimum Corporate Cover (Charter Attached) for the Relevant Period ending on the Quarter Date of [•] was [•]%;

(d)                       Minimum Liquidity for the Relevant Period ending on the Quarter Date of [•] was $[•];

(e)                        Consolidated Net Leverage for the Relevant Period ending on the Quarter Date of [•] was [•]:[•];

(f)                         Interest Cover for the Relevant Period ending on the Quarter Date of [•] was [•]:[•]; and

(g)                        Consolidated Market Value Adjusted Net Worth for the Relevant Period ending on the Quarter Date of [•] was $[•].

3                               [I/We confirm that no Default is continuing.](2)

(1)  Note: calculations to be attached to Compliance Certificate.

(2)  Note: if this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

Signed by:

[Finance Director] [Chief Financial Officer]
Danaos Corporation

Part 2 — Form of Ring Fencing Compliance Certificate

To:                                                       [Agent] as Agent

From:                                         Danaos Corporation as Parent

Dated:                                     [•]

Dear Sirs

$[•] Facility Agreement dated [•]

(the “Facility Agreement”)

1                                         I/We refer to the Facility Agreement.  This is a Ring Fencing Compliance Certificate.  Terms defined in the Facility Agreement have the same meaning when used in this Ring Fencing Compliance Certificate unless given a different meaning in this Ring Fencing Compliance Certificate.

2                                         I/We confirm that: [Insert details of (i) Excess Cash generated, (ii) Excess Cash Loan balances (positive and negative) in respect of each Amended RA Facility, (iii) Permitted Refinancing Danaos SPV Loan) balances (positive and negative), (iv) aggregate of Excess Cash Loans with negative balances across all Amended RA Facilities, (v) aggregate of all Permitted Refinancing Danaos SPV Loans with negative balances, (vi) Support Payments, and (vii) Total Available Cash; viii) outstanding balances of each Amended RA Facility, (ix) variable amortisation payments to be made for each Amended RA Facility]

together with calculation in reasonable detail as set out in the Appendix (Calculations).

3                                         [I/We confirm that no Default is continuing.] [If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.]

Signed by:

[Finance Director] [Chief Financial Officer]

Danaos Corporation

Appendix

Calculations

[•]

Schedule 6

Forms of Notifiable Debt Purchase Transaction

Part 1 — Form of Notice on Entering into Notifiable Debt Purchase Transaction

To:                                                       [Agent] as Agent

From:                                         [Lender]

Dated:                                     [•]

Dear Sirs

$[•] Facility Agreement dated [•]

(the “Facility Agreement”)

1                                         We refer to clause 46.10 (Disenfranchisement of Parent Affiliates) of the Facility Agreement.  Terms defined in the Facility Agreement have the same meaning in this notice unless given a different meaning in this notice.

2                                         We have entered into a Notifiable Debt Purchase Transaction.

3                                         The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to $[•] of our Commitment.

Signed by:

[Lender]

Part 2 — Form of Notice on Termination of Notifiable Debt Purchase Transaction / Notifiable

Debt Purchase Transaction ceasing to be with Parent Affiliate

To:                                                       [Agent] as Agent

From:                                         [Lender]

Dated:                                     [•]

Dear Sirs

$[•] Facility Agreement dated [•]

(the “Facility Agreement”)

1                                         We refer to clause 46.10 (Disenfranchisement of Parent Affiliates) of the Facility Agreement.  Terms defined in the Facility Agreement have the same meaning in this notice unless given a different meaning in this notice.

2                                         A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [•] has [terminated]/[ceased to be with a Parent Affiliate].

3                                         The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to $[•] of our Commitment.

Signed by:

[Lender]

Schedule 7

ZIM/HMM Notes

Issuer	Description of ZIM/HMM Note	Noteholder
Zim Integrated Shipping Services Limited	USD 1,472,000 3% Series 1 ZIM Notes due 2023	Continent Marine Inc.
Zim Integrated Shipping Services Limited	USD 6,872,000 5% Series 2 Zim Notes due 2023	Continent Marine Inc.
Hyundai Merchant Marine Co., Ltd.	USD 913,942.00 3% Class A HMM Notes maturing 31 December 2022	Speedcarrier (No.6) Corp.
Hyundai Merchant Marine Co., Ltd.	USD 969,760.00 3% Class A HMM Notes maturing 31 December 2022	Speedcarrier (No.7) Corp.
Hyundai Merchant Marine Co., Ltd.	USD 972,952.00 3% Class A HMM Notes maturing 31 December 2022	Speedcarrier (No.8) Corp.

Schedule 8

Form of Accession Letter

To: [ ] as Agent

From: [[Collateral] Owner], [[Collateral Owner] Shareholder] and [Parent]

Dated:

Dear Sirs

Danaos Corporation — USD 700,000,000 Facilities Agreement dated 20 February 2007 as amended from time to time and most recently on [•] (the “Facilities Agreement”)

1.                                      We refer to the Facilities Agreement. This letter shall take effect as an Accession Letter for the purposes of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.                                      Each of [[Collateral] Owner] and [[Collateral Owner] Shareholder] agrees to become an Additional Guarantor and to be bound by the terms of the Facilities Agreement and the other Finance Documents as an Additional Guarantor pursuant to Clause [•] (Additional Guarantors) of the Facilities Agreement.

3.                                      We confirm to each Finance Party that each of the Repeating Representations is true and correct in all material respects in relation to us as at the date hereof as if made by reference to the facts and circumstances existing on the date hereof.

4.                                      The details are set out below:

Name of Ship:	[•]
Owner:	[•]
Shareholder:	[•]
Flag State:	[•]
Port of Registry:	[•]
Official Number:	[•]
Charter description:	[•]
Charterer:	[•]
Classification:	[•]
Classification Society:	[DNV GL/American Bureau of Shipping/Lloyds Register of Shipping/Bureau Veritas/Germanischer Lloyd/insert other]
Major Casualty Amount:	$[•]
Zim/HMM Notes	[•]

5.                                      This Accession Letter is governed by English law and is entered into and delivered as a Deed

The Additional Guarantor

EXECUTED AS A DEED	)
By: [[Collateral] Owner]	)

Director

Director/Secretary

EXECUTED AS A DEED	)
By: [[Collateral Owner] Shareholder]	)

Director

Director/Secretary

The Parent

EXECUTED AS A DEED	)
By: [Company]	)

Director

Director/Secretary

This letter is accepted as an Accession Letter for the purposes of the Facilities Agreement by the Agent by:

For and on behalf of [Agent]

Schedule 9

Tranche 2 Target Amount

Column 1 — Quarter Dates	Column 2 — Tranche 2 Target Amount
31 December 2018	$152,600,000
31 March 2019	$152,500,000
30 June 2019	$152,300,000
30 September 2019	$152,000,000
31 December 2019	$152,000,000
31 March 2020	$151,800,000
30 June 2020	$151,400,000
30 September 2020	$151,300,000
31 December 2020	$150,800,000
31 March 2021	$150,500,000
30 June 2021	$150,100,000
30 September 2021	$149,700,000
31 December 2021	$148,900,000
31 March 2022	$148,200,000
30 June 2022	$146,700,000
30 September 2022	$145,400,000
31 December 2022	$144,300,000
31 March 2023	$142,900,000
30 June 2023	$134,000,000
30 September 2023	$133,000,000
31 December 2023	$132,100,000

Schedule 10

Additional Guarantors’ Guarantee and Indemnity

1.                                      GUARANTEE AND INDEMNITY

(a)                                 Each Additional Guarantor irrevocably and unconditionally jointly and severally:

(i)                                     guarantees to the Security Agent (as trustee for the Finance Parties) and the other Finance Parties due and punctual performance by each other Obligor of all such Obligor’s present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) which are, or may become, due and payable under or in connection with the Finance Documents (as such documents may be varied, amended, waived, released, novated, supplemented, extended, restated or replaced from time to time, in each case, however fundamentally) together with all Losses incurred by the Agent or any other Finance Party which are, or may become, due, owing or payable by each Obligor under or in connection with any Finance Document (the “Guaranteed Obligations”);

(ii)                                  undertakes with the Security Agent (as trustee for the Finance Parties) and the other Finance Parties that whenever another Obligor does not pay any Guaranteed Obligations when due under or in connection with any Finance Document, that Additional Guarantor shall immediately and unconditionally on demand (which may be made at any time on or after the date upon which payment is due) pay such Guaranteed Obligations as if it was the principal obligor; and

(iii)                               agrees with the Security Agent (as trustee for the Finance Parties) and the other Finance Parties that it will, as an independent and primary obligation, indemnify and keep indemnified each Finance Party immediately on demand for all Losses incurred by it:

(A)                               if any Guaranteed Obligation is or becomes unenforceable, invalid or illegal or by operation of law and as a result of the same the Borrower has not paid any amount which would, but for such unenforceability, invalidity, illegality or operation of law, have been payable by the Borrower under any Finance Document on the date when it would have been due; or

(B)                               if as a result (directly or indirectly) of the introduction of or any change in (or the interpretation, administration or application of) any law or regulation, or compliance with any law, regulation or administrative procedure made after entry into this Agreement (a “Change in Law”), there is a change in the currency, the value of the currency or the timing, place or manner in which any obligation guaranteed by that Additional Guarantor is payable.

(b)                                 The amount payable by an Additional Guarantor under paragraph (a)(iii):

(i)                                     in respect of paragraph (a)(iii)(A) above, shall be the amount it would have had to pay under this paragraph 1 if the amount claimed had been recoverable on the basis of a guarantee but for any relevant unenforceability, invalidity or illegality; and

(ii)                                  in respect of paragraph (a)(iii)(B) above, shall include:

(A)                               the difference between the amount (if any) received by the Security Agent and the other Finance Parties from the Borrower and the amount that the Borrower was obliged to pay under the original express terms of the Finance Documents in the currency specified in the Finance Documents, disregarding any Change in Law (the “Original Currency”); and

(B)                               all further Losses suffered or incurred by the Security Agent and the other Finance Parties as a result of a Change in Law.

(c)                                  For the purposes of paragraph (b)(ii)(A) above, if payment was not received by the Security Agent or the other Finance Parties in the Original Currency, the amount received by the Security Agent and the other Finance Parties shall be deemed to be that payment’s equivalent in the Original Currency converted, actually or notionally at the Security Agent’s discretion, on the day of receipt at the then prevailing Spot Rate of Exchange of the Security Agent or if, in the Security Agent’s opinion, it could not reasonably or properly have made a conversion on the day of receipt of the equivalent of that payment in the Original Currency, that payment’s equivalent as soon as the Security Agent could, in its opinion, reasonably and properly have made a conversion of the Original Currency with the currency of payment.

(d)                                 If the Original Currency no longer exists, each Additional Guarantor shall make such payment in such currency as is, in the reasonable opinion of the Security Agent, required, after taking into account any payments by the Borrower, to place the Security Agent and the other Finance Parties in a position reasonably comparable to that it would have been in had the Original Currency continued to exist.

2.                                      CONTINUING GUARANTEE

This guarantee and the obligations of each Additional Guarantor under this guarantee are continuing and do, and will, extend to the ultimate balance of the Guaranteed Obligations from time to time regardless of any intermediate payment, discharge or satisfaction in whole or in part.

3.                                      REINSTATEMENT

If:

(a)                                 any payment is made by an Obligor, or any discharge, release or arrangement is given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) in whole or in part on the basis of any payment, security or other disposition, and the same is avoided or reduced or must be restored in, or as a result of, insolvency, liquidation, administration or any other event or otherwise; or

(b)                                 the Agent reasonably considers that any payment to, or guarantee or security provided to it or any Finance Party is capable of being avoided, reduced or invalidated by virtue of applicable law, notwithstanding any release or discharge of the Guaranteed Obligations, in each case:

(i)                                     the liability of each Additional Guarantor under this Schedule 10 will continue or be reinstated as if the discharge, release or arrangement had not occurred; and

(ii)                                  each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, release, arrangement, avoidance or reduction had not occurred.

4.                                      WAIVER OF DEFENCES

Without prejudice to any other provision of this guarantee, none of the obligations of any Additional Guarantor under this Schedule 10, nor the liability of any Obligor or any other person for the Guaranteed Obligations, will be prejudiced, reduced, released or otherwise adversely affected by any act, omission, fact, matter or any other thing (whether or not known to it or any Finance Party) which, but for this Schedule 10, would or may prejudice, reduce, release or otherwise adversely affect any of its obligations under this Schedule 10, including (without limitation):

(a)                                 any time, waiver or consent granted, or any other indulgence or concession granted to, or composition with, any Obligor or any other person;

(b)                                 the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any Group Member;

(c)                                  the taking, holding, variation, compromise, exchange, renewal, realisation or release by any person of any rights under or in connection with any guarantee, indemnity, security or any other document including any arrangement or compromise entered into by any Finance Party with any Obligor or any other person;

(d)                                 the refusal, failure or neglect to perfect, take up, hold or enforce by any person any rights against, or security over assets of, any Obligor or other person under or in connection with any guarantee, indemnity, security or other document (including, without limitation, any non-presentation, non-compliance with or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security);

(e)                                  the existence of any claim, set-off or other right which any Obligor may have at any time against any Finance Party or any other person;

(f)                                   the making or absence of any demand for payment or discharge of any of the Guaranteed Obligations;

(g)                                  any amalgamation, merger or reconstruction that may be effected by any Finance Party with any other person, including any reconstruction by any Finance Party involving the formation of a new company and the transfer of all or any of its assets to that company, or any sale or transfer of the whole or any part of the undertaking and assets of any Finance Party to any other person;

(h)                                 any incapacity or lack of power, authority or legal personality of or Dissolution or change in the members or status of an Obligor or any other person;

(i)                                     any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(j)                                    any change in the identity of any Finance Party;

(k)                                 any unenforceability, illegality or invalidity of any obligation of any Guaranteed Obligation or of any obligation of any person under any other guarantee, indemnity, security or other document;

(l)                                     any law or regulation of any jurisdiction or any other event affecting any term of any Guaranteed Obligations;

(m)                             any other circumstance that might constitute a defence of that Additional Guarantor; or

(n)                                 any insolvency or similar proceedings.

In this clause 4, “Dissolution” includes, in relation to any person, any corporate action, legal proceedings or other procedure or step taken in relation to: (a) the suspension of payments, a moratorium of any indebtedness, winding up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise); (b) any composition, compromise, assignment or arrangement with any of its creditors; (c) the appointment of any liquidator, receiver, administrative receiver, compulsory manager or other similar officer in respect of it or any of its assets; or (d) the enforcement of any security interest over any of its assets, or (in each case) any analogous procedure or step taken in any jurisdiction.

5.                                      GUARANTOR INTENT

Without prejudice to the generality of paragraph 4 (Waiver of defences), each Additional Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents.

6.                                      PRINCIPAL DEBTOR

Each Additional Guarantor agrees as an independent and primary obligation to pay on demand, immediately and unconditionally, any Guaranteed Obligation which is not recoverable from each Additional Guarantor on the basis of the guarantee set out in this Schedule 10.  Any amount due under this paragraph 6 will be recoverable from each Additional Guarantor as though the obligation had been incurred by each Additional Guarantor as sole or principal debtor, regardless of any unenforceability, illegality or invalidity of any Guaranteed Obligation.

7.                                      IMMEDIATE RECOURSE

Each Additional Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Additional Guarantor under this Schedule 10.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

8.                                      APPROPRIATIONS

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)                                 refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Additional Guarantor shall be entitled to the benefit of the same; and

(b)                                 hold in an interest-bearing suspense account, for as long as it considers fit, any moneys received, recovered or realised under or in connection with the guarantee in, or the Additional Guarantor’s liability under, this Schedule 10 to the extent of the Guaranteed Obligations, without any obligation on the part of the Agent to apply such moneys in or towards the discharge of such Guaranteed Obligations.

9.                                      DEFERRAL OF GUARANTOR’S RIGHTS

(a)                                 Until such time as the Guaranteed Obligations have been irrevocably paid and discharged in full and unless the Agent otherwise directs in writing, no Additional Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of (1) any amount being payable, or liability arising, under this Schedule 10 or (2) under or in relation any Excess Cash Loans, to:

(i)                                     demand, or accept payment or repayment, in whole or in part, from the Parent or any other persons liable, of any such cost, claim or other liability unless it is a Permitted Payment;

(ii)                                  exercise, receive, claim or have the benefit of any right of payment, guarantee, indemnity, contribution, subrogation or security from or on account of any Obligor (in whole or in part);

(iii)                               take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(iv)                              take any step or bring legal or other proceedings to force any Obligor to make any payment, or perform any obligation, in respect of which any Additional Guarantor has given a guarantee, undertaking or indemnity under paragraph 1 (Guarantee and indemnity);

(v)                                 exercise any right of set-off, combination or counterclaim or any right in relation to any “flawed asset” or “hold back” arrangement as against any Group Member; and/or

(vi)                              claim, rank, vote or prove as a creditor of any other Group Member in competition with any Finance Party.

(b)                                 If an Additional Guarantor receives any benefit, payment or distribution in relation to or as a result of the exercise of any right referred to in paragraph 52.2(a)(a), it shall hold such benefit, payment or distribution on trust for the Finance Parties and will immediately pay an amount equal to any payment, benefit or distribution to the Agent for application in accordance with clause 40 (Payment mechanics).  This only applies until all Guaranteed Obligations have been irrevocably paid and discharged in full.

(c)                                  If an Additional Guarantor exercises any right of set-off, combination or counterclaim or any “flawed asset” or “hold back” arrangement referred to in sub-paragraph 52.2(a)(iv) of paragraph 9, it will immediately pay or transfer an amount equal to the amount set-off, combined, counterclaimed or subjected to any “flawed asset” or “hold back” arrangement to the Agent for application in accordance with clause 40 (Payment mechanics).  This only applies until all Guaranteed Obligations have been irrevocably paid and discharged in full.

10.                               ADDITIONAL SECURITY

This guarantee and the obligations of each Additional Guarantor under this guarantee are in addition to, independent of, and in no way prejudiced by (or prejudicial to) any other guarantee or security which may be held at any time by any Finance Party.

11.                               NEW ACCOUNT

If, for any reason, the obligations of each Additional Guarantor under this Schedule 10 are determined or otherwise cease to be continuing, all payments made by or on behalf of any Obligor to the Agent or any Finance Party (whether in their capacity as trustee or otherwise) shall be treated as having been credited to a new account of the relevant Obligor and not as having been applied in reduction of the Guaranteed Obligations.

12.                               NO SECURITY

Each Additional Guarantor does not have, and shall not take or receive, the benefit of any security or any other surety in respect of its rights against any Obligor as a result of its entry into the guarantee in this paragraph 12.  If any Additional Guarantor takes or receives the benefit of any security or any other surety in breach of this paragraph 12, it shall hold such security or other surety on trust for the Agent to the extent necessary to discharge the Guaranteed Obligations in full and shall, upon request by the Agent, transfer or assign such security or other surety to the Agent as security for the Guaranteed Obligations.

13.                               NON-CREATION OF CHARGE

Nothing in this Schedule 10 is intended to create or shall create a charge or other security.

14.                               TRUSTS

If any trust intended to arise pursuant to any provision in this Schedule 10 fails or for any reason (including the laws of any jurisdiction in which any assets, moneys, payments or distributions may be situated) cannot be given effect to, the relevant Additional Guarantor will pay to the Agent for application in accordance with clause 40.6 (Partial payments) an amount equal to the amount intended to be so held on trust for the Agent.

15.                               AMENDMENTS

Any amendment, waiver, discharge, release or consent in relation to the guarantee and/or this Schedule 10 may only be made or given in writing.

16.                               PARALLEL DEBT

(a)                                 The provisions of this paragraph 16 shall apply only to the extent that any Security Interest is required to be granted to the Security Interest Agent under a parallel debt structure in accordance with the terms of the Finance Documents.

(b)                                 Each Additional Guarantor irrevocably and unconditionally undertakes to pay to the Security Agent, as creditor in its own right and not as representative of the other Finance Parties, amounts equal to, and in the currency of, any amounts owing from time to time by that Additional Guarantor to any Finance Party under any Finance Document, as and when those amounts are due.

(c)                                  Each Additional Guarantor and the Security Agent acknowledge that the obligations of each Additional Guarantor under paragraph (b) above are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of that Additional Guarantor to any other Finance Party under any Finance Document (its “Corresponding Debt”) nor shall the amounts for which each Additional Guarantor is liable under paragraph (b) above (for the purposes of this paragraph (c), its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt, provided that notwithstanding any other provision of this Agreement or the Finance Documents:

(i)                                     the Parallel Debt of each Additional Guarantor shall be automatically decreased and discharged to the extent that its Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged;

(ii)                                  the Corresponding Debt of each Additional Guarantor shall be automatically decreased and discharged to the extent that its Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged;

(iii)                               the amount of the Parallel Debt of an Additional Guarantor shall at all times be equal to the amount of its Corresponding Debt; and

(iv)                              the aggregate amount outstanding owed by the Additional Guarantors under the Finance Documents (including under this paragraph 16 at any time shall not exceed the amount of the Corresponding Debt at that time.

(d)                                 For the purpose of this paragraph 16, the Security Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held on trust. The Security Agent shall have its own independent right to demand payment of the amounts payable by each Additional Guarantor under this paragraph 16.  The Transaction Security granted under the Security Documents to the Security Agent to secure the Parallel Debt is granted to the Security Agent in its capacity as creditor of the Parallel Debt and shall not be held on trust.

(e)                                  All moneys received or recovered by the Security Agent pursuant to this paragraph 16, and all amounts received or recovered by the Security Agent from or by the enforcement of any Transaction Security granted to secure the Parallel Debt, shall be applied in accordance with clause 36.1 (Order of application).

(f)                                   Without limiting or affecting the Security Agent’s rights against the Additional Guarantors (whether under this paragraph 16 or under any other provision of any Finance Document), each Additional Guarantor acknowledges that:

(i)                                     nothing in this paragraph 16 shall impose any obligation on the Security Agent to advance any sum to any Additional Guarantor or otherwise under any Finance Document, except, if applicable, in its capacity as a Finance Party; and

(ii)                                  for the purpose of any vote taken under any Finance Document, the Security Agent shall not be regarded as having any participation or commitment other than, if applicable, those which it has in its capacity as a Finance Party.

(g)                                  Notwithstanding anything to the contrary in any of the Finance Documents, each Additional Guarantor and each of the Finance Parties (other than the Security Agent) agree that the Security Agent shall be the joint and several creditor (together with each Finance Party (other than the Security Agent)) of each and every present and future obligation of any Additional Guarantor (whether actual or contingent) towards each of the Finance Parties under any of the Finance Documents and that accordingly the Security Agent will have its own independent right to demand performance by an Additional Guarantor of those obligations. However, any discharge of any obligation of an Additional Guarantor to one of the Security Agent or the relevant Finance Party shall, to the same extent, discharge the corresponding obligation owing to the other. Nothing in this Agreement or in any other Finance Document shall in any way limit the Security Agent’s right to act in the protection or preservation of rights under, or to enforce any Security Document as contemplated by this Agreement and/or the relevant Security Document (or to do any act reasonably incidental to any of the foregoing).

Schedule 11

Enforcement Principles

1.                                      DEFINITIONS

For the purposes of this Schedule 11, the following terms shall have the following meaning:

“Appropriation” means the appropriation (or similar process) of the shares in the capital of an Obligor by the Security Agent (or any Receiver or Delegate) which is effected (to the extent permitted under the relevant Security Document and applicable law) by enforcement of the Transaction Security.

“Borrowing Liabilities” means any liabilities any Obligor has as borrower to another Obligor.

“Cash Proceeds” means:

(a)                                 proceeds of the Security Property which are in the form of cash; and

(b)                                 any cash which is generated by holding, managing, exploiting, collecting, realising or disposing of any proceeds of the Security Property which are in the form of Non-Cash Consideration.

“Common Assurance” means any guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, the benefit of which (however conferred) is, to the extent legally possible, given to all the Finance Parties in respect of their Liabilities.

“Competitive Sales Process” means:

(a)                                 any public auction or other competitive sale process conducted in accordance with the advice of a Value Adviser appointed in accordance with paragraph 7.4 (Appointment of Value Advisor) and in which the Lenders are entitled to participate as prospective buyers and/or financiers (including as part of a consortium) and with a view to facilitating a prompt and expeditious sale at a fair market price in the prevailing market conditions or any other process agreed to by the Agent (acting on the instructions of the requisite group of Lenders); and

(b)                                 any enforcement of the Transaction Security carried out by way of auction or other competitive sales process pursuant to requirements of applicable law.

For the purposes of this definition, “entitled to participate” shall be interpreted to mean:

(i)                                     that any offer, or indication of a potential offer, that a holder of any Tranche 1 Liabilities or Tranche 2 Liabilities makes shall be considered by those running the Competitive Sales Process against the same criteria as any offer, or indication of a potential offer, by any other bidder or potential bidder;

(ii)                                  any holder of any Tranche 1 Liabilities or Tranche 2 Liabilities that is considering making an offer in any Competitive Sales Process is provided with the same information, including any due diligence reports, and access to management that is being provided to any other bidder at the same stage of the process; and

(iii)                               the consideration for any offer or indication of a potential offer that a holder of any Tranche 2 Liabilities makes includes cash consideration that is sufficient to discharge the Tranche 1 Liabilities in full.

If, after having applied the same criteria referred to in sub-paragraph (i) above, the offer or indication of a potential offer made by a holder of any Tranche 1 Liabilities or Tranche 2 Liabilities (as relevant) is not considered by those running the Competitive Sales Process to be sufficient to continue in the sales process, such consideration being against the same criteria as any offer, or indication of a potential offer, by any other bidder or potential bidder (such continuation may include being invited to review additional information or being invited to have an opportunity to make a subsequent or revised offer, whether in another round of bidding or otherwise), then the right of a holder of any Tranche 1 Liabilities or Tranche 2 Liabilities (as relevant) under this Agreement to so participate shall be deemed to be satisfied.

“Debt Disposal” means any disposal of any Liabilities or Obligors’ Intra-Group Receivables pursuant to paragraphs (a)(iv) or (v) of paragraph 7.1 (Facilitation of Distressed Disposals and Appropriation).

“Distress Event” means any of:

(a)                                 the Agent exercising any of its rights under clause 30.29 (Acceleration);

(b)                                 the Agent exercising any of its rights under clause 30.30 (Acceleration — Tranche 2  Loan); or

(c)                                  the enforcement of any Transaction Security.

“Distressed Disposal” means a disposal of an asset of a Obligor which is:

(a)                                 being effected at the request of the Agent (on the instructions of the requisite group of Lenders) in circumstances where the Transaction Security has become enforceable;

(b)                                 being effected by enforcement of the Transaction Security (including the disposal of any Property of an Obligor, the shares in which have been subject to an Appropriation); or

(c)                                  being effected, after the occurrence of a Distress Event, by an Obligor to a person or persons which is, or are, not a member, or members, of the Group.

“Enforcement” means the enforcement of any Transaction Security or disposal of Charged Property, the requesting of a Distressed Disposal and/or the release or disposal of claims and/or Transaction Security or a Distressed Disposal under paragraph 7 (Distressed Disposals and Appropriation), the giving of instructions as to actions with respect to the Transaction Security and/or the Charged Property following an Insolvency Event under paragraph 3.6 (Security Agent instructions) and the taking of any other actions consequential on (or necessary to effect) any of those actions.

“Enforcement Instructions” means instructions given by the Majority Tranche 1 Lenders or the Majority Tranche 2 Lenders to the Agent to instruct the Security Agent or the RL Security Agent as to Enforcement (including the manner and timing of Enforcement).

“Event of Default Notice” means a notice given by the Agent, the Majority Tranche 1 Lender or the Majority Tranche 2 Lenders to the Parent stating that an Event of Default has occurred and is continuing and stating that the notice is an “Event of Default Notice” for the purpose of paragraph 2.4 (Consultation and Standstill Period). An Event of Default Notice may be given at any time in respect of an Event of Default for so long as it remains continuing (unless an Event of Default Notice has already been given in respect of the same Event of Default), regardless of whether an Obligor has otherwise been notified of that Event of Default.

“Fairness Opinion” means, in respect of any Distressed Disposal of a Mortgaged Ship, an opinion from a Value Adviser appointed in accordance with paragraph 7.4 (Appointment of Value Adviser) that the proceeds received or recovered in connection with that Distressed Disposal (taking into account all relevant circumstances) fairly reflect the value of that Mortgaged Ship following the deduction of any maritime liens and claims affecting that Mortgaged Ship.

“Guarantee Liabilities” means, in relation to an Obligor, the liabilities and obligations under the Finance Documents (present or future, actual or contingent and whether incurred solely or jointly) it may have to a Finance Party (other than to the Agent) or another Obligor as or as a result of it being a guarantor or surety (including, without limitation, liabilities and obligations arising by way of guarantee, indemnity, contribution or subrogation and in particular any guarantee or indemnity arising under or in respect of the Finance Documents).

“Liabilities Sale” means a Debt Disposal pursuant to paragraph (a)(v) of paragraph 7.1 (Facilitation of Distressed Disposals and Appropriation).

“Non-Cash Consideration” means consideration in a form other than cash.

“Non-Cash Recoveries” means:

(a)                                 any proceeds of a Distressed Disposal or a Debt Disposal; or

(b)                                 any amount distributed to the Security Agent pursuant to paragraph 4.1 (Turnover by the Finance Parties),

which are, or is, in the form of Non-Cash Consideration.

“Obligors’ Intra-Group Receivables” means any liabilities and obligations owed to any Obligor (whether actual or contingent and whether incurred solely or jointly) by a Group Member.

“Other Liabilities” means, in relation to an Obligor, any trading and other liabilities and obligations (not being Guarantee Liabilities) it may have to a Group Member.

“Permitted Liabilities Payment” means a payment received in respect of Liabilities due and payable and received prior to the occurrence of a Distress Event.

“Property” of an Obligor means:

(a)                                 any asset of that Obligor;

(b)                                 any Subsidiary of that Obligor; and

(c)                                  any asset of any such Subsidiary.

“Relevant Liabilities” means:

(a)                                 in the case of a Finance Party:

(i)                                     the Liabilities owed to Finance Parties; and

(ii)                                  all present and future liabilities and obligations, actual and contingent, of the Obligors to the Security Agent; and

(b)                                 in the case of an Obligor, the Liabilities owed to the Finance Parties together with all present and future liabilities and obligations, actual and contingent, of the Obligors to the Security Agent.

“Tranche 1 Liabilities” means the aggregate amount of the Liabilities owed by the Obligors to the Tranche 1  Lenders under the Finance Documents.

“Tranche 2 Liabilities” means the aggregate amount of the Liabilities owed by the Obligors to the Tranche 2  Lenders under the Finance Documents.

“Value Adviser” means:

(a)                                 in respect of shares in the capital of any company, an independent internationally recognized investment bank or accountancy firm; or

(b)                                 in respect of a Mortgaged Ship, two or more independent internationally recognized shipbrokers approved by the relevant Lenders in accordance with clause 25.9 (Approval of Valuers).

2.                                      ENFORCEMENT

2.1                               Restrictions

(a)                                 A Lender may only instruct the Agent to instruct the Security Agent or the RL Security Agent to enforce the Transaction Security or to take any other Enforcement Action if permitted to so in accordance with this Schedule 11.

(b)                                 No Lender has any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents (other than this Agreement) or to give instructions to the Security Agent or the RL Security Agent (in each case) except through the Agent or otherwise acting pursuant to the instructions of the Agent or the Security Agent.

(c)                                  Nothing in this Schedule 11 shall restrict any Finance Party’s rights under clause 2.2(c) (Finance Parties’ rights and obligations).

2.2                               Enforcement Instructions

(a)                                 The Security Agent may refrain from enforcing the Transaction Security unless it receives instructions to do so from the Agent pursuant to Enforcement Instructions given by either:

(i)                                     the Majority Tranche 1 Lenders; or

(ii)                                  if required under paragraph (c) below, the Majority Tranche 2 Lenders.

(b)                                 Subject to the Transaction Security having become enforceable in accordance with its terms and to paragraph 2.4 (Consultation and Standstill Period), the Majority Tranche

1 Lenders or (if permitted to do so in accordance with paragraph 2.5 (Enforcement Rights of Tranche 2 Facility Lenders)) the Majority Tranche 2 Lenders, may give or refrain from giving Enforcement Instructions to the Security Agent or the RL Security Agent to enforce or refrain from enforcing the Transaction Security or to take any other action as to Enforcement as they see fit.

(c)                                  Prior to the Tranche 1 Discharge Date, if:

(i)                                     the Majority Tranche 1 Lenders have given Enforcement Instructions for the Security Agent not to take or to cease taking any action as to Enforcement; or

(ii)                                  the Majority Tranche 1 Lenders have not given any Enforcement Instructions,

and in each case the Agent (acting on behalf of the Majority Tranche 1 Lenders) has not required any Obligor to make any Distressed Disposal, the Security Agent shall give effect to any Enforcement Instructions given by the Majority Tranche 2 Lenders which the Majority Tranche 2 Lenders are entitled to give under paragraph 2.5 (Enforcement Rights of Tranche 2 Facility Lenders).

(d)                                 Notwithstanding paragraph (c) above, if any any time the Majority Tranche 2 Lenders have given Enforcement Instructions pursuant to the preceding paragraph (c), then the Majority Tranche 1 Lenders may give Enforcement Instructions (other than any instruction to cease Enforcement) in each case as the Majority Tranche 1 Lenders see fit, in lieu of any Enforcement Instructions given by the Majority Tranche 2 Lenders, and the Security Agent shall act on or the Agent shall give instructions to the RL Security Agent pursuant to any such Enforcement Instructions given by the Majority Tranche 1 Lenders.

(e)                                  The Security Agent is:

(i)                                     entitled to rely conclusively on and comply with any instructions it receives from the Agent in accordance with this paragraph 2 and

(ii)                                  to assume without further enquiry that the Agent is has been properly authorised by the requisite group of Lenders to give such instructions.

2.3                               Manner of enforcement

If the Transaction Security is being enforced pursuant to paragraph 2.2 (Enforcement Instructions), the Security Agent shall enforce the Transaction Security or take any other action as to Enforcement in such manner (including, without limitation, the selection of any administrator (or any analogous officer in any jurisdiction) of any Obligor to be appointed by the Security Agent) as the Agent (on behalf of the requisite group of Lenders) shall instruct provided that in the case of a Distressed Disposal, such Distressed Disposal shall be effected in accordance with  paragraph (b) of paragraph 7.1  (Facilitation of Distressed Disposals and Appropriation).

2.4                               Consultation and Standstill Period

(a)                                 Prior to the Tranche 1 Discharge Date, the Tranche 1 Lenders and the Tranche 2 Lenders shall consult for a period of up to seven calendar days following the issuance of an Event of Default Notice (or for such shorter period as the Majority Lenders shall agree) (the “Consultation Period”) with a view to agreeing a common approach to Enforcement.

(b)                                 Subject to paragraph (c) below, the Majority Tranche 1 Lenders shall only be entitled to:

(i)                                     give Enforcement Instructions for the Security Agent to take any actions as to Enforcement; or

(ii)                                  take any other Enforcement Action,

on and from the expiry of the Consultation Period (being on and from 11.59 pm (London time) of the last day of the Consultation Period).

(c)                                  The requirement to consult in accordance with paragraphs (a) and (b) above shall not apply, and the  Majority Tranche 1 Lenders shall be entitled to give Enforcement Instructions for the Security Agent to Agent to take any actions as to Enforcement or take any other Enforcement Action at any time if:

(i)                                     an Event of Default under any of clause 30.1 (Non-payment), clause 30.7 (Insolvency), clause 30.8 (Insolvency Proceedings), or clause 30.6(f) (Cross-Default) has occurred and is continuing; or

(ii)                                  any lender of the Group has taken any Enforcement Action; or

(iii)                               any other Event of Default has occurred and is continuing, and the Majority Tranche 1 Lenders believe, in their absolute discretion, that to enter into such consultations and thereby delay the commencement of Enforcement would reasonably be expected to have a material adverse effect on:

(A)                               a material part of the Charged Property;

(B)                               the Security Agent’s ability to enforce any of the Transaction Security; or

(C)                               the quantum of realisation proceeds of any enforcement of the Transaction Security.

2.5                               Enforcement Rights of Tranche 2 Facility Lenders

(a)                                 Until the Tranche 1 Discharge Date, no Tranche 2 Lender may take or require the taking of any Enforcement Action, except as permitted under this paragraph 2.5.

(b)                                 Prior to the Tranche 1 Discharge Date, the Majority Tranche 2 Lenders shall only be entitled to give Enforcement Instructions to the Security Agent or the RL Security Agent or take any other Enforcement Action in relation to the Tranche 2 Liabilities if at the same time as, or prior to, that action:

(i)                                     a Tranche 1 Acceleration Event has occurred, in which case each Tranche 2 Lender may take the same Enforcement Action (but only in respect of the Tranche 2 Liabilities) as constitutes that Tranche 1 Acceleration Event; or

(ii)                                  a period (a “Standstill Period”) of not less than 90 days has elapsed since the date on which an Event of Default Notice was issued and the Event of Default that is the subject of such notice is continuing at the end of the Standstill Period; or

(iii)                               the Majority Tranche 1 Lenders have consented to such Enforcement Action being taken;

(c)                                  To the extent permitted under applicable law, after the occurrence of an Insolvency Event in relation to any Obligor, each Tranche 2 Lender may (unless otherwise directed by the Security Agent or unless the Security Agent has taken, or has given notice that it intends to take, action on behalf of that Tranche 2 Lender in accordance with paragraph 3.4 (Filing of Claims)) exercise any right they may otherwise have against that Obligor to:

(i)                                     accelerate any of that Obligor’s Tranche 2 Liabilities or declare them prematurely due and payable or payable on demand;

(ii)                                  make a demand under any guarantee, indemnity or other assurance against loss given by that Obligor in respect of any Tranche 2 Liabilities;

(iii)                               exercise any right of set—off or take or receive any Payment or claim in respect of any Tranche 2 Liabilities of that Obligor; or

(iv)                              claim and prove in the liquidation, administration or other insolvency proceedings of that Obligor for the Tranche 2 Liabilities owing to it.

2.6                               Enforcement on behalf of Tranche 2 Lenders

(a)                                 If the Security Agent has notified the Agent (who shall promptly notify the Tranche 2 Lenders) that it is enforcing the Security Interest created pursuant to any Security Document over shares of an Obligor, no Tranche 2 Lender may take any action referred to in paragraph 2.5 (Enforcement Rights of Trnache 2 Facility Lenders) against that Obligor while the Security Agent is taking steps to enforce that Security Interest in accordance with any Enforcement Instructions given in accordance with paragraph 2.2 (Enforcement Instructions) where such action might be reasonably likely to adversely affect such enforcement or the amount of proceeds to be derived therefrom.

(b)                                 If the Tranche 2 Lenders are permitted to give Enforcement Instructions in accordance with paragraph 2.5 (Enforcement Rights of Tranche 2 Facility Lenders), such Enforcement Action must require the realisation of the relevant Security Interest by way of a sale or disposal conducted in compliance with the provisions of paragraph (b) of paragraph 7.1 (Facilitation of  Distressed Disposals and Appropriation).

2.7                               Option to Purchase: Tranche 2 Facility Creditors

(a)                                 Prior to the Tranche 1 Discharge Date, and subject to paragraph (b) below, the Agent (on behalf of one or more of the Tranche 2 Lenders) (the “Purchasing Tranche 2 Lenders”) may after the occurrence of a Distress Event or for so long as a Standstill Period is outstanding, by giving not less than 10 days’ prior written notice to the Security Agent, require the transfer to the Purchasing Tranche 2 Lenders (or to a nominee or nominees) of all, but not part, of the rights, benefits and obligations in respect of the Tranche 1 Liabilities if:

(i)                                     any conditions relating to such a transfer contained in this Agreement are complied with, other than any requirement to obtain the consent of, or consult with, any Obligor or other member of the Group relating to such transfer, which consent or consultation shall not be required;

(ii)                                  the Agent, on behalf of the Tranche 1 Lenders, is paid an amount equal to the aggregate of:

(A)                               all of the Tranche 1 Liabilities at that time (whether or not due), including all amounts that would have been payable if the Tranche 1 Facility were being prepaid by the relevant Obligors on the date of that payment; and

(B)                               all costs and expenses (including legal fees) incurred by the Agent and/or the Tranche 1 Lenders as a consequence of giving effect to that transfer;

(iii)                               as a result of that transfer the Tranche 1 Lenders have no further actual or contingent liability to any Obligor under the Finance Documents;

(iv)                              an indemnity is provided from (or on behalf of) the Purchasing Tranche 2 Lenders (but, for the avoidance of doubt, this does not include the Agent) (or from another third party acceptable to all the Tranche 1 Lenders) in a form reasonably satisfactory to the Agent in respect of all losses which may be sustained or incurred by any Tranche 1 Lender in consequence of any sum received or recovered by any Tranche 1 Lender from any person being required (or it being alleged that it is required) to be paid back by or clawed back from any Tranche 1 Lender for any reason; and

(v)                                 the transfer is made without recourse to, or representation or warranty from, the Tranche 1 Lenders, except that each Tranche 1 Lender shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer.

(b)                                 If more than one Purchasing Tranche 2 Lender wishes to exercise the option to purchase the Tranche 1 Liabilities in accordance with paragraph (a) above, each such Purchasing Tranche 2 Lender shall acquire the Tranche 1 Liabilities pro rata, in the proportion that its credit participation bears to the aggregate credit participations of all the Purchasing Tranche 2 Lenders. Any Purchasing Tranche 2 Lender wishing to exercise the option to purchase the Tranche 1 Liabilities shall inform the Agent, who will determine (consulting with each other as required) the appropriate share of the Tranche 1 Liabilities to be acquired by each such Purchasing Tranche 2 Lender and who shall inform each such Purchasing Tranche 2 Lender accordingly.

(c)                                  The Agent shall notify the Purchasing Tranche 2 Lenders of the sum of the amounts described in paragraphs (a)(ii)(A) and (a)(ii)(B) above.

3.                                      EFFECT OF INSOLVENCY EVENT

3.1                               Distributions

(a)                                 After the occurrence of an Insolvency Event in relation to any Obligor, any Party entitled to receive a distribution out of the assets of that Obligor or any Charged Property in respect of Liabilities owed to that Party shall, to the extent it is able to do so, direct the person responsible for the distribution of the assets of that Obligor or any Charged Property to make that distribution to the Security Agent (or to such other person as the Security Agent shall direct) until the Liabilities owing to the Finance Parties have been paid in full.

(b)                                 The Security Agent shall apply distributions made to it under paragraph (a) above in accordance with clause 36 (Application of Proceeds).

3.2                               Set-Off

To the extent that any Obligor’s Liabilities are discharged by way of set-off (mandatory or otherwise) against any Finance Party’s obligation to that Obligor after the occurrence of an Insolvency Event in relation to that Obligor, any Finance Party which benefited from that set-off shall pay an amount equal to the amount of the Liabilities owed to it which are discharged by that set-off to the Security Agent for application in accordance with clause 36 (Application of Proceeds).

3.3                               Non-cash distributions

If the Security Agent or any other Finance Party receives a distribution in the form of Non-Cash Consideration in respect of any of the Liabilities (other than any distribution of Non-Cash Recoveries), the Liabilities will not be reduced by that distribution until and except to the extent that the realisation proceeds are actually applied towards the Liabilities.

3.4                               Filing of claims

After the occurrence of an Insolvency Event in relation to any Obligor, each Finance Party irrevocably authorises the Security Agent, on its behalf, to:

(a)                                 take any Enforcement Action (in accordance with the terms of this Agreement) against that Obligor;

(b)                                 demand, sue, prove and give receipt for any or all of that Obligor’s Liabilities;

(c)                                  collect and receive all distributions on, or on account of, any or all of that Obligor’s Liabilities; and

(d)                                 file claims, take proceedings and do all other things the Intercreditor Security Agent considers reasonably necessary to recover that Obligor’s Liabilities.

3.5                               Further assurance — Insolvency Event

Each Finance Party will:

(a)                                 do all things that the Security Agent requests in order to give effect to this paragraph 3 (Effect of Insolvency Event); and

(b)                                 if the Security Agent is not entitled to take any of the actions contemplated by this paragraph 3.5 or if the Security Agent requests that a Finance Party take that action, undertake that action itself in accordance with the instructions of the Security Agent or grant a power of attorney to the Security Agent (on such terms as the Security Agent may reasonably require) to enable the Security Agent to take such action.

3.6                               Security Agent instructions

For the purposes of paragraph 3.1 (Distributions), paragraph 3.4 (Filing of claims) and paragraph 3.5 (Further assurance — Insolvency Event) the Security Agent shall act:

(a)                                 on the instructions of the Agent, and the Agent shall give such instructions:

(i)                                     prior to the Tranche 1 Discharge Date, if instructed to do so by the Majority Tranche 1 Lenders; and

(ii)                                  after the Tranche 1 Discharge Date, if instructed to do so by the Majority Tranche 2 Lenders; or

(b)                                 in the absence of any such instructions, as the Security Agent sees fit.

3.7                               Limitation by Applicable Law

Each of the provisions of this paragraph 3 (Effect of Insolvency Event) shall apply only to the extent permitted by applicable law.

4.                                      TURNOVER OF RECEIPTS

4.1                               Turnover by the Finance Parties

Subject to paragraph 4.2 (Permitted assurance and receipts), if at any time prior to the Final Discharge Date, any Finance Party receives or recovers:

(a)                                 any Payment or distribution of, or on account of or in relation to, any of the Liabilities (in each case) from or in respect of any Obligor, or any Charged Property which is neither:

(i)                                     a Permitted Liabilities Payment; nor

(ii)                                  made in accordance with clause 36 (Application of Proceeds).

(b)                                 other than where paragraph 3.2 (Set-Off) applies, any amount by way of set-off against any Finance Party’s obligations to an Obligor in respect of any of the Liabilities owed to it which does not give effect to a Permitted Liabilities Payment;

(c)                                  notwithstanding paragraphs (a) and (b) above, and other than where paragraph 3.2 (Set-Off) applies, any amount from or in respect of any Obligor or any Charged Property:

(i)                                     on account of, or in relation to, any of the Liabilities:

(A)                               after the occurrence of a Distress Event; or

(B)                               as a result of any other litigation or proceedings against an Obligor (other than after the occurrence of an Insolvency Event in respect of that Obligor); or

(ii)                                  by way of set-off against any Finance Party’s obligations to an Obligor in respect of any of the Liabilities owed to it after the occurrence of a Distress Event,

other than, in each case, any amount received or recovered in accordance with clause 36 (Application of Proceeds);

(d)                                 the proceeds of any enforcement of any Transaction Security except in accordance with clause 36 (Application of Proceeds); or

(e)                                  other than where paragraph 3.2 (Set-Off) applies, any distribution or Payment of, or on account of or in relation to, any of the Liabilities owed by an Obligor which is not in accordance with clause 36  (Application of Proceeds) and which is made as a result of, or after, the occurrence of an Insolvency Event in respect of that Obligor,

that Finance Party will:

(i)                                     in relation to any such receipts and recoveries not received or recovered by way of set-off:

(A)                               hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Security Agent and promptly pay or distribute that amount to the Security Agent for application in accordance with the terms of this Agreement; and

(B)                               promptly pay or distribute an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security Agent for application in accordance with the terms of this Agreement; and

(ii)                                  in relation to receipts and recoveries received or recovered by way of set-off against any Finance Party’s obligations to an Obligor, promptly pay an amount equal to that recovery to the Security Agent for application in accordance with the terms of this Agreement.

4.2                               Permitted assurance and receipts

Nothing in this Agreement shall restrict the ability of any Finance Party to:

(a)                                 arrange with any person which is not an Obligor any assurance against loss in respect of, or reduction of its credit exposure to, an Obligor (including assurance by way of credit based derivative or sub-participation); or

(b)                                 make any assignment or transfer permitted by clause 31 (Changes to the Lenders),

which is permitted by the this Agreement, and that Finance Party shall not be obliged to account to any other Party for any sum received by it as a result of that action.

4.3                               Amounts received by Obligors

If any of the Obligors receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, that Obligor will:

(a)                                 hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement; and

(b)                                 promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security Agent for application in accordance with the terms of this Agreement.

4.4                               Turnover of Enforcement Proceeds

If:

(a)                                 the Security Agent is not entitled, for reasons of applicable law, to pay amounts received pursuant to the making of a demand under any guarantee, indemnity or other assurance against loss or the enforcement of the Transaction Security to the Tranche 1 Lenders but is entitled to distribute those amounts to Tranche 2 Lenders; and

(b)                                 the Tranche 1 Discharge Date has not yet occurred (nor would occur after taking into account such payments)

then the Tranche 2 Lenders shall make such payments to the Tranche 1 Lenders as the Security Agent shall require to place the Tranche 1 Lenders in the position they would have been in had such amounts been available for application against the Relevant Liabilities of such Tranche 1 Lenders.

4.5                               Saving provision

If, for any reason, any of the trusts expressed to be created in this paragraph 4 should fail or be unenforceable, the affected Finance Party or Obligor will promptly pay or distribute an amount equal to that receipt or recovery to the Security Agent to be held on trust by the Security Agent for application in accordance with the terms of this Agreement.

4.6                               Turnover of Non-Cash Consideration

For the purposes of this paragraph 4, if any Finance Party receives or recovers any amount or distribution in the form of Non-Cash Consideration which is subject to paragraph 4.1 (Turnover by the Finance Parties) the cash value of that Non-Cash Consideration shall be determined in accordance with paragraph  8.2 (Cash value of Non-Cash Recoveries).

5.                                      REDISTRIBUTION

5.1                               Recovering Finance Party’s rights

(a)                                 Any amount paid or distributed by a Finance Party (a “Recovering Finance Party”) to the Security Agent under paragraph 3 (Effect of Insolvency Event) or paragraph 4 (Turnover of Receipts) shall be treated as having been paid or distributed by the relevant Obligor and shall be applied by the Security Agent in accordance with clause 36 (Application of Proceeds).

(b)                                 On an application by the Security Agent pursuant to clause 36 (Application of Proceeds) of a Payment or distribution received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party an amount equal to the amount received or recovered by the Recovering Finance Party and paid or distributed to the Security Agent by the Recovering Finance Party (the “Shared Amount”) will be treated as not having been paid or distributed by that Obligor.

5.2                               Reversal of redistribution

(a)                                 If any part of the Shared Amount received or recovered by a Recovering Finance Party becomes repayable or returnable to an Obligor and is repaid or returned by that Recovering Creditor to that Obligor, then:

(i)                                     each Party that received any part of that Shared Amount pursuant to an application by the Intercreditor Security Agent of that Shared Amount under paragraph 5.1 (Recovering Creditor’s rights) (a “Sharing Party”) shall, upon request of the Security Agent, pay or distribute to the Security Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Shared Amount (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Shared Amount which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(ii)                                  as between the relevant Obligor and each relevant Sharing Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid or distributed by that Obligor.

(b)                                 The Security Agent shall not be obliged to pay or distribute any Redistributed Amount to a Recovering Finance Party under paragraph (a)(i) above until it has been able to establish to its satisfaction that it has actually received that Redistributed Amount from the relevant Sharing Party.

6.                                      FACILITATION OF NON-DISTRESSED DISPOSALS

(a)                                 If the Parent certifies to the Agent that, and the Agent confirms to the Security Agent it is satisfied that, in respect of a disposal of an asset which is subject to Transaction Security:

(i)                                     the disposal is permitted under the Finance Documents and no Event of Default will occur as a result of such disposal, or that the requisite consent of the Finance Parties for such disposal has been obtained; and

(ii)                                  the disposal is not a Distressed Disposal,

(a “Non-Distressed Disposal”), the Security Agent is irrevocably authorised (at the cost of the Parent and without any consent, sanction, authority or further confirmation from any Finance Party or Obligor) but subject to paragraph (b) below:

(A)                               to release the Transaction Security or any other claim (relating to a Finance Document) over that asset;

(B)                               where that asset consists of shares in the capital of an Obligor, to release the Transaction Security or any other claim (relating to a Finance Document) over that Obligor’s Property; and

(C)                               to execute and deliver or enter into any release of the Transaction Security or any claim described in paragraphs (i) and (ii) above and issue any certificates of non-crystallisation of any floating charge or any consent to dealing that may, in the discretion of the Security Agent, be considered necessary or desirable.

(b)                                 Each release of Transaction Security or any claim described in paragraph (a) above shall become effective only on the making of the relevant Non-Distressed Disposal and, if that Non-Distressed Disposal is not made, each release of Transaction Security or its Liabilities or claim described in paragraph (a) above shall have no effect and the Transaction Security or any Liabilities or claim subject to that release shall continue in such force and effect as if that release had not been effected.

7.                                      DISTRESSED DISPOSALS AND APPROPRIATION

7.1                               Facilitation of Distressed Disposals and Appropriation

(a)                                 Subject to paragraph (b) below, if a Distressed Disposal or an Appropriation is being effected the Security Agent is irrevocably authorised (at the cost of the Parent and without any consent, sanction, authority or further confirmation from any Finance Party or Obligor):

(i)                                     release of Transaction Security/non-crystallisation certificates:  to release the Transaction Security or any other claim over the asset subject to the Distressed Disposal or Appropriation and execute and deliver or enter into any release of that Transaction Security or claim and issue any letters of non-crystallisation of any floating charge or any consent to dealing that may, in the discretion of the Security Agent, be considered necessary or desirable;

(ii)                                  release of liabilities and Transaction Security on a share sale/Appropriation (Obligor):  if the asset subject to the Distressed Disposal or Appropriation consists of shares in the capital of a Obligor, to release:

(A)                               that Obligor and any Subsidiary of that Obligor from all or any part of:

(1)                                 its Borrowing Liabilities;

(2)                                 its Guarantee Liabilities; and

(3)                                 its Other Liabilities;

(B)                               any Transaction Security granted by that Obligor or any Subsidiary of that Obligor over any of its assets; and

(C)                               any other claim of another Obligor over that Obligor’s assets or over the assets of any Subsidiary of that Obligor,

on behalf of the relevant Finance Parties and Obligor;

(iii)                               release of liabilities and Transaction Security on a share sale/Appropriation (Holding Company):  if the asset subject to the Distressed Disposal or Appropriation consists of shares in the capital of any Holding Company of an Obligor, to release:

(A)                               that Holding Company and any Subsidiary of that Holding Company from all or any part of:

(1)                                 its Borrowing Liabilities;

(2)                                 its Guarantee Liabilities; and

(3)                                 its Other Liabilities;

(B)                               any Transaction Security granted by any Subsidiary of that Holding Company over any of its assets; and

(C)                               any other claim of another Obligor over the assets of any Subsidiary of that Holding Company,

on behalf of the relevant Finance Parties and Obligors;

(iv)                              facilitative disposal of liabilities on a share sale/Appropriation:  if the asset subject to the Distressed Disposal or Appropriation consists of shares in the capital of an Obligor or the Holding Company of an Obligor and the Security Agent decides to dispose of all or any part of:

(A)                               the Liabilities (other than Liabilities due to the Agent or  Security Agent); or

(B)                               the Obligors’ Intra-Group Receivables,

owed by that Obligor or Holding Company or any Subsidiary of that Obligor or Holding Company on the basis that any transferee of those Liabilities or Obligors’ Intra-Group Receivables (the “Transferee”) will not be treated as a Finance Party for the purposes of this Deed, to execute and deliver or enter into any agreement to dispose of all or part of those Liabilities or Obligors’ Intra-Group Receivables on behalf of the relevant Finance Parties and Obligors provided that notwithstanding any other provision of any Debt Document the Transferee shall not be treated as a Finance Party for the purposes of this Agreement;

(v)                                 sale of liabilities on a share sale/Appropriation:  if the asset subject to the Distressed Disposal or Appropriation consists of shares in the capital of an Obligor or the Holding Company of an Obligor and the Security Agent decides to dispose of all or any part of:

(A)                               the Liabilities (other than Liabilities due to the Agent, or the Security Agent); or

(B)                               the Obligors’ Intra-Group Receivables, owed by that Obligor or Holding Company or any Subsidiary of that Obligor or Holding Company on the basis that any transferee of those Liabilities or Obligors’ Intra-Group Receivables will be treated as a Finance Party for the purposes of this Deed, to execute and deliver or enter into any agreement to dispose of:

(1)                                 all (and not part only) of the Liabilities owed to the Finance Parties (other than to the Agent or the Security Agent); and

(2)                                 all or part of any other Liabilities (other than Liabilities owed to the Agent or the Security Agent);) and the Obligors’ Intra-Group Receivables,

on behalf of, in each case, the relevant Finance Parties and Obligors;

(vi)                              transfer of obligations in respect of liabilities on a share sale/Appropriation:  if the asset subject to the Distressed Disposal or Appropriation consists of shares in the capital of an Obligor or the Holding Company of an Obligor (the “Disposed Entity”) and the Security Agent decides to transfer to another Obligor (the “Receiving Entity”) all or any part of the Disposed Entity’s obligations or any obligations of any Subsidiary of that Disposed Entity in respect of the Obligors’ Intra-Group Receivables, to execute and deliver or enter into any agreement to:

(A)                               agree to the transfer of all or part of the obligations in respect of those Obligors’ Intra-Group Receivables on behalf of the relevant Obligors to which those obligations are owed and on behalf of the Obligors which owe those obligations; and

(B)                               to accept the transfer of all or part of the obligations in respect of those Obligors’ Intra-Group Receivables on behalf of the Receiving Entity or Receiving Entities to which the obligations in respect of those Obligors’ Intra-Group Receivables are to be transferred.

(b)                                 A Distressed Disposal shall only be made (and the Security Agent will only be taken to have satisfied all of its obligations under this Agreement and any other Finance Document and generally at law, if so made):

(i)                                     pursuant to a Competitive Sales Process; or

(ii)                                  if a Fairness Opinion (which can be relied upon by the Security Agent and disclosed to the Lenders on such terms as the Security Agent considers appropriate) is obtained in respect of such Distressed Disposal, although there shall be no obligation  to postpone any such Distressed Disposal in order to achieve a higher price; or

(iii)                               that Distressed Disposal is made pursuant to any process or proceedings approved or supervised by or on behalf of any court of law; or

(iv)                              that Distressed Disposal is made by, at the direction of or under the control of, a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer (or any analogous officer in any jurisdiction) appointed in respect of an Obligor or the assets of an Obligor.

7.2                               Form of consideration for Distressed Disposals and Debt Disposals

Subject to paragraph 8.5 (Security Agent protection), a Distressed Disposal or a Debt Disposal may be made in whole or in part for consideration in the form of cash or, if not for cash, for Non-Cash Consideration which is acceptable to the Security Agent.

7.3                               Proceeds of Distressed Disposals and Debt Disposals

The net proceeds of each Distressed Disposal and each Debt Disposal shall be paid, or distributed, to the Security Agent for application in accordance with clause 36 (Application of Proceeds) and, to the extent that:

(a)                                 any Liabilities Sale has occurred; or

(b)                                 any Appropriation has occurred,

as if that Liabilities Sale, or any reduction in the Secured Obligations resulting from that Appropriation, had not occurred.

7.4                               Appointment of Value Adviser

(a)                                 Without prejudice to clause 33.10 (Rights and discretions), the Security Agent may engage, or approve the engagement of, (in each case on such terms as it may consider appropriate (including, without limitation, restrictions on that Value Adviser’s liability and the extent to which any advice, valuation or opinion may be relied on or disclosed)), pay for and rely on the services of a Value Adviser to provide advice, a valuation or an opinion in connection with:

(i)                                     a Distressed Disposal or a Debt Disposal;

(ii)                                  the application or distribution of any proceeds of a Distressed Disposal or a Debt Disposal; or

(iii)                               any amount of Non-Cash Consideration which is subject to paragraph 4.1 (Turnover by the Finance Parties).

(b)                                 For the purposes of paragraph (a) above, the Security Agent shall act:

(i)                                     on the instructions of the Agent (acting on the instructions of the requisite group of creditors) if the Value Adviser is providing a valuation for the purposes of paragraph 8.2 (Cash value of Non-Cash Recoveries); or

(ii)                                  otherwise in accordance with paragraph 7.5 (Security Agent’s actions).

7.5                               Security Agent’s actions

For the purposes of paragraph 7.1 (Facilitation of Distressed Disposals and Appropriation) and paragraph 7.2 (Form of consideration for Distressed Disposals and Debt Disposals) the Security Agent shall act:

(a)                                 in the case of an Appropriation or a Distressed Disposal which is being effected by way of enforcement of the Transaction Security, in accordance with paragraph 2.3 (Manner of enforcement); and

(b)                                 in any other case:

(i)                                     on the instructions of the Agent (acting on the instructions of the requisite group of Lenders); or

(ii)                                  in the absence of any such instructions, as the Security Agent sees fit.

8.                                      NON-CASH RECOVERIES

8.1                               Security Agent and Non-Cash Recoveries

To the extent the Security Agent receives or recovers any Non-Cash Recoveries, it may (acting on the instructions of the Instructing Group) but without prejudice to its ability to exercise discretion under clause  36.2 (Prospective liabilities):

(a)                                 distribute those Non-Cash Recoveries pursuant to paragraph 36 (Application of Proceeds) as if they were Cash Proceeds;

(b)                                 hold, manage, exploit, collect, realise and dispose of those Non-Cash Recoveries; and

(c)                                  hold, manage, exploit, collect, realise and distribute any resulting Cash Proceeds.

8.2                               Cash value of Non-Cash Recoveries

(a)                                 The cash value of any Non-Cash Recoveries shall be determined by reference to a valuation obtained by the Security Agent from a Value Adviser appointed by the Security Agent pursuant to paragraph 7.4 (Appointment of Value Adviser) taking into account any notional conversion made pursuant to clause 36.5 (Currency conversion).

(b)                                 If any Non-Cash Recoveries are distributed pursuant to clause 36 (Application of Proceeds), the extent to which such distribution is treated as discharging the Liabilities shall be determined by reference to the cash.

8.3                               Agent and Non-Cash Recoveries

(a)                                 Subject to paragraph (b) below and to paragraph 8.4 (Alternative to Non-Cash Consideration), if, pursuant to clause 36.1 (Order of application), the receives Non-Cash Recoveries for application towards the discharge of any Liabilities, the Agent shall apply such Non-Cash Recoveries in accordance with this Agreement, as if they were Cash Proceeds.

(b)                                 The Agent may:

(i)                                     use any reasonably suitable method of distribution, as it may determine in its discretion, to distribute those Non-Cash Recoveries in the order of priority that would apply under this Agreement for which it acts as facility agent if those Non-Cash Recoveries were Cash Proceeds;

(ii)                                  hold any Non-Cash Recoveries through another person; and

(iii)                               hold any amount of Non-Cash Recoveries for so long as it shall think fit for later application pursuant to paragraph (a) above.

8.4                               Alternative to Non-Cash Consideration

(a)                                 If any Non-Cash Recoveries are to be distributed pursuant to clause 36 (Application of Proceeds), the Security Agent shall (prior to that distribution and taking into account the Liabilities then outstanding and the cash value of those Non-Cash Recoveries) notify the Agent.

(b)                                 If:

(i)                                     it would be unlawful for a Finance Party to receive such Non-Cash Recoveries (or it would otherwise conflict with that Finance Party’s constitutional documents for it to do so); and

(ii)                                  that Finance Party promptly so notifies the Security Agent and supplies such supporting evidence as the Security Agent may reasonably require,

that Finance Party shall be a “Cash Only Creditor” and the Non-Cash Recoveries to which it is entitled shall be “Retained Non-Cash”.

(c)                                  To the extent that, in relation to any distribution of Non-Cash Recoveries, there is a Cash Only Creditor:

(i)                                     the Security Agent shall not distribute any Retained Non-Cash to that Cash Only Creditor (or to the Agent on behalf of that Cash Only Creditor) but shall otherwise treat the Non-Cash Recoveries in accordance with this Agreement;

(ii)                                  the Security Agent shall notify the Agent of that Cash Only Creditor’s identity and its status as a Cash Only Creditor; and

(iii)                               to the extent notified pursuant to paragraph (ii) above, the Agent shall not distribute any of those Non-Cash Recoveries to that Cash Only Creditor.

(d)                                 Subject to paragraph 8.5 (Security Agent protection), the Security Agent shall hold any Retained Non-Cash and shall, acting on the instructions of the Cash Only Creditor entitled to it, manage, exploit, collect, realise and dispose of that Retained Non-Cash for cash consideration and shall distribute any Cash Proceeds of that Retained Non-Cash to that Cash Only Creditor in accordance with clause 36 (Application of Proceeds).

(e)                                  On any such distribution of Cash Proceeds which are attributable to a disposal of any Retained Non-Cash, the extent to which such distribution is treated as discharging the Liabilities due to the relevant Cash Only Creditor shall be determined by reference to:

(i)                                     the valuation which determined the extent to which the distribution of the Non-Cash Recoveries to the other Finance Party discharged the Liabilities due to those Finance Parties; and

(ii)                                  the Retained Non Cash to which those Cash Proceeds are attributable.

(f)                                   Each Finance Party shall, following a request by the Security Agent (acting in accordance with paragraph 7.5 (Security Agent’s actions)), notify the Security Agent of the extent to which paragraph (b)(i) above would apply to it in relation to any distribution or proposed distribution of Non-Cash Recoveries.

8.5                               Security Agent protection

(a)                                 No Distressed Disposal or Debt Disposal may be made in whole or part for Non-Cash Consideration if the Security Agent has reasonable grounds for believing that its receiving, distributing, holding, managing, exploiting, collecting, realising or disposing of that Non-Cash Consideration would have an adverse effect on it.

(b)                                 If Non-Cash Consideration is distributed to the Security Agent pursuant to paragraph 4.1 (Turnover by the Finance Parties) the Security Agent may, at any time after notifying the Creditor Parties  entitled to that Non-Cash Consideration and notwithstanding any instruction from a Finance Party or group of Creditor Parties pursuant to the terms of any Finance Document, immediately realise and dispose of that Non-Cash Consideration for cash consideration (and distribute any Cash Proceeds of that Non-Cash Consideration to the relevant Creditor Parties in accordance with clause 36  (Application of Proceeds)) if the Security Agent has reasonable grounds for believing that holding, managing, exploiting or collecting that Non-Cash Consideration would have an adverse effect on it.

(c)                                  If the Security Agent holds Retained Non-Cash for a Cash Only Creditor (each as defined in paragraph 8.4 (Alternative to Non-Cash Consideration)) the  Security Agent may at any time, after notifying that Cash Only Creditor and notwithstanding any instruction from a Finance Party or group of Finance Parties  pursuant to the terms of any Finance Document, immediately realise and dispose of that Retained Non-Cash for cash consideration (and distribute any Cash Proceeds of that Retained Non-Cash to that

Cash Only Creditor in accordance with clause 36 (Application of Proceeds)) if the Security Agent has reasonable grounds for believing that holding, managing, exploiting or collecting that Retained Non-Cash would have an adverse effect on it.

9.                                      INSURANCE CLAIMS

9.1                               Facilitation of claims

If any insurance or other claim is to be made, or is made, by an Obligor in respect of a Total Loss in respect of the Charged Property (or any of it) prior to a Distress Event and that claim or that insurance claim (or any proceeds of that claim or insurance claim (the “Proceeds”)) is or are expressed to be subject to the Transaction Security, the Security Agent is irrevocably authorised (at the cost of the relevant Obligor or the Parent and without any consent, sanction, authority or further confirmation from any Finance Party or Obligor) to:

(a)                                 give a consent under or release the Transaction Security, or any other claim, over the relevant document or insurance policy solely to the extent necessary to allow that Obligor to make that claim or that insurance claim and to comply with that Obligor’s obligations in respect of that claim or that insurance claim and any Proceeds under the Facility Agreement; and

(b)                                 execute and deliver or enter into any such consent under or release of that Transaction Security, or claim, that may, in the discretion of the Security Agent, be considered necessary or desirable.

10.                               FURTHER ASSURANCE - DISPOSALS AND RELEASES

Each Finance Party and Obligor will:

(a)                                 do all things that the Security Agent requests in order to give effect to clause 6 (Non-Distressed Disposals), paragraph 7 (Distressed Disposals and Appropriation) and paragraph 9 (Insurance claims) (which shall include, without limitation, the execution of any assignments, transfers, releases or other documents that the Security Agent may consider to be necessary to give effect to the releases or disposals contemplated by those clauses); and

(b)                                 if the Security Agent is not entitled to take any of the actions contemplated by those clauses or if the Security Agent requests that any Finance Party or Obligor take any such action, take that action itself in accordance with the instructions of the Security Agent, provided that the proceeds of those disposals or claims are applied in accordance with paragraph 7 (Distressed Disposals and Appropriation) or the relevant Finance Documents as the case may be.

11.                               INTERCREDITOR DEEDS

(a)                                 Each of the Parties agrees that:

(i)                                     the terms of this Schedule are subject to the terms of the Global Intercreditor Deed and in the event of any conflict between any provision of this Schedule and any provision of the Global Intercreditor Deed, the Global Intercreditor Deed shall prevail;

(ii)                                  the terms of this Schedule are subject to the terms of the Intra-Restructuring Lenders Intercreditor Deed and in the event of any conflict between any provision of this Schedule and any provision of the Intra-Restructuring

Intercreditor Deed, the Intra-Restructuring Lenders Intercreditor Deed shall prevail; and

(iii)                               in the case of any conflict between the terms of the Intra-Restructuring Lenders Intercreditor Deed and the Global Intercreditor Deed, the Global Intercreditor Deed shall prevail.

(b)                                 During such time as the Majority Tranche 1 Lenders are entitled to give Enforcement Instructions or take any other action as to Enforcement:

(i)                                     at any time the “Instructing Group” under (and as defined in) the Intra-Restructuring Lenders Intercreditor Agreement is constituted by any two Facility Representatives, each Tranche 2 Lender authorises and instructs the Agent to vote its Tranche 2 Commitment in favour of any decision to be made by the “Instructing Group” as the Majority Tranche 1 Lenders may elect; and

(ii)                                  at any time the “Instructing Group” under (and as defined in) the Intra-Restructuring Lenders Intercreditor Agreement is constituted by the Majority Creditors (as defined therein) and is entitled to make a decision, each Tranche 2 Lender authorises and instructs the Agent to notify the RL Security Agent that any instruction, consent or waiver given by the Majority Tranche 1 Lenders has also been given by that Tranche 2 Lender.

(c)                                  During such time as both (i) the Majority Tranche 2 Lenders are entitled to give Enforcement Instructions or take any other action as to Enforcement; and (ii) the Agent is required to give effect to those instructions of the Majority Tranche 2 Lenders:

(i)                                     at any time the “Instructing Group” under (and as defined in) the Intra-Restructuring Lenders Intercreditor Deed is constituted by any two Facility Representatives, each Tranche 1 Lender authorises and instructs the Agent to vote in connection with any decision to be made by the “Instructing Group” as the Majority Tranche 2 Lenders may decide; and

(ii)                                  at any time the “Instructing Group” under (and as defined in) the Intra-Restructuring Lenders Intercreditor Deed is constituted by the Majority Creditors (as defined therein) and is required to make a decision, each Tranche 1 Lender authorises and instructs the Agent to notify the RL Security Agent, that  any instruction, consent or waiver given by the Majority Tranche 2 Lenders has also been given by that Tranche 1 Lender.

12.                               RANKING AND PRIORITY

12.1                        Creditor Liabilities

Each of the Parties agrees that the Tranche 1 Liabilities and the Tranche 2 Liabilities, shall rank (subject to the terms of this Agreement) pari passu in right and priority of payment and without any preference between them.

12.2                        Transaction Security

Each of the Parties agrees that the Transaction Security shall rank and secure the Tranche 1 Liabilities, and the Tranche 2 Liabilities  (subject to the terms of this Agreement) pari passu and without any preference between them (but only to the extent that such Transaction Security is expressed to secure those Liabilities).

SCHEDULE 3

OBLIGORS

Part A — Group A Obligors

Danaos

1.              Danaos Corporation

Manager

2.              Danaos Shipping Company Limited

Owners

3.              Boxcarrier (No.5) Corp.

4.              Cellcontainer (No.1) Corp.

5.              Cellcontainer (No.3) Corp.

6.              Cellcontainer (No.4) Corp.

7.              Continent Marine Inc.

8.              Speedcarrier (No.6) Corp.

9.              Speedcarrier (No.7) Corp.

10.       Speedcarrier (No.8) Corp.

11.       Teucarrier (No.5) Corp.

Shareholders

12.       Baker International S.A.

13.       Bounty Investment Inc.

14.       Lydia Inc.

15.       Sapfo Navigation Inc.

16.       Tully Enterprises S.A.

17.       Westwood Marine S.A.

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Part B — Group B Obligors

Danaos

1.              Danaos Corporation

Manager

2.              Danaos Shipping Company Limited

Owners

3.              Cellcontainer (No.6) Corp.

4.              Containers Lines Inc.

5.              Megacarrier (No.3) Corp.

6.              Oceanprize Navigation Limited

7.              Ramona Marine Company Limited

Shareholders

8.              Bayard Maritime Limited

9.              Bounty Investment Inc.

10.       Lydia Inc.

11.       Sapfo Navigation Inc.

12.       Westwood Marine S.A.

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SCHEDULE 4

EFFECTIVE DATE SECURITY DOCUMENTS

Part 1. First Priority Effective Date Security Documents

Name of Obligor	Effective Date Security Document
Danaos documents
Danaos

Amendment and Restatement of account charge dated 30 April 2015 in respect of certain accounts held by Danaos with the Facility Agent, executed by Danaos in favour of the Group B Security Trustee in the agreed form

New Security Documents
Danaos	Assignment of certain support payments executed by Danaos and each other party thereto in favour of the Group A Security Trustee
m.v. “PROGRESS C”
Baker International S.A.

Amendment and restatement deed relating to the share security relating to the shares of Speedcarrier (No.6) Corp. dated 14 April 2010, executed by Baker International S.A. in favour of the Group A Security Trustee in the agreed form

Danaos Shipping Company Limited

Amendment and restatement deed relating to the manager’s undertaking dated 15 April 2008 in relation to the m.v. “PROGRESS C” executed by Danaos Shipping Company Limited in favour of the Group A Security Trustee in the agreed form

Speedcarrier (No.6) Corp.

Four originals of a fourth addendum to the first preferred Panamanian law mortgage over the m.v. “PROGRESS C” dated 15 April 2008 executed by Speedcarrier (No.6) Corp. in favour of the Group A Security Trustee in the agreed form

Speedcarrier (No.6) Corp.	Amendment and restatement deed relating to the guarantee dated 21 March 2018 executed by Speedcarrier (No.6) Corp. in favour of the Group A Security Trustee in the agreed form
Speedcarrier (No.6) Corp.

Amendment and restatement deed relating to the general assignment dated 15 April 2008 in relation to the m.v. “PROGRESS C” executed by Speedcarrier (No.6) Corp. in favour of the Group A Security Trustee in the agreed form

New Security Documents
Speedcarrier (No.6) Corp. Danaos	Assignment of certain intra-group loans executed by Speedcarrier (No.6) Corp. in favour of the Group A Security Trustee in the agreed form
Speedcarrier (No.6) Corp.	Assignment of certain HMM notes executed by Speedcarrier (No.6) Corp. in favour of the Group A Security Trustee in the agreed form
m.v. “HIGHWAY”
Danaos Shipping Company Limited

Amendment and restatement deed relating to the manager’s undertaking dated 15 April 2008 in relation to the m.v. “HIGHWAY” executed by Danaos Shipping Company Limited in favour of the Group A Security Trustee in the agreed form

Lydia Inc.

Amendment and restatement deed relating to the share security relating to the shares of Speedcarrier (No.7) Corp. dated 14 April 2010, executed by Lydia Inc. in favour of the Group A Security Trustee in the agreed form

25

Name of Obligor	Effective Date Security Document
Speedcarrier (No.7) Corp.

Four originals of a fourth addendum to the first preferred Panamanian law mortgage over the m.v. “HIGHWAY” dated 15 April 2008 executed by Speedcarrier (No.7) Corp. in favour of the Group A Security Trustee in the agreed form

Speedcarrier (No.7) Corp.	Amendment and restatement deed relating to the guarantee dated 21 March 2018 executed by Speedcarrier (No.7) Corp. in favour of the Group A Security Trustee in the agreed form
Speedcarrier (No.7) Corp.

Amendment and restatement deed relating to the general assignment dated 15 April 2008 in relation to the m.v. “HIGHWAY” executed by Speedcarrier (No.7) Corp. in favour of the Group A Security Trustee in the agreed form

New Security Documents
Speedcarrier (No.7) Corp. Danaos	Assignment of certain intra-group loans executed by Speedcarrier (No.7) Corp. in favour of the Group A Security Trustee in the agreed form
Speedcarrier (No.7) Corp.	Assignment of certain HMM notes executed by Speedcarrier (No.7) Corp. in favour of the Group A Security Trustee in the agreed form
m.v. “BRIDGE”
Bounty Investment Inc.

Amendment and restatement deed relating to the share security relating to the shares of Speedcarrier (No.8) Corp. dated 14 April 2010, executed by Bounty Investment Inc. in favour of the Group A Security Trustee in the agreed form

Danaos Shipping Company Limited

Amendment and restatement deed relating to the manager’s undertaking dated 15 April 2008 in relation to the m.v. “BRIDGE” executed by Danaos Shipping Company Limited in favour of the Group A Security Trustee in the agreed form

Speedcarrier (No.8) Corp.

Four originals of a fourth addendum to the first preferred Panamanian law mortgage over the m.v. “BRIDGE” dated 15 April 2008 executed by Speedcarrier (No.8) Corp. in favour of the Group A Security Trustee in the agreed form

Speedcarrier (No.8) Corp.	Amendment and restatement deed relating to the guarantee dated 21 March 2018 executed by Speedcarrier (No.8) Corp. in favour of the Group A Security Trustee in the agreed form
Speedcarrier (No.8) Corp.

Amendment and restatement deed relating to the general assignment dated 15 April 2008 in relation to the m.v. “BRIDGE” executed by Speedcarrier (No.8) Corp. in favour of the Group A Security Trustee in the agreed form

New Security Documents
Speedcarrier (No.8) Corp. Danaos	Assignment of certain intra-group loans executed by Speedcarrier (No.8) Corp. in favour of the Group A Security Trustee in the agreed form
Speedcarrier (No.8) Corp.	Assignment of certain HMM notes executed by Speedcarrier (No.8) Corp. in favour of the Group A Security Trustee in the agreed form
m.v. “ZIM MONACO”
Continent Marine Inc.	Third amendment to first priority Maltese law mortgage over the m.v. “ZIM MONACO” dated 2 January 2009 executed by Continent Marine Inc. in favour of the Group A Security Trustee in the agreed form

26

Name of Obligor	Effective Date Security Document
Continent Marine Inc.	Amendment and restatement deed relating to the deed of covenants dated 2 January 2009 executed by Continent Marine Inc. in favour of the Group A Security Trustee in the agreed form
Continent Marine Inc.	Amendment and restatement deed relating to the guarantee dated 1 August 2008 executed by Continent Marine Inc. in favour of the Group A Security Trustee in the agreed form
Continent Marine Inc.

Amendment and restatement deed relating to the general assignment dated 2 January 2009 in relation to the m.v. “ZIM MONACO” executed by Continent Marine Inc. in favour of the Group A Security Trustee in the agreed form

Continent Marine Inc.

Amendment and restatement deed relating to the charter assignment dated 2 January 2009 in relation to the m.v. “ZIM MONACO” executed by Continent Marine Inc. in favour of the Group A Security Trustee in the agreed form

Danaos Shipping Company Limited

Amendment and restatement deed relating to the manager’s undertaking dated 2 January 2009 in relation to the m.v. “ZIM MONACO” executed by Danaos Shipping Company Limited in favour of the Group A Security Trustee in the agreed form

Tully Enterprises S.A.

Amendment and restatement deed relating to the share security relating to the shares of Continent Marine Inc. dated 14 April 2010, executed by Tully Enterprises S.A. in favour of the Group A Security Trustee in the agreed form

New Security Documents
Continent Marine Inc. Danaos	Assignment of certain intra-group loans executed by Continent Marine Inc. in favour of the Group A Security Trustee in the agreed form
Continent Marine Inc.	Assignment of certain ZIM notes executed by Continent Marine Inc. in favour of the Group A Security Trustee in the agreed form
m.v. “CMA CGM RACINE”
Baker International S.A.

Amendment and restatement deed relating to the share security relating to the shares of Boxcarrier (No.5) Corp. dated 14 April 2010, executed by Baker International S.A. in favour of the Group A Security Trustee in the agreed form

Boxcarrier (No.5) Corp.

Second amendment to first priority Maltese law mortgage over the m.v. “CMA CGM RACINE” dated 16 August 2010 executed by Boxcarrier (No.5) Corp. in favour of the Group A Security Trustee in the agreed form

Boxcarrier (No.5) Corp.	Amendment and restatement deed relating to the deed of covenants dated 16 August 2010 executed by Boxcarrier (No.5) Corp. in favour of the Group A Security Trustee in the agreed form
Boxcarrier (No.5) Corp.	Amendment and restatement deed relating to the guarantee dated 1 August 2008 executed by Boxcarrier (No.5) Corp. in favour of the Group A Security Trustee in the agreed form
Boxcarrier (No.5) Corp.

Amendment and restatement deed relating to the general assignment dated 16 August 2010 in relation to the m.v. “CMA CGM RACINE” executed by Boxcarrier (No.5) Corp. in favour of the Group A Security Trustee in the agreed form

Boxcarrier (No.5) Corp.

Amendment and restatement deed relating to the charter assignment dated 16 August 2010 in relation to the m.v. “CMA CGM RACINE” executed by Boxcarrier (No.5) Corp. in favour of the Group A Security Trustee in the agreed form

27

Name of Obligor	Effective Date Security Document
Danaos Shipping Company Limited

Amendment and restatement deed relating to the manager’s undertaking dated 16 August 2010 in relation to the m.v. “CMA CGM RACINE” executed by Danaos Shipping Company Limited in favour of the Group A Security Trustee in the agreed form

New Security Documents
Boxcarrier (No.5) Corp. Danaos	Assignment of certain intra-group loans executed by Boxcarrier (No.5) Corp. in favour of the Group A Security Trustee in the agreed form
m.v. “EXPRESS ARGENTINA”
Cellcontainer (No.1) Corp.

Second amendment to first priority Maltese law mortgage over the m.v. “EXPRESS ARGENTINA” dated 27 May 2010 executed by Cellcontainer (No.1) Corp. in favour of the Group A Security Trustee in the agreed form

Cellcontainer (No.1) Corp.	Amendment and restatement deed relating to the deed of covenants dated 27 May 2010 executed by Cellcontainer (No.1) Corp. in favour of the Group A Security Trustee in the agreed form
Cellcontainer (No.1) Corp.	Amendment and restatement deed relating to the guarantee dated 1 August 2008 executed by Cellcontainer (No.1) Corp. in favour of the Group A Security Trustee in the agreed form
Cellcontainer (No.1) Corp.

Amendment and restatement deed relating to the general assignment dated 27 May 2010 in relation to the m.v. “EXPRESS ARGENTINA” executed by Cellcontainer (No.1) Corp. in favour of the Group A Security Trustee in the agreed form

Danaos Shipping Company Limited

Amendment and restatement deed relating to the manager’s undertaking dated 27 May 2010 in relation to the m.v. “EXPRESS ARGENTINA” executed by Danaos Shipping Company Limited in favour of the Group A Security Trustee in the agreed form

Sapfo Navigation Inc.

Amendment and restatement deed relating to the share security relating to the shares of Cellcontainer (No.1) Corp. dated 14 April 2010, executed by Sapfo Navigation Inc. in favour of the Group A Security Trustee in the agreed form

New Security Documents
Cellcontainer (No.1) Corp.	Charter Assignment in relation to the m.v. “EXPRESS ARGENTINA” executed by Cellcontainer (No.1) Corp. in favour of the Group A Security Trustee in the agreed form
Cellcontainer (No.1) Corp. Danaos	Assignment of certain intra-group loans executed by Cellcontainer (No.1) Corp. in favour of the Group A Security Trustee in the agreed form
m.v. “EXPRESS FRANCE”
Cellcontainer (No.3) Corp.

Second amendment to first priority Maltese law mortgage over the m.v. “EXPRESS FRANCE” dated 11 October 2010 executed by Cellcontainer (No.3) Corp. in favour of the Group A Security Trustee in the agreed form

Cellcontainer (No.3) Corp.	Amendment and restatement deed relating to the deed of covenants dated 11 October 2010 executed by Cellcontainer (No.3) Corp. in favour of the Group A Security Trustee in the agreed form
Cellcontainer (No.3) Corp.	Amendment and restatement deed relating to the guarantee dated 1 August 2008 executed by Cellcontainer (No.3) Corp. in favour of the Group A Security Trustee in the agreed form

28

Name of Obligor	Effective Date Security Document
Cellcontainer (No.3) Corp.

Amendment and restatement deed relating to the general assignment dated 11 October 2010 in relation to the m.v. “EXPRESS FRANCE” executed by Cellcontainer (No.3) Corp. in favour of the Group A Security Trustee in the agreed form

Danaos Shipping Company Limited

Amendment and restatement deed relating to the manager’s undertaking dated 11 October 2010 in relation to the m.v. “EXPRESS FRANCE” executed by Danaos Shipping Company Limited in favour of the Group A Security Trustee in the agreed form

Westwood Marine S.A.

Amendment and restatement deed relating to the share security relating to the shares of Cellcontainer (No.3) Corp. dated 14 April 2010, executed by Westwood Marine S.A. in favour of the Group A Security Trustee in the agreed form

New Security Documents
Cellcontainer (No.3) Corp.	Charter Assignment in relation to the m.v. “EXPRESS FRANCE” executed by Cellcontainer (No.3) Corp. in favour of the Group A Security Trustee in the agreed form
Cellcontainer (No.3) Corp. Danaos	Assignment of certain intra-group loans executed by Cellcontainer (No.3) Corp. in favour of the Group A Security Trustee in the agreed form
m.v. “EXPRESS SPAIN”
Baker International S.A.

Amendment and restatement deed relating to the share security relating to the shares of Cellcontainer (No.4) Corp. dated 14 April 2010, executed by Baker International S.A. in favour of the Group A Security Trustee in the agreed form

Cellcontainer (No.4) Corp.

Second amendment to first priority Maltese law mortgage over the m.v. “EXPRESS SPAIN” dated 16 January 2011 executed by Cellcontainer (No.4) Corp. in favour of the Group A Security Trustee in the agreed form

Cellcontainer (No.4) Corp.	Amendment and restatement deed relating to the deed of covenants dated 16 January 2011 executed by Cellcontainer (No.4) Corp. in favour of the Group A Security Trustee in the agreed form
Cellcontainer (No.4) Corp.	Amendment and restatement deed relating to the guarantee dated 1 August 2008 executed by Cellcontainer (No.4) Corp. in favour of the Group A Security Trustee in the agreed form
Cellcontainer (No.4) Corp.

Amendment and restatement deed relating to the general assignment dated 26 January 2011 in relation to the m.v. “EXPRESS SPAIN” executed by Cellcontainer (No.4) Corp. in favour of the Group A Security Trustee in the agreed form

Danaos Shipping Company Limited

Amendment and restatement deed relating to the manager’s undertaking dated 26 January 2011 in relation to the m.v. “EXPRESS SPAIN” executed by Danaos Shipping Company Limited in favour of the Group A Security Trustee in the agreed form

New Security Documents
Cellcontainer (No.4) Corp.	Charter Assignment in relation to the m.v. “EXPRESS SPAIN” executed by Cellcontainer (No.4) Corp. in favour of the Group A Security Trustee in the agreed form
Cellcontainer (No.4) Corp. Danaos	Assignment of certain intra-group loans executed by Cellcontainer (No.4) Corp. in favour of the Group A Security Trustee in the agreed form

29

Name of Obligor	Effective Date Security Document
m.v. “CMA CGM MELISANDE”
Baker International S.A.

Amendment and restatement deed relating to the share security relating to the shares of Teucarrier (No.5) Corp. dated 14 April 2010, executed by Baker International S.A. in favour of the Group A Security Trustee in the agreed form

Danaos Shipping Company Limited

Amendment and restatement deed relating to the manager’s undertaking dated 28 February 2012 in relation to the m.v. “CMA CGM MELISANDE” executed by Danaos Shipping Company Limited in favour of the Group A Security Trustee in the agreed form

Teucarrier (No.5) Corp.

First amendment to first priority Maltese law mortgage over the m.v. “CMA CGM MELISANDE” dated 28 February 2012 executed by Teucarrier (No.5) Corp. in favour of the Group A Security Trustee in the agreed form

Teucarrier (No.5) Corp.	Amendment and restatement deed relating to the deed of covenants dated 28 February 2012 executed by Teucarrier (No.5) Corp. in favour of the Group A Security Trustee in the agreed form
Teucarrier (No.5) Corp.	Amendment and restatement deed relating to the guarantee dated 22 October 2007 executed by Teucarrier (No.5) Corp. in favour of the Group A Security Trustee in the agreed form
Teucarrier (No.5) Corp.

Amendment and restatement deed relating to the general assignment dated 28 February 2012 in relation to the m.v. “CMA CGM MELISANDE” executed by Teucarrier (No.5) Corp. in favour of the Group A Security Trustee in the agreed form

Teucarrier (No.5) Corp.

Amendment and restatement deed relating to the charter assignment dated 28 February 2012 in relation to the m.v. “CMA CGM MELISANDE” executed by Teucarrier (No.5) Corp. in favour of the Group A Security Trustee in the agreed form

New Security Documents
Teucarrier (No.5) Corp. Danaos	Assignment of certain intra-group loans executed by Teucarrier (No.5) Corp. in favour of the Group A Security Trustee in the agreed form
m.v. “MAERSK ENPING”
Megacarrier (No.3) Corp.

First preferred Greek law ship mortgage over the m.v. “MAERSK ENPING” with IMO number 9475686 dated 7 May 2014 executed by Megacarrier (No.3) Corp as mortgagor in favour of the Lender pursuant to notarial deed No 40.605/7-5-2014.

Bounty Investment Inc.

Amendment and restatement deed relating to the share security relating to the shares of Megacarrier (No.3) Corp. dated 18 February 2011, executed by Bounty Investment Inc. in favour of the Group B Security Trustee in the agreed form

Danaos Shipping Company Limited

Amendment and restatement deed relating to the manager’s undertaking dated 3 May 2012 in relation to the m.v. “MAERSK ENPING” executed by Danaos Shipping Company Limited in favour of the Group B Security Trustee in the agreed form

Megacarrier (No.3) Corp.	Amendment and restatement deed relating to the guarantee dated 18 February 2011 executed by Megacarrier (No.3) Corp. in favour of the Group B Security Trustee in the agreed form
Megacarrier (No.3) Corp.	Amendment and restatement deed relating to the general assignment dated 3 May 2012 in relation to the m.v. “MAERSK

30

Name of Obligor	Effective Date Security Document
ENPING” executed by Megacarrier (No.3) Corp. in favour of the Group B Security Trustee in the agreed form
Megacarrier (No.3) Corp.

Amendment and restatement deed relating to the charter assignment dated 18 February 2011 in relation to the m.v. “MAERSK ENPING” executed by Megacarrier (No.3) Corp. in favour of the Group B Security Trustee in the agreed form

New Security Documents
Megacarrier (No.3) Corp. Danaos	Assignment of certain intra-group loans executed by Megacarrier (No.3) Corp. in favour of the Group B Security Trustee in the agreed form
Megacarrier (No.3) Corp. Danaos	Second preferred Greek law mortgage over the m.v. “MAERSK ENPING” with IMO number 9475686 in favour of the Lender in the agreed form.
Megacarrier (No.3) Corp.	Assignment of certain HMM notes executed by Megacarrier (No.3) Corp.in favour of the Group B Security Trustee in the agreed form
m.v. “EXPRESS BERLIN”
Cellcontainer (No.6) Corp.

First preferred Greek law ship mortgage over the m.v. “EXPRESS BERLIN” with IMO number 9484924 dated 31 March 2014 executed by Cellcontainer (No.6) Corp. as mortgagor in favour of the Lender pursuant to notarial deed No 40.490/31-3-2014.

Cellcontainer (No.6) Corp.	Amendment and restatement deed relating to the guarantee dated 18 February 2011 executed by Cellcontainer (No.6) Corp. in favour of the Group B Security Trustee in the agreed form
Cellcontainer (No.6) Corp.

Amendment and restatement deed relating to the general assignment dated 10 March 2011 in relation to the m.v. “EXPRESS BERLIN” executed by Cellcontainer (No.6) Corp. in favour of the Group B Security Trustee in the agreed form

Danaos Shipping Company Limited

Amendment and restatement deed relating to the manager’s undertaking dated 10 March 2011 in relation to the m.v. “EXPRESS BERLIN” executed by Danaos Shipping Company Limited in favour of the Group B Security Trustee in the agreed form

Westwood Marine S.A.

Amendment and restatement deed relating to the share security relating to the shares of Cellcontainer (No.6) Corp. dated 18 February 2011, executed by Westwood Marine S.A. in favour of the Group B Security Trustee in the agreed form

New Security Documents
Cellcontainer (No.6) Corp.	Charter Assignment in relation to the m.v. “EXPRESS BERLIN” executed by Cellcontainer (No.6) Corp. in favour of the Group B Security Trustee in the agreed form
Cellcontainer (No.6) Corp. Danaos	Assignment of certain intra-group loans executed by Cellcontainer (No.6) Corp. in favour of the Group B Security Trustee in the agreed form
Cellcontainer (No.6) Corp. Danaos	Second preferred Greek law mortgage over the m.v. “EXPRESS BERLIN” with IMO number 9484924 in favour of the Original Lender in the agreed form.
m.v. “AMERICA”
Bayard Maritime Ltd.	Amendment and restatement deed relating to the share security relating to the shares of Oceanprize Navigation Limited dated 14

31

Name of Obligor	Effective Date Security Document
May 2018, executed by Bayard Maritime Ltd. in favour of the Group B Security Trustee in the agreed form
Danaos Shipping Company Limited

Amendment and restatement deed relating to the manager’s undertaking 20 July 2015 in relation to the m.v. “AMERICA” executed by Danaos Shipping Company Limited in favour of the Group B Security Trustee in the agreed form

Oceanprize Navigation Limited	Amendment deed relating to the deed of covenants dated 20 July 2015 executed by Oceanprize Navigation Limited in favour of the Group B Security Trustee in the agreed form
Oceanprize Navigation Limited	Amendment and restatement deed relating to the guarantee dated 20 July 2015 executed by Oceanprize Navigation Limited in favour of the Group B Security Trustee in the agreed form
Oceanprize Navigation Limited

Amendment and restatement deed relating to the general assignment dated 20 July 2015 in relation to the m.v. “AMERICA” executed by Oceanprize Navigation Limited in favour of the Group B Security Trustee in the agreed form

New Security Documents
Oceanprize Navigation Limited	Charter Assignment in relation to the m.v. “AMERICA” executed by Oceanprize Navigation Limited in favour of the Group B Security Trustee in the agreed form
Oceanprize Navigation Limited Danaos	Assignment of certain intra-group loans executed by Oceanprize Navigation Limited in favour of the Group B Security Trustee in the agreed form
m.v. “CSCL LE HAVRE”
Danaos Shipping Company Limited	Manager’s Undertaking in relation to the m.v. “CSCL LE HAVRE” executed by Danaos Shipping Company Limited in favour of the Group B Security Trustee in the agreed form
Ramona Marine Company Limited	Amendment deed relating to the deed of covenants dated 20 July 2015 executed by Ramona Marine Company Limited in favour of the Group B Security Trustee in the agreed form
Ramona Marine Company Limited	Amendment and restatement deed relating to the guarantee dated 20 July 2015 executed by Ramona Marine Company Limited in favour of the Group B Security Trustee in the agreed form
Ramona Marine Company Limited

Amendment and restatement deed relating to the general assignment dated 20 July 2015 in relation to the m.v. “CSCL LE HAVRE” executed by Ramona Marine Company Limited in favour of the Group B Security Trustee in the agreed form

New Security Documents
Ramona Marine Company Limited	Charter Assignment in relation to the m.v. “CSCL LE HAVRE” executed by Ramona Marine Company Limited in favour of the Group B Security Trustee in the agreed form
Ramona Marine Company Limited Danaos	Assignment of certain intra-group loans executed by Ramona Marine Company Limited in favour of the Group B Security Trustee in the agreed form
Sapfo Navigation Inc.	Share security relating to the shares of Ramona Marine Company Limited executed by Sapfo Navigation Inc. in favour of the Group B Security Trustee in the agreed form
m.v. “DERBY D”
Containers Lines Inc.	Amendment and Restatement of Liberian law mortgage over the m.v. “DERBY D” dated 20 July 2015 executed by Containers

32

Name of Obligor	Effective Date Security Document
Lines Inc. in favour of the Group B Security Trustee in the agreed form
Containers Lines Inc.	Amendment and restatement deed relating to the guarantee dated 20 July 2015 executed by Containers Lines Inc. in favour of the Group B Security Trustee in the agreed form
Containers Lines Inc.

Amendment and restatement deed relating to the general assignment dated 20 July 2015 in relation to the m.v. “DERBY D” executed by Containers Lines Inc. in favour of the Group B Security Trustee in the agreed form

Danaos Shipping Company Limited

Amendment and restatement deed relating to the manager’s undertaking dated 20 July 2015 in relation to the m.v. “DERBY D” executed by Danaos Shipping Company Limited in favour of the Group B Security Trustee in the agreed form

Lydia Inc.

Amendment and restatement deed relating to the share security relating to the shares of Containers Lines Inc. dated 14 May 2018, executed by Lydia Inc. in favour of the Group B Security Trustee in the agreed form

New Security Documents
Containers Lines Inc.	Charter Assignment in relation to the m.v. “DERBY D” executed by Containers Lines Inc. in favour of the Group B Security Trustee in the agreed form
Containers Lines Inc. Danaos	Assignment of certain intra-group loans executed by Containers Lines Inc. in favour of the Group B Security Trustee in the agreed form

33

Part 2. Second Priority Effective Date Security Documents

Name of Obligor	Effective Date Security Document
m.v. “CMA CM TANCREDI”
Teucarrier (No.2) Corp.	Second priority Maltese ship mortgage over vessel MV CMA CGM TANCREDI with IMO No. 9436355 executed by Teucarrier (No.2) Corp. in favour of the RL Security Agent in the agreed form
Teucarrier (No.2) Corp.	Deed of Covenants, subject to English law, for vessel MV CMA CGM TANCREDI with IMO No. 9436355 executed by Teucarrier (No.2) Corp. in favour of the RL Security Agent in the agreed form
Teucarrier (No.2) Corp.	Second priority account pledge executed by Teucarrier (No.2) Corp. in favour of the RL Security Agent in the agreed form
Teucarrier (No.2) Corp.	Second priority charter party assignment executed by Teucarrier (No.2) Corp. in favour of the RL Security Agent in the agreed form
Bounty Investment Inc.	Second priority share pledge (regarding the shares in Teucarrier (No.2) Corp. executed Bounty Investment Inc. in favour of the RL Security Agent in the agreed form
Danaos Shipping Company Limited	Second priority manager’s undertaking executed by Danaos Shipping Company Limited in favour of the RL Security Agent in the agreed form
m.v. “CMA CGM BIANCA”
Teucarrier (No.3) Corp.	Second priority Maltese ship mortgage over vessel MV CMA CGM BIANCA with IMO No. 9436367 executed by Teucarrier (No.3) Corp. in favour of the RL Security Agent in the agreed form
Teucarrier (No.3) Corp.	Deed of Covenants, subject to English law, for vessel MV CMA CGM BIANCA with IMO No. 9436367 executed by Teucarrier (No.3) Corp. in favour of the RL Security Agent in the agreed form
Teucarrier (No.3) Corp.	Second priority account pledge executed by Teucarrier (No.3) Corp. in favour of the RL Security Agent in the agreed form
Teucarrier (No.3) Corp.	Second priority charter party assignment executed by Teucarrier (No.3) Corp. in favour of the RL Security Agent in the agreed form
Lito Navigation Inc.	Second priority share pledge (regarding the shares in Teucarrier (No.3) Corp.) executed by Lito Navigation Inc. in favour of the RL Security Agent in the agreed form
Danaos Shipping Company Limited	Second priority manager’s undertaking executed by Danaos Shipping Company Limited in favour of the RL Security Agent in the agreed form
m.v. “CMA CGM SAMSON”
Teucarrier (No.4) Corp	Second priority Maltese ship mortgage over vessel MV CMA CGM SAMSON with IMO No. 9436379 executed by Teucarrier (No.4) Corp. in favour of the RL Security Agent in the agreed form
Teucarrier (No.4) Corp	Deed of Covenants, subject to English law, for vessel MV CMA CGM SAMSON with IMO No. 9436379 executed by Teucarrier (No.4) Corp. in favour of the RL Security Agent in the agreed form

34

Name of Obligor	Effective Date Security Document
Teucarrier (No.4) Corp	Second priority account pledge executed by Teucarrier (No.4) Corp. in favour of the RL Security Agent in the agreed form
Teucarrier (No.4) Corp	Second priority charter party assignment executed by Teucarrier (No.4) Corp. in favour of the RL Security Agent in the agreed form
Bayard Maritime Ltd.	Second priority share pledge (regarding the shares in Teucarrier (No.4) Corp. executed by Bayard Maritime Ltd. in favour of the RL Security Agent in the agreed form
Danaos Shipping Company Limited	Second priority manager’s undertaking executed by Danaos Shipping Company Limited in favour of the RL Security Agent in the agreed form
m.v. “MSC AMBITION”
Megacarrier (No.5) Corp.	Second priority Liberian law ship mortgage over vessel MSC AMBITION with official number 15607 executed by Megacarrier (No.5) Corp. in favour of the RL Security Agent in the agreed form
Megacarrier (No.5) Corp.	Second priority account pledge executed by Megacarrier (No.5) Corp. in favour of the RL Security Agent in the agreed form
Megacarrier (No.5) Corp.	Second priority general assignment executed by Megacarrier (No.5) Corp. in favour of the RL Security Agent in the agreed form
Megacarrier (No.5) Corp.	Second priority charter party assignment executed by Megacarrier (No.5) Corp. in favour of the RL Security Agent in the agreed form
Bayard Maritime Ltd.	Second priority share pledge (regarding the shares in Megacarrier (No.5) Corp. executed by Bayard Maritime Ltd. in favour of the RL Security Agent in the agreed form
Danaos Shipping Company Limited	Second priority manager’s undertaking executed by Danaos Shipping Company Limited in favour of the RL Security Agent in the agreed form

35

SIGNATURE PAGES TO RBS FACILITY AMENDMENT & RESTATEMENT DEED

OBLIGORS

Danaos:

EXECUTED AS A DEED by	)
DANAOS CORPORATION, a corporation	)
incorporated in the Marshall Islands, acting by a	)
person who, in accordance with the laws of that,	)
jurisdiction is acting under the authority of that	)
corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

Manager:

EXECUTED AS A DEED	)	/s/ Georgios Macheras
by DANAOS SHIPPING COMPANY	)	Georgios Macheras
LIMITED	)	Attorney-in-fact
acting by	)
in the presence of:	)

Witness’s signature:	)	/s/ Robert Moner
Witness’s name:	)	Robert Moner

Group A Obligors

EXECUTED AS A DEED by	)
DANAOS CORPORATION, a corporation	)
incorporated in the Marshall Islands, acting by a	)
person who, in accordance with the laws of that,	)
jurisdiction is acting under the authority of that	)
corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

[Signature Page to RBS Facility Amendment and Restatement Deed]

EXECUTED AS A DEED	)	/s/ Georgios Macheras
by DANAOS SHIPPING COMPANY	)	Georgios Macheras
LIMITED	)	Attorney-in-fact
acting by	)
in the presence of:	)

Witness’s signature:	)	/s/ Robert Moner
Witness’s name:	)	Robert Moner

EXECUTED AS A DEED by	)
BOXCARRIER (NO.5) CORP., a corporation	)
incorporated in Liberia, acting by a person who,	)
in accordance with the laws of that jurisdiction,	)
is acting under the authority of that corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

EXECUTED AS A DEED by	)
CELLCONTAINER (NO.1) CORP., a corporation	)
incorporated in Liberia, acting by a person who,	)
in accordance with the laws of that jurisdiction,	)
is acting under the authority of that corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

EXECUTED AS A DEED by	)
CELLCONTAINER (NO.3) CORP., a corporation	)
incorporated in Liberia, acting by a person who,	)
in accordance with the laws of that jurisdiction,	)
is acting under the authority of that corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

[Signature Page to RBS Facility Amendment and Restatement Deed]

EXECUTED AS A DEED by	)
CELLCONTAINER (NO.4) CORP., a corporation	)
incorporated in Liberia, acting by a person who,	)
in accordance with the laws of that jurisdiction,	)
is acting under the authority of that corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

EXECUTED AS A DEED by	)
CONTINENT MARINE INC., a corporation	)
incorporated in Liberia, acting by a person who,	)
in accordance with the laws of that jurisdiction,	)
is acting under the authority of that corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

EXECUTED AS A DEED by	)
SPEEDCARRIER (NO.6) CORP., a corporation	)
incorporated in Liberia, acting by a person who,	)
in accordance with the laws of that jurisdiction,	)
is acting under the authority of that corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

EXECUTED AS A DEED by	)
SPEEDCARRIER (NO.7) CORP., a corporation	)
incorporated in Liberia, acting by a person who,	)
in accordance with the laws of that jurisdiction,	)
is acting under the authority of that corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

[Signature Page to RBS Facility Amendment and Restatement Deed]

EXECUTED AS A DEED by	)
SPEEDCARRIER (NO.8) CORP., a corporation	)
incorporated in Liberia, acting by a person who,	)
in accordance with the laws of that jurisdiction,	)
is acting under the authority of that corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

EXECUTED AS A DEED by	)
TEUCARRIER (NO.5) CORP., a corporation	)
incorporated in Liberia, acting by a person who,	)
in accordance with the laws of that jurisdiction,	)
is acting under the authority of that corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

EXECUTED AS A DEED by	)
BAKER INTERNATIONAL S.A., a corporation	)
incorporated in Liberia, acting by a person who,	)
in accordance with the laws of that jurisdiction,	)
is acting under the authority of that corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

EXECUTED AS A DEED by	)
BOUNTY INVESTMENT INC., a corporation	)
incorporated in Liberia, acting by a person who,	)
in accordance with the laws of that jurisdiction,	)
is acting under the authority of that corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

[Signature Page to RBS Facility Amendment and Restatement Deed]

EXECUTED AS A DEED by	)
LYDIA INC., a corporation	)
incorporated in Liberia, acting by a person who,	)
in accordance with the laws of that jurisdiction,	)
is acting under the authority of that corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

EXECUTED AS A DEED by	)
SAPFO NAVIGATION INC., a corporation	)
incorporated in Liberia, acting by a person who,	)
in accordance with the laws of that jurisdiction,	)
is acting under the authority of that corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

EXECUTED AS A DEED by	)
TULLY ENTERPRISES S.A., a corporation	)
incorporated in Liberia, acting by a person who,	)
in accordance with the laws of that jurisdiction,	)
is acting under the authority of that corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

EXECUTED AS A DEED by	)
WESTWOOD MARINE S.A., a corporation	)
incorporated in Liberia, acting by a person who,	)
in accordance with the laws of that jurisdiction,	)
is acting under the authority of that corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

[Signature Page to RBS Facility Amendment and Restatement Deed]

Group B Obligors

EXECUTED AS A DEED by	)
DANAOS CORPORATION, a corporation	)
incorporated in the Marshall Islands, acting by a	)
person who, in accordance with the laws of that,	)
jurisdiction is acting under the authority of that	)
corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

EXECUTED AS A DEED	)	/s/ Georgios Macheras
by DANAOS SHIPPING COMPANY	)	Georgios Macheras
LIMITED	)	Attorney-in-fact
acting by	)
in the presence of:	)

Witness’s signature:	)	/s/ Robert Moner
Witness’s name:	)	Robert Moner

EXECUTED AS A DEED by	)
CELLCONTAINER (NO.6) CORP., a corporation	)
incorporated in Liberia, acting by a person who,	)
in accordance with the laws of that jurisdiction,	)
is acting under the authority of that corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

[Signature Page to RBS Facility Amendment and Restatement Deed]

EXECUTED AS A DEED by	)
CONTAINERS LINES INC., a corporation	)
incorporated in Liberia, acting by a person who,	)
in accordance with the laws of that jurisdiction,	)
is acting under the authority of that corporation:	)	/s/ Georgios Macheras
signature

Georgios Macheras
Name
Attorney-in-fact

EXECUTED AS A DEED by	)
MEGACARRIER (NO.3) CORP., a corporation	)
incorporated in Liberia, acting by a person who,	)
in accordance with the laws of that jurisdiction,	)
is acting under the authority of that corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

EXECUTED AS A DEED by	)
OCEANPRIZE NAVIGATION LIMITED, a	)
company incorporated in Cyprus, acting by a	)
person who, in accordance with the laws of that	)
jurisdiction, is acting under the authority of that	)
company:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

EXECUTED AS A DEED by	)
RAMONA MARINE COMPANY LIMITED, a	)
company incorporated in Cyprus, acting by a	)
person who, in accordance with the laws of that,	)
jurisdiction is acting under the authority of that	)
company:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

[Signature Page to RBS Facility Amendment and Restatement Deed]

EXECUTED AS A DEED by	)
BAYARD MARITIME LTD., a corporation	)
incorporated in Liberia, acting by a person who,	)
in accordance with the laws of that jurisdiction,	)
is acting under the authority of that corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

EXECUTED AS A DEED by	)
BOUNTY INVESTMENT INC., a corporation	)
incorporated in Liberia, acting by a person who,	)
in accordance with the laws of that jurisdiction,	)
is acting under the authority of that corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

EXECUTED AS A DEED by	)
LYDIA INC., a corporation	)
incorporated in Liberia, acting by a person who,	)
in accordance with the laws of that jurisdiction,	)
is acting under the authority of that corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

EXECUTED AS A DEED by	)
SAPFO NAVIGATION INC., a corporation	)
incorporated in Liberia, acting by a person who,	)
in accordance with the laws of that jurisdiction,	)
is acting under the authority of that corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

[Signature Page to RBS Facility Amendment and Restatement Deed]

EXECUTED AS A DEED by	)
WESTWOOD MARINE S.A., a corporation	)
incorporated in Liberia, acting by a person who,	)
in accordance with the laws of that jurisdiction,	)
is acting under the authority of that corporation:	)	/s/ Georgios Macheras
Signature

Georgios Macheras
Name
Attorney-in-fact

[Signature Page to RBS Facility Amendment and Restatement Deed]

THE LENDER:

EXECUTED AS A DEED on behalf of THE		)
ROYAL BANK OF SCOTLAND PLC in its		)
capacity as Lender		)
)
acting by: Karen Drummond		)
)
		)	/s/ Karen Drummond
being a person who, in accordance with the		)	Authorised Signatory
laws of England & Wales, is acting under the		)
authority of the company, in the presence of:		)
)
)
Thomas Reynolds		)	/s/ Thomas Reynolds
Printed Name		)	Witness

Address:	250 Bishopsgate London,
EC2M 4AA, GB
Occupation:	Corporate Manager

Address:	The Royal Bank of Scotland plc
250 Bishopsgate London,
EC2M 4AA, GB
Principal Contact Person:	Christopher Patrick
Phone Number:	+44 (0) 207 085 9451
Email address:

[Signature Page to RBS Facility Amendment and Restatement Deed]

THE AGENT:

EXECUTED AS A DEED on behalf of THE		)
ROYAL BANK OF SCOTLAND PLC in its		)
capacity as Agent		)
acting by: Karen Drummond		)
)
)
being a person who, in accordance with the		)	/s/ Karen Drummond
laws of England & Wales, is acting under the		)	Authorised Signatory
authority of the company, in the presence of:		)
)
)
Thomas Reynolds		)
Printed Name		)	/s/ Thomas Reynolds
		)	Witness

Address:	250 Bishopsgate London,
EC2M 4AA, GB
Occupation:	Corporate Manager

Address:	The Royal Bank of Scotland plc
250 Bishopsgate London,
EC2M 4AA, GB
Principal Contact Person:	Christopher Patrick
Phone Number:	+44 (0) 207 085 9451
Email address:

[Signature Page to RBS Facility Amendment and Restatement Deed]

THE SECURITY TRUSTEES:

EXECUTED AS A DEED on behalf of		)
NATWEST MARKETS PLC in its capacity		)
as Group A Security Trustee		)
)
acting by: Stephen Hair		)
)
		)	/s/ Stephen Hair
being a person who, in accordance with the		)	Authorised Signatory
laws of England & Wales, is acting under the		)
authority of the company, in the presence of:		)
)
)
Thomas Reynolds		)	/s/ Thomas Reynolds
Printed Name			Witness

Address:	250 Bishopsgate London,
EC2M 4AA, GB
Occupation:	Corporate Manager

Address:	NatWest Markets plc
250 Bishopsgate London,
EC2M 4AA, GB
Principal Contact Person:	Christopher Patrick
Phone Number:	+44 (0) 207 085 9451
Email address:

[Signature Page to RBS Facility Amendment and Restatement Deed]

EXECUTED AS A DEED on behalf of		)
NATWEST MARKETS PLC in its capacity		)
as Group B Security Trustee		)
)
acting by: Stephen Hair		)
)
		)	/s/ Stephen Hair
being a person who, in accordance with the		)	Authorised Signatory
laws of England & Wales, is acting under the		)
authority of the company, in the presence of:		)
)
)
Thomas Reynolds		)	/s/ Thomas Reynolds
Printed Name			Witness

Address:	250 Bishopsgate London,
EC2M 4AA, GB
Occupation:	Corporate Manager

Address:	NatWest Markets plc
250 Bishopsgate London,
EC2M 4AA, GB
Principal Contact Person:	Christopher Patrick
Phone Number:	+44 (0) 207 085 9451
Email address:

[Signature Page to RBS Facility Amendment and Restatement Deed]

EXECUTED AS A DEED on behalf of		)
NATWEST MARKETS PLC in its capacity		)
as Swap Bank		)
acting by: Stephen Hair		)
)
		)	/s/ Stephen Hair
being a person who, in accordance with the		)	Authorised Signatory
laws of England & Wales, is acting under the		)
authority of the company, in the presence of:		)
)
)
Thomas Reynolds		)	/s/ Thomas Reynolds
Printed Name		)	Witness
)

Address:	250 Bishopsgate London,
EC2M 4AA, GB
Occupation:	Corporate Manager

Address:	NatWest Markets plc
250 Bishopsgate London,
EC2M 4AA, GB
Principal Contact Person:	Christopher Patrick
Phone Number:	+44 (0) 207 085 9451
Email address:

[Signature Page to RBS Facility Amendment and Restatement Deed]

EXECUTED AS A DEED on behalf of THE		)
ROYAL BANK OF SCOTLAND PLC in its		)
capacity as Issuing Bank		)
acting by: Karen Drummond		)
)
)
being a person who, in accordance with the		)	/s/ Karen Drummond
laws of England & Wales, is acting under the		)	Authorised Signatory
authority of the company, in the presence of:		)
)
)
Thomas Reynolds		)	/s/ Thomas Reynolds
Printed Name		)	Witness
)

Address:	250 Bishopsgate London,
EC2M 4AA, GB
Occupation:	Corporate Manager

Address:	The Royal Bank of Scotland plc
250 Bishopsgate London,
EC2M 4AA, GB
Principal Contact Person:	Christopher Patrick
Phone Number:	+44 (0) 207 085 9451
Email address:

[Signature Page to RBS Facility Amendment and Restatement Deed]

EXECUTED AS A DEED on behalf of THE		)
ROYAL BANK OF SCOTLAND PLC in its		)
capacity as 2011 Agent		)
acting by: Karen Drummond		)
)
)
being a person who, in accordance with the		)	/s/ Karen Drummond
laws of England & Wales, is acting under the		)	Authorised Signatory
authority of the company, in the presence of:		)
)
)
Thomas Reynolds		)	/s/ Thomas Reynolds
Printed Name		)	Witness
)

Address:	250 Bishopsgate London,
EC2M 4AA, GB
Occupation:	Corporate Manager

Address:	The Royal Bank of Scotland plc
250 Bishopsgate London,
EC2M 4AA, GB
Principal Contact Person:	Christopher Patrick
Phone Number:	+44 (0) 207 085 9451
Email address:

[Signature Page to RBS Facility Amendment and Restatement Deed]